PROSPECTUS	Filed Pursuant to Rule 424(b)(3) Registration No. 333-297881

SL Science Holding Limited

Prospectus for

1,040,000 Ordinary Shares by the Selling Shareholders

This prospectus relates to the resale, from time to time after the expiration of the lock-up period, by the selling shareholders named in this prospectus (collectively, the “Selling Shareholders”) of up to 1,040,000 ordinary shares, par value $0.00001 per share (the “Ordinary Shares”), of SL Science Holding Limited, a Cayman Islands exempted company (“SLBT,” “SL Science,” the “Company” or the “PubCo”), consisting of (i) 780,000 Ordinary Shares currently held by the Selling Shareholders, and (ii) 260,000 Ordinary Shares issuable upon conversion of the series A preferred shares of SLBT, par value $0.00001 per share (the “Preferred Shares”). The lock-up period expires six (6) months following June 12, 2026, which is the closing date of the Business Combination (as defined below).

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Ordinary Shares by the Selling Shareholders.

On June 12, 2026, the Company consummated its previously announced business combination (the “Business Combination”) with Horizon Space Acquisition II Corp., SL BIO Ltd. and certain merger subsidiaries pursuant to the Business Combination Agreement, dated May 9, 2025. In connection with the Business Combination, the Company also completed a private placement financing (the “PIPE Financing”), pursuant to which certain investors (the “PIPE Investors”) purchased 780,000 Units of SLBT, with each Unit consisting of one Ordinary Share and one series A preferred share convertible into one-third (1/3) of one Ordinary Share on the six-month anniversary of the closing of the Business Combination. These Ordinary Shares are being registered to satisfy certain registration rights SL Science has granted to permit the PIPE Investors to sell Ordinary Shares from time to time, in amounts, at prices and on terms determined at the time of offering. We will pay the expenses incurred in registering under the Securities Act the offer and sale of the Ordinary Shares to which this prospectus relates by the Selling Shareholders, including legal and accounting fees.

The Selling Shareholders may sell the Ordinary Shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The Ordinary Shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Our Ordinary Shares are listed on the Nasdaq Global Market under the symbol “SLBT.” On August 12, 2026, the last sale price for our Ordinary Shares as reported on the Nasdaq Global Market was $2.67 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) and are therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

We are also a “foreign private issuer,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

In addition, as of the date of this prospectus, Mr. William Wang (“Mr. Wang”) beneficially owns 333,832,129 of our Ordinary Shares through entities controlled by him. These Ordinary Shares represent approximately 59.53% of the aggregate voting power of our total issued and outstanding share capital. As a result, we qualify as a “controlled company” within the meaning of Nasdaq’s corporate governance standards and have the option not to comply with certain requirements to which companies that are not controlled companies are subject, including the requirement that a majority of our board of directors shall consist of independent directors and the requirement that our nominating and corporate governance committee and compensation committee shall be composed entirely of independent directors.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on page 4 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 12, 2026

You should rely only on the information contained in this prospectus or any amendment or supplement to this prospectus. This prospectus is an offer to sell only the securities offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. Neither we nor the Selling Shareholders have authorized anyone to provide you with information different from that contained in this prospectus or any amendment or supplement to this prospectus. Neither we nor the Selling Shareholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus or any amendment or supplement to this prospectus. The information in this prospectus or any amendment or supplement to this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any amendment or supplement to this prospectus, as applicable, or any sale of the securities offered by this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

For Investors Outside the United States: The Selling Shareholders are offering to sell the securities offered by this prospectus only in jurisdictions where offers and sales are permitted. Neither we nor the Selling Shareholders have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities offered by this prospectus and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC. The Selling Shareholders may, from time to time after the expiration of the lock-up period, sell the securities offered by them described in this prospectus through any means described in the section titled “Plan of Distribution.” We will not receive any proceeds from the sale by the Selling Shareholders of the securities offered by them described in this prospectus.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.” You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The distribution of this prospectus and the issuance of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offer of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

FREQUENTLY USED TERMS

Key Business and Business Combination Related Terms

Unless otherwise stated or unless the context otherwise requires in this document:

“Alpha-beta (αβ) T cells” are a major type of T lymphocyte, characterized by their T-cell receptor (TCR) composed of two chains, alpha and beta, which recognize antigen fragments presented by major histocompatibility complex (MHC) molecules;

“Arm-T cells” utilize unmodified αβ T cells that are selectively redirected through non-genetic, antigen-targeting mechanisms. This approach preserves the endogenous T cell receptor (TCR) and avoids permanent gene editing, allowing for more controlled pharmacology and repeat dosing. By leveraging natural T cell biology and avoiding the need for viral transduction or ex vivo expansion, ARM-T offers a potentially faster and more scalable alternative to conventional CAR-T therapies, while still engaging tumor-specific targets with bispecific antibodies with precision;

“Amended PubCo Charter” means the second amended and restated memorandum and articles of association of PubCo adopted by special resolution passed on April 30, 2026 with effect on June 12, 2026;

“B Cells” are a type of white blood cell responsible for producing antibodies as part of the adaptive immune response, playing a key role in recognizing and neutralizing foreign pathogens;

“Business Combination Agreement” means the business combination agreement, dated May 9, 2025 (as may be amended, supplemented, or otherwise modified from time to time), by and among PubCo, HSPT, Merger Sub I, Merger Sub II, and SL Bio;

“Business Combination” means the First Merger, the Second Merger and the other transactions contemplated by the Business Combination Agreement;

“CAR-T cell therapies” are primarily based on genetically modified autologous αβ T cells expressing chimeric antigen receptors and have shown significant clinical success in treating certain hematologic malignancies. However, these therapies are associated with high manufacturing complexity, individualized production timelines, and serious adverse events such as cytokine release syndrome, neurotoxicity, and graft-versus-host disease in allogeneic settings;

“Cayman Companies Act” means the Companies Act (As Revised) of the Cayman Islands;

“CD19” is a protein expressed on the surface of B cells, acting as a co-receptor to enhance B cell activation, proliferation, and differentiation during immune responses. It is commonly targeted in immunotherapies, especially in B cell-related cancers;

“First Closing” means the closing of the First Merger;

“First Merger Effective Time” means the effective time of the First Merger;

“First Merger” means the merger between HSPT and Merger Sub I, with HSPT being the surviving company and a wholly-owned subsidiary of PubCo;

“Gamma-delta (αβ) T cells” are a rare subset of T cells, distinct from the more common alpha-beta αβ T cells. Gamma-delta (αβ) T cells play a crucial role in both innate and adaptive immunity, particularly in tissue homeostasis, immune surveillance, and cancer response;

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, taxing, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal;

“HSPT Board” means HSPT’s board of directors;

“HSPT Founder Shares” means 1,725,000 HSPT Ordinary Shares that the Sponsor purchased from HSPT pursuant to certain securities purchase agreements dated July 26, 2024, a portion of which were transferred by the Sponsor to HSPT officers, directors and other assignees pursuant to a certain securities assignment agreements dated August 2, 2024;

“HSPT Initial Shareholders” means the existing holders of HSPT Founder Shares, or in other words, the Sponsor, directors and officers of HSPT, and their affiliates;

“HSPT IPO” means the initial public offering of HSPT that was consummated on November 18, 2024;

“HSPT Ordinary Shares” means the ordinary shares of HSPT, having a par value of $0.0001 each;

“HSPT Private Units” means 213,500 HSPT Units sold to the Sponsor via the private placement substantially concurrently with the closing of HSPT IPO, each unit consisting of one HSPT Ordinary Share and one right;

“HSPT Public Shareholders” means the holders of the HSPT Public Shares;

“HSPT Public Shares” means HSPT Ordinary Shares sold as part of the HSPT Public Units sold in HSPT IPO;

“HSPT Public Units” means units of HSPT issued in connection with HSPT IPO, each unit consisting of one HSPT Ordinary Share and one HSPT Right;

“HSPT Rights” means rights of HSPT sold as part of the HSPT Units in the HSPT IPO (whether they are purchased in the HSPT IPO or thereafter in the open market);

“HSPT Units” means HSPT Public Units and HSPT Private Units;

“HSPT Working Capital Units” means units of HSPT converted in connection with working capital loans;

“HSPT” means Horizon Space Acquisition II Corp., a Cayman Islands exempted company limited by shares;

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012;

“Merger Sub I” means CW Megal Limited, a Cayman Islands exempted company limited by shares;

“Merger Sub II” means WW Century Limited, a Cayman Islands exempted company limited by shares;

“Nasdaq” means the Nasdaq Stock Market;

“NTD” means New Taiwan dollars, the legal currency of Taiwan.

“Ordinary Shares” means the ordinary shares of SL Science of par value of $0.00001 each;

“Preferred Shares” means the preferred shares of SL Science of par value of $0.00001 each;

“Registration Rights Agreement” means the Registration Rights Agreement, entered into in connection with the closing of the Business Combination, by and among SL Science and the holders party thereto, including the Sponsor and certain shareholders of SL Bio, pursuant to which SL Science granted such holders certain registration rights with respect to certain SL Science Ordinary Shares issued or issuable in connection with the Business Combination, including SL Science Ordinary Shares issued or issuable in respect of HSPT Founder Shares, HSPT Private Units, HSPT Working Capital Units and the SL Bio Shares.

“SEC” means the U.S. Securities and Exchange Commission;

“Second Closing” means the closing of the Second Merger;

“Second Merger Effective Time” means the effective time of the Second Merger;

“Second Merger” means the merger between SL Bio and Merger Sub II, with SL Bio being the surviving company and a wholly-owned subsidiary of PubCo;

“SL Bio Shareholders” means holders of SL Bio Shares;

“SL Bio Shares” means the issued and outstanding ordinary shares of a par value of US$0.1 of SL Bio;

“SL Bio” means SL BIO Ltd., a Cayman Islands exempted company limited by shares, or as the context requires, SL BIO Ltd. and its subsidiaries and consolidated affiliated entities;

“Sponsor” means Horizon Space Acquisition II Sponsor Corp, a Cayman Islands exempted company with limited liability;

“T cells” also known as T lymphocytes, are a specialized subset of white blood cells that play a central role in the body’s adaptive immune system. Characterized by the expression of the T cell receptor (TCR) complex on their surface, T cells are primarily responsible for recognizing and responding to specific antigens presented by other cells;

“U.S. Dollars,” “USD,” “US$” or “$” means United States dollars, the legal currency of the United States; and

“U.S. GAAP” means United States generally accepted accounting principles.

v

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. Unless the context otherwise requires, all references in this section to the “Company,” “SLBT,” “we,” “us,” “our” or “SL Science” refer collectively to SL Science Holding Limited and its subsidiaries.

Overview

On June 12, 2026, SL Science Holding Limited consummated the previously announced Business Combination pursuant to the Business Combination Agreement, dated May 9, 2025, by and among SL Science, Horizon Space Acquisition II Corp., CW Mega Limited, WW Century Limited and SL BIO Ltd.

As a result of the Business Combination, (i) CW Mega Limited merged with and into Horizon Space Acquisition II Corp., with Horizon Space Acquisition II Corp. as the surviving entity and a wholly-owned subsidiary of SLBT, and (ii) following such merger, WW Century Limited merged with and into SL BIO Ltd., with SL BIO Ltd. as the surviving entity and a wholly-owned subsidiary of SLBT. Upon consummation of the Business Combination, each of Horizon Space Acquisition II Corp. and SL BIO Ltd. became a subsidiary of SLBT.

In connection with the Business Combination, SLBT entered into Subscription Agreements with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors purchased an aggregate of 780,000 Units in a private placement for a purchase price of $10.00 per Unit (the “PIPE Financing”). Each Unit consists of (i) one Ordinary Share and (ii) one Preferred Share. Each Preferred Share will be converted into one-third (1/3) of one Ordinary Share on the six-month anniversary of the closing of the Business Combination. In connection with the PIPE Financing, SLBT agreed to file a resale registration statement with the SEC to register the Ordinary Shares (including Ordinary Shares issuable upon conversion of the Preferred Shares) acquired by the PIPE Investors under the Subscription Agreements. In the meantime, each PIPE Investor entered into a lock-up agreement with SLBT, pursuant to which each PIPE Investor agreed not to sell or otherwise dispose of the Ordinary Shares held by it for a period of six (6) months following the closing date of the Business Combination, unless SLBT consummates a subsequent liquidation, merger, share exchange or other similar transaction within this lock-up period which results in all of SLBT’s shareholders having the right to exchange their SLBT Ordinary Shares for cash, securities or other property.

On June 15, 2026, the Ordinary Shares commenced trading on Nasdaq under the symbol “SLBT.”

SL Science is a biomedical company specialized in developing innovative cellular and gene therapies. Established with a commitment to advancing regenerative medicine and cancer treatment, SL Science hopes to utilize immune stem cells to target cancer and bovine-derived milk exosomes to regenerate damaged tissues, thus potentially offering expansive medical applications for its products. With proprietary technologies such as Armed-T and Gamma Delta T cells, as well as exosome applications in skincare and cancer recovery, SL Science aims to create cellular therapies that we believe have the potential to revolutionize the cell therapy and immuno-oncology sector within the broader biopharmaceutical industry.

For its proprietary Armed-T Therapy, SL Science is engaged in active product design, in-vitro functional testing, and manufacturing process optimization. Armed-T is intended to enhance anti-cancer cytotoxicity by conjugating bispecific antibodies or other effector molecules to immune cells. As of the date of this prospectus, we have not initiated any formal good laboratory practice (GLP)-compliant in-vivo toxicity studies for Armed-T, and therefore no animal data are yet available.

For our Gamma Delta T (GDT) Cell Culture Technology, we have developed a proprietary ex-vivo expansion and activation process for γδ T cells derived from peripheral blood mononuclear cells (PBMCs). Development work to date has included optimization of cytokine stimulation protocols, culture conditions, and scalability assessments. We have conducted early-stage in-vitro cytotoxicity assays and in-vivo efficacy studies demonstrating the ability of expanded GDT cells to kill selected cancer cell lines. However, no formal GLP-compliant in-vivo toxicity studies have been completed to date for this platform.

Our business model is centered on developing partnerships with biopharmaceutical companies to transform innovative technologies into commercially viable drugs and cancer treatments. Our management team is driving accelerated research and pre-clinical trials by leveraging proprietary cell expansion and engineering platforms, strategic licensing of complementary technologies, and collaborations with academic and clinical partners. We completed in-vitro validation of our GDT Cell platform within 12 months of initiating process development and have advanced Armed-T constructs for solid tumor targets in parallel with manufacturing scale-up. SL Science has not yet obtained FDA clearance or approval for any of our product candidates, nor has it completed Phase I, II, or III clinical trials, or submitted an Investigational New Drug (IND) application to the U.S. Food and Drug Administration (FDA). Therefore, the efficacy and capacities of our product candidates have not yet been demonstrated in a clinical trial setting. All three product candidates — CD-19 Armed-T Therapy and GDT Cells therapies products for both pancreatic and brain cancer treatments — are currently in pre-clinical trials. Our preclinical research activities for each program include in-vitro cytotoxicity assays, binding affinity and stability evaluations for our Armed-T platform, and tumor-killing activity assessments of GDT cells in pancreatic and brain cancer models.

We intend to position SL Science as a potential leader in the next-generation allogeneic cell therapy industry, with a particular focus on GDT cell-based oncology treatments and engineered immune effector cell platforms under the leadership of our Chairman, Mr. William Wang, an expert in business management and marketing development with the assistance of our Chief Technology Officer, Dr. Ethan Shen, a seasoned biomedical expert with over 30 years of experience. Our key license partners also bring a wealth of experience. We expect that as our cell therapies for cancer treatment mature, we will gradually phase out our legacy exosome cosmetic and plant supplement businesses. That said, our exosome cosmetic and plant supplement businesses continue to be an important part of the Company’s business.

The following diagram illustrates our corporate structure, including our principal subsidiaries as of the date of this prospectus.

Corporate Information

The Company’s registered office is situated at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands, and its principal executive office is 11th Floor, No. 479 Chongyang Road, Nangang District, Taipei, Taiwan R.O.C. 115010. The Company’s principal website is www.slbtgroup.com. We do not incorporate the information contained on, or accessible through, the Company’s websites into this prospectus, and you should not consider it a part of this prospectus. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s website is www.sec.gov.

THE OFFERING

Ordinary Shares offered by the Selling Shareholders

Up to 1,040,000 Ordinary Shares, consisting of (i) 780,000 Ordinary Shares currently held by the Selling Shareholders and (ii) 260,000 Ordinary Shares issuable upon conversion of the 780,000 Preferred Shares currently held by the Selling Shareholders.

Use of proceeds	We will not receive proceeds from the sale of Ordinary Shares in this offering.

Terms of this offering

The Selling Shareholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the Ordinary Shares offered by this prospectus from time to time after the expiration of the lock-up period on The Nasdaq Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Ordinary Shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Nasdaq symbol	Our Ordinary Shares are listed on the Nasdaq Global Market under the symbol “SLBT”.

Risk Factors

Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding whether to invest in our securities.

RISK FACTORS

Investing in our securities includes a high degree of risk. Prior to making a decision about investing in our securities, you should consider carefully the specific factors discussed below, together with all of the other information contained in this prospectus. If any of the following risks actually occurs, our business, financial condition, results of operations and future prospects would likely be materially and adversely affected. This could cause the market price of our Ordinary Shares to decline and could cause you to lose all or part of your investment.

You should consider carefully the following risk factors, together with all of the other information included in this prospectus. If any of the following risks, either alone or taken together, or other risks not presently known to us or that we currently believe to not be significant, develop into actual events, then our business, financial condition, results of operations or prospects could be materially adversely affected. If that happens, the market price of our common stock could decline, and shareholders may lose all or part of their investment.

Risks Related to SL Science’s Business and Industry

We are highly dependent on our license agreements with CytoArm and JY BioMed, the termination of which would prevent us from commercializing our products, and which imposes significant obligations on us.

We are highly dependent on the intellectual property licensed from CytoArm and JY BioMed, pursuant to which we license our Armed-T and Gamma Delta T technologies. Other products or services we may develop also may rely on the same technology. Any termination of the CytoArm and JY BioMed License Agreements resulting in the loss of the licensed rights would prevent us from marketing and selling our Armed-T and Gamma Delta T products or services we may develop based on the same underlying technology. Any termination of the exclusivity of the licenses could damage our competitive position within the marketplace. In addition, disputes may also arise between us and CytoArm and JY BioMed regarding these license agreements. If any such dispute results in an impairment of our ability to use the intellectual property, we may be unable to commercialize our Armed-T and Gamma Delta T products or services we may develop based on the same underlying technology. Accordingly, any such termination or dispute could threaten the viability of our business.

The equity value of SL Science is highly dependent on our license agreements with CytoArm and JY BioMed and certain of our officers or directors may have actual or potential conflicts of interest because of their equity interests in CytoArm and JY BioMed.

The equity value of SL Science is highly dependent on the intellectual property licensed from CytoArm License Agreement and GDT Cells License Agreement, pursuant to which we are required to make up to an aggregate of $4.1 million and $37.0 million in payments to CytoArm and JY BioMed, respectively, upon the achievement of certain milestones as well as royalty payments of 7% to 15% of total sales revenue. While we believe that the agreements reflect arm’s length negotiations, we cannot assure you that such services are not available at a lower cost from other third parties.

As of the date of this prospectus, our Chairman and Chief Executive Officer, Mr. William Wang, owns an indirect interest of approximately 12.6% in CytoArm. On March 9, 2023, SL Link entered into a global exclusive license agreement with CytoArm (the “CytoArm License Agreement”) to license patent applications, and know-how of CD-19 Armed-T products (the “CD-19 Armed-T Licensed Patent”) to SL Link. On June 20, 2024, the license was transferred to SL Science from SL Link in accordance with a patent transfer agreement (the “Patent Transfer Agreement”). Upon entering into the Patent Transfer Agreement, SL Link transferred the CD-19 Armed-T Licensed Patent, including the cooperation rights with CytoArm and the results generated from the CD-19 Armed-T products, to SL Science, for $949,771, which is equivalent to the cost that SL Link incurred for research and development prior to the transfer. SL Science bears the research and development costs of the CD-19 Armed-T products thereafter. CytoArm consented to the transfer of the CD-19 Licensed Patent to SL Science and agreed to continue cooperating with SL Science for the research and development of the CD-19 Armed-T products. On November 20, 2024, CytoArm, SL Science, and SL Link entered into a supplementary agreement to confirm the transfer of the CD-19 Armed-T Licensed Patent from SL Link to SL Science and clarified the transfer of the rights, obligations, and financial arrangements between the parties. Under the CytoArm License Agreement and the supplementary agreement, SL Science continues to hold a perpetual, irrevocable, royalty-bearing, exclusive license to manufacture, use, import, offer to sell, and sell the CD-19 Armed-T products. When marking those arrangements, management of SL Science considered, among others, discounted cash flow value of CytoArm License Agreement to be transferred to SL Science against the license fees thereunder and approved the Patent Transfer Agreement and subsequently the supplementary agreement.

With regard to license agreements with JY BioMed, in December 2024, JY BioMed obtained and became the only available supplier in Taiwan market of an active U.S. FDA Drug Master File (DMF) number (DMF Number: 041080) for its Unmodified Vδ2+ Gamma Delta T Cells technology. SL Science considered the merit of JY BioMed’s technology breakthrough for the GDT Cells for Pancreatic and Brain Cancer therapy candidates and decided to enter into the license agreement with JY BioMed. On December 27, 2024, SL Science entered into two license agreements with JY BioMed for proprietary technology and technical data relating to GDT cells technology for pancreatic and brain cancer treatment in the global market. When negotiating the license agreements, Dr. Shen was the CEO and a controlling shareholder of JY BioMed but he was not an officer, director or an affiliate of SL Science. Dr. Shen was not involved in SL Science’s decision-making with regard to the original license agreements. After entry into the original license agreements, SL Science invited Dr. Shen to join SL Science, responsible for, among others, the execution of such license agreements. Therefore, in January 2025, Dr. Ethan Shen joined SL Science as Chief Technology Officer. On April 28, 2025, SL Science amended and restated its agreements with JY BioMed to, among other things, combine the two prior agreements into a single agreement, grant SL Science exclusive licenses for pancreatic and brain cancer treatment, and adjust the total consideration. Subsequently in August 2025, Dr. Shen resigned from his position as the CEO of JY BioMed.

Each of Mr. William Wang’s ownership in CytoArm and Dr. Shen’s ownership in and former position with JY BioMed, creates, or may create the appearance of, conflicts of interest when these officers or directors are faced with decisions that could have different implications for CytoArm or JY BioMed than for us. These potential conflicts could arise, for example, over matters such as the profitability of business or license agreements, desirability of changes in our business and operations, funding and capital matters, regulatory matters, intellectual property-related conflicts, including those relating to potential improvements to our drug candidates or pipelines, possible acquisitions or other corporate opportunities, and agreements with CytoArm or JY BioMed respectively relating to the license agreements or otherwise, or our dividend policy.

In addition, each of Mr. Wang’s holding of CytoArm equity interest or equity awards, and Dr. Shen’s holding of JY BioMed equity interest or equity awards, may have a material monetary value.

SL Science may not be able to manage its potential growth.

For SL Science to succeed, it needs to experience significant expansion. Although management is experienced in the industry and in operating companies at a similar stage of growth, there can be no assurance that it will achieve this expansion. This expansion, if accomplished, may place a significant strain on SL Science’s management, operational, and financial resources. To manage any material growth, SL Science will be required to continue to implement operational and financial systems, procedures, and controls. It also will be required to expand its finance, administrative, and operations staff. There can be no assurance that SL Science’s current and planned personnel, systems, procedures, and controls will be adequate to support its future operations at any increased level. SL Science’s failure to manage growth effectively could have a material adverse effect on its business, results of operations, and financial condition.

SL Science may need additional funding in order to implement its business plan.

In the future, SL Science may require additional capital to fund the planned expansion of its business and to respond to business opportunities, challenges, potential acquisitions, or unforeseen circumstances. SL Science could encounter unforeseen difficulties that may deplete its capital resources rapidly, which could require it to seek additional financing in the near future. The timing and amount of any additional financing that is required to continue the expansion of SL Science’s business and the marketing of its products will depend on its ability to improve its operating results and other factors. SL Science may not be able to secure additional debt or equity financing in a timely basis or on favorable terms or at all. Such financing could result in substantial dilution of the equity interests of existing shareholders. SL Science has no commitments for any additional financing should the need arise. If SL Science is unable to secure any necessary additional financing, it may need to delay expansion plans, conserve cash, and reduce operating expenses. There is no assurance that any additional financing will be sufficient, that the financing will be available on terms favorable to SL Science or to existing shareholders and at such times as required, or that SL Science will be able to obtain the additional financing required for the continued operation and growth of SL Science’s business. Any debt financing obtained by SL Science in the future could involve restrictive covenants relating to its capital raising activities and other financial and operational matters, which may make it more difficult for it to obtain additional capital and to pursue business opportunities. If SL Science raises additional funds through further issuances of equity, convertible debt securities, or other securities convertible into equity, SL Science’s existing shareholders could suffer significant dilution in their percentage ownership of our company, and any new equity securities it issues could have rights, preferences, and privileges senior to those of holders of its Ordinary Shares. If SL Science is unable to obtain adequate financing or financing on terms satisfactory to it, when SL Science requires it, its ability to grow or support its business and to respond to business challenges could be significantly limited.

SL Science’s business will continue to require substantial expenditures before profits, if any, are realized.

SL Science continues to expand the scope of its business and product offerings. The development of SL Science’s business requires, and will continue to require, significant expenditures, a substantial portion of which must be made before any material profits may be realized. SL Science will likely continue to experience significant negative cash flow and operating losses until an adequate revenue base is established. There can be no assurance that an adequate revenue base will ever be established.

We may experience difficulties that delay or prevent our development, introduction or marketing of enhanced or new medical products.

Our success may also depend on our ability to effectively introduce enhanced or new medical products. The development of enhanced or new medical products is complex, costly and uncertain. Furthermore, enhancing or developing new medical products requires us to anticipate patients’, clinicians’ and payors’ needs and emerging technology trends accurately. We may experience research and development, regulatory, marketing and other difficulties that could delay or prevent our introduction of enhanced or new medical products. The research and development process in cancer cells generally takes a significant amount of time from the research and design stage to commercialization. This process is conducted in various stages, and each stage presents the risk that we will not achieve our goals. We may have to abandon a medical product in which we have invested substantial resources. In order to successfully commercialize medical products that we may develop in the future, we may need to conduct lengthy, expensive clinical trials and develop dedicated sales and marketing operations or enter into collaborative agreements to achieve market awareness and demand. Any delay in the research and development, approval, production, marketing or distribution of enhanced or new medical products could adversely affect our competitive position, branding and results of operations.

We cannot be certain that:

●	any medical products that we may enhance or develop will prove to be safe or effective in clinical trials;
●	we will be able to obtain, in a timely manner or at all, regulatory clearance or approval, if needed;
●	any medical products that we may enhance or develop will be ordered and used by healthcare providers and/or consumers;
●	any medical products that we may enhance or develop can be provided at acceptable cost and with appropriate quality; or
●	any of our medical products can be successfully marketed.

These factors and other factors beyond our control could delay the launch of enhanced or new medical products.

If clinical testing of a particular medical product does not yield successful results, then we will be unable to commercialize that test or product candidate.

To date we have not conducted any clinical trials, nor have we had any product candidate approved for commercial sale. It is possible that we may not be able to commercialize a marketable product candidate. For medical products needing regulatory clearance or approval, we may need to demonstrate the product safety and efficacy of our candidates for medical products in humans through extensive clinical testing. Our research and development programs are at an early stage of development. We may experience numerous unforeseen events during, or as a result of, the testing process that could delay or prevent commercialization of any medical product, including the following:

●	the results of preclinical studies may be inconclusive, or they may not be indicative of results that will be obtained in human clinical trials;

●	safety and efficacy results attained in early human clinical trials may not be indicative of results that are obtained in later clinical trials;
●	after reviewing test results, we may abandon projects that we might previously have believed to be promising;
●	we or our regulators may suspend or terminate clinical trials because the participating subjects or patients are being exposed to unacceptable health risks; and
●	our medical product candidates may not have the desired effects or may include undesirable side effects or other characteristics that preclude regulatory clearance or approval or limit their commercial use if approved.

Even if our medical products receive marketing clearance or approval, they may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success.

Even if our medical products receive marketing clearance or approval, if needed, they may nonetheless fail to gain sufficient market acceptance by physicians, patients, third-party payors, and others in the medical community. If we do not generate significant product revenues, we may not become profitable. The degree of market acceptance of our products, if approved for commercial sale, will depend on a number of factors, including:

●	their efficacy, safety, and other potential advantages compared to alternative medical products;
●	our ability to offer them for sale at competitive prices;
●	their convenience and ease of administration compared to alternative treatments;
●	the willingness of the target patient population to try new medical products and of physicians to order these products;
●	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;
●	the strength of marketing and distribution support;
●	the availability of governmental agencies and third-party medical insurance and adequate reimbursement for our medical products;
●	any restrictions on the use of our medical products together with other therapeutic treatments;
●	any restrictions on the use of our medical products together with other medications;
●	inability of certain types of patients to use our medical products; and
●	the prevalence and severity of side effects from our medical products.

If we are unable to address and overcome these and similar concerns, our business and results of operations could be substantially harmed.

If we are unable to establish effective sales, marketing, and distribution capabilities or enter into agreements with third parties with such capabilities, we may not be successful in commercializing our medical products if and when they are cleared or approved.

We do not have a sales or marketing infrastructure and have limited experience in the sale, marketing, or distribution of our medical products. To achieve commercial success for any medical product for which we obtain marketing clearance or approval, we will need to successfully establish and maintain relationships directly and with third parties to perform sales and marketing functions.

Factors that may inhibit our efforts to commercialize our medical products on our own include:

●	our inability to recruit, train, and retain adequate numbers of effective sales, technical support, and marketing personnel;
●	the inability of sales personnel to obtain access to or educate physicians on the benefits of our medical products;
●	the lack of complementary medical products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive medical product lines;
●	unforeseen costs and expenses associated with creating an independent sales, technical support, and marketing organization; and
●	the inability to obtain sufficient coverage and reimbursement from third-party payors and governmental agencies.

If we do not establish sales, marketing, and distribution capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our medical products.

If we are unable to convince physicians of the benefits of our proposed medical products, we may incur delays or additional expense in our attempt to establish market acceptance.

Broad use of our proposed products may require pathology laboratories and physicians to be informed regarding our proposed products and their intended benefits. Inability to carry out this physician education process may adversely affect market acceptance of our proposed medical products. We may be unable to timely educate physicians regarding our proposed medical products in sufficient numbers to achieve our marketing plans or to achieve acceptance of our medical products. Any delay in physician education may materially delay or reduce demand for our medical products. In addition, we may expend significant funds toward physician education before any acceptance or demand for our proposed medical products is created, if at all.

SL Science’s efforts to avoid the patent, trademark, and copyright rights of others may not provide notice to it of potential infringements in time to avoid investing in product development and promotion that must later be abandoned if suitable license terms cannot be reached.

There is no guarantee that SL Science’s use of conventional technology searching and brand clearance searching will identify all potential rights holders. Rights holders may demand payment for past infringements and/or force SL Science to accept costly license terms or discontinue use of protected technology and/or works of authorship that may include for example photos, videos, and software.

SL Science may incur substantial litigation costs to protect its intellectual property, and if SL Science is unable to protect its intellectual property, it may lose its competitive advantage. SL Science may be subject to intellectual property infringement claims, which could cause it to incur litigation costs and divert management attention from its business.

SL Science’s future success depends in part upon its ability to protect its intellectual property. SL Science’s protective measures, including patents, trademarks, copyrights, trade secret protection and internet identity registrations, may prove inadequate to protect its proprietary rights and market advantage. The right to stop others from misusing its trademarks and service marks in commerce depends, to some extent, on SL Science’s ability to show evidence of enforcement of its rights against such misuse in commerce. SL Science’s failure to stop the misuse by others of our trademarks and service marks may lead to its loss of trademark and service mark rights, brand loyalty and notoriety among its customers and prospective customers. The scope of any patent to which SL Science has or may obtain rights may not prevent others from developing and selling competing products. In addition, SL Science’s patents may be held invalid upon challenge, or others may claim rights in, or ownership of, its patents. Moreover, SL Science may become subject to litigation with parties that claim, among other matters, that it infringed on their patents or other intellectual property rights. The defense and prosecution of patent and other intellectual property claims are both costly and time-consuming and could result in a material adverse effect on SL Science’s business and financial position.

Additionally, any intellectual property infringement claims against SL Science, with or without merit, could be costly and time-consuming to defend and divert its management’s attention from its business. If SL Science’s products were found to infringe a third-

party’s proprietary rights, it could be forced to enter into costly royalty or licensing agreements in order to be able to continue to sell its products or discontinue use of the protected technology. Such royalty and licensing agreements may not be available on terms acceptable to SL Science or at all. Rights holders may demand payment for past infringements or force it to accept costly license terms or discontinue use of protected technology or works of authorship.

SL Science may become involved in litigation regarding patents and other intellectual property rights. Other companies, including its competitors, may develop intellectual property that is similar or superior to its intellectual property, duplicate its intellectual property or design around its patents, and may have or obtain patents or other proprietary rights that would prevent, limit or interfere with its ability to make, use or sell its products. Effective intellectual property protection may be unavailable or limited in some foreign countries in which SL Science sells or will sell products or from which competing products may be sold.

Unauthorized parties may attempt to copy or otherwise use aspects of SL Science’s intellectual property and products that we regard as proprietary. SL Science’s means of protecting its proprietary rights in the U.S. or abroad may prove to be inadequate, and competitors may be able to develop similar intellectual property independently. If its intellectual property protection is insufficient to protect its intellectual property rights, SL Science could face increased competition in the markets for its products.

Should any of SL Science’s competitors file patent applications or obtain patents that claim inventions also claimed by it, SL Science may choose to participate in an interference proceeding to determine the right to a patent for these inventions, because its business could be harmed if it fails to enforce and protect its intellectual property rights. Even if the outcome is favorable, an interference proceeding could result in substantial costs to SL Science and disrupt its business.

In the future, SL Science also may need to file lawsuits to enforce its intellectual property rights, to protect its trade secrets or to determine the validity and scope of the proprietary rights of others. Any such litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources, which could have a material adverse effect on its business, financial condition or results of operations.

SL Science may be subject to intellectual property infringement claims, which could cause SL Science to incur litigation costs and divert management attention from its business.

Any intellectual property infringement claims against SL Science, with or without merit, could be costly and time-consuming to defend and divert management’s attention from SL Science’s business. If SL Science’s products were found to infringe a third party’s proprietary rights, SL Science could be required to enter into costly royalty or licensing agreements to be able to sell its products. Royalty and licensing agreements, if required, may not be available on terms acceptable to SL Science or at all.

All of SL Science’s products contain, and may in the future contain, licensed, third-party technology that provides important product functionality and features. The loss or inability to obtain and maintain any such licenses could have a material adverse effect on its business.

All of SL Science’s products contain, and may in the future contain, technology licensed from third-parties that provides important product functionality and features. SL Science cannot assure you that it will have continued access to this technology. For example, if the licensing company ceases to exist, either as a result of bankruptcy, dissolution or purchase by a competitor, SL Science may lose access to important third-party technology and may not be able to obtain replacement technology on favorable terms or at all. In addition, legal actions, such as intellectual property actions, brought against the licensing company could impact its future access to the technology. Any of these actions could negatively affect SL Science’s technology licenses, thereby reducing the functionality and features of its products, and adversely affect its business, financial condition or results of operations.

SL Science’s future success depends, in part, on its ability to develop new products and new technologies and maintain technologies, facilities, and equipment to meet the needs of its customers.

Many of the markets in which SL Science operates are characterized by rapidly changing technologies. The product, program and service needs of its customers change and evolve regularly. SL Science’s success in the healthcare industry depends upon its ability to identify emerging technological trends, develop technologically advanced, innovative and cost-effective products and services and market these products and services to its customers in the U.S. and internationally. In addition, SL Science’s ability to develop innovative and technologically advanced products depends on continued funding for, and investment in, research and development projects. SL

Science’s success also depends on its continued access to assured suppliers of important technologies and components and its ability to provide the people, technologies, facilities, equipment and financial capacity needed to deliver those products and services with maximum efficiency. SL Science’s customers and markets also increasingly require it to be agile and efficient, digitally enabled and able to harness integrated digital technologies and capabilities to deliver solutions with the agility and affordability that its customers seek. If SL Science is unable to continue to develop new products and technologies in a timely fashion, and successfully to effect digital transformation, or if SL Science fails to achieve market acceptance more rapidly than its competitors, it may be unable to maintain a competitive position and SL Science’s future success could be materially adversely affected. If it fails to maintain its competitive position, SL Science could lose a significant amount of future business to its competitors, which also could have a material adverse effect on its ability to generate favorable financial results and maintain market share and on its financial position, results of operations and/or cash flows.

A failure of SL Science’s information technology systems, or an interruption in its operation due to internal or external factors including cyber-attacks, could have a material adverse effect on its business, reputation, financial condition or results of operations.

SL Science’s operations depend on its ability to protect its information systems, computer equipment, and information databases from systems failures. SL Science relies on its information technology systems generally to manage the day-to-day operations of its business, operate elements of its manufacturing facility, manage relationships with its customers, fulfill customer orders, and maintain its financial and accounting records. Failure of SL Science’s information technology systems could be caused by internal or external events, such as incursions by intruders or hackers, computer viruses, cyber-attacks, failures in hardware or software, or power or telecommunication fluctuations or failures.

There have been an increasing number of cyber security incidents affecting companies around the world, which have caused operational failures or compromised sensitive corporate data. Although SL Science does not believe its systems are at a greater risk of cyber security incidents than other similar organizations, such cyber security incidents may result in: the loss or compromise of customer, financial, or operational data; disruption of billing, collections, or normal operating activities; disruption of electronic monitoring and control of operational systems; and delays in financial reporting and other management functions. Possible impacts associated with a cyber-security incident may include, among others: remediation costs related to lost, stolen, or compromised data; repairs to data processing systems; increased cyber security protection costs; reputational damage; and adverse effects on SL Science’s ability to comply with applicable privacy and other laws and regulations. The failure of SL Science’s information technology systems to perform as anticipated for any reason could disrupt its business and result in numerous adverse consequences, including reduced effectiveness and efficiency of operations or increased costs, any of which could have a material adverse effect on its business, operating results and financial condition. Any technology and information security processes and disaster recovery plans SL Science uses to mitigate its risk to these vulnerabilities may not be adequate to ensure that its operations will not be disrupted should such an event occur.

Our growth is subject to economic and geopolitical conditions.

Our business is affected by global and local economic and geopolitical conditions as well as the state of the financial markets, inflation, recession, financial liquidity, currency volatility, growth, and policy initiatives. There can be no assurance that global economic conditions and financial markets will not worsen and that we will not experience any adverse effects that may be material to our consolidated cash flows, results of operations, financial position or our ability to access capital, such as the adverse effects resulting from a prolonged shutdown in government operations both in the United States and internationally. Geopolitical changes, including war or other conflicts (including the conflicts between Russia and Ukraine and Israel and Hamas), some of which may be disruptive, could interfere with our supply chain, our customers and all of our activities in a particular location.

Additionally, trade policies and geopolitical disputes and other international conflicts can result in tariffs, sanctions and other measures that restrict international trade, and can materially adversely affect our business, particularly if these measures occur in regions where drug products are manufactured or raw materials are sourced. Tensions between the United States and China have led to a series of tariffs being imposed by the United States on imports from China mainland, as well as other business restrictions. Countries may also adopt other measures, such as controls on imports or exports of goods, technology or data, that could adversely impact our operations and supply chain. As these tensions continue to rise, more targeted approaches by the U.S. or Chinese governments on certain products, industries or companies could significantly impact our development and commercialization efforts. With the new presidential administration in the U.S. in 2025, additional and higher tariffs and sanctions may be imposed on goods imported from China and other countries which could increase the cost of goods needed to commercialize our products and continue development of our product candidates. Further, such actions by the U.S. could result in retaliatory action by those countries which could impact our ability to profitably commercialize our products in those jurisdictions. As a result, our business, operations, and financial condition could be materially harmed.

The success of SL Science depends upon certain key personnel, including product development and engineering staff.

The success of SL Science will depend in large part upon the skill and expertise of certain key personnel, including product development and engineering staff. The competition for qualified management and such key personnel is intense. There can be no assurance that any such individuals will continue to be associated with or employed by SL Science throughout their respective lives. The loss of services of one or more of such key personnel or the inability to hire, train and retain additional such key personnel could delay the development and sale of its products, disrupt its business, and interfere with its ability to execute our business plan. The loss of key personnel could also have a material adverse effect on SL Science.

SL Science’s growth relies on market acceptance.

While SL Science believes there will be significant customer demand for SL Science’s products, there is no assurance there will be broad market acceptance of SL Science’s product offerings. There also may not be broad market acceptance of SL Science’s offerings if its competitors offer products which are preferred by prospective customers. In such event, there may be a material adverse effect on SL Science’s results of operations and financial condition, and SL Science may not be able to achieve its goals.

The loss of sales, or significant reductions in orders from, any major customers may have a material adverse effect on us.

SL Science’s top corporate customers — Yu Ru Health Management Consulting Co., Ltd. and Jen Link Biotech Co., Ltd. — accounted for approximately 95.3% of the company’s total revenue for the year ended December 31, 2025. In any one reporting period, our major customers may contribute an even larger percentage of our consolidated sales. The loss, or any significant reduction in orders from, any of these customers, including reductions due to economic, market or competitive conditions or regulatory requirements, would likely have a material adverse effect on our business, financial condition and results of operations. None of our significant customers has entered into an agreement with us requiring it to purchase any minimum quantity of our products.

Attempts to lessen the adverse effect of any loss or reduction of sales through the rapid addition of new customers would be difficult because customers typically require lengthy qualification periods prior to placing volume orders with a new supplier. Our future success will continue to depend upon: our ability to maintain relationships with existing key customers; our ability to attract new customers and satisfy any required qualification periods; and our ability to introduce new products in a timely manner.

We rely on a single-source third party supplier for the development, manufacturing and packaging of our exosome products.

SL Science has historically relied on YC Biotech Co., Ltd. (“YC Biotech”) as its single-source supplier for the development, manufacturing and packaging of its exosome products. An unforeseen disruption in YC Biotech’s operations could impact our ability to deliver products to customers in a timely manner to meet demand. We may experience significant delays while locating a new supplier, which could result in higher costs. Although we reasonably believe that there might be other suppliers in the market who could provide the same type of services at similar price, it would take some time for us to settle with a different vendor.

SL Science’s ability to compete successfully depends on many factors, both within and outside its control.

These factors include the following:

●	SL Science’s success in developing, producing, marketing, and successfully selling its products;
●	SL Science’s ability to address the needs of its consumer customers;
●	the pricing, quality, performance, and reliability of SL Science’s products;
●	the quality of SL Science’s customer service;

●	the efficiency of SL Science’s production; and
●	product or technology introductions by SL Science’s competitors.

Because SL Science believes technological and functional distinctions among competing products in its markets are perceived by many end-user consumers to be relatively modest, effectiveness in marketing and manufacturing are particularly important competitive factors in its business.

If we fail to compete effectively with academic institutions and other biotechnology companies that are developing similar or alternatives to cellular immunotherapy product candidates, our business will be materially adversely affected.

The development and commercialization of new cellular immunotherapy products is highly competitive. We face competition from existing and future competitors with respect to each of our product candidates currently in development, and will face competition with respect to other product candidates that we may seek to develop or commercialize in the future. Our known biopharmaceutical competitors working on next generation treatments include Johnson & Johnson, Roche, Bristol Myers Squibb, Novartis, and Gilead Sciences, all of which have advanced portfolios in hematologic oncology, including therapies for multiple myeloma, leukemia, and lymphoma as well as numerous other biopharmaceutical companies. In addition, numerous academic institutions are conducting preclinical and clinical research in these areas, as well as with other white blood cell types including armed-T and gamma-delta T cells. It is also possible that new competitors, including those developing similar or alternatives to cellular immunotherapy product candidates, may emerge and acquire significant market share. Such competitors may have an advantage over us due to their greater size, resources or institutional experience, or may develop product candidates that are safer, more effective, more widely accepted, more cost-effective or enable higher patient quality of life than ours. More established biopharmaceutical companies may also develop and commercialize their product candidates at a faster rate, which could render our product candidates obsolete or non-competitive before they are fully developed or commercialized. If we are not able to compete effectively against our existing and potential competitors, our business, financial condition, results of operations and growth prospects may be materially adversely affected.

The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors of the benefits of such inspections. Our common stock may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our common stock, or the threat of its being delisted, may materially and adversely affect the value of your investment.

Our auditor, ARK Pro CPA & Co, the independent registered public accounting firms that issue the audit reports included elsewhere in this proxy statement/prospectus, as auditors of companies that are traded publicly in the United States and firms registered with the PCAOB, are currently subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. Our auditors are located in Hong Kong, a jurisdiction where the PCAOB was historically unable to conduct inspections and investigations completely before 2022. The inability of the PCAOB to conduct inspections of auditors in Hong Kong in the past has made it more difficult to evaluate the effectiveness of our independent registered public accounting firms’ audit procedures or quality control procedures as compared to auditors that are subject to the PCAOB inspections. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. However, if the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong, and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we and investors in our common stock would be deprived of the benefits of such PCAOB inspections again, which could cause investors and potential investors in our common stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Pursuant to the HFCAA, as amended, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our common stock from being traded on a national securities exchange or in the over-the-counter trading markets in the United States.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditor was subject to that determination. On December 15, 2022, the PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms.

Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing. In accordance with the HFCAA, as amended, our securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our common stock when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our common stock. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

Risks Related to Regulations in Taiwan

SL Science may fail to comply with Taiwan’s regulations in relation to the sales of cosmetics, drugs and medical related materials business in Taiwan

SL Science is engaged in the development of novel drugs in the field of cell therapy, as well as in the manufacturing and distribution of cosmetic raw materials and finished cosmetic products. Cosmetic/pharmaceutical/medical devices companies are required to comply with extensive regulations and hold a number of permits and licenses to carry on their business. Our ability to obtain and maintain these regulatory approvals will be subject to additional burdens placed by government regulation from time to time.

The cosmetic/pharmaceutical/medical device industry is heavily regulated by the government authorities, covering the registration, production, packaging, licensing, distribution, storage, sales and manufacture and promotion of cosmetics, medicinal products and medical devices in various jurisdictions. In particular, the manufacture or importation of medicinal products and medical devices requires prior approval from the government authorities. In recent years, the regulatory framework regarding the cosmetic/pharmaceutical/medical device industry has undergone significant changes as the authorities tend to implement stricter requirements to ensure safety of cosmetics, medicinal products and medical devices, and we expect that such trends will continue in the future. Any changes could lead to higher compliance costs for our current businesses of sales of cosmetics, pharmaceutical products and medical devices, as well as potential delays or obstacles in the successful development and commercialization of our cosmetic/drug/medical device candidates, and could reduce the benefits we receive from cosmetic/drug/medical device development and manufacturing. Any failure by us or our collaborators to maintain compliance with applicable laws and regulations or obtain and maintain required licenses and permits may result in administrative fines and/or the suspension or termination of our business activities. We believe our strategy and approach is aligned with the relevant government regulatory requirements and policies, but we cannot ensure that our strategy and approach will continue to be aligned.

Your investment may be adversely affected by political considerations relating to Taiwan.

Taiwan has a unique international political status. The People’s Republic of China (“PRC”) claims that Taiwan is part of China. Although significant economic and cultural relations have been established during recent years between Taiwan and the PRC, relations have often been strained. The PRC government has refused to renounce the use of military force to gain control over Taiwan. Furthermore, the PRC government passed an Anti-secession Law in March 2005, which authorizes non-peaceful means and other necessary measures should Taiwan move to gain independence from the PRC. Relations between the PRC and Taiwan have at times been strained. Strained relations could result in future military actions or economic sanctions or other disruptive activities undertaken by either government. Past tensions between them have on occasion depressed the market prices of the securities of companies in Taiwan.

As the headquarter of our major subsidiary (i.e., SL Bio Co., Ltd.) is based in Taiwan, relations between Taiwan and the PRC and other factors affecting military, political or economic conditions in Taiwan could materially and adversely affect our financial condition and results of operations. There can be no assurance that the present tensions will not worsen, which could have a significant adverse impact on our financial condition, results of operations and future prospects.

The imposition of foreign exchange restrictions may have an adverse effect on the Company’s ability to repatriate the dividends.

Apart from trade-related or service-related foreign exchange transactions, Taiwanese companies may, without foreign exchange approval, remit foreign currency of up to US$100 million (or its equivalent) to and from Taiwan (or such other amount as determined by the Central Bank of the Republic of China (Taiwan) from time to time at its discretion in consideration of the economic and financial conditions of Taiwan) in each calendar year. The above limits apply to remittances involving either a conversion of NT dollars into a foreign currency or a conversion of foreign currency into NT dollars.

Taiwan government may impose further foreign exchange restrictions in certain emergency situations, including situations where there are sudden fluctuations in interest rates or exchange rates, where Taiwan government experiences extreme difficulty in stabilizing the balance of payments or where there are substantial disturbances in the financial and capital markets in Taiwan. There can be no assurance that these restrictions, if imposed, will not adversely affect, among other things, the Company’s ability to repatriate its and/or its subsidiary’s funds in Taiwan, which may in turn limit our ability to receive and use our revenue effectively.

Due to our major subsidiary’s location in Taiwan, natural disasters and other events outside of our control may seriously disrupt our business operations.

Taiwan is vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, nuclear and radiation accidents, power loss, telecommunications failures, break-ins, wars, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures or internet failures, which could cause, including but not limit to, the damage or destruction of real or personal property, the loss or corruption of data or malfunctions of software or hardware, disruption of our major subsidiary’s business operation, interruption of ongoing development of the biopharmaceutical products and cosmetic products as well as adversely affect our business. Although we have not been adversely affected in the past by natural disasters and other calamities, a natural disasters and other events outside of our control in Taiwan in the future could seriously disrupt our business operations.

You may not be able to enforce a judgment of a foreign court in Taiwan.

Our major subsidiary (i.e., SL Bio Co., Ltd.) is a company limited by shares and incorporated under the Taiwan Company Act. Also, a majority of our directors and management are residents in Taiwan and Hong Kong, and our assets and the assets of such persons are located in Taiwan and Hong Kong. As a result, it may be difficult to enforce judgments obtained outside Taiwan against us, our major subsidiary or such persons in Taiwan, including those predicated upon the civil liability provisions of the federal securities laws of the United States.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert NTD into foreign currencies and, if NTD were to decline in value, reducing our revenues and profits in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in Taiwan uses the New Taiwan Dollar as the functional currencies. The majority of our revenues derived and expenses incurred are in NTD. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the NTD depends to a large extent on Taiwanese government policies, domestic and international economic and political developments as well as supply and demand in the local market.

Any further economic downturn or decline in the growth of the population in Taiwan may materially and adversely affect SL Science’s financial condition, results of operations and prospects.

SL Science conducts most of our operations and generate most of our revenues in Taiwan. As a result, any decline in the Taiwan economy or a decline in the growth of the population in Taiwan may materially and adversely affect their financial condition, results of operations and prospects. For example, the global slowdown in technology expenditures has from time to time adversely affected the Taiwan economy, which is highly dependent on the technology industry. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies that have been adopted by the central banks and financial authorities of some of the world’s leading economies. There have also been concerns over unrest in the Middle East, Africa and Ukraine, which has resulted in higher oil prices and significant market volatility.

As the Company’s business is significantly dependent on economic growth, any uncertainty or further deterioration in economic conditions could have a material adverse effect on the Company’s financial condition and results of operations. SL Bio cannot assure that economic conditions in Taiwan will continue to improve in the future or that our business and operations will not be materially and adversely affected by deterioration in the Taiwan economy.

Risks Related to Regulations in the United States

Recent reductions in force across the U.S. federal government may impact our ability to secure necessary meetings to discuss, guidance on, and clearance or approval for our products.

Actions by the U.S. administration may fundamentally impact the FDA, Centers for Medicare and Medicaid Services (CMS), and other federal agencies with jurisdiction over our products. Among other things, the issuance of Executive Order (EO) 14192, “Unleashing Prosperity Through Deregulation” (January 31, 2025), EO 14212, “Establishing the President’s Make America Healthy Again Commission” (February 13, 2025), and EO 14219, “Ensuring Lawful Governance and Implementing the President’s ‘Department of Government Efficiency’ Deregulatory Initiative” (February 21, 2025) could have a significant impact on the manner in which the FDA conducts its operations and engages in regulatory and oversight activities.

For example, on March 27, 2025, the U.S. Department of Health and Human Services (HHS), which houses both CMS and the FDA, announced significant restructuring in accordance with EO 14219. Among other changes, HHS announced that it intends to reduce its workforce by approximately 10,000 full-time employees, consolidate 28 existing divisions into 15 new divisions, and centralize certain core functions. Notably, this restructuring plan is in addition to other downsizing efforts at HHS, which in combination will result in a reduction of force by 20,000 employees.

There is substantial uncertainty regarding how these changes will impact the FDA. HHS intends to reduce the FDA’s workforce by 3,500 individuals, which represents approximately 18% of FDA full-time employees. This restructuring could lead to significant disruptions and delays at the FDA, including impeding the agency’s ability to meet with industry and provide feedback, review and/or approve or clear submissions, conduct inspections, issue regulatory guidance, or take other actions that facilitate the development, approval, and marketing of regulated products. All of this could adversely affect our business.

There is uncertainty regarding how the FDA will regulate our products, which may adversely impact our anticipated timeline for and cost of bringing products to market in the U.S.

We have not yet obtained FDA clearance or approval for any of our products. SL Science expects that its cell therapy products will be regulated by the FDA as drugs requiring approval under either an NDA or BLA. If SL Science determines to enter the U.S. market with its exosome products, the company expects that these products will be regulated by the FDA either as drugs requiring approval under an NDA or BLA, or as cosmetics. However, it is possible that these products could instead be regulated by the FDA as medical devices.

This uncertainty may cause delays in bringing our products to market, as we may need to seek input from the FDA regarding the correct marketing category before proceeding with certain required activities, such as clinical trials, certain registrations and listings, etc.

The FDA regulatory scheme applicable to cosmetics has recently become more onerous and complex, and there are cosmetic regulations that the FDA is required to — but has not yet — promulgated. Additionally, many U.S. states have enacted or are contemplating the enactment of ingredient prohibitions for cosmetic products. If we market cosmetic products in the U.S., the failure to comply with the relevant requirements could result in federal, state, and/or consumer action against the company.

If SL Science determines to enter the U.S. market with its exosome products, the company expects that these products will be regulated by the FDA either as drugs needing approval under an NDA or BLA, or as cosmetics. Nonetheless, it is possible that these products could instead be regulated by the FDA as medical devices.

FDA clearance or approval is not required for cosmetic products. Nonetheless, there are numerous requirements applicable to cosmetic products under the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. 301 et seq. (FDCA). There are additionally new and significantly more onerous requirements pursuant to the Modernization of Cosmetics Regulation Act (MoCRA), which was enacted in December 2022 and imposed extensive new requirements on cosmetic products.

Because MoCRA was only recently enacted, many of its requirements remain relatively untested and there is uncertainty regarding how the FDA intends to interpret and/or enforce certain provisions. Among other things, and unless an exemption applies, MoCRA imposes new requirements related to cosmetic facility registration, cosmetic product listing, labeling, adverse event reporting, record keeping, recalls, and current good manufacturing practices (cGMPs). The FDA is still in the process of promulgating regulations to implement additional MoCRA requirements, including instituting testing requirements for talc-containing cosmetics and potential ingredient restrictions, which means the cosmetics regulatory landscape is currently in flux.

If new cosmetic regulations are promulgated by the FDA, the company may find that it needs to reformulate ingredients for certain products or institute new testing protocols, all of which could come at a high cost and slow the manufacturing process. Additionally, many U.S. states have enacted or are contemplating enacting ingredient prohibitions for cosmetic products. This could also lead to the company needing to reformulate ingredients for certain products.

If SL Science markets cosmetic products in the U.S., the failure to comply with FDA and state cosmetic requirements could lead to FDA and/or state enforcement actions, as well as consumer lawsuits. This could ultimately result in an inability to successfully market these products in the U.S.

FDA regulation of medical devices is complex, and it is not always clear how a specific product will be regulated by the agency. Medical devices that require premarket clearance or approval must undergo a lengthy and complex process, which involves significant time, effort, and expense.

If SL Science determines to enter the U.S. market with its exosome products, the company expects that these products will be regulated by the FDA either as drugs needing approval under an NDA or BLA, or as cosmetics. Nonetheless, it is possible that these products could instead be regulated by the FDA as medical devices.

The FDCA classifies medical devices into one of three categories based on the risks associated with the device and the level of control necessary to provide reasonable assurance of safety and effectiveness. Class I devices are low risk, and are subject only to general regulatory controls. Class II devices are moderate risk, and are subject to general controls and may also be subject to special controls. Class III devices are generally the highest risk devices. They are required to obtain premarket approval and comply with post-market conditions of approval in addition to general regulatory controls. If the FDA were to deem our exosome products to be medical devices, it is unclear into which class the agency would categorize them.

Class I and certain Class II medical devices may be marketed in the United States without obtaining FDA clearance or approval. For other Class II and Class III devices, a company must first either submit an application for and receive 510(k) clearance pursuant to a premarket notification submitted under Section 510(k) of the FDCA (21 U.S.C. 360(k)), request approval of a premarket approval application (PMA) under Section 515 of the FDCA (21 U.S.C. 360e), or seek approval of a de novo classification request from the FDA under Section 513 of the FDCA (21 U.S.C. 360c), unless an exemption applies.

The process of securing FDA PMA approval is complex and requires substantial time, commitment of resources and expense. The process may take many years to complete, and approval may never be obtained. It requires us to demonstrate with substantial evidence, gathered in preclinical and large, complex well-controlled clinical trials, that the planned product is safe and effective for use as intended. We may not conduct such a trial or may not successfully enroll or complete any such trial, if required. Any products we may develop may not achieve the required primary endpoint in the clinical trial and may not receive regulatory approval. We must also demonstrate that the manufacturing facilities, processes, and controls for any products we may develop are adequate.

A de novo classification request to the FDA is additionally complex and burdensome. Under the de novo classification process, a manufacturer whose device is not eligible for a 510(k) Notification or whose device under the FDCA would otherwise be automatically classified into Device Class III and require the submission and approval of a PMA prior to marketing is able to request down-classification of the device to Class I or Class II on the basis that the device presents a low or moderate risk. If the FDA grants the de novo classification request, the applicant will receive authorization to market the device. This device type may be used subsequently by other companies as a predicate device for future 510(k) submissions.

Even if our products are not required to obtain a PMA or de novo classification, they may instead require a 510(k) Notification. In the 510(k) clearance process, before a device may be marketed, the FDA must determine that a proposed device is “substantially equivalent” to a legally marketed “predicate” device, which includes a device that has been previously cleared through the

510(k) process, a device that was legally marketed prior to May 28, 1976 (pre-amendments device), a device that was originally on the U.S. market pursuant to an approved PMA and later down-classified, or a 510(k)-exempt device. To be “substantially equivalent,” the proposed device must have the same intended use as the predicate device, and either have the same technological characteristics as the predicate device or have different technological characteristics and not raise different questions of safety or effectiveness than the predicate device. Clinical data are sometimes required to support substantial equivalence.

Medical devices are subject to numerous additional requirements in the U.S. pertaining to registration, listing, labeling, cGMPs, payment of user fees to the FDA, and adverse event reporting.

If SL Science’s exosome products are regulated as medical devices in the U.S., and if the company attempts to enter the U.S. market with these products, the failure to comply with these requirements could ultimately result in an inability to successfully market these products in the U.S.

FDA regulation of drugs is complex, and it is not always clear how a specific product will be regulated by the agency. Drugs that require premarket approval must undergo a lengthy and complex process, which involves significant time, effort, and expense.

The process to obtain an FDA drug approval is complex and requires significant time, effort, and expense. This produces generally involves the following:

●	Completion of extensive preclinical studies in accordance with applicable regulations, including studies conducted in accordance with good laboratory practice (GLP) requirements;
●	Submission to the FDA of an Investigational New Drug (IND) application, which must become effective before clinical trials may begin;
●	Approval by an institutional review board (IRB) or independent ethics committee at each clinical trial site before each trial may be initiated;
●	Performance of adequate and well-controlled clinical trials in accordance with applicable IND regulations, good clinical practice (GCP) requirements and other clinical trial-related regulations to establish the safety and efficacy of the investigational product for each proposed indication;
●	Submission to the FDA of an NDA or BLA;
●	A determination by the FDA within 60 days of its receipt of an NDA or BLA, to accept the filing for review;
●	Satisfactory completion of one or more FDA pre-approval inspections of the manufacturing facility or facilities where the drug will be produced to assess compliance with cGMP requirements to assure that the facilities, methods and controls are adequate to preserve the drug’s identity, strength, quality and purity;
●	Potential FDA audit of the clinical trial sites that generated the data in support of the NDA or BLA;
●	Payment of user fees for FDA review of the NDA or BLA; and
●	FDA review and approval of the NDA or BLA, including consideration of the views of any FDA advisory committee, prior to any commercial marketing or sale of the drug in the U.S.

The above process involves tremendous efforts, time, and cost. There are potential pitfalls at every step of this process, and the FDA could object to a submission or require more information at any time. There is no guarantee that we will ever successfully make it to the end of this process with any of our product candidates.

Exosome products will likely be subject to heightened FDA scrutiny, which could impede or prevent SL Science’s ability to market such products in the U.S. The FDA’s previous statements about exosome products could additionally increase the risk of potential consumer action against such products.

There are currently no FDA-approved exosome products. Additionally, the FDA has previously issued multiple statements expressing concerns regarding violative exosome products. In particular, the FDA has stated that, “[a]s a general matter, exosomes used to treat diseases and conditions in humans are regulated as drugs and biological products under the Public Health Service Act and the Federal Food Drug and Cosmetic Act and are subject to premarket review and approval requirements.” The FDA has also issued multiple Warning Letters to companies marketing unapproved exosome products with claims that such products can be used to treat diseases and conditions in humans.

If SL Science determines to enter the U.S. market with its exosome products, these products will likely be subject to heightened FDA scrutiny. This scrutiny will be increased if these products are marketed as cosmetics, rather than as drugs under an NDA or BLA (for which FDA approval would be obtained prior to entering the U.S. market). Should SL Science market its exosome products as cosmetics, it will be severely restricted and must be exceedingly cautious regarding marketing claims made about the benefits of such products. Otherwise, there is a risk that the FDA could determine that the products are unapproved drugs marketed in violation of the FDCA.

This heightened scrutiny from the FDA could impede or prevent SL Science’s ability to market these products as cosmetics. Should the FDA require or should the company instead choose to market these products as drugs under an NDA or BLA, this heightened scrutiny from the agency could delay or prevent SL Science’s ability to obtain approval for these products.

Finally, the FDA’s prior statements of concern about violative exosome products could heighten the risk of consumer action against exosome products generally, whether meritorious or not. Should SL Science determine to market its exosome products in the U.S., these public statements by the FDA could make the company more vulnerable to consumer actions with respect to these products.

Our cell therapy products are a novel approach to treating cancers, diseases, and other illnesses, which increases the uncertainty of our pathway to market for these products.

Our cell therapy products are a novel approach to treating cancers, diseases, and other illnesses, which increases the uncertainty of our pathway to market for these products. The relative newness of such products may slow down regulatory approval, as regulators may have lengthy questions, request additional clinical testing, etc.

Additionally, because our cell therapy products are novel, there is less widely available information regarding potential side effects and long-term efficacy. All of this could impede and significantly slow down the regulatory approval process for these products.

There can be no assurance that the FDA will ever permit us to market any new product or service that we develop.

There can be no assurance that the FDA will ever permit us to market any new product or service that we develop. Also, any regulatory clearance or approval of a product, once obtained, may be withdrawn. If we are unable to successfully obtain or maintain regulatory clearance or approval to sell any products in the U.S. we may develop, our business, financial condition, results of operations and growth prospects could be adversely affected. Furthermore, delays in receipt of clearance or approval could materially delay or prevent us from commercializing our products and services or result in substantial additional costs that could decrease our profitability. Even if we were to successfully obtain and maintain regulatory clearance or approval for a product, any clearance or approval might contain significant limitations related to use restrictions for specified age groups, warnings, precautions or contraindications, or may be subject to burdensome post-approval study or risk management requirements.

The FDA can delay, limit, or deny clearance or approval of a future product for many reasons, including but not limited to:

●	A future product may not be deemed to be safe and effective;
●	FDA officials may not find the data from clinical and preclinical studies sufficient;
●	The FDA may not approve our or our third-party manufacturer’s processes or facilities; or

●	The FDA may change its clearance or approval policies or adopt new regulations.

If any products we may develop fail to demonstrate safety and efficacy, or otherwise do not gain regulatory clearance or approval, our business and results of operations will be materially and adversely harmed.

Delays in the commencement or conduct of required clinical trials could result in increased costs and delay our ability to pursue regulatory clearance or approval.

Clinical trials are expensive and can take many years to complete, and the outcome is inherently uncertain. We cannot guarantee that any clinical trials will be conducted as planned or will be completed on schedule, if at all. A failure of one or more clinical trials can occur at any stage and our future clinical trials may not be successful. The commencement or conduct of clinical trials can be delayed for a variety of reasons, including, but not necessarily limited to, delays in:

●	Commencing a clinical trial, as a result of regulatory authority action;
●	Identifying, recruiting and training suitable clinical investigators;
●	Reaching and preserving agreements on acceptable terms with prospective contract research organizations (CROs) and trial sites, the terms of which can be subject to extensive negotiation, may be subject to modification from time to time and may vary significantly among different CROs and trial sites;
●	Obtaining sufficient quantities of a product candidate for use in clinical trials;
●	Obtaining IRB or ethics committee approval to conduct a clinical trial at a prospective site;
●	Developing and validating companion diagnostics on a timely basis, if required;
●	Adding new clinical sites once a trial has begun;
●	Change in the principal investigator or other key staff overseeing the clinical trial at a given site;
●	Identifying, recruiting and enrolling patients to participate in a clinical trial; or
●	Retaining (or replacing) patients who have initiated a clinical trial but who may withdraw due to adverse events from the therapy, insufficient efficacy, fatigue with the clinical trial process, personal issues, or other reasons.

Any delays in the commencement of our clinical trials will delay our ability to pursue regulatory clearance or approval for product candidates. In addition, many of the factors that cause, or lead to, a delay in the commencement of clinical trials may also ultimately lead to the denial of regulatory clearance or approval of a product candidate.

If we experience delays or difficulties in the enrollment of patients in clinical trials, our receipt of necessary regulatory approval or clearance could be delayed or prevented.

We may not be able to initiate or continue clinical trials for one or more of our product candidates if we are unable to locate and enroll a sufficient number of eligible patients to participate in these trials as required by the FDA or similar regulatory authorities outside the U.S. Some of our competitors have ongoing clinical trials for product candidates that treat the same indications that we are targeting for our product candidates, and patients who would otherwise be eligible for our clinical trials may instead enroll in clinical trials of our competitors’ product candidates. Available therapies for the indications we are pursuing can also affect enrollment in our clinical trials. Patient enrollment is affected by other factors including, but not necessarily limited to:

●	The severity of the disease under investigation;
●	The eligibility criteria for the study in question;

●	The perceived risks and benefits of the product candidate under study;
●	The efforts to facilitate timely enrollment in clinical trials;
●	The patient referral practices of physicians;
●	The number of clinical trials sponsored by other companies for the same patient population;
●	The ability to monitor patients adequately during and after treatment; and
●	The proximity and availability of clinical trial sites for prospective patients.

Our inability to enroll a sufficient number of patients for our clinical trials would result in significant delays and could require us to abandon one or more clinical trials altogether. Enrollment delays in our clinical trials may result in increased development costs for our product candidates or future product candidates, which would cause the value of our company to decline and limit our ability to obtain additional financing.

Suspensions or delays in the completion of clinical testing could result in increased costs and delay or prevent our ability to complete development of that product candidate or generate product revenues, if approved.

Once a clinical trial has begun, patient recruitment and enrollment may be slower than we anticipate due to the nature of the clinical trial plan, the proximity of patients to clinical sites, the eligibility criteria for participation in the study or other factors.

Clinical trials may also be delayed as a result of ambiguous or negative interim results or difficulties in obtaining sufficient quantities of product manufactured in accordance with regulatory requirements and on a timely basis. Further, a clinical trial may be modified, suspended or terminated by us, an IRB, an ethics committee or a data safety monitoring committee overseeing the clinical trial, any clinical trial site with respect to that site, or the FDA or other regulatory authorities, due to a number of factors, including, but not necessarily limited to:

●	Failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols;
●	Inspection of the clinical trial operations or clinical trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold;
●	Stopping rules contained in the protocol;
●	Unforeseen safety issues or any determination that the clinical trial presents unacceptable health risks; and
●	Lack of adequate funding to continue the clinical trial.

Changes in regulatory requirements and guidance also may occur, and we may need to amend clinical trial protocols to reflect these changes. Amendments may require us to resubmit clinical trial protocols to IRBs for re-examination, which may in turn impact the costs and timing of, and the likelihood of successfully completing, a clinical trial. If we experience delays in the completion of, or if we must suspend or terminate, any clinical trial of any product candidate, our ability to obtain regulatory clearance or approval for that product candidate will be delayed, and the commercial prospects, if any, for the product candidate may suffer as a result. In addition, many of these factors may also ultimately lead to the denial of regulatory clearance or approval of a product candidate.

Product candidates that we advance into clinical trials may not receive regulatory clearance or approval.

Pharmaceutical development has inherent risks. We will be required to demonstrate through well-controlled clinical trials that product candidates are effective with a favorable benefit-risk profile for use in their target indications before seeking regulatory clearance or approval for their commercial sale. Success in early clinical trials does not mean that later clinical trials will be successful, as product candidates in later-stage clinical trials may fail to demonstrate sufficient safety or efficacy despite having progressed through initial clinical testing. Also, we may need to conduct additional clinical trials that are not currently anticipated. Companies frequently suffer significant setbacks in advanced clinical trials, even after earlier clinical trials have shown promising results. As a result, product candidates that we advance into clinical trials may not receive regulatory clearance or approval.

In addition, even if our product candidates were to obtain clearance or approval, regulatory authorities may clear or approve any such product candidates or any future product candidate for fewer or more limited indications than we request, may not approve the price we intend to charge for our products, may grant clearance or approval contingent on the performance of costly post-marketing clinical trials, or may clear or approve a product candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate. The regulatory authority may also require the label to contain warnings, contraindications, or precautions that limit the commercialization of the product. Any of these scenarios could impact the commercial prospects for one or more of our current or future product candidates.

Any product candidates we advance into clinical development are subject to extensive regulation, which can be costly and time consuming, cause unanticipated delays or prevent the receipt of the required clearance or approval to commercialize product candidates.

The research and clinical development, testing, manufacturing, labeling, storage, record-keeping, advertising, promotion, import, export, marketing and distribution of any product candidate, including our product candidates, is subject to extensive regulation by the FDA in the U.S. and by comparable health authorities in foreign markets.

In the U.S., we expect that our cell therapy products will require FDA approval under either an NDA or BLA. The process of obtaining such an approval is uncertain, expensive, often spanning many years, and can vary substantially based upon the type, complexity and novelty of the products involved. In addition to significant and expensive clinical testing requirements, our ability to obtain marketing approval for product candidates depends on obtaining the final results of required non-clinical testing, including characterization of the manufactured components of our product candidates and validation of our manufacturing processes. The FDA may determine that our product manufacturing processes, testing procedures or equipment and facilities are inadequate to support approval. Approval policies or regulations may change, and the FDA has substantial discretion in the pharmaceutical approval process, including the ability to delay, limit or deny approval of a product candidate for many reasons. Despite the time and expense invested in the clinical development of product candidates, regulatory clearance or approval is never guaranteed.

The FDA and other regulatory agencies can delay, limit or deny approval of a product candidate for many reasons, including, but not limited to:

●	The FDA or comparable foreign regulatory authorities may disagree with the trial design or implementation of our clinical trials, including proper use of clinical trial methods and methods of data analysis;
●	An inability to establish sufficient data and information to demonstrate to the satisfaction of the FDA that a product candidate is safe and effective for an indication;
●	The FDA may not accept clinical data from trials conducted by individual investigators or in countries where the standard of care is potentially different from that of the United States;
●	The results of clinical trials may not meet the level of statistical significance required by the FDA for approval;
●	The FDA may disagree with the interpretation of data from preclinical studies or clinical trials;
●	The FDA may determine that our manufacturing processes or facilities or those of third-party manufacturers with which we or our respective collaborators currently contract for clinical supplies and plan to contract for commercial supplies do not satisfactorily comply with cGMPs; or
●	The approval policies or interpretation of regulations of the FDA may significantly change in a manner rendering the clinical data insufficient for approval or the product characteristics or benefit-risk profile unfavorable for approval.

With respect to foreign markets, approval procedures vary among countries and, in addition to the aforementioned risks, can involve additional product testing, administrative review periods and agreements with pricing authorities. In addition, rapid drug and biological development during the COVID-19 pandemic has raised questions about the safety and efficacy of certain marketed pharmaceuticals and may result in increased cautiousness by the FDA and comparable foreign regulatory authorities in reviewing new pharmaceuticals based on safety, efficacy or other regulatory considerations and may result in significant delays in obtaining regulatory clearance or approval. Any delay in obtaining, or inability to obtain, applicable regulatory clearance or approval would prevent us from commercializing our product candidates.

Regulatory clearance or approval for our product candidates by the FDA, or any similar regulatory authorities outside the U.S., is limited to those specific indications and conditions for which clinical safety and efficacy have been demonstrated.

Any regulatory clearance or approval is limited to the indications for use and related treatment of those specific diseases and indications set forth in the approval for which a product is deemed to be safe and effective by the FDA, or other similar regulatory authorities outside the U.S. In addition to the regulatory approval required for new drug products, new formulations or indications for a cleared or approved product also require regulatory clearance or approval. If we are not able to obtain regulatory clearance or approval for any desired future indications for our products, our ability to effectively market and sell our products may be reduced and our business may be adversely affected.

While physicians may choose to prescribe drugs for uses that are not described in the product’s labeling and for uses that differ from those tested in clinical studies and approved by the regulatory authorities (“off-label uses”), our ability to promote the products is limited to those indications that are specifically approved by the FDA, or similar regulatory authorities outside the U.S. Such off-label uses are common across medical specialties and may constitute an appropriate treatment for some patients in certain circumstances. Regulatory authorities in the U.S. generally do not regulate practice of medicine or the behavior of physicians in their choice of treatments.

Regulatory authorities do, however, restrict communications by pharmaceutical companies on the promotion of off-label use. If the FDA or another regulatory authority determines that our labeling, advertising, promotional materials, or user training materials, or representations made by our personnel, include the promotion of an off-label use for our products, or that we have made false or misleading or inadequately substantiated promotional claims, or claims that could potentially change the regulatory status of the product, the authority could take the position that these materials have misbranded our products and request that we modify our labeling, advertising, or user training or promotional materials and/or subject us to regulatory or legal enforcement actions, including the issuance of an Untitled Letter or a Warning Letter, injunction, seizure, recall, import alert, adverse publicity, civil penalties, criminal penalties, or other adverse actions.

It is also possible that other federal, state, or foreign enforcement authorities might take action if they consider our labeling, advertising, promotional, or user training materials to constitute promotion of an unapproved use, which could result in significant fines, penalties, or other adverse actions under other statutory authorities, such as laws prohibiting false claims for reimbursement. In that event, we could be subject to extensive fines and penalties and our reputation could be damaged and adoption of the products would be impaired. Although we intend to refrain from statements that could be considered off-label promotion of our products, the FDA or another regulatory agency could disagree and conclude that we have engaged in off-label promotion. In addition, any such off-label use of our products may increase the risk of injury to patients, and, in turn, the risk of product liability claims, and such claims are expensive to defend and could divert our management’s attention and result in substantial damage awards against us.

If any of our product candidates are cleared or approved and we or our contract manufacturer(s) fail to produce the product, or components of the product, in the volumes that we require on a timely basis, or fail to comply with stringent regulations applicable to pharmaceutical drug manufacturers, we may face delays in the commercialization of our product candidates, if cleared or approved, or be unable to meet market demand, and may lose potential revenues.

The manufacture of pharmaceutical products requires significant expertise and capital investment, including the development of advanced manufacturing techniques and process controls, and the use of specialized processing equipment. We may enter into development and supply agreements with contract manufacturers for the completion of pre-commercialization manufacturing development activities and, if cleared or approved, the manufacture of commercial supplies for one or more of our product candidates. Any termination or disruption of our relationships with our contract manufacturers may materially harm our business and financial condition and frustrate any commercialization efforts for each respective product candidate.

All of our contract manufacturers must comply with strictly enforced federal, state and foreign regulations, including cGMP requirements enforced by the FDA through its establishment inspection program. We are required by law to establish adequate oversight and control over raw materials, components and finished products furnished by our third-party suppliers and contract manufacturers, but we have little control over their compliance with these regulations. Any failure to comply with applicable regulations may result in fines and civil penalties, suspension of production, restrictions on imports and exports, suspension or delay in product clearance or approval, product seizure or recall, or withdrawal of product clearance or approval, and would limit the availability of our product and customer confidence in our product. Any manufacturing defect or error discovered after products have been produced and distributed could result in even more significant consequences, including costly recalls, re-stocking costs, damage to our reputation and potential for product liability claims.

If the contract manufacturers upon whom we may rely to manufacture one or more of our product candidates, and any future product candidate we may in-license, fails to deliver the required commercial quantities on a timely basis at commercially reasonable prices, we would likely be unable to meet demand for our cleared or approved product and we would lose potential revenues.

If serious adverse or unacceptable side effects are identified during the development of one or more of our product candidates or any future product candidate, we may need to abandon or limit the development of some of our product candidates.

If one or more of our product candidates or any future product candidate are associated with undesirable side effects or adverse events in clinical trials or have characteristics that are unexpected, we may need to abandon their development or limit development to more narrow uses or subpopulations in which the adverse events, undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. In our industry, many compounds that initially showed promise in early stage testing have later been found to cause serious adverse events that prevented further development of the compound. In the event that our clinical trials reveal a high or unacceptable severity and prevalence of adverse events, our trials could be suspended or terminated, and the FDA or comparable foreign regulatory authorities could order us to cease further development or deny clearance or approval of one or more of our product candidates or any future product candidate for any or all targeted indications.

The FDA could also issue a letter requesting additional data or information prior to making a final decision regarding whether or not to clear or approve a product candidate. The number of requests for additional data or information issued by the FDA in recent years has increased and has resulted in substantial delays in the approval of several new drugs. Adverse events or undesirable side effects caused by one or more of our product candidates or any future product candidate could also result in the inclusion of unfavorable information in our product labeling or in denial of regulatory clearance or approval by the FDA or other regulatory authorities for any or all targeted indications, which would, in turn, prevent us from commercializing and generating market acceptance and revenues from the sale of that product candidate. Adverse events or side effects could affect patient recruitment or the ability of enrolled patients to complete the trial and could result in potential product liability claims.

Additionally, if one or more of our product candidates or any future product candidate receives marketing clearance or approval and we or others later identify undesirable side effects caused by this product, a number of potentially significant negative consequences could result, including:

●	Regulatory authorities may require the addition of unfavorable labeling statements, including specific warnings, black box warnings, adverse reactions, precautions, and/or contraindications
●	Regulatory authorities may suspend or withdraw their clearance or approval of the product, and/or require it to be removed from the market;
●	We may be required to recall a product, be required to change the way the product is administered, conduct additional clinical trials or change the labeling of the product; or
●	Our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of any of our product candidates or any future product candidate or could substantially increase our commercialization costs and expenses, which in turn could delay or prevent us from generating significant revenues, or any revenues, from their sale.

Even if one or more of our product candidates receives regulatory clearance or approval, it and any other products we may market will remain subject to substantial regulatory scrutiny.

If one or more of our product candidates that we may license or acquire is cleared or approved, the cleared or approved product candidate will be subject to ongoing requirements and review by the FDA and other regulatory authorities. These requirements include labeling, packaging, storage, advertising, promotion, record-keeping and submission of safety and other post-market information and reports, registration and listing requirements, cGMP requirements relating to manufacturing, quality control, quality assurance and corresponding maintenance of records and documents, and inspections, requirements regarding the distribution of samples to physicians and recordkeeping of the drug, and requirements regarding our presentations to and interactions with health care professionals.

The FDA, or other regulatory authorities, may also impose requirements for costly post-marketing studies or clinical trials and surveillance to monitor the safety or efficacy of the product. The FDA and other applicable regulatory authorities closely regulates the post-approval marketing and promotion of drugs to ensure drugs are marketed only for the approved indications and in accordance with the provisions of the approved labeling. The FDA and other applicable regulatory authorities impose stringent restrictions on manufacturers’ communications regarding off-label use and if we market any cleared or approved product for uses other than their cleared or approved indications, we may be subject to enforcement action for off-label marketing. Violations of the FDCA relating to the promotion of prescription drugs may lead to investigations, civil claims, and/or criminal charges alleging violations of federal and state health care fraud and abuse laws, as well as state consumer protection laws.

In addition, later discovery of previously unknown adverse events or other problems with our products, manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may yield various results, including: restrictions on such products, operations, manufacturers or manufacturing processes;

●	Restrictions on the labeling or marketing of a product;
●	Restrictions on product distribution or use;
●	Requirements to conduct post-marketing studies or clinical trials;
●	Untitled Letters, Warning letters, Form 483s, import alerts, and/or inspection observations;
●	Withdrawal of the products from the market;
●	Refusal to clear or approve pending applications or supplements to cleared or approved applications that we submit;
●	Recall of products;
●	Fines, restitution or disgorgement of profits;
●	Suspension or withdrawal of marketing or regulatory clearance or approval;
●	Suspension of any ongoing clinical trials;
●	Refusal to permit the import or export of our products;
●	Product seizure; or
●	Injunctions, consent decrees, and/or the imposition of civil or criminal penalties.

The FDA’s policies may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory clearance or approval of our product candidates, or negatively affect those products for which we may have already received regulatory clearance or approval, if any. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may be subject to the various actions listed above, including losing any marketing clearance or approval that we may have obtained. We do not know what impact any changes made by the new presidential administration will have on our business. Such actions may impact the development and commercialization of drug products and could materially harm our business and financial condition.

We will need to obtain FDA approval of any proposed product brand names, and any failure or delay associated with such approval may adversely impact our business.

If we decide to use a brand name on a drug product subject to an NDA or BLA, it cannot be marketed in the U.S. or other countries until we have completed a rigorous and extensive regulatory review process, including approval of a brand name. Any brand names we intend to use for our product candidates will require approval from the FDA regardless of whether we have secured a formal trademark registration from the U.S. Patent and Trademark Office (USPTO). The FDA typically conducts a review of proposed product brand names, including an evaluation of the potential for confusion with other product names. The FDA may also object to a product brand name if it believes the name inappropriately implies unapproved medical claims. If the FDA objects to any of our proposed product brand names, we may be required to adopt an alternative brand name for our product candidates. If we adopt an alternative brand name, we would lose the benefit of our existing trademark applications for such product candidate and may be required to expend significant additional resources in an effort to identify a suitable product brand name that would qualify under applicable trademark laws, not infringe the existing rights of third parties and be acceptable to the FDA. We may be unable to build a successful brand identity for a new trademark in a timely manner or at all, which would limit our ability to commercialize our product candidates.

Public concern regarding the safety of drug products could delay or limit our ability to obtain regulatory approval, result in the inclusion of unfavorable information in our labeling or require us to undertake other activities that may entail additional costs.

In light of widely publicized events concerning the safety risk of certain drug products, the FDA, members of the U.S. Congress, the Government Accountability Office, medical professionals and the general public have raised concerns about potential drug safety issues. These events have resulted in the withdrawal of drug products, revisions to drug labeling that further limit use of the drug products and the establishment of risk management programs.

The Food and Drug Administration Amendments Act of 2007 (FDAAA), grants significant expanded authority to the FDA, much of which is aimed at improving the safety of drug products before and after approval. In particular, the new law authorizes the FDA to, among other things, require post-approval studies and clinical trials, mandate changes to drug labeling to reflect new safety information and require risk evaluation and mitigation strategies for certain drugs, including certain currently approved drugs. It also significantly expands the federal government’s clinical trial registry and results databank, which we expect will result in significantly increased government oversight of clinical trials.

Under the FDAAA, companies that violate these and other provisions of the new law are subject to substantial civil monetary penalties, among other regulatory, civil and criminal penalties. The increased attention to drug safety issues may result in a more cautious approach by the FDA in its review of data from our clinical trials. Data from clinical trials may receive greater scrutiny, particularly with respect to safety, which may make the FDA or other regulatory authorities more likely to require additional preclinical studies or clinical trials. If the FDA requires us to conduct additional preclinical studies or clinical trials prior to approving any of our product candidates, our ability to obtain approval of this product candidate will be delayed. If the FDA requires us to provide additional clinical or preclinical data following the approval of any of our product candidates, the indications for which this product candidate is approved may be limited or there may be specific warnings or limitations on dosing, and our efforts to commercialize our product candidates may be otherwise adversely impacted.

Perceived safety issues with our products, whether arguably linked to use of our products or not, could adversely impact our ability to do business.

Companies offering products for sale in highly regulated spaces are vulnerable to actions by federal, state, and private entities at any time. Should a regulator or private party come to believe that any of our products pose a risk of consumer harm — whether rooted in fact or not — they could bring any number of actions against the company, including federal and state regulatory enforcement actions, federal and state civil or criminal actions, consumer personal injury actions, and consumer class action lawsuits. Even if such actions are meritless, they require a tremendous amount of resources, time, and money to resolve. Any such actions could impede our ability to successfully market our products in the United States.

Many aspects of our business, beyond the specific elements described above are subject to complex, intertwined, costly and/or burdensome U.S. federal health care laws and regulations which may open to interpretation and be subject to varying levels of discretionary enforcement. If we fail to comply with these laws and regulations, we could face substantial penalties and our business, operations and financial condition could be adversely affected.

Even though we do not and do not expect to control referrals of healthcare services or bill directly to Medicare, Medicaid or other third-party payors, certain federal and state healthcare laws and regulations pertaining to fraud and abuse and patients’ rights are and will be applicable to our business. We could be subject to healthcare fraud and abuse and patient privacy regulation by both the federal government and the states in which we conduct our business. The regulations that may affect our ability to operate include, without limitation:

●	The federal healthcare program Anti-Kickback Statute (AKS), which prohibits, among other things, any person from knowingly and willfully offering, soliciting, receiving, or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs, such as the Medicare and Medicaid programs;
●	The U.S. Foreign Corrupt Practices Act (FCPA), which prohibits payments or the provision of anything of value to foreign officials for the purpose of obtaining or keeping business;
●	The federal False Claims Act (FCA), which prohibits, among other things, individuals or entities from knowingly presenting, or causing to be presented, false claims, or knowingly using false statements, to obtain payment from the federal government, and which may apply to entities like us which provide coding and billing advice to customers;
●	Federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;
●	The federal transparency requirements under the Health Care Reform Law requires manufacturers of drugs, devices, biologics and medical supplies to report to HHS information related to physician payments and other transfers of value and physician ownership and investment interests;
●	The federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (HIPAA), which governs the conduct of certain electronic healthcare transactions and protects the security and privacy of protected health information, and
●	State law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers.

The Patient Protection and Affordable Care Act, as amended by the health Care and Education Affordability Reconciliation Act (PPACA), among other things, amends the intent requirement of the AKS and criminal healthcare fraud statutes. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. In addition, the PPACA provides that the government may assert that a claim including items or services resulting from a violation of the AKS constitutes a false or fraudulent claim for purposes of the FCA.

In 2018, Congress passed Eliminating Kickbacks in Recovery Act (EKRA), as part of the Substance Use-Disorder Prevention that Promotes Opioid Recovery and Treatment for Patients and Communities Act. Similar to the AKS, EKRA imposes criminal penalties for knowing or willful payment or offer, or solicitation or receipt, of any remuneration, whether directly or indirectly, overtly or covertly, in cash or in kind, in exchange for the referral or inducement of laboratory testing (among other healthcare services) unless a specific exception applies. However, unlike the AKS, EKRA is not limited to services covered by federal or state healthcare programs but applies more broadly to services covered by “healthcare benefit programs,” including commercial insurers. As currently drafted, EKRA potentially expands the universe of arrangements that could be subject to government enforcement under federal fraud and abuse laws. In addition, while the AKS includes certain exceptions that are widely relied upon in the healthcare industry, not all of those same exceptions apply under EKRA. Because EKRA is a relatively new law, there is no agency guidance or court precedent to indicate how and to what extent it will be applied and enforced. We cannot assure you that our relationships with healthcare providers, sales representatives, hospitals, customers, or any other party will not be subject to scrutiny or will survive regulatory challenge under EKRA.

Recently, the medical device and pharmaceutical industries have been under heightened scrutiny as the subject of government investigations and regulatory or legal enforcement actions involving manufacturers who allegedly offered unlawful inducements to potential or existing customers in an attempt to procure their business, including arrangements with physician consultants. If our operations or arrangements are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from the Medicare and Medicaid programs and the curtailment or restructuring of our operations. Any penalties, damages, fines, exclusions, curtailment or restructuring of our operations could adversely affect our ability to operate our business and our financial results. The risk of us being found in violation of these laws is increased by the fact that many of these laws are broad and their provisions are open to a variety of interpretations. Any action against us for violation of these laws, even if we successfully defend against that action and the underlying alleged violations, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. If the physicians or other providers or entities with whom we do business are found to be non-compliant with applicable laws, they may be subject to sanctions, which could also have a negative impact on our business. Moreover, achieving and sustaining compliance with applicable federal and state privacy, security and fraud laws may prove costly.

The regulations that govern pricing and reimbursement for new products vary widely from country to country, and may adversely affect the pricing, coverage and reimbursement rates of our products in other countries.

The regulations that govern pricing and reimbursement for new products vary widely from country to country. Some countries require approval of the sale price of a product before it can be marketed. In many countries, the pricing review period begins after marketing clearance or approval is granted. In some foreign markets, pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we might obtain regulatory clearance or approval for a product in a particular country, but then be subject to price regulations that delay our commercial launch of the product and negatively impact the revenue we are able to generate from the sale of the product in that country. In addition, to obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product to other available therapies. Adverse pricing limitations may hinder our ability to recoup our investment in our products and any other products, tests, or services we develop, even if our products obtain regulatory clearance or approval.

Healthcare reform measures could hinder or prevent our products’ commercial success.

In the U.S., there have been, and we expect there will continue to be, ongoing legislative and regulatory changes to the healthcare system which could affect our future revenue and profitability. Federal and state lawmakers regularly propose and, at times, enact legislation that could result in significant changes to the healthcare system, some of which are intended to contain or reduce the costs of medical products and services. For example, one of the most significant healthcare reform measures in decades, the PPACA, was enacted in 2010. The PPACA contains a number of provisions, including those governing enrollment in federal healthcare programs, reimbursement changes and fraud and abuse measures, all of which will impact existing government healthcare programs. The PPACA, among other things, also could result in the imposition of injunctions.

While the U.S. Supreme Court has repeatedly upheld the constitutionality of most elements of the PPACA, other legal challenges are still pending final adjudication in several jurisdictions. Although efforts in Congress to repeal the PPACA have repeatedly fallen short, there are a number of ongoing legislative initiatives to modify it. At this time, it remains unclear whether there will be any changes made to the PPACA. We cannot assure you that the PPACA, as currently enacted or as amended in the future, will not adversely affect our business and financial results and we cannot predict how future federal or state legislative or administrative changes relating to healthcare reform will affect our business.

In addition, other legislative changes have been proposed and adopted since the PPACA was enacted. There likely will continue to be legislative and regulatory proposals at the federal and state levels directed at containing or lowering the cost of health care. Medicare reimbursement for all products and services, including ours, remains highly susceptible to threats of automatic reductions triggered by budgetary shortfalls. Such payments are subject to recovery of purported overpayment for several years. We cannot predict the initiatives that may be adopted in the future or their full impact. We cannot predict whether any additional legislative changes will affect our business.

The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of health care may adversely affect:

●	Our ability to set a price that we believe is fair for our products;
●	Our ability to generate revenue and achieve or maintain profitability; and
●	The availability of capital.

Further, changes in regulatory requirements and guidance may occur, both in the United States and in foreign countries, and we may need to amend clinical study protocols to reflect these changes. Amendments may require us to resubmit our clinical study protocols to an IRB for reexamination, which may impact the costs, timing or successful completion of a clinical study. In light of widely publicized events concerning the safety risk of certain drug and medical device products, regulatory authorities, members of Congress, the Governmental Accounting Office, medical professionals and the general public have all raised concerns about potential safety issues. These events have resulted in the recall and withdrawal of medical device products, revisions to product labeling that further limit use of products and establishment of risk management programs that may, for instance, restrict distribution of certain products or require safety surveillance or patient education. The increased attention to safety issues may result in a more cautious approach by the FDA or other regulatory authorities to clinical studies and the medical device clearance or approval process. Adverse event data from clinical studies may receive greater scrutiny with respect to product safety, which may make the FDA or other regulatory authorities more likely to terminate or suspend clinical studies before completion, or require longer or additional clinical studies that may result in substantial additional expense and a delay or failure in obtaining clearance or approval at all, or clearance or approval for a more limited indication than originally sought.

Given the serious public health risks of high profile adverse safety events with certain products, the FDA or other regulatory authorities may require, as a condition of clearance or approval, costly risk evaluation and mitigation strategies, which may include safety surveillance, restricted distribution and use, patient education, enhanced labeling, special packaging or labeling, expedited reporting of certain adverse events, preapproval of promotional materials and restrictions on direct-to-consumer advertising.

We face uncertainty related to healthcare reform, pricing, coverage, and reimbursement, which could reduce our revenue.

Healthcare reform laws, including the PPACA and PAMA, are significantly affecting the U.S. healthcare and medical services industry. Recently passed legislation and possible future legal and regulatory changes, including potential repeal or modification of the PPACA, or approval of health plans that allow lower levels of coverage for preventive services, could substantially change the structure and finances of the health insurance system and the methodology for reimbursing medical services, drugs and devices, including our current and future products and services. Healthcare reforms, which may intend to reduce healthcare costs, may have the effect of discouraging third-party payors from covering certain kinds of medical products and services, particularly newly developed technologies, such as our current products, or any other products or services we develop. We cannot predict whether future healthcare reform initiatives will be implemented at the federal or state level or the effect any such future legislation or regulation will have on us. The taxes imposed by new legislation, cost reduction measures and the expansion in the government’s role in the U.S. healthcare industry may result in decreased profits to us, which may adversely affect our business, financial condition and results of operations.

Because Medicare currently covers a significant portion of the patients in the current targeted screening population for our products, any reduction in the CMS reimbursement rate for our products would negatively affect our revenues and our business prospects. There can be no assurance under PAMA that adequate CMS reimbursement rates will initially be assigned or will continue to be assigned to our tests. Further, it is possible that Medicare or other federal payors that provide reimbursement for our tests in the future may later suspend, revoke or discontinue coverage at any time, may require co-payments from patients, or may reduce the reimbursement rates payable to us. Any such action could have a negative impact on our revenues.

Our products may cause serious adverse side effects or even death or have other properties that could result in significant negative consequences following any marketing clearance or approval.

After receipt of marketing clearance or approval of any products we may develop, if we or others later identify undesirable side effects or even deaths caused by such products, a number of potentially significant negative consequences could result, including:

●	We may be forced to recall such product and suspend the marketing of such product;
●	The FDA may issue an import alert preventing the importation of a product into the U.S. from another country;
●	Regulatory authorities may withdraw their clearance or approval of such product;
●	Regulatory authorities may require additional warnings on the label that could diminish the usage or otherwise limit the commercial success of such products;
●	The FDA or other regulatory bodies may issue safety alerts, Dear Healthcare Provider letters, press releases or other communications containing warnings about such product;
●	The FDA may require the establishment or modification of Risk Evaluation Mitigation Strategies, or a comparable foreign regulatory authority may require the establishment or modification of a similar strategy that may, for instance, restrict distribution of our products and impose burdensome implementation requirements on us;
●	We may be required to change the way the product is administered or conduct additional clinical trials;
●	We could be sued and held liable for harm caused to subjects or patients;
●	We may be subject to litigation or product liability claims; and
●	Our reputation may suffer.

Any of these events could prevent us from maintaining market acceptance of the particular product.

Our products may in the future be subject to regulatory and private actions that could harm our reputation, business, and financial results.

The FDA has the authority to request and/or require the recall of commercialized products under its jurisdiction in the event of material deficiencies or defects in design or manufacture. Manufacturers may, under their own initiative, recall a product if any material deficiency in a product is found. A government-mandated or voluntary recall by us or one of our distributors could occur as a result of component failures, manufacturing errors, design or labeling defects or other deficiencies and issues. Recalls of any of our products would divert managerial and financial resources and have an adverse effect on our financial condition and results of operations. The FDA requires that certain classifications of recalls be reported to the FDA within ten working days after the recall is initiated. Companies are required to maintain certain records of recalls, even if they are not reportable to the FDA. We may initiate voluntary recalls involving our products in the future that we determine do not require notification of the FDA. If the FDA disagrees with our determinations, they could require us to report those actions as recalls. A future recall announcement could harm our reputation with customers and negatively affect its sales. In addition, the FDA could take enforcement action for failing to report the recalls when they were conducted.

Our products may in the future be subject to import alerts.

The FDA has the authority to place products and companies on an import alert if the Agency believes that there has been a violation of FDA laws and/or regulations. Import alerts allow the FDA to detain future shipments from another country without testing or otherwise physically examining them. If a company on an import alert attempts to import product, or if a product on an import alert is nonetheless offered for import, the product will be detained and refused entry into the U.S. unless the importer can demonstrate to the FDA that the product and/or company is not in violation of FDA laws and regulations.

If our products cause or contribute to a death or a serious injury, or malfunction in certain ways, we will be subject to medical device or drug reporting regulations, which can result in voluntary corrective actions or agency enforcement actions.

Under FDA medical device reporting regulations, medical device manufacturers are required to report to the FDA information that a device has or may have caused or contributed to a death or serious injury or has malfunctioned in a way that would likely cause or contribute to death or serious injury if the malfunction of the device or one of our similar devices were to recur. Similarly, under FDA drug reporting regulations, drug manufacturers are required to submit to the FDA information that a drug has or may have caused an unanticipated experience or side effect that places a patient at risk of, or results in, death or serious injury. If we fail to report these events to the FDA within the required timeframes, or at all, the FDA could take enforcement action against us. Any such adverse event involving our products also could result in future voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection or enforcement action. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.

Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of our products.

We face an inherent risk of product liability exposure related to the sale of certain of our products and any other products we develop. The marketing, sale and use of our products could lead to the filing of product liability claims against us if someone alleges product failures, product malfunctions, manufacturing flaws, or design defects resulted in injury to patients. We may also be subject to liability for a misunderstanding of, or inappropriate reliance upon, the information we provide. If we cannot successfully defend ourselves against claims that a product we developed caused injuries, we may incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

●	Decreased demand for our products;
●	Injury to our reputation and significant negative media attention;
●	Withdrawal of patients from clinical studies or cancellation of studies;
●	Significant costs to defend the related litigation and distraction to our management team;
●	Substantial monetary awards to patients;
●	Loss of revenue; and
●	The inability to commercialize any products that we may develop.

In addition, insurance coverage is increasingly expensive. We may not be able to maintain insurance coverage at a reasonable cost or in an amount adequate to satisfy any liability that may arise.

Compliance with the HIPAA security, privacy and breach notification regulations may increase our costs.

The HIPAA privacy, security and breach notification regulations, including the expanded requirements under HITECH, establish comprehensive federal standards with respect to the uses and disclosures of protected health information (PHI), by health plans, healthcare providers and healthcare clearinghouses, in addition to setting standards to protect the confidentiality, integrity and security of PHI. The regulations establish a complex regulatory framework on a variety of subjects, including:

●	The circumstances under which uses and disclosures of PHI are permitted or required without a specific authorization by the patient, including but not limited to treatment purposes, activities to obtain payments for our services, and our healthcare operations activities;
●	A patient’s rights to access, amend and receive an accounting of certain disclosures of PHI;

●	Requirements to notify individuals if there is a breach of their PHI;
●	The contents of notices of privacy practices for PHI;
●	Administrative, technical and physical safeguards required of entities that use or receive PHI; and
●	The protection of computing systems maintaining electronic PHI.

We are required to comply with federal privacy, security and breach notification regulations as well as varying state privacy, security and breach notification laws and regulations, which may be more stringent than federal HIPAA requirements. In addition, for healthcare data transfers from other countries relating to citizens of those countries, we must comply with the laws of those countries. The federal privacy regulations restrict our ability to use or disclose patient identifiable data, without patient authorization, for purposes other than payment, treatment, healthcare operations and certain other specified disclosures such as public health and governmental oversight of the healthcare industry.

HIPAA provides for significant fines and other penalties for wrongful use or disclosure of PHI, including potential civil and criminal fines and penalties. Computer networks are always vulnerable to breach and unauthorized persons may in the future be able to exploit weaknesses in the security systems of our computer networks and gain access to PHI. Additionally, we share PHI with third-parties who are legally obligated to safeguard and maintain the confidentiality of PHI. Unauthorized persons may be able to gain access to PHI stored in such third-parties computer networks. Any wrongful use or disclosure of PHI by us or such third-parties, including disclosure due to data theft or unauthorized access to our or our third-parties computer networks, could subject us to fines or penalties that could adversely affect our business and results of operations. Although the HIPAA statute and regulations do not expressly provide for a private right of damages, we could also incur damages under state laws to private parties for the wrongful use or disclosure of confidential health information or other private personal information.

Our employees, independent contractors, consultants, commercial partners, and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of fraud, misconduct, or other illegal activity by our employees, independent contractors, consultants, commercial partners, and vendors. Misconduct by these parties could include intentional, reckless and negligent conduct that fails to: comply with the rules and regulations of the CMS, FDA, and other comparable foreign regulatory authorities; provide true, complete and accurate information to such regulatory authorities; comply with manufacturing and clinical laboratory standards; comply with healthcare fraud and abuse laws in the United States and similar foreign fraudulent misconduct laws; or report financial information or data accurately or to disclose unauthorized activities to us. In particular, research, sales, marketing, education, and other business arrangements in the healthcare industry are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing, and other abusive practices, as well as off-label product promotion. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, educating, marketing and promotion, sales and commission, certain customer incentive programs, and other business arrangements generally. Activities subject to these laws also involve the improper use of information obtained in the course of participant recruitment for clinical studies, which could result in regulatory sanctions and cause serious harm to our reputation. It is not always possible to identify and deter misconduct by employees and third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions. Even if it is later determined after an action is instituted against us that we were not in violation of these laws, we may be faced with negative publicity, incur significant expenses defending our actions, and have to divert significant management resources from other matters.

Risks Related to SL Science’s Ordinary Shares

The price of SL Science’s Ordinary Shares may be volatile, and the value of its securities may decline.

SL Science cannot predict the prices at which its securities will trade. The price of SL Science’s Ordinary Shares may not bear any relationship to any established criteria of the value of its business and prospects, and the market price of its securities may fluctuate substantially. In addition, the trading price of SL Science’s Ordinary Shares could be subject to fluctuations in response to various factors, some of which are beyond its control. These fluctuations could cause you to lose all or part of your investment. Factors that could cause fluctuations in the trading price of SL Science’s Ordinary Shares include the following:

●	actual or anticipated fluctuations in SL Science’s financial condition or results of operations;
●	variance in SL Science’s financial performance from expectations of securities analysts;
●	changes in SL Science’s projected operating and financial results;
●	changes in laws or regulations applicable to SL Science’s business;
●	announcements by SL Science or its competitors of significant business developments, acquisitions or new offerings;
●	sales of SL Science’s Ordinary Shares by its shareholders, as well as the anticipation of lockup releases;
●	significant breaches of, disruptions to, or other incidents involving SL Science’s information technology systems or those of its business partners;
●	SL Science’s involvement in material litigation;
●	changes in senior management or key personnel;
●	the trading volume of SL Science’s Ordinary Shares;
●	general economic and market conditions; and
●	other events or factors, including those resulting from war, incidents of terrorism, global pandemics or responses to these events.

The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through a conventional initial public offering and may create risks for SL Science’s unaffiliated investors.

A conventional initial public offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the proxy statement/prospectus unless they are able to sustain the burden of proving that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of the business, financial condition and results of operations of a company conducting an initial public offering. Going public via a business combination with a special purpose acquisition company, such as HSPT, does not involve any underwriters and may therefore result in less careful vetting of information that is presented to the public.

In addition, going public via a business combination with a special purpose acquisition company does not involve a bookbuilding process as is the case in an initial public offering. In any initial public offering, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a business combination involving a special purpose acquisition company, the value of the target company is established by means of negotiations between the target company and the special purpose acquisition company. The process of establishing the value of a target company in a business combination may be less effective than an initial public offering bookbuilding process and also does not reflect events that may have occurred between the date of the business combination agreement and the closing of the transaction. In addition, while initial public offerings are frequently oversubscribed, resulting in additional potential demand for shares in the aftermarket following an initial public offering, there is no comparable process of generating investor demand in connection with a business combination between a target company and a special purpose acquisition company, which may result in lower demand for SL Science’s Ordinary Shares and could in turn decrease liquidity and trading prices as well as increase trading volatility.

As a “controlled company” under the rules of the Nasdaq Capital Market, SL Science may choose to exempt itself from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Mr. Wang, our Chief Executive Officer and Chairman, beneficially holds approximately 59.53% of the voting power of SL Science. Accordingly, SL Science is a “controlled company” within the meaning of Nasdaq Listing Rule 5615(c). SL Science therefore is eligible to utilize certain exemptions from the corporate governance requirements of the Nasdaq Stock Market. SL Science’s status as a controlled company could cause its securities to look less attractive to certain investors or otherwise harm the trading price.

As a controlled company, SL Science will qualify for, and our board of directors, the composition of which is and will be controlled by Mr. Wang, may rely upon, exemptions from several of Nasdaq’s corporate governance requirements, including requirements that:

●	a majority of the board of directors consist of independent directors;
●	compensation of officers, including that of the CEO, be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee comprised solely of independent directors; and
●	director nominees be selected or recommended to the board of directors by a majority of its independent directors or by a nominating committee that is composed entirely of independent directors.

Accordingly, to the extent that we may choose to rely on one or more of these exemptions, Public Shareholders would not be afforded the same protections afforded to the shareholders of other Nasdaq-listed companies that are subject to these corporate governance requirements.

We do not currently intend to rely on the “controlled company” exemption under the Nasdaq listing rules. However, we may elect to avail ourselves of these exemptions in the future.

SL Science is a foreign private issuer, and as a result, it is not subject to U.S. proxy rules and is subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

SL Science reports under the Exchange Act as a non-U.S. company with foreign private issuer status. Because SL Science qualifies as a foreign private issuer under the Exchange Act, SL Science is exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, among others, (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time, and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year, and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

If SL Science ceases to qualify as a foreign private issuer, it would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and it would incur significant additional legal, accounting, and other expenses that it would not incur as a foreign private issuer.

As a foreign private issuer, SL Science will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors, and principal shareholders will be exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, it will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and it will not be required to disclose in its periodic reports all of the information that United States domestic issuers are required to disclose. If it ceases to qualify as a foreign private issuer in the future, it would incur significant additional expenses that could have a material adverse effect on its results of operations.

Although as a foreign private issuer, SL Science is exempt from certain corporate governance standards applicable to US domestic issuers, if SL Science cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq, SL Science’s Ordinary Shares may not be listed or may be delisted, which could negatively affect the price of its securities and your ability to sell them.

SL Science’s Ordinary Shares are listed on Nasdaq. SL Science cannot assure you that its securities will continue to be listed on Nasdaq.

In order to maintain its listing on Nasdaq, SL Science is required to comply with certain rules of Nasdaq, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if SL Science initially meets the listing requirements and other applicable rules of Nasdaq, SL Science may not be able to continue to satisfy these requirements and applicable rules. If SL Science is unable to satisfy Nasdaq criteria for maintaining its listing, its securities could be subject to delisting.

If Nasdaq subsequently delists its Ordinary Shares from trading, SL Science could face significant consequences, including:

●	a limited availability for market quotations for its securities;
●	reduced liquidity with respect to its securities;
●	a determination that its ordinary shares are a “penny stock,” which will require brokers trading in SL Science Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for SL Science Ordinary Shares;
●	limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

As an exempted company incorporated in the Cayman Islands, SL Science is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance listing standards, which may afford less protection to shareholders than they would enjoy if SL Science complied fully with the Nasdaq Stock Market corporate governance listing standards.

SL Science’s Ordinary Shares are listed on the Nasdaq Stock Market. The Nasdaq Stock Market corporate governance listing standards permit a foreign private issuer such as SL Science to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is SL Science’s home country, may differ significantly from the Nasdaq Stock Market corporate governance listing standards.

For instance, under the laws of the Cayman Islands, SL Science is not required to:

●	have a majority of the board be independent;
●	have a compensation committee or a nominations and corporate governance committee consisting entirely of independent directors; or
●	have regularly scheduled executive sessions with only independent directors each year.

SL Science may rely on exemptions available to foreign private issuers in the future, and to the extent that SL Science chooses to do so, its shareholders may be afforded less protection than they otherwise would have under the Nasdaq Stock Market Rules applicable to U.S. domestic issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because SL Science is incorporated under the law of the Cayman Islands, SL Science conducts its operations in Taiwan, and a majority of its directors and executive officers reside outside of the United States.

SL Science is an exempted company limited by shares incorporated under the laws of the Cayman Islands, and SL Science conducts its operations through its subsidiary in Taiwan. Substantially all of SL Science’s assets are located outside of the United States. A majority of SL Science’s officers and directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against SL Science or against these individuals outside of the United States in the event that you believe that your rights have been infringed upon under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of Taiwan could render you unable to enforce a judgment against the relevant assets or the assets of the relevant directors and officers.

In addition, SL Science’s corporate affairs will be governed by Amended PubCo Charter, the Cayman Companies Act and the common law of the Cayman Islands. The rights of investors to take action against the directors, actions by minority shareholders and the fiduciary duties of SL Science’s directors to SL Science under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of SL Science’s shareholders and the fiduciary duties of SL Science’s directors under Cayman Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States. Some U.S. states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like SL Science have no general rights under Cayman Islands law to inspect corporate records (save for the memorandum and articles of association, the register of mortgages and charges, and any special resolutions passed by SL Science’s shareholders) or to obtain copies of register of members of these companies. Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. SL Science’s directors, under the Amended PubCo Charter, may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of shareholders not being directors, and no shareholder (not being a director) shall have any right to inspect any account or book or document of SL Science except as conferred by law or authorized by the directors or by an ordinary resolution. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder’s motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is SL Science’s home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent SL Science chooses to follow home country practice with respect to corporate governance matters, its shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers. As an exempted company incorporated in the Cayman Islands, SL Science is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if SL Science complied fully with the Nasdaq Stock Market corporate governance listing standards.”

As a result of all of the above, SL Science’s shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as Public Shareholders of a company incorporated in the United States.

The Amended PubCo Charter contains certain provisions, including anti-takeover provisions that limit the ability of shareholders to take certain actions and could delay or discourage takeover attempts that shareholders may consider favorable.

SL Science has adopted the Amended PubCo Charter. The Amended PubCo Charter contains provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition of SL Science or cause SL Science to engage in change-of-control transactions. These provisions could have the effect of depriving SL Science shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of SL Science in a tender offer or similar transaction. For example, SL Science’s board of directors has the authority to issue any additional SL Science Ordinary Shares on such terms and on such conditions as they may decide, provided such issuance will not exceed the authorized share capital of SL Science, without any approval required from the shareholders. See “Description of Securities.” These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in SL Science’s board of directors or management.

A market for SL Science’s Ordinary Shares may not develop or be sustained, which would adversely affect the liquidity and price of SL Science’s Ordinary Shares.

The price of SL Science’s Ordinary Shares may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. A substantial amount of SL Science’s Ordinary Shares are subject to transfer restrictions. An active trading market for SL Science’s Ordinary Shares may not be sustained. In addition, the price of SL Science’s Ordinary Shares may vary due to general economic conditions and forecasts, SL Science’s general business condition and the release of its financial reports. Additionally, if SL Science’s Ordinary Shares are delisted from the Nasdaq Stock Market and are quoted on an over-the-counter market, the liquidity and price of SL Science’s Ordinary Shares may be more limited than if SL Science’s Ordinary Shares were quoted or listed on the Nasdaq Stock Market or another national securities exchange. You may be unable to sell your securities unless a market is sustained.

We are obligated to develop and maintain proper and effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our Company and, as a result, the value of our Ordinary Shares.

Upon completion the initial public offering in June 2026, we became a public company in the United States subject to Section 404 of the Sarbanes-Oxley Act of 2002 which requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending December 31, 2026. In addition, once we cease to be an “emerging growth company” as such term is defined under the JOBS Act, and if the value of our non-affiliated float of our Ordinary Shares exceeds certain amounts, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, because we are a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation, testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Generally, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets and harm our results of operations. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

The issuance of additional share capital in connection with financings, acquisitions, investments, SL Science’s equity incentive plans or otherwise, if any, will dilute all other shareholders.

SL Science expects to issue additional shares in the future that will result in dilution to all other shareholders. SL Science may also raise capital through equity financings in the future. As part of SL Science’s business strategy, it may acquire or make investments in companies, solutions or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of the additional share capital may cause shareholders to experience significant dilution of their ownership interests and the per share value of the SL Science Ordinary Shares to decline.

SL Science does not intend to pay dividends before it becomes profitable, and as a result, your ability to achieve a return on your investment in the foreseeable future will depend on appreciation in the price of the SL Science Ordinary Shares.

SL Science does not intend to pay any cash dividends before it becomes profitable, which may not occur in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of SL Science’s board of directors. Accordingly, you may need to rely on sales of the SL Science Ordinary Shares after price appreciation, which may never occur, as the only way to realize any future gains on your investment.

A significant portion of issued and outstanding SL Science Ordinary Shares may not be immediately resold but may be sold into the market in the near future. This could cause the market price of the SL Science Ordinary Shares to drop significantly, even if SL Science’s business is doing well.

The Sponsor and HSPT’s officers and directors beneficially own approximately 0.3% of the aggregate voting power of SL Science’s issued and outstanding share capital, including the 1,959,850 SL Science Ordinary Shares into which the HSPT Founder Shares and HSPT Private Units converted, in both the no redemption and maximum redemption scenarios. Pursuant to the terms of the letter agreement entered into by and among HSPT, the Sponsor, and the officers and directors of HSPT, the HSPT Founder Shares (which have been converted into SL Science Ordinary Shares) are subject to certain transfer restrictions as follows:

(i)	in the case of HSPT Founder Shares, not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until the earlier of (1) six months after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange, reorganization, or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, unless otherwise approved by public shareholders in connection with a business combination; unless different transfer restrictions are otherwise approved by public shareholders in connection with the business combination. Notwithstanding the foregoing, if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period 150 days after our initial business combination, the HSPT Founder Shares will be released from the lock-up. On the other hand, there is no such lockup period for the existing shareholders of SL Bio.

Pursuant to the Registration Rights Agreement, SL Science has agreed that, within 30 days after it receives a written request by certain security holders, SL Science will file with the SEC (at SL Science’s sole cost and expense) a resale registration statement, and SL Science will use its reasonable efforts to have the resale registration statement declared effective by the SEC.

Additionally, SL Science may register for resale SL Science Ordinary Shares subject to the assumed SL Bio Options, as well as shares held by SL Bio’s affiliates that were subject to a lock-up.

SL Science is an “emerging growth company,” and the reduced reporting and disclosure requirements applicable to emerging growth companies may make SL Science’s Ordinary Shares less attractive to investors.

SL Science is an “emerging growth company,” as defined in the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, disclosure obligations regarding executive compensation in SL Science’s periodic reports and proxy statements, and the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act proxy statement/prospectus declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. SL Science does not intend to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, SL Science, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of SL Science’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

SL Science will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (i) following the fifth anniversary of the consummation of the Business Combination, (ii) in which SL Science has total annual gross revenue of at least $1.235 billion, or (iii) in which SL Science is deemed to be a large accelerated filer, which means the market value of SL Science’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (2) the date on which SL Science has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Investors may find SL Science’s Ordinary Shares less attractive if it chooses to rely on these exemptions, and there may be a less active trading market for SL Science’s Ordinary Shares, and the price of such securities may be more volatile.

SL Science will incur increased costs as a result of operating as a public company, and its management will be required to devote substantial time to comply with a public company’s responsibilities and corporate governance practices.

As a public company, SL Science will incur significant legal, accounting and other expenses, which SL Science expects to further increase after it is no longer an “emerging growth company.” The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations impose various requirements on public companies. SL Science’s management and other personnel are not experienced in managing a public company and will be required to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase SL Science’s legal and financial compliance costs and will make some activities more time-consuming and costly.

In the past, shareholders of some public companies brought securities class action suits against these companies following periods of instability in the market price of these companies’ securities. SL Science’s involvement in a class action suit could divert a significant amount of its management’s attention and other resources from its business, which could harm its results of operations and require it to incur significant expenses to defend the suit.

Any such class action suit, whether or not successful, could harm SL Science’s reputation and restrict its ability to raise capital in the future. In addition, if a claim is successfully made against it, SL Science may be required to pay significant damages, which could materially adversely affect its financial condition and results of operations.

If SL Science were a passive foreign investment company for United States federal income tax purposes for any taxable year, U.S. Holders of Ordinary Shares could be subject to adverse United States federal income tax consequences.

If SL Science is or becomes a “passive foreign investment company,” or a PFIC, within the meaning of Section 1297 of the Code for any taxable year during which a U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences — U.S. Holders”) holds Ordinary Shares, certain adverse U.S. federal income tax consequences may apply to such U.S. Holder. PFIC status depends on the composition of a company’s income and assets and the fair market value of its assets from time to time, as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. SL Science has not made a determination as to whether it currently is, or in the future may become, a PFIC, but there is a possibility that it may be classified as a PFIC for its taxable year that includes the date of the Merger or in the foreseeable future. There can be no assurance that SL Science will not be treated as a PFIC for any taxable year.

If SL Science were treated as a PFIC, a U.S. Holder of Ordinary Shares may be subject to adverse U.S. federal income tax consequences, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, interest charges on certain taxes treated as deferred, and additional reporting requirements.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	the benefits of the Business Combination;
●	SL Science’s financial performance following the Business Combination;
●	changes in SL Science’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;
●	SL Science’s strategic advantages and the impact those advantages will have on future financial and operational results;
●	expansion plans and opportunities;
●	SL Science’s ability to grow its business in a cost-effective manner;
●	the implementation, market acceptance and success of SL Science’s business model;
●	developments and projections relating to SL Science’s competitors and industry;
●	SL Science’s approach and goals with respect to technology;
●	SL Science’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
●	the impact of COVID-19 or other pandemics on SL Science’s business;
●	changes in applicable laws or regulations; and
●	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the actual results or performance of SL Science may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the outcome of any legal proceedings following the date of this prospectus;
●	the inability to obtain or maintain the listing of the Ordinary Shares on Nasdaq following the Business Combination;

●	our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of SL Science to grow and manage growth profitably following the Business Combination;
●	changes in applicable laws or regulations;
●	the effects of COVID-19 or other pandemics on SL Science’s business;
●	the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities;
●	the risk that the Company may never achieve or sustain profitability;
●	the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all;
●	the risk that the Company experiences difficulties in managing its growth and expanding operations;
●	the risk that SL Science is unable to secure or protect its intellectual property;
●	the risk that SL Science is unable to secure or will experience delays in securing regulatory approval or clearance for its products; and
●	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of December 31, 2025. This table should be read in conjunction with, and is qualified in its entirety by reference to, “Unaudited Pro Forma Condensed Combined Financial Information,” “Unaudited Pro Forma Condensed Combined And Consolidated Balance Sheet As Of December 31, 2025,” “Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2025”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our audited consolidated financial statements and the notes thereto included elsewhere in this prospectus.

Pro Forma
As of December 31, 2025 (in thousands)	Combined
Cash and cash equivalents	$9,005

Equity:
Pubco ordinary shares	6
Additional paid-in capital	14,068
Accumulated deficit	(5,656)
Accumulated other comprehensive income	469
Total Shareholders’ Equity:	8,887

Debt:
Operating lease liabilities, non-current	65
Total capitalization	$8,952

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

SL Science Holding Limited, a Cayman Islands exempted company (the “PubCo” or the “Company”) is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination between Horizon Space Acquisition II Corp. (“HSPT”) and SL BIO Ltd. (“SL Bio”), which was consummated on June 12, 2026.

The unaudited pro forma condensed combined financial statements are based on the HSPT historical financial statements and SL Bio historical financial statements as adjusted to give pro forma effect to the events that are related and/or directly attributable to the business combination (the “Transactions”), are factually supportable and, with respect to the pro forma statements of operations, are expected to have a continuing impact on the results of the post-combination company. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Transactions as if they had been consummated on December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, gives effect to the Transactions as if they had occurred on January 1, 2025, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaced the previous pro forma adjustment criteria with simplified requirements to depict the accounting for the Transactions (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company reflecting the Transactions.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company.

There is no historical activity with respect to PubCo, CW Mega Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub I”), and WW Century Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub II”). Accordingly, no adjustments were required with respect to these entities in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025 has been prepared using, and should be read in conjunction with, the following:

●	HSPT’s audited balance sheet as of December 31, 2025 and the related notes appearing elsewhere in the HSPT’s Annual Report Form 10-K filed on April 8, 2026; and
●	SL Bio’s audited consolidated balance sheet as of December 31, 2025 and the related notes included in the Company’s Form 20-F filed with the SEC on June 18, 2026;

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 had been prepared using, and should be read in conjunction with, the following:

●	HSPT’s audited statements of operations for the year ended December 31, 2025 and the related notes appearing elsewhere in the HSPT’s Annual Report Form 10-K filed on April 8, 2026; and
●	SL Bio’s audited consolidated statements of operations for the year ended December 31, 2025 and the related notes included in the Company’s Form 20-F filed with the SEC on June 18, 2026.

Description of the Business Combination

On June 12, 2026 (the “Closing Date”), the Company consummated the previously announced business combination pursuant to the Business Combination Agreement, dated May 9, 2025 (as may be amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, HSPT, Merger Sub I, Merger Sub II, and SL Bio.

As a result of the Business Combination (as defined below), (i) Merger Sub I merged with and into HSPT, with HSPT as the surviving entity and a wholly-owned subsidiary of the Company (the “First Merger”), and (ii) following the First Merger, Merger Sub II merged with and into SL Bio, with SL Bio as the surviving entity and a wholly-owned subsidiary of the Company (the “Second Merger,” and together with the First Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). Upon the consummation of the Business Combination, each of HSPT and SL Bio became a subsidiary of the Company, and HSPT’s shareholders and SL Bio’s shareholders received ordinary shares of par value of $0.00001 each of the Company (“PubCo Ordinary Shares” or “Ordinary Shares”).

Pursuant to the Business Combination Agreement, (i) immediately prior to the First Merger Effective Time (as defined in the Business Combination Agreement), (a) each Acquiror Unit (as defined in the Business Combination Agreement) issued and outstanding immediately prior to the First Merger Effective Time was automatically detached and the holder thereof was deemed to hold one Acquiror Ordinary Share (as defined in the Business Combination Agreement) and one Acquiror Right (as defined in the Business Combination Agreement) in accordance with the terms of the applicable Acquiror Unit (the “Unit Separation”); (b) each Acquiror Right issued and outstanding immediately prior to the First Merger Effective Time was automatically converted into one-tenth of an Acquiror Ordinary Share (the “Acquiror Right Conversion”); and (c) immediately following the Unit Separation and Acquiror Right Conversion, each Acquiror Ordinary Share (which, for the avoidance of doubt, includes the Acquiror Ordinary Shares held as a result of the Unit Separation and the Acquiror Right Conversion) issued and outstanding immediately prior to the First Merger Effective Time was automatically cancelled and ceased to exist in exchange for the right to receive one newly issued PubCo Ordinary Share; and (ii) at the Second Merger Effective Time (as defined in the Business Combination Agreement), each Company Exchanging Share (as defined in the Business Combination Agreement) was automatically cancelled and converted into the right of each holder of the Company Exchanging Shares to receive, such number of newly issued PubCo Ordinary Shares, as determined in accordance with the Business Combination Agreement, based on an exchange ratio equal to the quotient of (a) $5.568 billion divided by $10.00 per share, divided by (b) the number of Company Ordinary Shares issued and outstanding immediately prior to the Second Merger Effective Time.

In connection with the Business Combination, the Company entered into subscription agreements (the “Subscription Agreements” and the transactions contemplated under the Subscription Agreements, the “PIPE Financing”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors committed to purchase an aggregate of 780,000 units of the Company (the “PubCo Units”), in a private placement for a purchase price of $10.00 per PubCo Unit. Each PubCo Unit consisted of (i) one PubCo Ordinary Share and (ii) one series A preferred share of the Company, par value $0.00001 per share (the “PubCo Preferred Shares”). Each PubCo Preferred Share will be converted into one-third (1/3) of one PubCo Ordinary Share (such converted PubCo Ordinary Shares, the “Conversion Shares”) on the six-month anniversary of the closing of the Business Combination. The PIPE Financing closed in conjunction with the closing of the Business Combination and generated gross proceeds of approximately $7,800,000.

Accounting for the Business Combination

The Business Combination was accounted for as a “reverse recapitalization” in accordance with U.S. GAAP. Under this method of accounting, HSPT was treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the fact that subsequent to the Business Combination, SL Bio’s shareholders had a majority of the voting power of the combined company, and SL Bio comprised all of the ongoing operations of the combined company. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of SL Bio issuing shares for the net assets of HSPT, accompanied by a recapitalization. The net assets of HSPT were stated at historical costs. No goodwill or other intangible assets were recorded. Operations prior to the Business Combination were those of SL Bio.

Basis of Pro Forma Presentation

The unaudited pro forma combined financial information included in this Exhibit has been prepared using actual redemption of HSPT’s ordinary shares.

The Company is providing this information to aid you in your analysis of the financial aspects of the Business Combination. The unaudited pro forma condensed combined financial statements described above and the assumption and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements should be read in conjunction with HSPT’s historical financial statements, SL Bio’s historical financial statements, and the related notes thereto. The pro forma adjustments are preliminary, and the unaudited pro forma information has been presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that may have actually occurred had the Business Combination taken place on the dates noted, or of the Combined Company’s future financial position or operating results. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Combined Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2025

	(1)				(2)				Actual
	HSPT				SL Bio				Redemptions
		Transaction				Transaction			Transaction
		Accounting				Accounting			Accounting		Pro Forma
	(Historical)	Adjustments	Note	(Pro Forma)	(Historical)	Adjustments	Note	(Pro Forma)	Adjustments	Note	Combined
Assets:
Current assets:
Cash and cash equivalents	$7,917	$446,650	(D)	$454,567	$1,258,616	$—		$1,258,616	$1,924,175	(E)	$9,004,706
									(850,479)	(G)
									(592,173)	(H)
									(840,000)	(I)
									7,800,000	(K)
									(150,000)	(I)
Restricted cash	—	—		—	—	—		—	—		—
Prepaid expenses and other current assets	21,614	—		21,614	168,209	—		168,209	—		189,823
Total current assets	29,531	446,650		476,181	1,426,825	—		1,426,825	7,291,523		9,194,529
Operating lease right-of -use assets, net	—	—		—	212,324	—		212,324	—		212,324
Plant and equipment, net	—	—		—	248,894	—		248,894	—		248,894
Deferred offering costs	—	—		—	929,137	—		929,137	(929,137)	(H)	—
Investments held in Trust Account	72,924,060	821,769	(A)	1,924,175	—	—		—	(1,924,175)	(E)	—
		200,000	(B)
		(72,021,654)	(C)
Total Assets	$72,953,591	$(70,553,235)		$2,400,356	2,817,180	$—		$2,817,180	$4,438,211		$9,655,747
Liabilities, Temporary Equity, and Stockholders’ Equity
Current liabilities:
Other payable and accrued expenses	4,696	—		4,696	319,872	—		319,872	(4,697)	(G)	554,871
									235,000	(H)
Operating lease liabilities, current	—	—		—	148,663	—		148,663	—		148,663
Promissory notes, related parties	990,000	230,000	(D)	1,270,000	—	—		—	(840,000)	(I)	—
		50,000	(B)						(430,000)	(L)
Promissory notes, third party	—	150,000	(B)	150,000	—	—		—	(150,000)	(I)	—
Amount due to related party	354,484	216,650	(D)	571,134	—	—		—	(571,134)	(L)	—
Total current liabilities	1,349,180	646,650		1,995,830	468,535	—		468,535	(1,760,831)		703,534
Operating lease liabilities, non-current	—	—		—	64,742	—		64,742	—		64,742
Total Liabilities	1,349,180	646,650		1,995,830	533,277	—		533,277	(1,760,831)		768,276
Commitments and Contingencies
Ordinary shares subject to possible redemption	72,924,060	821,769	(A)	1,924,175	—	—		—	(1,924,175)	(E)	—
		200,000	(B)
		(72,021,654)	(C)
Stockholders’ Equity (Deficit):
Preferred shares									8	(K)	8
Common shares	—	—		—	367,500	—		367,500	(367,500)	(J)	—
Ordinary shares	218	—		218	—	—		—	(189)	(F)	5,608
									5,568	(J)
									2	(E)
									8	(K)
									1	(L)
Additional paid-in capital	—	(200,000)	(B)	(200,000)	6,931,344	—		6,931,344	(1,319,678)	(F)	14,068,096
									(845,782)	(G)
									(1,585,010)	(H)
									361,932	(J)
									1,924,173	(E)
									7,799,984	(K)
									1,001,133	(L)
Retained earnings (accumulated deficit)	(1,319,867)	—		(1,319,867)	(5,484,378)	—		(5,484,378)	1,319,867	(F)	(5,655,678)
									(171,300)	(H)
Accumulated other comprehensive income	—	—		—	469,437	—		469,437	—		469,437
Total Stockholders’ (Deficit) Equity	(1,319,649)	(200,000)		(1,519,649)	2,283,903	—		2,283,903	8,123,217		8,887,471
Total Liabilities, Temporary Equity, and Stockholders’ (Deficit) Equity	$72,953,591	$(70,553,235)		$2,400,356	2,817,180	$—		$2,817,180	$4,438,211		$9,655,747

(1)	Derived from the audited balance sheet of HSPT as of December 31, 2025. See HSPT’s financial statements and the related notes appearing elsewhere in the HSPT’s Annual Report Form 10-K filed on April 8, 2026.
(2)	Derived from the audited consolidated balance sheet of SL Bio as of December 31, 2025. See SL Bio’s financial statements and the related notes in the Company’s Form 20-F filed with the SEC on June 18, 2026.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

			Actual
			Redemptions
	(1)	(2)	Transaction
	HSPO	SL Bio	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments	Note	Combined
Revenues	$—	$2,197,249	$—		$2,197,249
Cost of goods sold	—	1,422,187	—		1,422,187
Gross profit	—	775,062	—		775,062

Operating expenses:
General and administrative expenses	1,080,524	2,543,528	1,017,082	(CC)	4,641,134
Research and development expenses	—	2,069,022	—		2,069,022
Selling and marketing expenses	—	—	—		—
Total operating expenses	1,080,524	4,612,550	1,017,082		6,710,156

Loss from Operations	(1,080,524)	(3,837,488)	(1,017,082)		(5,935,094)

Other income
Interest and dividend income on investments held in Trust	2,889,530	—	(2,889,530)	(AA)	—
Interest income	—	40,302			40,302
Other expense, net	—	(22,636)	—		(22,636)
Total other income	2,889,530	17,666	(2,889,530)		17,666
Income (loss) before income taxes	1,809,006	(3,819,822)	(3,906,612)		(5,917,428)

Income tax credit	—	4	—		4

Net income (loss)	$1,809,006	$(3,819,818)	$(3,906,612)		$(5,917,424)

Other comprehensive income (loss), net of tax
Change in cumulative foreign currency translation	—	240,971	—		240,971
Comprehensive income (loss)	1,809,006	$(3,578,847)	$(3,906,612)		$(5,676,453)

Basic and diluted weighted average redeemable ordinary shares outstanding	6,900,000		(6,900,000)	(BB)	—
Basic and diluted net income per redeemable ordinary shares	$0.32				$—
Basic and diluted weighted average non-redeemable ordinary shares outstanding	2,180,000		558,579,757	(BB)	560,759,757
Basic and diluted net loss per non-redeemable ordinary share	$(0.200)				$(0.011)

Basic and diluted weighted average number of ordinary shares used in computation		3,675,000
Basic and diluted earnings per share attributable to ordinary shareholders of the Company	(1.039)

(1)	Derived from the audited statement of operations of HSPT for the year ended December 31, 2025. See HSPT’s financial statements and the related notes appearing elsewhere in the HSPT’s Annual Report Form 10-K filed on April 8, 2026.
(2)	Derived from the audited consolidated statement of operations and comprehensive income of SL Bio for the year ended December 31, 2025. See SL Bio’s financial statements and the related notes included in the Company’s Form 20-F filed with the SEC on June 18, 2026.

Note 1 — Basis of Presentation

On June 12, 2026 (the “Closing Date”), the Company consummated the previously announced business combination pursuant to the Business Combination Agreement, dated May 9, 2025 (as may be amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, HSPT, Merger Sub I, Merger Sub II, and SL Bio.

As a result of the Business Combination, (i) Merger Sub I merged with and into HSPT, with HSPT as the surviving entity and a wholly-owned subsidiary of the Company (the “First Merger”), and (ii) following the First Merger, Merger Sub II merged with and into SL Bio, with SL Bio as the surviving entity and a wholly-owned subsidiary of the Company (the “Second Merger,” and together with the First Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). Upon the consummation of the Business Combination, each of HSPT and SL Bio became a subsidiary of the Company.

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, HSPT was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of SL Bio issuing shares for the net assets of HSPT, accompanied by a recapitalization. The net assets of HSPT were stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025 gave pro forma effect to the Business Combination as if it had been consummated on December 31, 2025. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 gave pro forma effect to the Business Combination as if it had been consummated on January 1, 2025, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025 had been prepared using, and should be read in conjunction with, the following:

●	HSPT’s audited balance sheet as of December 31, 2025 and the related notes appearing elsewhere in the HSPT’s Annual Report Form 10-K filed on April 8, 2026; and
●	SL Bio’s audited consolidated balance sheet as of December 31, 2025 and the related notes included elsewhere in the Company’s Form 20-F filed with the SEC on June 18, 2026, and

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 had been prepared using, and should be read in conjunction with, the following:

●	HSPT’s audited statements of operations for the year ended December 31, 2025 and the related notes appearing elsewhere in the HSPT’s Annual Report Form 10-K filed on April 8, 2026; and
●	SL Bio’s audited consolidated statements of operations for the year ended December 31, 2025 and the related notes included elsewhere in the Company’s Form 20-F filed with the SEC on June 18, 2026.

Note 2 — Accounting Policies

Upon consummation of the Business Combination, management performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). SL Bio elected not to present Management’s Adjustments and presented only Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustment to the unaudited combined pro forma balance sheet consists of the following:

(A)	Reflected the additional interest income earned from the Trust Account subsequent to December 31, 2025, which increased the value of shares available to be redeemed upon the consummation of the Business Combination;
(B)	Reflected four monthly extension payments of an aggregate amount of $200,000 deposited into HSPT’s Trust Account subsequent to December 31, 2025 in order to extend the available time to complete the Business Combination, which increased the value of shares available to be redeemed upon the consummation of the Business Combination;
(C)	Reflected the redemption of 3,219,311 of HSPT’s ordinary shares by HSPT’s shareholders at a redemption price of approximately $10.63 per share, for an aggregate redemption amount of $34,221,276 on February 13, 2026. In addition, upon consummation of the Business Combination, 3,502,404 of HSPT’s ordinary shares were redeemed by HSPT’s shareholders at a redemption price of approximately $10.79 per share, for an aggregate redemption amount of $37,800,378;
(D)	Reflected the issuance of additional promissory notes, related parties, of approximately $0.2 million and additional borrowings recorded as amounts due to related parties of approximately $0.2 million subsequent to December 31, 2025;
(E)	Reflected the reclassification of cash held in the Trust Account that became available for general use following the Business Combination;
(F)	Reflected the elimination of the historical accumulated deficit of HSPT, the accounting acquiree, into SL Bio’s additional paid-in capital upon the consummation of the Business Combination; the reclassification of 2,180,000 HSPT ordinary shares into PubCo ordinary shares; and the issuance of 711,350 HSPT ordinary shares from the conversion of 7,113,500 public and private rights upon consummation of the Business Combination;
(G)	Reflected the settlement of approximately $5,000 of HSPT’s total transaction costs accrued as of December 31, 2025, and an additional approximately $0.9 million in transaction costs incurred subsequent to December 31, 2025, through the consummation date of the Business Combination;
(H)	Reflected the settlement of approximately $0.6 million of SL Bio’s total transaction costs related to the Business Combination, of which (1) approximately $0.2 million of transaction costs were accounted for as expenses subsequent to December 31, 2025 through the date of the consummation of the Business Combination; (2) approximately $0.1 million was a transaction cost balance accrued as of December 31, 2025; and (3) approximately $0.3 million of transaction costs were incurred subsequent to December 31, 2025 and classified as an adjustment to SL Bio’s additional paid-in capital at the time of the consummation of the Business Combination;
(I)	Reflected the repayments of approximately $0.8 million of HSPT’s promissory notes, related parties, and approximately $0.2 million of HSPT’ promissory notes, third party at the time of the consummation of the Business Combination;
(J)	Reflected the recapitalization of SL Bio through the issuance of 556,800,000 HSPT shares with $0.00001 par value to SL Bio’s shareholders;
(K)	Reflected a private placement (the “PIPE Financing”) entered into on March 24, 2026, providing aggregate gross proceeds of $7.8 million through the issuance of 780,000 units at $10.00 per unit, with each unit consisting of one ordinary share and one preferred share convertible into one-third of one ordinary share six months following the closing of the Business Combination.

(L)	Reflected the issuance of an aggregate of 110,122 HSPT ordinary shares upon the conversion of promissory notes from related parties of approximately $0.4 million and the settlement of amounts due to related parties of approximately $0.6 million at the time of the consummation of the Business Combination.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments to the unaudited combined pro forma statement of operations consist of the following:

(AA)

Reflected an adjustment to eliminate interest income earned from marketable securities held in the Trust Account as if the Business Combination had been consummated on January 1, 2025, the beginning of the period presented;

(BB)

The calculation of weighted average shares outstanding for basic and diluted net loss per share assumed the Business Combination had been consummated on January 1, 2025. In addition, as the Business Combination was reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumed that the shares had been outstanding for the entire period presented; and

(CC)	Reflected approximately $1.0 million of HSPT and SL Bio’s transaction costs to be incurred subsequent to December 31, 2025. This is a non-recurring item.

Note 4 — Loss per Share

Represents the loss per share calculated using the historical weighted average shares outstanding, and the change in number of shares in connection with the Business Combination, assuming the shares were outstanding since the beginning of the period presented in the unaudited pro forma condensed combined statements of operations. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

Basic and diluted loss per share is computed by dividing pro forma net loss by the weighted average number of the shares of HSPT ordinary shares outstanding during the periods.

The unaudited pro forma condensed combined statement of operations has been prepared using the actual redemptions of HSPT’s ordinary shares for the year ended December 31, 2025:

Pro forma net loss attributable to ordinary shareholders	$(5,676,453)
Weighted average shares outstanding – basic and diluted	560,759,757
Pro forma loss per share – basic and diluted	$(0.01)

Weighted average shares calculation, basic and diluted
Ordinary Shares
HSPT Public Shares(1)	868,285
HSPT Initial Shares(2)	1,959,850
Representative Shares	241,500
HSPT shares issued in connection with conversion of promissory notes, related party and settlement of amount due to related party(3)	110,122
HSPT shares issued in connection with PIPE Financing(4)	780,000
HSPT shares issued in the Business Combination(5)	556,800,000
Total weighted average shares outstanding	560,759,757

(1)	Including 178,285 Public Shares and 690,000 shares which were converted from 6,900,000 rights, each to receive one-tenth of one HSPT ordinary share upon consummation of the Business Combination from the public HSPT Units.

(2)	Including 1,725,000 Founder Shares, and 213,500 shares included in the Private Units (“Private Shares”), and 21,350 shares which were converted from 213,500 rights, each to receive one-tenth of one HSPT ordinary share upon consummation of the Business Combination from the private HSPT Units.
(3)	Includes 100,111 HSPT ordinary shares and 100,111 rights issued as part of private HSPT Units in connection with the conversion of promissory notes, related party, and the settlement of amounts due to related parties. Upon consummation of the Business Combination, the 100,111 rights converted into 10,011 HSPT ordinary shares at a ratio of one-tenth of one ordinary share per right.
(4)	In connection with the Business Combination, the Company entered into subscription agreements (the “Subscription Agreements” and the transactions contemplated under the Subscription Agreements, the “PIPE Financing”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors committed to purchase an aggregate of 780,000 units of the Company (the “PubCo Units”), in a private placement for a purchase price of $10.00 per PubCo Unit. Each PubCo Unit consisted of (i) one PubCo Ordinary Share and (ii) one series A preferred share of the Company, par value $0.00001 per share (the “PubCo Preferred Shares”). Each PubCo Preferred Share will be converted into one-third (1/3) of one PubCo Ordinary Share (such converted PubCo Ordinary Shares, the “Conversion Shares”) on the six-month anniversary of the closing of the Business Combination. The PIPE Financing closed in conjunction with the closing of the Business Combination and generated gross proceeds of approximately $7,800,000.
(5)	Upon completion of the Business Combination, in aggregate, 556,800,000 PubCo ordinary shares were issued to SL Bio shareholders.

DIVIDEND POLICY

We do not currently intend to pay any cash dividends on our Ordinary Shares for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Our board of directors has complete discretion in deciding whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provide information that SL Bio’s management believes is relevant to an assessment and understanding of SL Bio’s consolidated results of operations and financial condition. The discussion should be read together with the historical consolidated financial statements and related notes that are included elsewhere in this prospectus. Unless the context otherwise requires, references in the discussion in this section to “SL Bio”, “we”, “us” and “our” refer to the business and operations of SL Bio and its predecessors and consolidated subsidiaries.

The discussion may contain certain “forward-looking statements” based upon the current expectations of SL Bio’s management, which expectations involve risks and uncertainties. We do not undertake to update any forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.” You should, however, consult further disclosures and risk factors included elsewhere this prospectus. See the section entitled “Risk Factors.”

Overview

SL Bio specializes in developing innovative cellular and gene therapies. It began its business in 2023, and serves as a supplier of animal products to customers in Taiwan. Since June 2024, SL Bio has engaged in research and development in the biomedical industry, including with CD-19 Armed-T products and further extended this research and development to GDT cell therapy products for brain and pancreatic cancers in December 2024.

SL Bio was established as the holding company with the intention to perform reorganization of X-Source Future Technology Co., Ltd., a company incorporated in Taiwan in July 2022 (the “Reorganization”). On November 4, 2024, X-Source Future Technology Co., Ltd. changed its name to SL Bio Co., Ltd. (“SL Bio Taiwan”). On May 6, 2022, SL Link Co., Ltd. (“SL Link”), a company incorporated in Taiwan, commenced the research and development of the Exosome business and then decided to exercise the business reorganization and spin-off such business into a separate legal entity, SL Bio Taiwan. SL Link has continued its operation in semiconductor equipment design and service; and research and development of biomedical products business and referred to as the “OldCo”. SL Bio, through SL Bio Taiwan, manages the research, development and sales of Exosome products (Exosome Business), which was historically operated by the OldCo and, not as a standalone entity prior to the completion of the Reorganization transactions completed on June 14, 2024.

SL Bio is primarily engaged in sales of plant extract products and milk-derived exosome products to the customers in Taiwan. Early in June 2024, SL Bio obtained patents, technology and global market authorization from CytoArm the research and development of Bi-Specific antibodies for use in producing armed immune cells technology for application in blood cancer therapy. This cooperation leads SL Bio to commence the cancer therapeutics technology that marks a significant expansion of SL Bio’s research and development capabilities. On March 9, 2023, SL Link entered into a global exclusive license agreement with CytoArm (the “CytoArm License Agreement”) to license the patent and know-how of CD-19 Armed-T products (the “CD-19 Armed-T Licensed Patent”). On June 20, 2024, the license was transferred to us from SL Link in accordance with the patent transfer agreement (the “Patent Transfer Agreement”). Upon entering into the Patent Transfer Agreement, SL Link transferred the CD-19 Armed-T Licensed Patent, including the cooperation rights with CytoArm and the results generated from the CD-19 Armed-T products, to SL Bio, for $949,771, which is equivalent to the cost that SL Link incurred for research and development prior to the transfer. SL Bio bears the research and development costs of the CD-19 Armed-T products thereafter. CytoArm consented to the transfer of the CD-19 Licensed Patent to SL Bio and agreed to continue cooperating with SL Bio for the research and development of the CD-19 Armed-T products. On November 20, 2024, CytoArm, SL Bio, and SL Link entered into a supplementary agreement to confirm the transfer of the CD-19 Armed-T Licensed Patent from SL Link to the Group and clarified the transfer of the rights, obligations, and financial arrangements between the parties. Under the CytoArm License Agreement and the supplementary agreement, SL Bio continues to hold a perpetual, irrevocable, royalty-bearing, exclusive license to manufacture, use, import, offer to sell, and sell the CD-19 Armed-T products.

On December 27, 2024, SL Bio entered into two license agreements with JY BioMed for proprietary technology and technical data relating to GDT cells technology for pancreatic and brain cancer treatment in the global market. On April 28, 2025, SL Bio amended and restated its agreement with JY BioMed to, among other things, combine the two prior agreements into a single agreement, grant SL Bio exclusive licenses for pancreatic and brain cancer treatment, and adjust the total consideration.

The total consideration to JY BioMed under the amended and restated GDT Cells Licenses Agreement is $38 million and SL Bio is obligated to pay a royalty of 7% and 10% of the sales of the GDT cell therapy products for pancreatic and brain cancer treatment generated from JY BioMed Licenses, respectively. As of the date of this prospectus, $1 million of the total consideration was paid to JY BioMed for the initial research and development costs and material costs of the GDT cell therapy products for pancreatic and brain cancer treatment with $37 million remaining subject to the satisfaction of certain specified conditions and milestones. SL Bio will bear the future research and development costs of GDT cell therapy products thereafter. The term of licensed period of the GDT Cells Licenses is 20 years after the GDT cell therapy products are launched, unless terminated if there is a mutual recognition of significant delays or impossibility of completion, a material breach not corrected within thirty days, certain financial or organizational changes causing damage, delayed payments constituting a material breach, false reporting by SL Bio, or an incurable material breach.

Outlook

SL Bio’s vision is to be a leading provider of innovative and effective cellular therapies globally, transforming cancer treatment and regenerative medicine. The success of SL Bio will be dependent on an employee base that includes specialists with extensive medical and biological training. SL Bio will focus on product development, continuous improvement of its research and development capabilities with the partners, CytoArm and JY BioMed. We intend to accomplish this through new product development, acquisitions, licensing, the application of intellectual property unique to the medical industry, and through investing in research and development capabilities that enable us to compete globally. Further, SL Bio intends to continue increasing the market value of its intellectual property portfolio to support licensure of all its products globally.

Key Factors Affecting Our Performance

SL Bio believes that future success will be dependent on several key factors, including those discussed below. While these areas represent opportunities for us, they also represent challenges and risks that we must successfully address in order to continue the growth of our business and improve our results of operations.

Proven Capabilities Across a Broad Spectrum of Solutions

SL Bio has an extensive suite of solutions ranging from human-derived immune cells products for brain and pancreatic cancers treatments to milk-derived exosome skin care and plant extract haircare product sales. SL Bio faces competition from well financed biopharma companies and is working to distinguish itself through advancements which distinguish its solutions from the competition.

Notable Strategic Partnerships, Offering Validation and Growth Potential

SL Bio is an exosome products supplier, as well as having licensing partnerships with CytoArm for CD-19 Armed-T products and JY BioMed to develop GDT cell therapy products for brain and pancreatic cancer treatments. The length of the existing licensing partnerships and the establishment of new licensing partnerships will have a direct impact on SL Bio’s future revenues.

Proprietary Technology Supported by Licensing Agreements and IP Portfolio

Multi-decade, exclusive licensing agreements and owned, patented technology provides SL Bio with significant competitive first-mover advantage in each of its clinical markets.

Large and Underserved Markets for Each Solution Showcase Untapped Growth Potential

Multi-billion-dollar global market sizes over the next decade provide significant growth potential for SL Bio’s solutions. Entering large and underserved markets requires significant increases in production capacity, business development expenses, IT expenses, marketing expenses, labor costs related to employee headcount, and back-office support.

Strong Leadership Team with Deep Expertise in Biotech and Finance

SL Bio has a founder-led management team with experience in new drug development, medical-grade health product development, and financial management and accounting. Expansion of SL Bio will lead to increased costs to hire skilled labor with the level of expertise required to execute SL Bio’s expansion plans. The labor pool for expertise of the caliber required to execute SL Bio’s business plan is limited and will likely require significant expenditures related to salary and wages to attract qualified talent to the business.

Production Capacity

SL Bio may be required to make significant capital expenditures to execute its business plan. These capital expenditures would be invested in further research and development, facilities, production equipment and other expenses to support increases in production. To the extent SL Bio outsources production, its cost of revenue may be higher versus in-house production but may be offset in whole or in part because capital expenditures will be reduced.

Customer Demand

Favorable industry dynamics for blood, pancreatic and brain cancer therapeutics market present SL Bio with numerous growth opportunities. According to a report published by Market Research Future in April 2025, the global blood cancer therapeutics market size in 2025 was estimated to $42.32 billion and is estimated to grow to $73.66 billion in 2034 with a CAGR of 6.35%. According to Fortune Business Insights, the global pancreatic cancer treatment market is currently valued at approximately $3.30 billion and is projected to reach $10.69 billion by 2032, reflecting a strong compound annual growth rate. In the U.S., the market alone is expected to grow to about $5.25 billion by 2032, highlighting the country’s significant role in driving demand and innovation in cancer care. Similarly, the global brain tumor treatment market, valued at around $2.07 billion in 2024, is anticipated to rise to $4.42 billion by 2032. The U.S. market for brain tumor therapies is projected to reach $1.47 billion by 2030, demonstrating parallel momentum and growing commercial potential.

SL Bio’s licensors are uniquely positioned to address this growing demand given their modular and portable production design and anticipated high return on invested capital.

Commitment to Research and Expenses

As at December 31, 2025, SL Bio had following commitment to research and expenses:

According to the supplementary agreement entered into with CytoArm on November 20, 2024, in respect of the CD-19 Armed-T Licensed Patent, SL Bio is obligated to pay up to $4.1 million when certain conditions and milestones are satisfied and completed by CytoArm.

According to the amended and restated agreement entered into with JY BioMed on April 28, 2025, in respect of the JY BioMed GDT Cells Licenses, SL Bio is obligated to pay up to $37 million when certain conditions and milestones are satisfied and completed by JY BioMed.

According to the service agreement entered into with HeXun Bio-Science Co., Ltd. (“HeXun”) on December 11, 2025 for the preparation of IRB specimens and the drafting of quality documentation relating to GDT cell therapy products, SL Bio is obligated to pay up to NTD25,000,000 equivalents to $825,000 when certain conditions and milestones are satisfied and completed by HeXun.

Costs of Revenue

Our profitability may be affected by our ability to effectively manage our purchase costs of the exosome products from the single supplier in Taiwan. If purchase prices increase, we will have to offset these higher costs either through price increases to our customers. Our ability to control our costs is also dependent on our ability to negotiate with our supplier for a better price and our ability to source the products from other reliable suppliers in a cost-efficient manner. In addition, we expect that an increase in our sales volume will enable us to lower our purchase costs through economies of scale. Our royalty costs will also increase the costs of revenue in accordance with the increased revenue generated from the sales of licensed products and rendering of licensed services in future.

Regulatory Landscape

The sale and purchase of SL Bio’s products are subject to extensive federal, state, local, and foreign government laws. SL Bio is also subject to the rules and regulations of the U.S. Federal Drug Administration and various state and international agencies that control the export, import, distribution, and sale of medical products which will be developed from the CD-19 and GDT technologies in future. Such regulations may adversely affect demand for our products by imposing limitations that increase the costs or limit the availability of our products.

Results of Operations

Year Ended December 31, 2025 Compared to the Year Ended December 31, 2024

The following table presents summarized financial information taken from our consolidated statements of operations for the year ended December 31, 2025 compared with the year ended December 31, 2024 (amounts in thousands):

	For the Year Ended
	December 31,		December 31,
	2025		2024
Net revenue	$2,197		$3,364
Cost of revenue	(1,422)		(1,431)
Gross profit	775		1,933
General and administrative expenses	2,544		1,107
Research and development expenses	2,069		2,021
Selling and marketing expenses	—		1
Total operating expenses	4,613		3,129
Loss from operations	(3,838)		(1,196)
Other income (expenses)
Other income (expenses), net	(23)		17
Interest expenses	40		45
Total other income, net	17		62
Loss income before income tax	(3,821)		(1,134)
Income taxes	—	*	(57)
Net loss	$(3,821)		$(1,191)

*	For the year ended December 31, 2025, the income tax expense is less than $1,000.

Net Revenue

Revenue for the year ended December 31, 2025 consists of the following:

	Corporate	Retail
	Customers	Customers	Total
Exosome concentrate	$2,086,707	$70,890	$2,157,597
Skin care products	4,091	9,190	13,281
Hair care products	3,403	22,968	26,371
Total	$2,094,201	$103,048	$2,197,249

Revenue for the year ended December 31, 2024 consists of the following:

	Corporate	Retail
	Customers	Customers	Total
Exosome concentrate	$1,665,645	$1,631,121	$3,296,766
Skin care products	—	20,917	20,917
Hair care products	—	45,920	45,920
Total	$1,665,645	$1,697,958	$3,363,603

Net revenue decreased by $1,166,354 or 35% from $3,363,603 for the year ended December 31, 2024 to $2,197,249 for the year ended December 31, 2025. This decrease was primarily due to SL Bio Taiwan’s ongoing business transformation, under which, starting in the third quarter of 2024, the Company shifted from direct sales of exosome concentrate products to individual end-users and corporate customers to wholesale sales to corporate distributors in Taiwan. Under this new model, although the gross margin from wholesale sales is relatively lower, this shift allows the Company to focus more resources on research and development projects. In addition, while distributors place larger-volume orders, the frequency of orders is lower, and the elimination of direct sales to individual and corporate customers resulted in lower overall revenue for 2025.

Cost of Revenue

Cost of revenue decreased by $8,655 or 1% from $1,430,842 for the year ended December 31, 2024 to $1,422,187 for the year ended December 31, 2025. Our cost of revenue consists primarily of purchase costs on products for resales. The decrease in cost of revenue was higher than the decrease of net revenue, which was primarily due to the increase of corporate sales with a lower margin during the year ended December 31, 2025.

Gross Profit

In accordance with U.S. GAAP, SL Bio utilizes the lower of cost or net realizable value for determining its inventory value.

We believe that, as we continue to grow net revenue through new markets and expanded distribution, our gross profit will also increase. We plan to accomplish this through the following:

●	improving the product sources;
●	increasing and diversifying our customer base and exploring new distribution channels;
●	introducing new product lines that carry higher margins;
●	establishing additional licensing agreements;
●	reducing purchase costs through greater purchasing power and scalability;
●	expanding strategic relationships with component providers;

Operating Expenses

Total operating expenses increased by $1,483,678 or 47%, from $3,128,872 for the year ended December 31, 2024 compared to $4,612,550 for the year ended December 31, 2025. The increase was mainly caused by $1,359,197 or 123% increase in general and administrative expenses, primarily due to the increase in office salaries by $1,162,394 or, 529.3%, as SL Bio expanded the senior management team in early 2025. On the other hand, SL Bio incurred $2,069,022 of research and development expenses of CD-19 Armed-T products and GDT cell therapy products during the year ended December 31, 2025, which was increased by $48,676 or, 2%, from $2,020,346 for the year ended December 31, 2024.

Interest and Other Income (Expenses), Net

For the year ended December 31, 2025, interest and other income, net decreased by $44,747 or 72% to $17,666 compared to the year ended December 31, 2024 due primarily to the decrease in operating lease income generated from the lease of system and software owned by SL Bio to a clinic in Taiwan. SL Bio generated totaling $42,251 from the operating lease arrangements and early termination of lease arrangement for the year ended December 31, 2024 and such operating lease arrangements were ceased effective in January 2025 and became nil for the year ended December 31, 2025.

Net Loss

For the year ended December 31, 2025, SL Bio had net loss of $3,819,818 compared to a net loss of $1,191,333 for the year ended December 31, 2024.

Liquidity and Capital Resources

SL Bio has operated primarily as a development stage company since its formation. SL Bio recognized a net loss of $3,819,818 for the year ended December 31, 2025, net loss of $1,191,333 for the year ended December 31, 2024 and an accumulated deficit of $5,484,378 as of December 31, 2025.

SL Bio has historically funded operations through private equity offerings and related party debt.

Pursuant to the Merger Agreement, SL Bio is required to use its reasonable best efforts to raise not less than $5.0 million of additional capital in one or more financings.

We believe that these financing activities will allow SL Bio to meet both its operating and debt obligations over the next year. However, our liquidity assumptions may prove to be incorrect, and we could utilize our available financial resources sooner than we currently expect. We also recognize that there can be no assurance that our forecast plan will be met. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the Form F-4, in the sections titled “Risk Factors”, which is incorporated herein by reference.

We may need to raise additional funds to finance our operations through further equity or equity-linked offerings or debt financing arrangements. If we raise additional funds by issuing equity or equity-linked securities, the ownership of our existing shareholders will be diluted. If we raise additional financing by the incurrence of indebtedness, we will be subject to increased fixed payment obligations and could also be subject to restrictive covenants, such as limitations on our ability to incur additional debt, and other operating restrictions that could adversely impact our ability to conduct our business. See the section entitled “Risk Factors — Risks Related to SL Bio — SL Bio will need additional funding in order to implement its business plan.”     as set forth in the Form F-4, which is incorporated herein by reference, SL Bio recognizes that there is no assurance that any such additional financing will be obtained or that the terms of such arrangements will be reasonable. If we are unable to obtain additional funds, we would also take other measures to reduce expenses to offset any shortfall.

Cash and Cash Equivalents and restricted cash

Cash and cash equivalents included cash on hand placed with banks or other financial institutions, which are unrestricted as to withdrawal and use and with an original maturity of three months or less. Cash balances that have restrictions as to withdrawal or usage as collateral for credit card service provided by a financial institution are considered restricted cash. As of December 31, 2025, SL Bio’s restricted and unrestricted cash was approximately $1.3 million compared to $4.2 million at December 31, 2024. This decrease was primarily due to the net cash used in operating activities of approximately $1.9 million, acquisition of property, plant and equipment of approximately $0.3 million, increase of deferred offering costs of approximately $0.9 million and the net effect of the exchange difference of approximately $0.2 million for the year ended December 31, 2025.

Cash Flows

The following table summarizes SL Bio’s cash flows for the year indicated (in thousands):

	Year Ended
	December 31,
	2025	2024
Net cash provided by (used in) operating activities	$(1,910)	$280
Net cash provided by (used in) investing activities	(320)	123
Net cash provided by (used in) financing activities	(879)	3,066

Cash Flows Provided by (Used in) Operating Activities

Net cash used in operating activities for the year ended December 31, 2025 was $1,909,796, primarily related to the net loss for the year ended of $3,819,818, offset by a decrease in inventories of $1,350,946.

Net cash provided by operating activities for the year ended December 31, 2024 was $280,158, primarily related to a decrease in advance to supplier by $1,399,886, offset by the net loss for the year of $1,191,333.

Cash Flows Provided by (Used in) Investing Activities

Net cash used in investing activities for the year ended December 31, 2025 was $319,685, driven by the acquisition of plant and equipment.

Net cash provided by investing activities for the year ended December 31, 2024 was $123,283, primarily driven by the proceeds on disposal of plant and equipment.

Cash Flows (Used in) Provided by Financing Activities

Net cash used in financing activities for the year ended December 31, 2025 was $879,137, consisting of deferred offering costs.

Net cash provided by financing activities for the year ended December 31, 2024 was $3,066,076, consisting primarily of net proceeds from equity financings offset by the net change in the Parent’s investment prior to the completion of the Reorganization in June 2024 and deferred offering costs.

Commitments and Contingencies

SL Bio’s commitments include our operating lease liabilities.

The following table summarize our contractual obligations and other commitments for cash expenditures as of December 31, 2025 and the years in which these obligations are due as follows (in thousands):

	Payments Due In
	Less than	1 – 2	2 – 3	3 – 4	4 – 5
	1 year	years	years	years	years	Thereafter	Total
Operating lease liabilities(a)	$149	65	—	—	—	—	214
Total commitments	$149	65	—	—	—	—	214

(a)	During the year ended December 31, 2025, SL Bio entered into an operating lease agreement with a third party lessor that commenced on January 1, 2025. The term of the operating lease agreement runs through May 2027. Under the operating lease, SL Bio pays monthly rent of NTD417,053 ($14,327) through May 2025 and thereafter the monthly rent will increase to NTD429,145 ($14,742).

As at December 31, 2025, SL Bio had following commitment to research and expenses:

According to the supplementary agreement entered into with CytoArm on November 20, 2024, in respect of the CD-19 Armed-T Licensed Patent, SL Bio is obligated to pay up to $4.1 million when certain conditions and milestones are satisfied and completed by CytoArm.

According to the amended and restated agreement entered into with JY BioMed on April 28, 2025, in respect of the GDT Cells Licenses, SL Bio is obligated to pay up to $37 million when certain conditions and milestones are satisfied and completed by JY BioMed.

According to the service agreement entered into with HeXun Bio-Science Co., Ltd. (“HeXun”) on December 11, 2025 for the preparation of IRB specimens and the drafting of quality documentation relating to GDT cell therapy products, SL Bio is obligated to pay up to NTD25,000,000 equivalents to $825,000 when certain conditions and milestones are satisfied and completed by HeXun.

Off-Balance Sheet Arrangements

As of December 31, 2025 and December 31, 2024, we did not engage in any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

BUSINESS

Overview

SL Science is a biomedical company specialized in developing innovative cellular and gene therapies. Established with a commitment to advancing regenerative medicine and cancer treatment, SL Science hopes to utilize immune effector cells to target cancer and bovine-derived milk exosomes to regenerate damaged tissues, thus potentially offering expansive medical applications for its products. With proprietary technologies such as Armed-T and Gamma Delta T cells, as well as exosome applications in skincare and cancer recovery, SL Science aims to create cellular therapies that we believe have the potential to revolutionize the cell therapy and immuno-oncology sector within the broader biopharmaceutical industry.

For its proprietary Armed-T Therapy, SL Science is engaged in active product design, in-vitro functional testing, and manufacturing process optimization. Armed-T is intended to enhance anti-cancer cytotoxicity by conjugating bispecific antibodies or other effector molecules to immune cells. As of the date of this Report, we have not initiated any formal good laboratory practice (GLP)-compliant in-vivo toxicity studies for Armed-T, and therefore no animal data are yet available.

For our Gamma Delta T (GDT) Cell Culture Technology, we have developed a proprietary ex-vivo expansion and activation process for γδ T cells derived from peripheral blood mononuclear cells (PBMCs). Development work to date has included optimization of cytokine stimulation protocols, culture conditions, and scalability assessments. We have conducted early-stage in-vitro cytotoxicity assays and in-vivo efficacy studies demonstrating the ability of expanded GDT cells to kill selected cancer cell lines. However, no formal GLP-compliant in-vivo toxicity studies have been completed to date for this platform.

Our business model is centered on developing partnerships with biopharmaceutical companies to transform innovative technologies into commercially viable drugs and cancer treatments. Our management team is driving accelerated research and pre-clinical trials by leveraging proprietary cell expansion and engineering platforms, strategic licensing of complementary technologies, and collaborations with academic and clinical partners. We completed in-vitro validation of our GDT Cell platform within 12 months of initiating process development and have advanced Armed-T constructs for solid tumor targets in parallel with manufacturing scale-up. SL Science has not yet obtained FDA clearance or approval for any of our product candidates, nor has it completed Phase I, II, or III clinical trials, or submitted an Investigational New Drug (IND) application to the U.S. Food and Drug Administration (FDA). Therefore, the efficacy and capacities of our product candidates have not yet been demonstrated in a clinical trial setting. All three product candidates — CD-19 Armed-T Therapy and GDT Cells therapies products for both pancreatic and brain cancer treatments — are currently in pre-clinical trials. Our preclinical research activities for each program include in-vitro cytotoxicity assays, binding affinity and stability evaluations for our Armed-T platform, and tumor-killing activity assessments of GDT cells in pancreatic and brain cancer models.

We intend to position SL Science as a potential leader in the next-generation allogeneic cell therapy industry, with a particular focus on GDT cell-based oncology treatments and engineered immune effector cell platforms under the leadership of our Chairman, Mr. William Wang, an expert in business management and marketing development with the assistance of our Chief Technology Officer, Dr. Ethan Shen, a seasoned biomedical expert with over 30 years of experience. Our key license partners also bring a wealth of experience. We expect that as our cell therapies for cancer treatment mature, we will gradually phase out our legacy exosome cosmetic and plant supplement businesses. That said, our exosome cosmetic and plant supplement businesses continue to be an important part of the Company’s business.

Advancing Innovative Armed-T Therapy that Enhances Blood Cancer Treatment

Our business is dedicated to the research and development of bispecific antibodies — engineered molecules that simultaneously recognize two distinct antigens, typically one on a cancer cell and another on an immune cell — to bring them together. We have licensed this technology from CytoArm Co., Ltd (“CytoArm”), a company registered in Taiwan.

At SL Science, we have applied bispecific antibody technology to develop a CD-19 Armed-T therapy. CD-19 is a protein expressed on the surface of B cells and is a well-established target in the treatment of blood cancers such as leukemia and lymphoma. CD-19 Armed-T cells are engineered T cells that bind bispecific antibodies (“BsAbs”), and our Armed-T therapy equips T cells with additional antibody molecules. The main challenges in cell therapy can be categorized into BsAb binding affinity, autologous cell manufacturing, and product stability, particularly with regard to BsAb dropout after thawing. Our strengths included the high binding affinity and high product stability of over 95% of BsAb binding after cryopreservation (long-term storage of biological materials at ultra-low temperatures).

Unlike conventional CAR-T (Chimeric Antigen Receptor T-cell) therapies — which involve genetically modifying a patient’s T cells to target cancer cells but can also inadvertently damage healthy cells and lead to severe side effects — our approach utilizes bispecific antibodies without genetic modification.

On March 9, 2023, SL Link Co., Ltd. (“SL Link”) entered into a global exclusive license agreement with CytoArm (the “CytoArm License Agreement”) to license patent applications, and know-how of CD-19 Armed-T products (the “CD-19 Armed-T Licensed Patent”). As of the date of this Report, all licensed patent rights are in the application stage and have not yet been granted, consistent with the disclosure in our Intellectual Property Portfolio section. On June 20, 2024, the license was transferred to us from SL Link in accordance with the patent transfer agreement (the “Patent Transfer Agreement”). Upon entering into the Patent Transfer Agreement, SL Link transferred the CD-19 Armed-T Licensed Patent, including the cooperation rights with CytoArm and the results generated from the CD-19 Armed-T products, to SL Bio, for $949,771, which is equivalent to the cost that SL Link incurred for research and development prior to the transfer. SL Bio bears the research and development costs of the CD-19 Armed-T products thereafter. CytoArm consented to the transfer of the CD-19 Licensed Patent to SL Bio and agreed to continue cooperating with SL Bio for the research and development of the CD-19 Armed-T products.

On November 20, 2024, CytoArm, SL Bio, and SL Link entered into a supplementary agreement to confirm the transfer of the CD-19 Armed-T Licensed Patent from SL Link to SL Bio and clarified the transfer of the rights, obligations, and financial arrangements between the parties. Under the CytoArm License Agreement and the supplementary agreement, SL Bio continues to hold a perpetual, irrevocable, royalty-bearing, exclusive license to manufacture, use, import, offer to sell, and sell the CD-19 Armed-T products.

The CD-19 Armed-T Licensed Patent will terminate on the expiration date of CytoArm’s last-to-expire patent, unless terminated by either party with thirty days’ written notice if there is a mutual recognition of significant delays or, a material breach not corrected within thirty days. The last-to-expire licensed patent is scheduled to expire on March 2041. Under the agreement, we have agreed to jointly develop CytoArm’s products using CytoArm’s CD-19 Armed-T patent and technology in various regions, including the United States and Taiwan. Our Chairman and Chief Executive Officer, Mr. Wang, currently owns an indirect interest of approximately 12.6% in CytoArm.

For more information on the patented and proprietary technology Producing Armed Immune Cells” licensed from CytoArm, please see the section entitled “— Intellectual Property Portfolio” below. We may use the technologies for product development, manufacturing, offering for sale, selling, using, or importing products.

The total consideration of the CD-19 Armed-T Licensed Patent is NTD142,000,000 including VAT (or $4,373,600). As of the date of this Report, $277,200 was paid to CytoArm in accordance with the agreements. SL Bio will pay the remaining consideration of NTD133,000,000 ($4,096,400) to CytoArm for further research and development of this technology and for the application to a variety blood cancer drugs and products when certain conditions and milestones are satisfied and completed by CytoArm. The aggregate potential milestone payments to CytoArm are as follows:

Milestone Payments for CD-19 Armed-T Product

Milestone
Authorization
Payment
Milestone	(NTD)
Submission to and acceptance of IND to the FDA	600,000
FDA Approval of IND	2,400,000
Completion of enrollment of all subjects in a Phase II Clinical Study	10,000,000
Submission to and acceptance of NDA by TFDA	4,000,000
NDA or BLA approval by TFDA	16,000,000
Submission to and acceptance by FDA for a NDA or BLA	20,000,000
FDA Approval of NDA or BLA	80,000,000
Total	133,000,000

SL Bio is also obligated to pay a royalty of 15% of the sales of the CD-19 Armed-T products generated from CD-19 Armed-T Licensed Patent to CytoArm on a quarterly basis, and patent application fees (if any), patent maintenance fees, and project development fees, as well as expenses, costs, taxes, and fees incurred during the term of the agreement. As of the date of this Report, there have been no patent application fees, patent maintenance fees, or project development fees payable or reimbursable by SL Bio under the CytoArm license agreement.

Timeline for Bringing IND submission and Clinical Trial Pipelines for CD-19 Armed-T Products

The timeline for obtaining FDA approval begins with preclinical studies, including in vitro and animal tests, to evaluate safety and efficacy. Following successful preclinical results, an IND application is submitted to the FDA, detailing study plans, manufacturing processes, and preliminary data. The FDA typically reviews the IND within 30 days; if cleared, clinical trials proceed through Phase I (initial safety and dosing), Phase II (efficacy and expanded safety assessment), and Phase III (confirmation of effectiveness against standard treatments). After successful completion of clinical studies, an NDA or BLA is submitted. Whether to take the NDA or BLA pathway will be decided after the pre-IND meeting with the FDA, during which we may obtain feedback on our product development program, including the design of our preclinical studies, the design of our initial IND study, and the product manufacturing and quality controls that will be needed to initiate human studies. FDA then performs a comprehensive regulatory review, typically lasting between 6 to 10 months. Upon approval, the therapeutic product enters the market, subject to ongoing post-marketing surveillance to ensure sustained safety and efficacy.

SL Science’s clinical trials will be conducted by SL Bio with the assistance of CytoArm, the owner of the Armed-T technology. CytoArm possesses extensive expertise and proprietary knowledge regarding the Armed-T therapeutic platform, making it uniquely qualified to manage clinical development and ensure rigorous adherence to regulatory standards. By entrusting CytoArm with trial execution, SL Science leverages CytoArm’s specialized capabilities, ensuring efficient clinical progress and effective utilization of resources while maintaining compliance with FDA regulatory requirements. At this time, SL Science has not yet obtained FDA clearance or approval for any of our product candidates, nor has it completed Phase I, II, or III clinical trials, or submitted an IND application to FDA.

For the Company’s blood cancer program, as of the date of this Report no IND has been filed. SL Bio submitted an INTERACT meeting request to the FDA in October 2025 and received the FDA’s written responses on January 6, 2026. The FDA advised that the program’s nonclinical, manufacturing, and release-testing packages were not yet sufficient to support an IND. The Company is addressing the FDA’s comments, including by conducting additional nonclinical studies and further developing its manufacturing and release-testing methods, and intends to request a pre-IND meeting, which it currently anticipates during the second quarter of 2027, before filing the IND. The IND submission to the FDA is projected to be filed in Q4 2027. If SL Science is able to obtain an IND, the Company intends to proceed with a Phase I clinical trial. If the Phase I clinical trial is successfully completed, SL Science intends to proceed with a Phase II clinical trial. If the Phase II clinical trial is successfully completed, SL Science intends to proceed with a Phase III clinical trial, which may take several years to complete. If the Phase III trial is successfully completed, SL Science intends to submit a Biologics License Application (BLA) to the FDA. SL Science has not received any FDA approval for its products to date, and there is no guarantee that we will ever obtain FDA approval for our products.

SL Science’s clinical development strategy is intended not only to obtain FDA regulatory approval but also to commercialize our CD-19 Armed-T products, if supported by favorable clinical trial results. If Phase II clinical trials are successfully completed, SL Science intends to actively pursue strategic partnerships, licensing agreements, or potential acquisition opportunities with leading pharmaceutical companies. These partnerships are critical for facilitating large-scale Phase III trials, accelerating regulatory approval, and maximizing the commercial potential of our therapeutic products. We have initiated preliminary discussions and established initial relationships with potential pharmaceutical partners who have expressed interest in innovative oncology therapies such as our Armed-T platform. We anticipate formalizing these partnerships or licensing arrangements if the data from Phase II clinical trials provide evidence of safety and efficacy sufficient to warrant further development. Our strategy focuses on aligning with pharmaceutical companies possessing robust commercialization networks, established manufacturing infrastructure, and extensive market access capabilities to ensure rapid and broad distribution upon FDA approval. This strategic approach is intended to support the goal of achieving a licensing deal or acquisition by a major pharmaceutical entity by the completion of Phase III trials, thereby potentially bringing our Armed-T therapeutic products to market and expanding patient accessibility.

Under the CytoArm License Agreement and the supplementary agreement, SL Bio holds a perpetual, irrevocable, royalty-bearing, exclusive license to manufacture, use, import, offer to sell, and sell the CD-19 Armed-T products. The CD-19 Armed-T Licensed Patent will terminate on the expiration date of CytoArm’s last-to-expire patent, unless terminated by either party with thirty days’ written notice if there is a mutual recognition of significant delays or, a material breach not corrected within thirty days. The last-to-expire licensed patent is scheduled to expire in March 2041. Under the agreement, SL Bio and CytoArm have agreed to jointly develop CytoArm’s products using CytoArm’s CD-19 Armed-T patent and technology in various regions, including the United States and Taiwan.

Advancing Gamma Delta T cell culture technology that enhances Pancreatic and Brain Cancer Treatment

Our business also focuses on research and development for cancer treatment expanded to pancreatic and brain cancer by using the pioneering allogeneic, off-the-shelf cell therapies with Gamma delta T (“GDT” or “γδT”) cell culture technology.

Ji Yan BioMedical Co., Ltd. (“JY BioMed”) successfully completed the discovery and pre-clinical phases for the GDT cell therapy products in 2024. One preclinical non-animal study was designed to evaluate the cytotoxic effect of modified GDT cells against three human pancreatic carcinoma cell lines. The GDT cells used in this study were engineered T lymphocytes derived from peripheral blood, which were then expanded using a proprietary cytokine cocktail and armed with bispecific antibodies targeting specific tumor antigen, designed specifically for pancreatic cancer cell recognition and T cell activation. The findings of this study indicated that all three of the tested human pancreatic carcinoma cell lines were susceptible to modified GDT cell-toxicity. A second preclinical animal study was designed to evaluate the efficacy of unmodified GDT cells in the human glioblastoma U-87 MG xenograft model with female severe combined immunodeficient mice. The GDT cells used in this study were T lymphocytes derived from peripheral blood, expanded ex vivo using cytokine with no genetic modification or artificial receptor engineering. This study observed significant reductions in mean tumor volumes for all three groups of mice that were treated with unmodified GDT cells. Nonetheless, the results of these preclinical studies in no way guarantee that the same or similar results will be observed in clinical trials. SL Science has not yet obtained FDA clearance or approval for any of our product candidates, nor has it completed Phase I, II, or III clinical trials, or submitted an IND application to FDA.

GDT Cells may represent an advanced allogeneic cell therapy engineered for immunotherapeutic applications. Preclinical studies have shown that GDT Cells exhibit low residual αβ T cell contamination and high expression of key markers including CD3, Vδ2 and NKG2D, as measured in in-vitro flow cytometry marker expression assays.

Preclinical studies have validated GDT Cells for their effective targeting and elimination of various cancer cell lines. Our GDT Cells are manufactured through JY BioMed’s partnership with a U.S. FDA-compliant contract development and manufacturing organization (CDMO) facility, and JY BioMed supplies the GDT Cells to us as a qualified raw material for our next-generation immunotherapies. This provides us with a ready-to-use cell therapy product — further expediting our clinical translation of cell-based immunotherapies to bring cutting-edge cancer treatments to patients worldwide.

GDT Cells can be sourced from healthy donors and expanded in large quantities, making them an accessible “off-the-shelf” therapy. They have broader anti-tumor activity and a lower risk of graft-versus-host disease (GvHD) compared to conventional T cells, as they do not rely heavily on MHC for tumor recognition and have more innate-like immune functions.

We license the GDT cell culture technology from JY BioMed, a company registered in Taiwan. Dr. Ethan Shen, our Chief Technology Officer, has served as JY BioMed’s CEO until August 1, 2025, and has served as the Chairman of JY BioMed since December 1, 2025 and holds a 76.0% equity stake as of the date of this Report. This technology significantly enhances our ability to expand GDT cells for the treatment of pancreatic and brain cancers.

GDT cells are naturally non-MHC restricted — that is, they do not rely on major histocompatibility complex (MHC) proteins which are essential for presenting antigens to T cells and triggering immune responses for recognition.

Since JY BioMed possesses “Human-Derived Immune Cell γδT Cell Pharmaceutical — Clinical-Grade Manufacturing Technology” and the related proprietary expertise and technical data, with the capability for clinical application development, we entered into two global non-exclusive license agreements for GDT Immune Cells (γδT Cells) with JY BioMed on December 27, 2024, for pancreatic and brain cancers. On April 28, 2025, SL Bio amended and restated its agreements with JY BioMed to, among other things, combine the two prior agreements into a single agreement (the “GDT Cells License Agreement”), which grants SL Bio exclusive licenses for pancreatic and brain cancer treatment and adjusts the total consideration. With the licenses and the technical support by JY BioMed, we intend to utilize the aforementioned technology for the research and development of clinical-grade cellular products related to GDT cell pharmaceuticals for the pancreatic and brain cancer treatment, and to apply these products in regenerative medicine and clinical research in future.

According to the GDT Cells License Agreement, we have a global exclusive right to use, implement, reproduce, and modify JY BioMed’s proprietary technology and technical data for the development, manufacturing, offering for sale, selling, and use of the products derived and developed from JY BioMed’s GDT cells technology for pancreatic and brain cancer treatment (“GDT cell therapy products”). The term of licensed period of the GDT Cells Licenses is 20 years after the GDT cell therapy products are launched, unless terminated by either party with 30 days’ written notice if there is a mutual recognition of significant delays or impossibility of completion, a material breach not corrected within thirty days, or if the other party undergoes reorganization, dissolution, or bankruptcy.

Upon the entering of the original license agreements in December 2024, SL Bio paid $1 million to JY BioMed for the initial research and development costs and material costs of the GDT cell therapy products for pancreatic and brain cancer treatment. SL Bio will also bear the future research and development costs of GDT cell therapy products thereafter.

The total consideration of the GDT Cells License Agreement is $38 million and SL Bio is obligated to pay a royalty of 7% and 10% of the sales of the GDT cells therapy products for pancreatic and brain cancer treatment generated from JY BioMed Licenses, respectively. As of the date of this Report, the $1 million payment noted above was paid to JY BioMed, according to the GDT Cells License Agreement. SL Bio will pay the remaining consideration of $37 million to JY BioMed for further research and development of this technology and for the application to pancreatic and brain cancer drugs and products when certain conditions and milestones are satisfied and completed by JY BioMed. The aggregate potential milestone payments to JY BioMed are as follows:

Milestone Payments for GDT cell therapy product for Pancreatic Cancer

		Milestone
		Payment
No.	Milestone Condition	US$
1	Completion of the validation of GDT Cell Cytotoxicity	2,000,000
2	Completion of the non-clinical animal efficacy and safety assessments for the pancreatic cancer	600,000
3	Submission and acceptance of IND application to the FDA	600,000
4	FDA approval of IND	800,000
5	Successful completion of the Phase I clinical trials confirming that safety and preliminary efficacy meet predetermined targets	3,000,000
6	Completion of enrollment of all subjects in a Phase II clinical trial	2,000,000
7	Completion of interim data collection and preliminary statistical analysis during Phase II Clinical trial period and submission of interim report that meets FDA requirements.	3,000,000
8	Completion of final data collection and statistical analysis of efficacy and safety data from all Phase II Clinical trial subjects and submission of complete final report that meets FDA requirements.	5,000,000
	Total	17,000,000

Milestone Payments for GDT cell therapy product for Brain Cancer

		Milestone
		Payment
No.	Milestone Condition	US$
1	Completion of the validation of GDT Cells Cytotoxicity	2,500,000
2	Completion of the non-clinical animal efficacy and safety assessments for the brain cancer	750,000
3	Submission and acceptance of IND application to the FDA	750,000
4	FDA approval of IND	1,000,000
5	Successful completion of the Phase I clinical trials confirming that safety and preliminary efficacy meet predetermined targets	5,000,000
6	Completion of enrollment of all subjects in a Phase II clinical trial	2,000,000
7	Completion of interim data collection and preliminary statistical analysis during Phase II Clinical trial period and submission of interim report that meets FDA requirements.	3,000,000
8	Completion of final data collection and statistical analysis of efficacy and safety data from all Phase II Clinical trial subjects and submission of complete final report that meets FDA requirements.	5,000,000
	Total	20,000,000

SL Bio is also obligated to pay the patent application fees (if any), patent maintenance fees, and project development fees, as well as expenses, costs, taxes, and fees incurred during the term of the agreement. As of the date of this Report, there have been no patent application fees, patent maintenance fees, or project development fees payable or reimbursable by SL Bio under the GDT Cells License Agreement.

According to the National Cancer Institute (https://www.cancer.gov/about-cancer/understanding/statistics, updated May 2025), approximately 40% of people in the U.S. will be diagnosed with cancer during their lifetime. The costs of cancer treatment in the U.S. are estimated to exceed $245 billion by 2030, which is a projection by the American Association for Cancer Research (https://www.aacr.org/about-the-aacr/newsroom/news-releases/cancer-care-costs-in-the-united-states-are-projected-to-exceed-245-billion-by-2030/, published June 2020). This figure reflects the growing financial burden associated with cancer care, which includes various treatment modalities such as chemotherapy, radiation, and surgical interventions. The rising costs are attributed to factors such as an aging population and advancements in expensive treatment options. Our two primary target indications are pancreatic cancer and brain cancer, specifically glioblastoma multiforme (GBM). Both conditions present substantial clinical challenges due to aggressive tumor biology, limited effective treatment options, and poor patient prognosis. Pancreatic cancer is characterized by rapid progression, late-stage diagnosis, and resistance to conventional therapies, resulting in one of the lowest survival rates among cancers. The current therapeutic landscape primarily involves surgery, chemotherapy, and radiation; however, these modalities often provide limited improvement in survival. The introduction of GDT cell therapy presents a promising therapeutic alternative. GDT cells, derived from healthy donors and expanded ex vivo, provide a scalable, “off-the-shelf” solution. Brain cancer, particularly GBM, is similarly challenging, with median survival times often less than two years despite aggressive standard treatments. The blood-brain barrier limits the effectiveness of conventional therapies, necessitating novel therapeutic approaches. GDT cells, administered intracranially, offer an innovative strategy for targeting GBM directly within the tumor microenvironment. The unique properties of GDT cells position them as a promising therapeutic avenue for GBM. By focusing on these two critical indications, we hope to address significant unmet medical needs and provide effective, accessible treatments to improve patient outcomes. However, we note that, at this time, SL Science has not yet obtained FDA clearance or approval for any of our product candidates, nor has it completed Phase I, II, or III clinical trials, or submitted an IND application to FDA.

According to a report published by The Business Research Company (published January 2026), the global solid tumor cancer treatment market reached $265.41 billion in 2025 (https://www.thebusinessresearchcompany.com/report/solid-tumor-cancer-treatment-global-market-report#market-overview). It is projected to grow to $301.06 billion in 2026 and further expand to $501.28 billion by 2030 at a compound annual growth rate (CAGR) of 13.6% (https://www.thebusinessresearchcompany.com/report/solid-tumor-cancer-treatment-global-market-report#market-growth-forecast). Within this growing market, the report notes that major companies are focusing on developing advanced cell-based treatments for solid tumors (https://www.thebusinessresearchcompany.com/report/solid-tumor-cancer-treatment-global-market-report#market-trends-and-insights).

According to Fortune Business Insights (https://www.fortunebusinessinsights.com/pancreatic- cancer-treatment -market-101989, updated May 2026), the global pancreatic cancer treatment market, was valued at approximately $3.82 billion in 2025, and is expected to grow from $4.42 billion in 2026 to $14.43 billion by 2034, driven by advanced therapeutic approaches like GDT cell therapies, increased disease prevalence, and improvements in early diagnosis. In the U.S., this market alone is projected to reach about $5.25 billion by 2032 due to sophisticated healthcare infrastructure and rapid adoption of innovative treatments. Similarly, the global brain tumor treatment market, valued at around $2.29 billion in 2025, is estimated to rise to approximately $5.2 billion by 2032, reflecting increased investments in new therapeutic developments and growing patient populations, according to a report published by Fortune Business Insights (https://www.fortunebusinessinsights.com/brain-tumor-drugs-market-105025, updated May 2026). The U.S. market for brain tumor treatments is also expected to experience robust growth, reaching about $1.47 billion by 2030, fueled by significant ongoing research, drug development, and favorable regulatory frameworks supporting novel therapies such as GDT cell therapeutics.

Further, according to the Fortune Business Insights report on pancreatic cancer, the growth of the pancreatic cancer therapeutics and diagnostics market is propelled by technological innovations and new treatment extensions. This includes immunotherapy and other targeted therapies, along with advances in surgery that are changing the way we treat these malignancies for the better. Furthermore, the growth of the market is also related to increasing awareness, rising patient population and several U.S. governmental programs aimed at improving health care facilities and therapies. Their commitment has resulted in new high-value investments in research and therapies, as well as the expansion of clinical trial markets. Therefore, the market structure creates favorable conditions for further growth in treatment development and innovation.

Timeline for IND submission and Clinical Trial Pipelines for GDT cell therapy products

In December 2024, JY BioMed obtained an active U.S. FDA Drug Master File (DMF) number (DMF Number: 041080) for its Unmodified Vδ2+ Gamma Delta T Cells technology. This DMF provides the U.S. FDA with confidential, detailed information regarding the manufacturing, processing, and quality controls of the technology, making it available for reference by authorized parties during regulatory submissions. DMF holders can authorize one or more applicants or sponsors to incorporate by reference information contained in the DMF without having to disclose that information to the applicants or sponsors. DMFs are submitted solely at the discretion of their holders and are not required by statute or regulation. Ordinarily, the FDA neither independently reviews nor approves DMF submissions. Instead, the FDA customarily reviews the technical contents of DMFs only in connection with the review of applications that reference them.

Our estimated timeline for bringing our GDT cell therapy products to US market is as follows:

●	JY BioMed has passed through the discovery and preclinical stage in December 2024.
●	Technology transfer of the manufacturing process to an FDA-compliant CDMO was completed in July 2025, and the closed-system cell-processing equipment required for the alpha-beta T-cell depletion step was installed at the CDMO in February 2026.
●	The clinical-grade reagent used in the alpha-beta T-cell depletion step is subject to import review by the TFDA; the import application was filed in May 2026, and delivery is currently expected in the fourth quarter of 2026. IND-enabling GLP toxicology studies require clinical-grade material and have not commenced.
●	As of the date of this Report, no IND has been filed with the FDA. SL Bio is the intended sponsor of the IND and currently expects to file it following completion of the IND-enabling GLP toxicology studies and a planned pre-IND meeting, anticipated during Q1 2027, subject to the risks described herein. The IND submission to the FDA is projected to be filed in Q3 2027.
●	Phase I clinical trial is projected to be initiated if SL Science is able to obtain an IND.
●	Phase II clinical trial is projected to be initiated following completion of the Phase I clinical trial.
●	Phase III clinical trial is projected to be initiated following completion of the Phase II clinical trial.

SL Science has not received any FDA approval for its products to date, and there is no guarantee that we will ever obtain FDA approval for our products.

On March 30, 2026, SL Bio submitted a request for Orphan Drug Designation (“ODD”) of its Vδ2+ γδT cell product for the treatment of GBM (DRU 2026 11528). On May 22, 2026, the FDA declined and requested additional nonclinical data, including proof of efficacy data after tumor establishment and confirmation of the product identity. The request was put on hold, and SL Bio may submit an amendment within one year. SL Bio has engaged a Contract Research Organization (“CRO”) to generate the requested data and intends to seek ODD for the pancreatic cancer indication. On July 10, 2026, the Company submitted a ODD request, incorporating the requested data and proof, for the same product to treat GBM. The FDA acknowledged receipt and is reviewing additional files. ODD, if granted, provides development incentives but does not constitute marketing approval, does not accelerate or replace the IND process, and is not assured.

Our strategy for bringing GDT cell therapy products to the U.S. market includes a clearly defined pathway that emphasizes both independent clinical development and strategic partnerships. JY BioMed successfully completed the discovery and pre-clinical phases in 2024. One preclinical non-animal study was designed to evaluate the cytotoxic effect of modified GDT cells against three human pancreatic carcinoma cell lines. The GDT cells used in this study were engineered T lymphocytes derived from peripheral blood, which were then expanded using a proprietary cytokine cocktail and armed with bispecific antibodies targeting specific tumor antigen, designed specifically for pancreatic cancer cell recognition and T cell activation. The findings of this study indicated that all three of the tested human pancreatic carcinoma cell lines were susceptible to modified GDT cell-toxicity. A second preclinical animal study was designed to evaluate the efficacy of unmodified GDT cells in the human glioblastoma U-87 MG xenograft model with female severe combined immunodeficient mice. The GDT cells used in this study were T lymphocytes derived from peripheral blood, expanded ex vivo using cytokine with no genetic modification or artificial receptor engineering. This study observed significant reductions in mean tumor volumes for all three groups of mice that were treated with unmodified GDT cells. Nonetheless, the results of these preclinical studies in no way guarantee that the same or similar results will be observed in later clinical trials.

The successful completion of the discovery and preclinical phases in 2024 has positioned SL Bio to file an IND application with the FDA, which SL Bio currently expects to occur during Q3 2027. If the IND is successfully obtained, SL Science intends to proceed with a Phase I trial. If the Phase I clinical trial is successfully completed, SL Science intends to proceed with a Phase II clinical trial. If the Phase II clinical trial is successfully completed, the Company intends to proceed with a Phase III clinical trial, which may take several years to complete. Key trial endpoints will include safety profiles, tumor response rates, survival metrics, progression-free survival, and patient quality of life indicators. JY BioMed holds the IP of the GDT Cell therapy product expansion and will manage these clinical trials due to its specialized experience in cell therapy development and regulatory affairs, while SL Bio will pay for the costs of clinical development and be primarily engaged in technology development and licensing activities. SL Science has not received any FDA approval for its products to date, and there is no guarantee that we will ever obtain FDA approval for our products.

Simultaneously, we plan to actively pursue licensing agreements or potential acquisitions with major pharmaceutical companies beginning in the late Phase I or early Phase II stages. This strategic partnership approach aims to leverage the resources, expertise, and commercial channels of established industry leaders to ensure swift market entry upon successful completion of clinical trials. Through early engagement with potential pharmaceutical partners, JY BioMed aims to maximize the commercial potential of our GDT cell therapy products and expedite their availability to patients.

Upon the entering of the original license agreements in December 2024, SL Bio paid $1 million to JY BioMed for the initial research and development costs and material costs of the GDT cell therapy products for pancreatic and brain cancer treatment. SL Bio will also bear the future research and development costs of GDT cell therapy products thereafter. According to the GDT Cells License Agreement, SL Bio has a global exclusive right to use, implement, reproduce, and modify JY BioMed’s proprietary technology and technical data for the development, manufacturing, offering for sale, selling, and use of the products derived and developed from JY BioMed’s GDT cells technology for pancreatic and brain cancer treatment (the GDT cell therapy products). The term of licensed period of the GDT Cells Licenses is 20 years after the GDT cell therapy products are launched, unless terminated by either party with 30 days’ written notice if there is a mutual recognition of significant delays or impossibility of completion, a material breach not corrected within thirty days, or if the other party undergoes reorganization, dissolution, or bankruptcy.

Our Exosome Business

Since 2022, we have developed and sold milk-derived exosome cosmetics and plant extract hair care solutions for consumers in Taiwan. We expect that as our cell therapies for cancer treatment mature, we will gradually phase out our legacy exosome cosmetic and plant supplement businesses. That said, our exosome cosmetic and plant supplement businesses continue to be an important part of our overall business.

Milk-Derived Exosome Skin Care

Milk-derived exosomes are nano-sized extracellular vesicles naturally secreted by mammary epithelial cells and found abundantly in the milk of mammals such as cows and humans. These vesicles are rich in bioactive molecules, including proteins, lipids, and nucleic acids (such as microRNAs), and play a key role in intercellular communication. Due to their biocompatibility, stability in the gastrointestinal tract, and natural origin, milk-derived exosomes are gaining attention as a promising therapeutic delivery system.

Their therapeutic benefits include the ability to deliver drugs, RNA molecules, or other therapeutic agents across biological barriers with low immunogenicity. Studies have shown they can modulate immune responses, support gut health, and exhibit anti-inflammatory and regenerative properties. Furthermore, their scalable extraction from milk makes them an accessible and cost-effective platform for drug delivery and nutraceutical applications.

Since 2022, we have developed and supplied cow milk exosome-based cosmetic formulations in Taiwan, launching commercially available skincare products in 2023.

Our skincare products are certified according to International Organization for Standardization (ISO) standards, dermatologically tested, and rigorously quality-controlled, our exosome-based concentrates represent a cell-free alternative to traditional stem cell therapies.

While there is no present intention to market our exosome-containing products in the U.S., we may later determine to do so. Such products are subject to regulation in the U.S. under the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. 301 et seq. (FDCA). There are currently no FDA-approved exosome products in the U.S. Nonetheless, based on FDA’s regulatory scheme, and based on their intended use, we believe that such products will be regulated as drugs needing FDA approval, medical devices potentially needing FDA clearance or approval, or cosmetics. If only cosmetic-type claims are made for these products, we believe it is arguable that such products should be regulated as cosmetics, rather than drugs or medical devices. In Taiwan, our exosome-containing products are classified as non-medical cosmetics under Taiwan’s Cosmetic Hygiene and Safety Act. In accordance with Taiwan’s cosmetic regulations, such products are permitted for sale without premarket approval, provided that they do not contain restricted ingredients.

As noted previously, any statements regarding the intended use of these products contained in this Report pertain to marketing these products outside the U.S., and in no way indicate how SL Science may eventually intend to label and market such products in the U.S. Notably, statements that may be considered by the FDA to be drug claims, such as those referring to the modulation of immune responses and regenerative properties, are applicable to these products solely as they are marketed outside the U.S. Such claims or claims that are similar in kind will not be utilized to market these products in the U.S. if we decide to market such products in the U.S. as cosmetics.

Should SL Science choose to market our exosome products in the U.S. as cosmetics, we will carefully revise any labeling, product claims, marketing statements, and all other applicable materials to ensure compliance with U.S. regulatory requirements applicable to cosmetics. Any claims referenced in this Report that may be interpreted as drug or medical device claims with respect to these products will be carefully reviewed and modified as appropriate at that time.

The table below lists our current skincare products available in Taiwan:

Item	Illustration	Supplier/Manufacturer	Exosome Type	Market
Exosome Concentrate		YC Biotech CO., LTD	Bovine Milk-derived Exosomes	Taiwan

Skin care product (Exosomes)		YC Biotech CO., LTD	Bovine Milk-derived Exosomes	Taiwan

Our Plant Extract Business

Citrus Reticulata (Tangerine) Extract Hair Care

Citrus reticulata (tangerine) extract is derived from the peel and pulp of the tangerine fruit, a botanical source rich in natural antioxidants, vitamins, flavonoids, and essential oils.

Since 2022, we have focused on the research and development of tangerine extract-based cosmetic formulations in Taiwan, combining traditional botanical knowledge with modern cosmetic science. In 2023, we successfully launched our tangerine extract hair care products commercially in Taiwan. Our hair care products include high-purity tangerine extract and scalp treatment tonics. All formulations are ISO-certified, dermatologically tested, and manufactured under strict quality control protocols. These products provide a safe, natural alternative to synthetic scalp treatments and are suitable for long-term use across a variety of hair types and conditions.

While there is no present intention to market our products containing plant-based extracts in the U.S., we may later determine to do so. Such products are subject to regulation in the U.S. under the FDCA, however it is uncertain whether plant-based extract products would be regulated by FDA as drugs or cosmetics. If only cosmetic-type claims are made for these products, we believe it is arguable that such products should be regulated as cosmetics, rather than drugs. In Taiwan, our plant extract products are classified as non-medical cosmetics under Taiwan’s Cosmetic Hygiene and Safety Act. In accordance with Taiwan’s cosmetic regulations, such products are permitted for sale without premarket approval, provided that they do not contain restricted ingredients or make unsubstantiated therapeutic claims.

As noted previously, any statements regarding the intended use of these products contained in this Report pertain to marketing these products outside the U.S., and in no way indicate how SL Science may eventually intend to label and market such products in the U.S. Notably, statements that may be considered by the FDA to be drug claims, such as those referring to hair growth, dandruff reduction, and hair follicle regeneration, are applicable to these products solely as they are marketed outside the U.S. Such claims or claims that are similar in kind will not be utilized to market these products in the U.S. if we decide to market such products in the U.S. as cosmetics.

Should SL Science choose to market our products containing plant-based extracts in the U.S. as cosmetics, we will carefully revise any labeling, product claims, marketing statements, and all other applicable materials to ensure compliance with U.S. regulatory requirements applicable to cosmetics. Any claims referenced in this Report that may be interpreted as drug claims with respect to these products will be carefully reviewed and modified as appropriate at that time.

Item	Illustration	Supplier/Manufacturer	Extract Type	Market
Hair care product (Plant Extract)		YC Biotech CO., LTD	Plant-derived Extract (Tangerine)	Taiwan

Starting in the third quarter of 2024, SL Bio commenced the sales of exosomes to corporate customers in Taiwan, including a distribution arrangement with one of our corporate customers, Yu Ru Health Management Consulting Co., Ltd. Under this distribution agreement, SL Bio grants Yu Ru Health Management Consulting Co., Ltd. exclusive rights to market products in Asia and commits to providing marketing strategies, product training, technical support, and promotional materials. The agreement is effective from July 1, 2024, until June 30, 2025.

We believes that the extension of sales channels from retail to corporate customers will enable the expansion of sales in the near future. The global market for exosome-based skincare and haircare products is rapidly expanding, driven by increasing consumer demand for advanced anti-aging and regenerative treatments. This distribution agreement is for promoting and distributing SL Science’s branded products across Asia.

According to Valuates Reports (https://reports.valuates.com/market-reports/QYRE-Auto-2N13078/global-exosomes-skincare, updated April 2026), the global exosome skincare market was valued at approximately US$423 million in 2024 and is projected to reach US$809.5 million by 2032, growing at a compound annual growth rate (CAGR) of 9.9%. In the United States alone, the exosome market was estimated at US$73.58 million in 2023, with a projected CAGR of 34.2% from 2024 to 2030, according to a report by Grand View Research (https://www.grandviewresearch.com/industry-analysis/us-exosomes-market-report, published April 2024). This robust growth, according to the report, is attributed to technological advancements in exosome extraction and application, rising consumer awareness about regenerative medicine benefits, and increased investment in biotechnology research. These factors collectively underscore the significant potential and sustained growth prospects for exosome products in both skincare and haircare sectors globally.

Intellectual Property Portfolio

Our commercial success depends in part on our ability to obtain rights in patented and other proprietary and commercially important technologies, inventions, know-how, and trade secrets related to our business, and operate without infringing on the valid and enforceable intellectual property rights of others.

The patent positions for biotechnology companies like us are generally uncertain and can involve complex legal, scientific, and factual issues. In addition, the coverage claimed in a patent application can be significantly reduced before a patent is issued, and its scope can be reinterpreted and even challenged after issuance. As a result, we cannot guarantee that any of our product candidates will be protectable or remain protected by enforceable patents. We cannot predict whether the patent applications we are currently licensing will issue as patents in any particular jurisdiction or whether the claims of any issued patents will provide sufficient proprietary protection from competitors. Any patents that we license may be challenged, circumvented, or invalidated by third parties.

In addition to patent protection, we also rely on know-how and trade secrets for proprietary information that is not amenable to, or that is not appropriate for, patent protection, to develop and maintain our proprietary position. However, trade secrets can be difficult to protect. Although we take steps to protect our proprietary information, including restricting access to our premises and our confidential information and entering into agreements with our employees, consultants, advisors, and potential collaborators, third parties may independently develop the same or similar proprietary information or may otherwise gain access to our proprietary information. As a result, we may be unable to meaningfully protect know-how, trade secrets, and other proprietary information that we own or license from third parties.

As of the date of this Report, SL Science does not own any patents; however, we have licensed one issued patent in the United States; and nine pending patents, including one pending patent in United States in addition to know-how related to or which may otherwise be used to practice the inventions and technologies in the licensed patents and/or patent applications.

The table below summarizes SL Science’s portfolio of patents, which are licensed by CytoArm and JY BioMed, as indicated below:

CD-19 LICENSED PATENTS

Potential
	Application	Application	Application	Issue	Certificate		Expiration
Invention Name	Region	Date	Number	Date	Number	Status	Date
BI-SPECIFIC	Taiwan	2021/03/23	TW202202522A			Pending	March 2041
ANTIBODIES	United States	2021/03/23	US2024209084A1			Pending	March 2041
FOR USE IN	Japan	2021/03/23	2023-519851A			Pending	March 2041
PRODUCING	Australia	2021/03/23	2021244375A1			Pending	March 2041
ARMED	Europe	2021/03/23	EP4126954A4			Pending	March 2041
IMMUNE	China	2021/03/23	202180029464.3			Pending	March 2041
CELLS	World	2021/03/23	WO2021195067A1			Pending	March 2041
	Singapore		11202253320D			Pending	March 2041
	Israel		296566			Pending	March 2041

JY BioMed also in the application of the following patent in relation to the production of the GDT Cells:

JY BIOMED PATENT

	Application	Application	Application	Certificate		Expiration
Invention Name	Country/Organisation	Date	No.	No.	Status	Date
METHOD FOR THE PRODUCTION OF GAMMA DELTA T CELLS FOR IMMUNOTHERAPY APPLICATIONS	US	2025/01/07	63/742,633		Provisional Application	February 2046
	US	2026/01/07	19/442,399		Pending	February 2046
	Taiwan	2026/01/07	115100646		Pending	February 2046
	World Intellectual Property Organization	2026/01/07	PCT/AU2026/050005		Pending

Competition

SL Science is focused on advancing its core cell therapy pipeline, with an emphasis on novel T cell platforms addressing unmet medical needs in oncology. Key strategic plans for the near future include:

1.	Armed-T IND Submission and Phase I Initiation (2025 – 2026): Armed-T, has conducted preclinical studies and, following an INTERACT meeting with the FDA (written responses dated January 6, 2026), is addressing the FDA’s comments and completing additional nonclinical and manufacturing activities. The Company intends to request a pre-IND meeting and currently anticipates filing the IND during Q4 2027.
2.	Advancement of Gamma Delta T Cell (GDT) Platform: The Company is optimizing its allogeneic GDT cell therapy platform. Completion of the IND-enabling GLP toxicology studies depends on the availability of clinical-grade material (see “—Timeline” above); the Company currently expects SL Bio to file an IND for the GDT cell therapy products during Q3 2027. The platform targets both solid and hematologic malignancies and offers a differentiated safety and manufacturing profile compared to conventional CAR-T therapies.

3.	Strategic Partnering and Licensing: The Company plans to seek development and commercialization partnerships with global pharmaceutical companies following early clinical validation (e.g., late Phase I/early Phase II). These partnerships are expected to accelerate global market access and reduce commercialization risk.
4.	Gradual Exit from Legacy Non-Core Business Lines: Consistent with its focus on advanced cell therapies, the Company intends to gradually phase out its legacy exosome cosmetic and plant supplement businesses, while fulfilling all existing contractual obligations.

These initiatives reflect the Company’s commitment to becoming a clinically driven, innovation-focused biotechnology company with a primary emphasis on immune cell therapy.

In general, the cancer treatment landscape is competitive. We face competition from both platform- and pipeline-stage competitors as well as commercial-stage competitors.

Our platform- and pipeline-stage competitors are companies that focus on gamma delta T cell (GDT) platforms or closely related allogeneic/engineered T cell programs at similar stages of development, including:

●	Adicet Bio, Inc. (Nasdaq: ACET) — Allogeneic GDT platform; Phase I clinical trial (ADI-001);
●	IN8bio, Inc. (Nasdaq: INAB) — Autologous GDT therapy; Phase I/II clinical trials;
●	Cabaletta Bio, Inc. (Nasdaq: CABA) — Engineered T cell therapies for autoimmune disease; early clinical development;
●	Precision BioSciences, Inc. (Nasdaq: DTIL) — Gene-edited allogeneic T cell programs; early-stage oncology pipeline; and
●	TCR² Therapeutics — TCR-T cell therapy company (acquired by Kite Pharma/Gilead in 2023).

Our commercial-stage competitors include well-known pharmaceutical companies and large-cap strategic acquirers in the cell therapy and oncology space, including:

●	Gilead Sciences, Inc. (Nasdaq: GILD) — Commercial CAR-T (Yescarta); acquirer of Kite Pharma;
●	Bristol Myers Squibb Company (NYSE: BMY) — Commercial CAR-T (Breyanzi, Abecma);
●	Novartis AG (NYSE: NVS) — Commercial CAR-T (Kymriah); and
●	Amgen Inc. (NYSE: AMGN), Johnson & Johnson (NYSE: JNJ) — Represent large-cap strategic acquirers in the cell therapy and oncology space.

Competition to our CD-19 Armed-T therapy

With respect to our CD-19 Armed-T therapy, two specific competitors are Novartis and Gilead, which both offer CAR-T based therapies. Novartis’ Kymriah is a prescription cancer treatment made from a patient’s own white blood cells. It is used to treat certain types of leukemia and non-Hodgkin lymphoma. Kymriah is a cell-based gene therapy and the first CAR-T therapy approved by the FDA. However, Kymriah may cause severe or life-threatening side effects, such as Cytokine Release Syndrome or neurological toxicities.

Gilead, through the acquisition of Kite Pharma, Inc., has also obtained Yescarta, a CAR-T cell therapy. It has announced results from a five-year follow-up analysis of ZUMA-5, a Phase 2 study of Yescarta in patients with relapsed/refractory non-Hodgkin lymphomas (NHL) including follicular lymphoma (FL) or marginal zone lymphoma (MZL). The analysis demonstrated that after a median follow-up of more than five years, patients treated with Yescarta continued to experience durable response and long-term survival.

Approved CAR-T therapies such as Kymriah (tisagenlecleucel) and Yescarta (axicabtagene ciloleucel) have demonstrated clinical success in hematologic malignancies, but they are limited by complex manufacturing processes, irreversible genetic modification, and treatment-related toxicities such as cytokine release syndrome and neurotoxicity.

Competition to our GDT Cell therapy

Autologous T cell therapies, such as those used in CAR-T cell treatments, involve extracting T cells from a patient’s own body, modifying them to enhance their anti-tumor activity, and then reinfusing them back into the patient. It would involve more time and costs for the treatment and face manufacturing challenges of cell and the risk of cell dysfunction.

In the highly competitive field of GDT cell therapies, several key players stand out, including Adicet Bio, IN8bio, GammaDelta Therapeutics (a Takeda company), and TC BioPharm. Adicet Bio is advancing allogeneic gamma delta CAR-T therapies targeting cancers and autoimmune diseases, notably its lead candidate ADI-001. IN8bio develops both allogeneic and autologous gamma delta T cell therapies for solid tumors and hematological cancers. GammaDelta Therapeutics, acquired by Takeda, focuses on Vδ1+ gamma delta T cells targeting solid and blood cancers. TC BioPharm has also made strides, particularly in oncology, using engineered gamma delta T cells in advanced clinical trials.

Our GDT cells can be sourced from healthy donors and expanded in large quantities, making them an accessible “off-the-shelf” therapy.

Competition to our Exosome Business

The global market for exosome-based cosmetic and therapeutic applications is rapidly evolving and can be broadly segmented into products utilizing naturally secreted animal-derived exosomes. These include exosomes derived from human or animal cell sources, which have shown promising potential in regenerative medicine, dermatology, and aesthetic applications due to their bioactive cargo and intercellular communication capabilities.

At SL Science, we strategically differentiate our product line by utilizing the most biologically compatible and functionally potent exosome type for dermatological application. Milk-derived exosomes are the foundation of our skincare formulations, enabling us to deliver targeted, cell-free solutions that match the biological needs of skin.

Animal-derived exosomes, particularly those extracted from bovine colostrum or mature milk, are gaining traction across cosmetics, nutraceuticals, and pharmaceuticals. Rich in regenerative and immunomodulatory molecules, they mimic human cell signaling pathways and offer excellent bioavailability. Our milk exosome-based skincare products stand out in this competitive field through high-purity extraction from bovine milk via proprietary purification processes, a robust safety profile supported by ISO certification and dermatological testing, superior bioactivity that promotes dermal regeneration, collagen production, and anti-inflammatory benefits, and proven consistency with quality-controlled batches ensuring reproducible results. We serve the premium skincare segment, providing science-backed solutions for anti-aging, skin renewal, and post-treatment recovery. Competitors in this area include Purasomes by Dermoaroma (colostrum-derived), BIOREG EXOSOME + HA by My Skin Chemistry UK (milk exosome with hyaluronic acid), and Medicube, a Korean skincare brand targeting sensitive skin and anti-aging needs with exosome-based formulas.

We also face competition from mesenchymal stem cell- (or MSC-) derived exosome products. MSC-derived exosomes are small vesicles released by — multipotent cells capable of differentiating into bone, cartilage, and fat that also exhibit regenerative and immune-regulatory functions. These exosomes carry bioactive molecules such as proteins, lipids, and RNA that influence cell behavior by facilitating intercellular communication. They contribute to tissue repair, modulate immune responses, and reduce inflammation. Due to their regenerative and therapeutic potential, MSC-derived exosomes are being investigated as a cell-free alternative to traditional stem cell therapies for conditions including cardiovascular diseases, neurodegenerative disorders, and cancer. We do not currently make products from MSC-derived exosomes; however, this is an area that the Company may explore in the future.

We differentiate ourselves by leveraging high-purity milk-derived exosomes for skincare applications — maximizing biological compatibility, functional relevance, safety, and consumer trust. Backed by ISO standards, dermatological validation, and proprietary purification technology, our exosome portfolio is engineered for real biological efficacy, not just trend appeal.

While there is no present intention to market our exosome-containing products in the U.S., we may later determine to do so. Such products are subject to regulation in the U.S. under the FDCA. There are currently no FDA-approved exosome products in the U.S. Nonetheless, based on FDA’s regulatory scheme, and based on their intended use, we believe that such products will be regulated as drugs needing FDA approval, medical devices potentially needing FDA clearance or approval, or cosmetics. If only cosmetic-type claims are made for these products, we believe it is arguable that such products should be regulated as cosmetics, rather than drugs or medical devices.

As noted previously, any statements regarding the intended use of these products contained in this Report statement pertain to marketing these products outside the U.S., and in no way indicate how SL Science may eventually intend to label and market such products in the U.S. Notably, statements that may be considered by the FDA to be drug claims, such as those referring to the modulation of immune responses and regenerative properties, are applicable to these products solely as they are marketed outside the U.S. Such claims or claims that are similar in kind will not be utilized to market these products in the U.S. if we decide to market such products in the U.S. as cosmetics.

Should SL Science choose to market our exosome products in the U.S. as cosmetics, we will carefully revise any labeling, product claims, marketing statements, and all other applicable materials to ensure compliance with U.S. regulatory requirements applicable to cosmetics. Any claims referenced in this Report that may be interpreted as drug or medical device claims with respect to these products will be carefully reviewed and modified as appropriate at that time.

Competition to our Plant Extract Business

The global market for plant-derived bioactive compounds in cosmetic and therapeutic applications is rapidly expanding and marked by increasing competition. This sector encompasses a broad range of plant extract-based formulations developed for skin, scalp, and wellness solutions, including products targeting anti-aging, antioxidant defense, inflammation reduction, and regenerative support. As consumers shift toward clean-label and botanical ingredients, demand for effective and naturally sourced alternatives to synthetic compounds or pharmaceutical agents continues to rise.

At SL Science, we strategically differentiate our product line by focusing exclusively on tangerine extract. Selected for its high concentration of biologically active flavonoids and citrus polyphenols, this extract forms the scientific and functional core of our hair and scalp care formulations. Through advanced purification processes and stringent quality control, we utilize tangerine extract to deliver consistent, non-pharmaceutical solutions that promote scalp health, restore hair vitality, and align with modern expectations for safety, efficacy, and botanical purity.

Tangerine extract, rich in compounds such as hesperidin and naringin, has attracted attention for its ability to stimulate microcirculation, reduce oxidative stress, and support healthy tissue responses. These properties translate into tangible cosmetic and therapeutic benefits when applied to the scalp. SL Science’s tangerine extract is sourced from certified citrus harvests and processed using proprietary technology that preserves its bioactivity. Our products are tested according to ISO safety and dermatological standards and have demonstrated clinical relevance in improving hydration, reducing dandruff, and enhancing follicle resilience in the scalp environment.

The competitive landscape includes companies such as Nutrafol, a Unilever brand that incorporates various plant-based ingredients for hair growth support. Other botanical-forward cosmeceutical brands, including The Ordinary, offer plant extract-based serums targeting scalp wellness. In addition to these direct competitors, our products also compete indirectly with drug-based hair growth treatments such as minoxidil and finasteride, as well as invasive hair restoration procedures. However, these alternatives often present limitations in terms of safety profile, user compliance, and suitability for long-term use.

We differentiate ourselves by offering a scientifically validated and ISO-compliant botanical solution built around high-purity tangerine extract. This approach maximizes the functional efficacy of our products while addressing growing consumer demand for natural, non-drug alternatives. Unlike competitors relying on broad-spectrum or multi-source plant extracts, SL Science maintains a singular focus on a well-characterized, performance-proven extract platform, ensuring that our plant-based formulations deliver real biological outcomes rather than superficial claims.

While there is no present intention to market our products containing plant-based extracts in the U.S., we may later determine to do so. Such products are subject to regulation in the U.S. under the FDCA, however it is uncertain whether plant-based extract products would be regulated by FDA as drugs or cosmetics. If only cosmetic-type claims are made for these products, we believe it is arguable that such products should be regulated as cosmetics, rather than drugs.

As noted previously, any statements regarding the intended use of these products contained in this Report statement pertain to marketing these products outside the U.S., and in no way indicate how SL Science may eventually intend to label and market such products in the U.S. Notably, statements that may be considered by the FDA to be drug claims, such as those referring to hair growth, dandruff reduction, and hair follicle regeneration, are applicable to these products solely as they are marketed outside the U.S. Such claims or claims that are similar in kind will not be utilized to market these products in the U.S. if we decide to market such products in the U.S. as cosmetics.

Should SL Science choose to market our products containing plant-based extracts in the U.S. as cosmetics, we will carefully revise any labeling, product claims, marketing statements, and all other applicable materials to ensure compliance with U.S. regulatory requirements applicable to cosmetics. Any claims referenced in this period that may be interpreted as drug claims with respect to these products will be carefully reviewed and modified as appropriate at that time.

Environmental Matters

The cost of compliance with federal, state, and local provisions related to the protection of the environment has had no material effect on our business. There were no material capital expenditures for environmental control facilities in the year ended December 31, 2025 and 2024.

Employees

As of December 31, 2025, we employed 20 full-time employees. We have never had a work stoppage, and none of our employees are represented by a labor organization or under any collective bargaining arrangements. We consider our employee relations to be good. Certain employees are subject to contractual agreements that specify requirements on confidentiality and restrictions on working for competitors, as well as other standard matters.

Additionally, we are strategically expanding our workforce to strengthen our capabilities in the biomedical field. As part of this initiative, we plan to hire an additional senior scientist as Chief Medical Officer prior to the Phase I clinic trails of the product candidates. These highly skilled professionals will focus on advancing our research and development efforts, enabling us to drive innovation and enhance operational excellence. By investing in a top-tier team and cutting-edge facilities, we are positioning SL Science to accelerate groundbreaking advancements in the biomedical sector. This expansion underscores our commitment to delivering impactful solutions that address critical healthcare challenges and improve patient outcomes globally.

Properties

Currently, the Company does not own any real property. The Company currently leases its executive office space at 11th Floor, No. 479, Chongyang Road, Nangang District, Taipei City 115010, Taiwan R.O.C. The original lease is made with the SL Link to sublease the office which commenced on January 1, 2023, and to mature on May 31, 2027 but subsequently terminated on December 31, 2024. We paid monthly rent of NTD445,000 ($14,329) including the cost of the management fee, water and electricity. We subsequently entered into a lease directly with the landlord for the same premises, effective January 1, 2025 to May 31, 2027. Under the new lease, we paid monthly rent of NTD417,053 ($12,720) till May 2025 and it increased to NTD429,145 ($13,089) since June 2025. We also bear the cost of the management fee, water and electricity.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Neither our company nor any of our subsidiaries currently is a party to any legal proceeding that, individually or in the aggregate, is material to our company as a whole.

REGULATIONS APPLICABLE TO OUR BUSINESS

Taiwan Government Regulation and Product Approval

Government Regulation and Competent Authorities Governing Pharmaceuticals

The legal structure of Taiwan consists of the constitution, laws, and regulations. Taiwan’s Legislative Yuan established the Pharmaceutical Affairs Act in accordance with the Constitution to protect people’s health and sanitation. The Pharmaceutical Affairs Act provides that the drugs are prohibited to be imported or marketed for sale unless they are approved by the Taiwan Food and Drug Administration (“TFDA”). In addition to the provisions regarding registration and market approval of medicaments, the Pharmaceutical Affairs Act also addresses the management of pharmaceutical companies, patent linkage of drugs, sales and manufacture of drugs, and the advertisement on drugs.

The TFDA is the competent authority for drug management in Taiwan. The TFDA is responsible for approving the license application required by the Pharmaceutical Affairs Act. In addition, the TFDA should continuously monitor and inspect the safety of the drugs from the development stage to the marketing and sales stage. In addition, the departments of health at city/county governments (“Local DOH”) should also monitor and inspect the safety of the drugs after the marketing and sales stage. Furthermore, they have the power to penalize those who violate the provisions in the Pharmaceutical Affairs Act.

Review and Approval for Pharmaceutical Dealer’s License

Before a company is permitted to engage in the business of importation, manufacture, sales and marketing of drugs, it is required to obtain the Pharmaceutical dealer’s license from the Local DOH at the location of such company. Only after a company obtains such license will it be able to apply for marketing authorization (“MA”) of its drug products.

Review and Approval for MA of Drugs

Before a drug is permitted to be imported into the market or be manufactured, and to sale as a product on the market, the pharmaceutical firm is required to obtain the following approvals or licenses:

●	Drug permit license (i.e., MA):
●	MA for Import; or
●	MA for Manufacture;
●	For domestically manufactured products:
●	Drugs manufacturing factory registration (Register the drug manufacturing factory with the Ministry of Economic Affairs and comply with the Factory Management Act);
●	Medicament manufacturing license (“Manufacturing License”);
●	For imported products:
●	Recognition of overseas drug manufacturing factory.

For new drugs, the process required by the TFDA before a drug may be marketed in Taiwan generally involves the following steps (the process may be simplified for generic drugs):

●	Completion of the preclinical research which is incompliance with the Good Laboratory Practice (“GLP”);

●	Submission of the application for clinical trial of the investigational new drug application (“IND”) to the TFDA, which application should be approved before starting the clinical trial;
●	Completion of the clinical trial which is incompliance with the Regulations for Good Clinical Practice and the Guidance for Good Clinical Practice (collectively as “GCP”);
●	Starting from the stage of the clinical trial stage, the investigational drugs and the drug products should be in compliance with the Good Manufacturing Practice (“GMP”);
●	With respect to cell therapy products, the manufacturing procedures, facilities, and control measures for human cell-based medicinal products shall comply with the Good Tissue Practice (“GTP”). This includes the screening and testing of human cell and tissue donors, as well as the collection, processing, storage, labeling, packaging, and distribution of human cells and tissues; and
●	Submission of the new drug application (“NDA”) to the TFDA, along with the complete risk evaluation and mitigation strategy (“REMS”).

The process is provided in more detail in Preclinical Development, Clinical Development, and NDA Submission and Review sections below.

Preclinical Development

As a requirement to apply for the IND, the applicant shall submit the documents containing the drug characteristic data (non-clinical and clinical trial data such as drug physical and chemical properties, toxic pharmacological effects, pharmacokinetics, etc.). In order to collect the data, the applicant shall conduct preclinical research.

In order to encourage the pharmaceutical firms to develop new drugs, the TFDA has engaged a non-profit organization, Center for Drug Evaluation (“CDE”), to involve in the whole process before the new drugs are approved to market in Taiwan. Anyone who intends to apply for the IND can reach out to the CDE for advice before he/she submits the application. When CDE receives the request, it will meet with the potential applicant and provide its advice from the preclinical research stage.

Different from the clinical trial which is human study, the preclinical research is animal testing or testing with the human biological samples in the laboratory. To perform an experiment which may be approved by the TFDA when applying for the IND, the researchers shall conduct the research in compliance with the GLP. If the applicant for the IND fails to conduct the preclinical research in compliance with the GLP, the TFDA may reject the application for the IND.

Clinical Development

The IND is valid subject to both the TFDA’s and the Institutional Review Board (“IRB”)’s approvals. After the sponsor submits the application documents to the TFDA, including the approval letter of the IRB, the TFDA will starts to examine the application. Depending on the TFDA’s discretion, it may form a professional consulting committee, a committee formed by pharmaceutical and medical experts, to evaluate the feasibility of the clinical trial. In practice, if it is the first time for the drug to be applied on human studies, the TFDA is more likely to form the committee and come out with the decision after considering the committee’s conclusion. Generally, the TFDA comes out with a decision whether to approve the application or not around 60-90 days. Once the sponsor gets the TFDA’s approval, the sponsor is permitted to administer the investigational product to humans.

The clinical trials are typically conducted in the following three phases:

●	Phase I: The purpose for Phase I is mainly to understand the safe dose of the drug, the highest dose that can be tolerated by the human body. This phase is usually performed by experienced physicians in specific clinical trial wards. Pursuant to Regulations for Registration of Medicinal Products, there should be at least 10 valid Taiwanese subjects for a Phase I clinical trial, such as pharmacokinetics study or pharmacodynamics study.

●	Phase II: Through studying with a group of patients with high homogeneity, the efficacy and safety of the drug is able to be explored out. Phase II is a clinical trial for a small number of patients, usually dozens of people. The outcome of the Phase II clinical trial will be referred to evaluate how many subjects should be included in Phase III. Pursuant to Regulations for Registration of Medicinal Products, there should be at least 20 valid Taiwanese subjects for a phase II clinical trial.
●	Phase III: In this phase, a larger-scale clinical trial will be conducted. The design is generally carried out in the form of random allocation, double-blind and controlled trials, etc., mainly to verify the efficacy and safety of the drug, as a pre-marketing trial. Pursuant to Regulations for Registration of Medicinal Products, there should be at least 80 valid Taiwanese subjects for a Phase III pivotal trial; and the results have to show the similarity between Taiwan and other countries.

Though Regulations for Registration of Medicinal Products provides the standard number of the subjects, if the TFDA deems necessary, it has the power to request the investigator or the sponsor to include more subjects on grounds of the improvement in quality, safety or efficacy of the drug, the nation’s welfare or special circumstances.

During the whole process of the clinical trials, the clinical trials shall always comply with the GCP Rules. The GCP Rules provides that the manufacturing, handling and storage of the investigational product(s) shall comply with the GMP. Whether the product complies with the GMP is relevant to the quality of the products. Therefore, the GMP compliance requirement is required not only in the clinical trial stage, but also in the stage after the NDA is approved. To verify whether the clinical trial complies with the GCP Rules, the TFDA has the power to inspect the sponsor and the trial site at any time. In practice, the TFDA does not inspect all of the clinical trials but focus only on those trials relating to human studies involving new drugs. If the TFDA requests to inspect, the sponsor and the trial site shall cooperate with the inspection without interruption.

NDA Submission and Review

After the clinical trial is completed, and the applicant has prepared the required documents, the applicant can submit the NDA to the TFDA. The NDA review process conducted by the TFDA mainly focuses on three aspects.

The first aspect is to examine the safety and the efficacy of the drugs. At this stage, the TFDA focuses on (i) if the chemical, manufacturing and regulatory data can show that the quality of the raw materials and preparations of the drug is well controlled, and has stable quality consistency between different batches; (ii) if the pharmacological and toxicological data of animals can support the mechanism of action of the drug and can fully evaluate the possible potential toxic reactions; (iii) if the basic pharmacokinetics/pharmacodynamics of the drug can be understood from the pharmacokinetic/pharmacodynamic data of animals and humans The pharmacokinetic information of the drug in special groups and the interaction information with other drugs are helpful to evaluate the rationality of the dosage adjustment of the drug in special groups and in combination with other drugs; and (iv) if the results of clinical trials can show that the drug has credible curative effect and acceptable safety in the group of declared indications, so as to support the rationality of the claimed usage and dosage.

The second aspect is to examine the quality of the drugs. At this stage, the TFDA will examine the chemistry, manufacturing and controls (“CMC”), and will perform the audit to examine if the clinical trial is in compliance with the GMP, GLP and GCP.

The third aspect is to examine the labeling of the drugs. At this stage, the TFDA will evaluate whether the direction of use shown on the labeling (especially the package insert) is appropriate and will not mislead the patients.

Post-Approval Requirements

After the TFDA approves the NDA and issues an MA, the new drug products are obligated to comply with several laws and regulations. The post-approval requirements under the Pharmaceutical Affairs Act and its relative regulations mainly relating to four aspects:

●	Manufacturing

Pursuant to the Pharmaceutical Affairs Act, for the domestically manufactured drugs, the manufacturer of the drugs is prohibited to manufacture before it registers its manufacturing factory with the Ministry of Economic Affairs and obtains the Manufacturing License from the TFDA to prove it meets the GMP requirements. According to Regulations for Registration of

Medicinal Products, the registration of the factory and the Manufacturing License are prerequisite for the MA to be issued; though such documents do not need to be ready when filing the NDA, it should be supplemented prior to the issuance of the MA.

When operating the factory, the manufacturers are required to continuously comply with applicable laws and regulations; otherwise, the Ministry of Economic Affair is entitled to de-register the factory.

As continuous compliance of the GMP is the requirement for the TFDA to issue the Manufacturing License, the manufacturer shall always comply with the GMP.

●	Distribution

As mentioned above, before a company is permitted to engage in the business of importation, manufacture, sales and marketing of drugs, it is required to obtain a pharmaceuticals dealer’s license from the Local DOH. In addition, the pharmaceutical dealer that engages in the import, manufacture, and/or distribution business should meet the requirements of Good Distribution Practice (“GDP”) and thus should apply for a pharmaceutical’s distribution license (“Distribution License”) from the TFDA to prove that it has met the GDP requirements. If the manufacturer fails to comply with the GDP, the TFDA is entitled to reject the renewal of the Distribution License, leading to the suspension of the importing, manufacturing, and/or distributing of the drug products.

●	Advertisement

In order to avoid the pharmaceutical firm conveys misleading information to the audience, the Pharmaceutical Affairs Act provides that the pharmaceutical firm should obtain the approval of the Local DOH before publishing or broadcasting drug advertisement. In addition, the advertisement approval number should be included in the advertisement that is published or broadcasted. The approved content cannot be altered without an approval of the alteration. For prescription drugs, direct-to-consumer advertisement is prohibited, and the advertisement must be published or broadcasted in the channels that are only accessible to healthcare professionals. The advertisement approval is valid for one year and can be renewed.

If the pharmaceutical firm fails to comply with the provision, the Local DOH shall impose administrative fines, and depending on the severity may announce in the newspaper the name of the responsible person of the pharmaceutical firm, the name of the drug, and the act of violation, and may revoke the MA, along with the restriction that no application for use of the original name of the said medicament shall be accepted within a period of two years thereafter. The authorities have broad discretion on whether a material is a disguised drug advertisement.

●	Drug Safety Surveillance

In order to ensure the quality, efficacy and safety of drugs, and to reduce the incidence of adverse drug reactions (“ADR”), the MA holder is required to surveil the safety of the drugs and to report any serious adverse reactions caused by drugs to the TFDA.

The Regulations for the Management of Drug Safety Surveillance (“Surveillance Regulations”) provides the main obligations which the MA holder shall fulfil. Under the current Surveillance Regulations, in addition to reporting any serious adverse reactions within the period provided by the Regulations for Reporting Severe Adverse Reactions of Medicaments, the MA holder shall also submit drug safety update reports periodically during the whole effective period of the MA.

That is to say, if the MA is in effect, the MA holder shall keep tracking the safety of the drugs. In addition, the MA holder shall have a pharmacovigilance plan as its internal policy. During the surveillance period, which is also the effective period of the MA, the MA holder shall follow its own pharmacovigilance plan and take mitigation measures, if necessary. In addition to keep submitting the periodic drug safety update reports of new drug during the first five years, the MA holder shall also submit a drug safety summary report at the end of the first five years of the surveillance period. For the remaining period of the surveillance period, the MA holder should only keep implementing its pharmacovigilance plan without submitting the update reports to the TFDA. However, if the TFDA considers necessary, it may request the MA holder continues to collect the data and submit the periodic update for a designated period. Furthermore, the TFDA may provide such request more than once.

Healthcare-Related Policies in Taiwan

●	Drug Price Regulations

Taiwan has been implementing a compulsory, universal, single-payer national health insurance (“NHI”) system since 1995, with the overall coverage reaching 99.9%. The benefit package is comprehensive, covering inpatient, outpatient, and dental services, traditional Chinese medicine, and so on. Most drugs including orphan drugs, target therapy drugs, and many expensive drugs are covered. In Taiwan, the National Health Insurance Administration (“NHIA”), one of the departments of the Ministry of Health and Welfare, imposes direct price controls on drugs by fixing the reimbursement prices product by product. Every one or two years, the NHIA implements the price regulation to re-set (usually decrease) the reimbursement price of each product. According to NHI’s Principles on Drug Reimbursement Price Approval, a new drug is defined as a newly applied pharmaceutical product that owns a new chemical entity, new dosage form, new administrated route or new therapeutic effect compound to the listed items in the pharmaceutical benefit scheme. New drugs are further categorized as breakthrough, me-too, and line extension based on drug innovation. Different reimbursement price policies are applied in accordance with how drugs are categorized based upon these definitions.

●	National Health Insurance Reform

Taiwan’s healthcare system has been praised for its minimal wait times, low cost, and convenient access for outpatient visits; but these services also contribute to waste. Due to the system’s incredible accessibility, Taiwan’s healthcare expenditures have increased steadily over the years, and there is currently a budget shortfall. During recent years, there have been calls to reform Taiwan’s NHI to avoid bankrupting the healthcare system.

As a large portion of the healthcare expenditures arise from the drug reimbursement, one of the main targets in the reform plan is to utilize the healthcare budget more reasonably and to allocate more reimbursement on new drugs considering patients’ benefits.

In order to achieve such goal, the NHIA has taken some measures during the reform since 2018. The NHIA has adopted the mechanism of managed entry agreement to set up an upper limit of drug expenditures in order to mitigate the financial impact caused by new drugs on the NHI. Though under the managed entry agreement mechanism, the price of the new drugs is subject to limitation, the NHIA have increased its budgets on new drug reimbursement after 2020, trying to figure out a balance between including more new drugs in the medical insurance coverage and the financial impact it may cause to the healthcare system.

Government Regulation and Competent Authorities Governing Cosmetics

In Taiwan, the manufacturing, importation, labeling, sale, and advertising of cosmetic products are regulated by the Taiwan Food and Drug Administration (“TFDA”) under the Ministry of Health and Welfare (“MOHW”). The primary legal framework governing cosmetics includes the Cosmetic Hygiene and Safety Act, along with its relevant sub-regulations and administrative guidelines. The TFDA is responsible for overseeing product registration, ingredient compliance, labeling standards, and post-market surveillance.

●	Definition of Cosmetics

According to the Cosmetic Hygiene and Safety Act, “Cosmetics” means products applied intended for application to the external parts of the human body, teeth, or oral cavity mucous membranes, and used to moisturize hair and skin, stimulate the sense of smell, improve body odors, change appearance, or cleanse the body. However, this is not applicable to those that are regarded as drugs in accordance with other laws or regulations.

●	Determination of Cosmetic Classification

To determine whether product falls under the classification of cosmetics, reference may be made to the “Table of Scope and Categories of Cosmetics” announced by the MOHW. Alternatively, relevant information regarding the exosome product (e.g. full ingredient names and concentrations, methods and dosage of use, descriptions of purpose/function/efficacy, commercial packaging, labeling, and instruction leaflet) may be submitted to the TFDA for an official classification determination.

●	Product Registration for Cosmetics

Pursuant to the Cosmetic Hygiene and Safety Act, manufacturers or importers of cosmetics shall complete product registration and establish a product information file before supplying, selling, giving away, displaying publicly, or offering cosmetics for consumer trial use.

●	Labeling, Promotion, and Advertising of Cosmetics:

According to Cosmetic Hygiene and Safety Act, the outer packaging or container of a cosmetic product shall clearly indicate the product name, usage of products, usage and storage instructions, full ingredient names, and so on.

Pre-approval by the competent authority is not required for cosmetic advertisements. However, pursuant to the Cosmetic Hygiene and Safety Act, the labeling, promotion, and advertising of cosmetics must not contain any false or exaggerated content. Additionally, cosmetics must not be labeled, promoted, or advertised as having medical efficacy. To assess whether promotional content constitutes false or exaggerated claims or implies medical efficacy, reference may be made to the “Regulations Governing Criteria for the Label, Promotion, Advertisement with Deception, Exaggeration, or Medical efficacy of Cosmetic Products”.

●	Manufacturing facilities for Cosmetics:

Pursuant to the Cosmetic Hygiene and Safety Act, cosmetic manufacturing facilities shall comply with the “Establishment Standards for Cosmetics Manufactory” and adhere to the “Cosmetics Good Manufacturing Practice Regulations (GMP)”. Documentation may be submitted to the TFDA to apply for a GMP compliance inspection, to obtain a certificate of inspection and a GMP certificate for cosmetics.

●	Regulatory Oversight of Cosmetic Products:

According to the Cosmetic Hygiene and Safety Act and the “Regulations Governing the Source and the Flow Data of Cosmetic Products”, cosmetics businesses shall establish and maintain data on direct supply sources and destinations of products.

Pursuant to the Cosmetic Hygiene and Safety Act and the “Regulations for Reporting Cosmetics Serious Adverse Effects and Hazards to Hygiene and Safety”, in cases where a serious adverse reaction occurs in the human body from normal or reasonable use of a cosmetic product, or if a product is found to pose or potentially pose a sanitary safety risk, the cosmetics business shall report to the central competent authority (TFDA) via its designated online system within fifteen (15) days of becoming aware of the incident.

Regulations on Consumer Protection

In Taiwan, the main regulation governing the consumer protection is the Consumer Protection Act. Pursuant to the Consumer Protection Act, a manufacture shall be liable for any damage caused by its products, unless it is able to prove that the products have met and complied with the contemporary technical and professional standards of reasonably expected safety requirements prior to the launching of such products into the market. Furthermore, if the products may endanger consumers’ lives, bodies, health or property, they shall be labelled in a conspicuous place with a warning and the methods for emergency handling of such danger. If an enterprise fails to perform its labelling obligations in this regard, it will be held liable for the damage caused thereby.

In addition to the Consumer Protection Act, Taiwan regulations also provide special liability regimes for medicinal products. Pursuant to the Drug Injury Relief Act, the pharmaceutical manufactures and importers are required to make contributions to the Drug Injury Relief Fund according to a certain percentage of their drug sales in the previous year. Under the Drug Relief Act, alleged victims or their heirs/legal guardians may apply for drug injury compensation for death, disability and serious illness. Violation of such provision may result in fines.

Regulations on Personal Data Protection

Under Taiwan law, the Personal Data Protection Act is the main law governing personal data protection. Under the Personal Data Protection Act, unless otherwise specified, a company is generally required to give notice to and obtain consent from an individual before collecting, processing, or using any of the said individual’s personal information, subject to certain exceptions.

Pursuant to the Personal Data Protection Act, the personal data pertaining to a natural person’s medical records, healthcare, genetics, sex life, physical examination and criminal records is classified as sensitive personal data, which shall be subject to certain stricter obligations.

In addition to the Personal Data Protection Act, when conducting the clinical trial, the sponsor and the investigator shall also comply with other relative regulations or practices with regard to the protection of the subject’s personal data, such as the GCP Rules, the Human Subjects Research Act and the Regulations on Human Trials.

In addition to the Personal Data Protection Act, when conducting the clinical trial, the sponsor and the investigator shall also comply with other relative regulations or practices with regard to the protection of the subject’s personal data, such as the GCP Rules, the Human Subjects Research Act and the Regulations on Human Trials.

Regulations on Environmental Protection

The bedrock of environmental protection in Taiwan is the Basic Environment Act. In addition to the Basic Environment Act, Taiwan regulations regulate each type of pollution by a different set of regulations, including the Soil and Groundwater Pollution Remediation Act, the Waste Disposal Act, the Air Pollution Control Act, the Water Pollution Control Act, and Toxic and Concerned Chemical Substances Control Act. The competent authority governing the environmental regulations is the Ministry of Environment. Failure to comply with such regulations may result in fines and other administrative sanctions.

Regulations on Foreign Currency Exchange

The principal regulation governing foreign currency exchange in Taiwan is the Foreign Exchange Regulation Act, amended on April 29, 2009. Pursuant to the Foreign Exchange Regulation Act, Taiwan Dollars amounting under the amount of NTD$500,000 are freely convertible no matter what transaction they are in relation with. On the other hand, the transactions involving NTD$500,000 or more or its equivalent in foreign currency shall fulfill certain obligations as provided in the Regulations Governing the Declaration of Foreign Exchange Receipts and Disbursements or Transactions.

Under the Regulations Governing the Declaration of Foreign Exchange Receipts and Disbursements or Transactions, for those foreign exchange transactions which amounts more than NTD$500,000 and relates to the sales of goods or provision of services, such transaction shall be declared through filing a declaration statement. For those foreign exchange transactions which are not related to the sales of goods or provision of services, ranging from NTD$500,000 to US$100 million (or its equivalent), such transaction shall be declared through filing a declaration statement, and providing supporting documents, such as contracts or letters of approval, to the bank. For those foreign exchange transactions which are not related to the sales of goods or provision of services, amounting more than US$100 million (or its equivalent) (or such other amount as determined by the Central Bank of the Republic of China (Taiwan) from time to time at its discretion in consideration of the economic and financial conditions of Taiwan) in each calendar year, such transaction shall be declared through filing a declaration statement, providing supporting documents to the bank, and obtaining the approval of the Central Bank of the Republic of China (Taiwan).

Though Taiwan government has promulgated the Regulations Governing Foreign Exchange Control on July 2, 1997, pursuant to the Foreign Exchange Regulation Act, the requirements for the government to implement those foreign exchange control measures should be subject to either of the following conditions: (1) When the domestic or foreign economic disorder might endanger the stability of the domestic economy; and (2) When this country suffers a severe balance of payments deficit. From the past, since the Regulations Governing Foreign Exchange Control came into effect, Taiwan government has never implemented those foreign exchange control measures.

Regulations on Dividend Distribution

The principal regulations governing dividend distribution is the Company Act. Pursuant to the Company Act, a Taiwan company shall not pay dividends unless its losses have been covered and statutory reserve funds has been set aside, which should be 10% of the company’s after-tax net profits. However, in the event that the company’s statutory reserve funds have reached the total amount of the company’s paid-in capital, the company does not need to set aside any amounts for its statutory reserve funds. If the company has no net profits, in principle, it shall not pay dividends.

Regulations on Employee Stock Incentive Plan

The principal regulations governing dividend distribution is the Company Act. Pursuant to the Company Act, a Taiwan company may choose to implement the employee stock incentive plan through five kinds of strategies: (1) employee stock compensation, (2) employee stock option certificates, (3) employee subscription of new shares using cash as consideration, (4) treasury shares transferred to employees, (5) employee restricted share units. After the amendment of the Company Act on August 1, 2018, transferring the company’s stocks to the employees of the company’s parent company or its subsidiaries under the employee stock incentive plan is also permitted by law.

Regulations on Employment and Social Insurance

The labor law in Taiwan is regulated mainly by the Labor Standards Act, amended in July 2024. The Labor Standards Act governs the terms and conditions of employment such as working hours, holidays, rest periods, wages, overtime, leave, and termination of employment. According to the Labor Standard Act, an employer is required to reach an agreement on salary with the employees, in which the agreed salary shall meet with the minimum amount set by the competent authority. Violations of the Labor Standards Act may result in fines and other administrative sanctions, and serious violations may result in criminal liabilities.

In order to protect workers’ safety and health and to prevent occupational accidents, the employers in Taiwan are also required to comply with the Occupational Safety and Health Act. According to the Occupational Safety and Health Act, the employer shall arrange safety equipment to prevent any emergency. In addition, the employer shall provide safety education and trainings for the employees which shall enable the employees to protect themselves when any accident occurs.

Taiwan governmental authorities have passed a variety of laws and regulations regarding social insurance and employee’s pension from time to time, including, among others, the Labor Insurance Act, the National Health Insurance Act, the Labor Pension Act, and the Employment Insurance Act. Pursuant to these laws and regulations, Taiwan companies must make contributions at specified levels for their employees to the relevant social insurance and pension funds. Failure to comply with such laws and regulations may result in various fines and legal sanctions.

Regulations on Taxation

According to the Taiwan Income Tax Act, a company incorporated in Taiwan is a Taiwan tax resident and will be subject to 20% corporate income tax on its worldwide income. A non-resident company will be subject to 20% corporate income tax on its Taiwan-sourced income. If a resident company does not distribute its financial earnings generated in a year to its shareholders by the end of the following year, a 5% undistributed earnings tax (UET) would be imposed.

According to the Taiwan Statute for Industrial Innovation, for research and development (“R&D”) expenditure, a company conducting qualifying R&D activities may select one of the following incentives: (i) up to 15% of qualifying R&D expenses may be credited against corporate income tax payable in the current year; or (ii) up to 10% of qualifying R&D expenses may be credited against corporate income tax payable in the year expenses incurred and carried forward for the next 2 years. In addition, if a company uses NTD 1 million or more of its undistributed earnings to construct or purchase buildings, software or hardware equipment, or technology for use in production or operation within 3 years from the year such earnings are derived, such investment amounts may be deducted from the undistributed earnings when calculating the 5% UET. The tax incentives above are currently available until the end of 2029, with potential for extension.

According to the Taiwan Income Tax Act, a withholding tax rate of 21% shall generally be applicable to dividends distributed to non-Taiwan resident enterprise/individual investors. The withholding tax on the dividends may be reduced to 10% pursuant to a tax treaty between Taiwan and the jurisdictions in which the non-Taiwan shareholders reside. Taiwan currently has a treaty network with 35 countries.

U.S. Government Regulation and Product Approval

Government Regulation and Competent Authority

The legal structure of the United States consists of the constitution, laws, and regulations. The FDA was established by Congress to protect and promote public health and regulates products including food, drugs, medical devices, cosmetics, and tobacco. The principal statute governing the regulation by the FDA of these products is the FDCA.

U.S. Regulation of Armed-T and Gamma Delta T Cell Therapy

Under the FDCA, as implemented and enforced by the FDA, armed-T and gamma delta T cell therapy are regulated as drugs needing approval under an NDA or BLA.

U.S. Regulation of Exosome Products

While there is no present intention to market our exosome-containing products in the U.S., we may later determine to do so. Such products are subject to regulation in the U.S. under the FDCA. There are currently no FDA-approved exosome products in the U.S. Nonetheless, based on FDA’s regulatory scheme, and based on their intended use, we believe that such products will be regulated as drugs needing FDA approval, medical devices potentially needing FDA clearance or approval, or cosmetics. If only cosmetic-type claims are made for these products, we believe it is arguable that such products should be regulated as cosmetics, rather than drugs or medical devices.

As noted previously, any statements regarding the intended use of these products contained in this registration statement pertain to marketing these products outside the U.S., and in no way indicate how SL Science may eventually intend to label and market such products in the U.S. Notably, statements that may be considered by the FDA to be drug claims, such as those referring to the modulation of immune responses and regenerative properties, are applicable to these products solely as they are marketed outside the U.S. Such claims or claims that are similar in kind will not be utilized to market these products in the U.S. if we decide to market such products in the U.S. as cosmetics.

Should SL Science choose to market our exosome products in the U.S. as cosmetics, we will carefully revise any labeling, product claims, marketing statements, and all other applicable materials to ensure compliance with U.S. regulatory requirements applicable to cosmetics. Any claims referenced in this registration that may be interpreted as drug or medical device claims with respect to these products will be carefully reviewed and modified as appropriate at that time.

U.S. Regulation of Products Containing Plant-Based Extracts

While there is no present intention to market our products containing plant-based extracts in the U.S., we may later determine to do so. Such products are subject to regulation in the U.S. under the FDCA, however it is uncertain whether plant-based extract products would be regulated by FDA as drugs or cosmetics. If only cosmetic-type claims are made for these products, we believe it is arguable that such products should be regulated as cosmetics, rather than drugs.

As noted previously, any statements regarding the intended use of these products contained in this registration statement pertain to marketing these products outside the U.S., and in no way indicate how SL Science may eventually intend to label and market such products in the U.S. Notably, statements that may be considered by the FDA to be drug claims, such as those referring to hair growth, dandruff reduction, and hair follicle regeneration, are applicable to these products solely as they are marketed outside the U.S. Such claims or claims that are similar in kind will not be utilized to market these products in the U.S. if we decide to market such products in the U.S. as cosmetics.

Should SL Science choose to market our products containing plant-based extracts in the U.S. as cosmetics, we will carefully revise any labeling, product claims, marketing statements, and all other applicable materials to ensure compliance with U.S. regulatory requirements applicable to cosmetics. Any claims referenced in this registration that may be interpreted as drug claims with respect to these products will be carefully reviewed and modified as appropriate at that time.

U.S. FDA and “Intended Use”

The FDA determines how a product should be regulated — e.g., as a drug, cosmetic, or medical device — based on the product’s intended use. The FDA determines a product’s intended use, in turn, by referring to the objective intent of the persons legally responsible for the labeling of the product.

This intent may be shown by such persons’ expressions, the labeling for the product, the design or composition of the product, or by the circumstances surrounding the distribution of the product. Objective intent may, for example, be shown by labeling claims, advertising matter, or oral or written statements by such persons or their representatives. Objective intent may additionally be shown, for example, by circumstances in which the product is, with the knowledge of such persons or their representatives, offered or used for a purpose for which it is neither labeled nor advertised.

In practice, this means that the FDA determines intended use based on a company’s express statements or implied claims inferred from product composition or other indicia of “medical” intent. For example, the FDA will look to claims stated on product labeling, advertising, social media, website, and other promotional materials. Certain ingredients made also cause a product to be considered a drug if they have a well-known therapeutic use. Notably, however, the FDA does not provide a comprehensive list of ingredients that fall within this category.

U.S. Regulation of Drugs Needing FDA Approval

Section 201(g)(1) of the FDCA (21 U.S.C. 321(g)(1)) defines a drug as “(A) articles recognized in the official United States Pharmacopœia,1 official Homœopathic Pharmacopœia of the United States, or official National Formulary, or any supplement to any of them; and (B) articles intended for use in the diagnosis, cure, mitigation, treatment, or prevention of disease in man or other animals; and (C) articles (other than food) intended to affect the structure or any function of the body of man or other animals; and (D) articles intended for use as a component of any article specified in clause (A), (B), or (C).”

Certain drug products require FDA approval under an NDA or BLA prior to marketing. The process to obtain such approval generally involves the following:

●	Completion of extensive preclinical studies in accordance with applicable regulations, including studies conducted in accordance with GLP requirements;
●	Submission to the FDA of an IND application, which must become effective before clinical trials may begin;
●	Approval by an IRB or independent ethics committee at each clinical trial site before each trial may be initiated;
●	Performance of adequate and well-controlled clinical trials in accordance with applicable IND regulations, GCP requirements and other clinical trial-related regulations to establish the safety and efficacy of the investigational product for each proposed indication;
●	Submission to the FDA of a NDA or BLA;
●	A determination by the FDA within 60 days of its receipt of an NDA or BLA, to accept the filing for review;
●	Satisfactory completion of one or more FDA pre-approval inspections of the manufacturing facility or facilities where the drug will be produced to assess compliance with cGMP requirements (as set forth in the FDA regulations) to assure that the facilities, methods and controls are adequate to preserve the drug’s identity, strength, quality and purity;

●	Potential FDA audit of the clinical trial sites that generated the data in support of the NDA or BLA;
●	Payment of user fees for FDA review of the NDA or BLA; and
●	FDA review and approval of the NDA or BLA, including consideration of the views of any FDA advisory committee, prior to any commercial marketing or sale of the drug in the U.S.

Drugs approved under an NDA or BLA are subject to numerous post-approval requirements under the FDCA, including establishment registration, product listing, labeling, cGMPs, recalls, adverse event reporting, and recordkeeping.

Domestic and foreign establishments that manufacture, repack, or relabel drug products marketed in the U.S. are required to register with the FDA. A drug establishment registration must include information related to the name and full address of each establishment, all trade names used by the establishment, the kind of ownership or operation (e.g., individually owned, partnership, or corporation), and the name of the owner or operator (including in the case of a partnership the name of each partner, and in the case of a corporation, the name and title of each corporate officer and director and the U.S. state of incorporation). Foreign establishments must additionally include the name, address, and phone number of their U.S. agent, the name of each importer that is known to the establishment (e.g., each U.S. company or individual in the U.S. that is an owner, consignee, or recipient of the foreign establishment’s drug that is imported into the U.S. An importer does not include the consumer or patient who ultimately purchases, receives, or is administered the drug, unless the foreign establishment ships the drug directly to the consumer or patient), and the name of each person who imports or offers for import such drug (i.e., the name of each agent, broker, or other entity, other than a carrier, that the foreign drug establishment uses to facilitate the import of their drug into the U.S.). Such drug establishment registrations must be renewed annually.

Domestic and foreign establishments that manufacture, repack, or relabel drug products marketed in the U.S. are additionally required to list their commercially marketed drug products with the FDA. As applicable, a drug listing must include the name of establishment(s) manufacturing or processing the listed drug and the type of operation(s) performed, DEA schedule, route(s) of administration, inactive ingredients, marketing information (e.g., category, start/stop date), information related to the application (e.g., type and year of approval) or over-the-counter (“OTC”) monograph citation number, package size and type, National Drug Code (“NDC”), unique ingredient identifiers (“UNII”), flavor, color, and image. Such drug listings must be reviewed and updated as needed twice each year.

FDA requirements for drug product labeling differ depending on if the drug is OTC or prescription only. OTC drug labeling must include a statement of identity (e.g., pain reliever, decongestant), net quantity of contents, name and address of the manufacturer, packer, or distributor, country of origin (for products manufactured outside the U.S.), ingredients (both active and inactive), expiration date (unless exempt), use(s), directions for safe use, and any required or necessary warning statements.

Prescription drug labeling includes Prescribing Information (labeling for healthcare professionals), carton and container labeling (outside packaging that contain information about prescription drugs), and labeling for patients or caregivers (e.g., Medication Guides, Patient Package Inserts, and Instructions for Use). As applicable, Prescribing Information must include information regarding the proprietary name (e.g., brand name), nonproprietary name (e.g., active pharmaceutical ingredient(s) (“API(s)”), controlled substance symbol, indications and usage, dosage forms and strengths, route of administration, contraindications, boxed warning (contraindications or warnings about serious adverse reactions that may lead to death or serious injury, warnings and precautions (description of clinically significant adverse reactions or risks with the drug), adverse reactions, drug interactions, use in specific patient populations, drug abuse and dependence, overdosage, clinical pharmacology, nonclinical toxicology, clinical studies, storage and handling, and patient counseling information.

As applicable, carton and container labeling for prescription drugs must include information regarding the proprietary name, nonproprietary name, dosage form, route of administration, strength, warnings and precautions, and controlled substance symbol.

Labeling for patients and caregivers for prescription drugs can include — if required by the FDA — Medication Guides, Patient Package Inserts, and more detailed Instructions for Use. Medication Guides and Patient Package Inserts include information about the drug, how to take the drug, who should not take the drug, serious side effects of the drug, and common side effects of the drug. Instructions for Use are utilized for drugs that have complicated or detailed instructions, and generally provide detailed, step-by-step written and visual instructions for the patient or caregiver on how to use the drug, prepare the drug, administer the drug, handle the drug, store the drug, and throw away (dispose of) the drug.

Under the FDCA, cGMP requirements vary depending on the type of drug product at issue. cGMP requirements are set forth in Title 21 of the Code of Federal Regulations, and generally, pertain to personnel responsibility and qualifications; facility design and construction, lighting, ventilation, air filtration, heating and cooling, plumbing, sewage and refuse, washing and toilet facilities, sanitation, and maintenance; equipment design, size, location, construction, cleaning, and maintenance; receipt and storage of untested components and containers/closures, testing and approval or rejection of components and containers/closures, use of approved components and containers/closures, retesting of approved components and containers/closures, and rejected components and containers/closures; production and process controls pertaining to written procedures, charge-in of components, calculation of yield, equipment identification, sampling and testing of in-process materials and drug products, time limitations on product, control of microbiological contamination, and reprocessing; packaging and labeling controls pertaining to materials examination and usage criteria, labeling issuance, packing and labeling operations, tamper-evidence packaging requirements for OTC drugs, drug product inspection, and expiration dating; warehousing and distribution procedures for holding and distribution; laboratory controls for testing and release, laboratory animals, and penicillin contamination; equipment cleaning and use logs, component records, drug product container/closure records, labeling records, master production and control records, batch production and control records, production record review, laboratory records, distribution records, and complaint files; and the return and salvaging of drug products.

Adverse events associated with (1) OTC and prescription drug products approved under an NDA or BLA, and (2) prescription drug products not approved under an NDA or BLA, must be reported to the FDA within 15 calendar days for adverse experiences that are both serious and unexpected. Additionally, follow-up reports of the required investigation for such events must be submitted to the FDA within 15 calendar days of receipt of new information or as requested by the FDA. As used here, a serious adverse experience means any adverse experience occurring at any dose that results in any of the following outcomes: death, a life-threatening adverse experience, inpatient hospitalization or prolongation of existing hospitalization, a persistent or significant disability/incapacity, or a congenital anomaly/birth defect. A life-threatening adverse experience means any adverse experience that places the patient, in the view of the initial reporter, at immediate risk of death from the adverse experience as it occurred, i.e., it does not include an adverse experience that, had it occurred in a more severe form, might have caused death. An unexpected adverse experience means any experience that is not listed in the current labeling for the drug product. Adverse events not subject to the 15-day reporting requirement must be reported to the FDA at quarterly intervals for 3 years from the date of approval of the application, and then at annual intervals. Records of such adverse events must be maintained for a period of 10 years.

Adverse events associated with OTC drug products not approved under an NDA or BLA must be reported to the FDA within 15 business days for adverse experiences that are serious. As used here, a serious adverse event means any adverse event that (1) results in death, a life-threatening experience, inpatient hospitalization a persistent or significant disability or incapacity, or a congenital anomaly or birth defect, or (2) requires, based on reasonable medical judgment, a medical or surgical intervention to prevent one of the aforementioned outcomes. Additionally, new medical information related to a submitted serious adverse event report that is received within 1 year of the initial report must be submitted to the FDA within 15 business days of receipt of the new information. Records of such adverse events must be maintained for a period of 6 years.

The FDA has numerous options to enforce the FDCA requirements related to drugs, including detention at port of entry, Untitled Letters, Warning Letters, voluntary recall, seizure, injunction, suspension or withdrawal of clearance and approval, total or partial suspension of production or distribution, administrative or judicially imposed sanctions, the FDA’s refusal to grant pending or future clearance or approval for products, clinical holds, refusal to permit the import or export of our products, civil and criminal monetary penalties, and criminal prosecution of a company, its suppliers, or its senior employees. Drugs are also subject to enforcement actions by other regulatory authorities, such as the U.S. Federal Trade Commission (“FTC”), state agencies, and state attorneys general. Drugs are additionally vulnerable to private causes of action, including consumer class actions and product liability cases. Finally, drugs are vulnerable to competitor challenges, including cease-and-desist letters, National Advertising Division (“NAD”) actions, and lawsuits.

The failure to comply with U.S. regulatory requirements related to drugs could result in any of the above actions, any of which could significantly and negatively affect supply of our products. If any of these events occurs, our reputation could be harmed, we could be exposed to product liability claims and we could lose customers and experience reduced sales and increased costs.

U.S. Regulation of Medical Devices

Section 201(h)(1) of the FDCA (21 U.S.C. 321(h)(1)) defines a medical device as “an instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent, or other similar or related article, including any component, part, or accessory, which is . . . intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease . . . or intended to affect the structure or any function of the body . . . , and which does not achieve its primary intended purposes through chemical action within or on the body . . . and which is not dependent upon being metabolized for the achievement of its primary intended purposes.”

The FDCA classifies medical devices into one of three categories based on the risks associated with the device and the level of control necessary to provide reasonable assurance of safety and effectiveness. Class I devices are low risk, and are subject only to general regulatory controls. Class II devices are moderate risk, and are subject to general controls and may also be subject to special controls. Class III devices are generally the highest risk devices. They are required to obtain premarket approval and comply with post-market conditions of approval in addition to general regulatory controls. Class I and certain Class II medical devices may be marketed in the United States without obtaining FDA clearance or approval. For other Class II and Class III devices, a company must first either submit an application for and receive 510(k) clearance pursuant to a premarket notification submitted under Section 510(k) of the FDCA, 21 U.S.C. 360(k), or request approval of a premarket approval application (“PMA”) under Section 515 of the FDCA (21 U.S.C. 360e), or seek approval of a de novo classification request from the FDA under Section 513 of the FDCA (21 U.S.C. 360c), unless an exemption applies.

In the 510(k) clearance process, before a device may be marketed, the FDA must determine that a proposed device is “substantially equivalent” to a legally marketed “predicate” device, which includes a device that has been previously cleared through the 510(k) process, a device that was legally marketed prior to May 28, 1976 (pre-amendments device), a device that was originally on the U.S. market pursuant to an approved PMA and later down-classified, or a 510(k)-exempt device. To be “substantially equivalent,” the proposed device must have the same intended use as the predicate device, and either have the same technological characteristics as the predicate device or have different technological characteristics and not raise different questions of safety or effectiveness than the predicate device. Clinical data are sometimes required to support substantial equivalence.

In the de novo classification process, a manufacturer whose device is not eligible for a 510(k) Notification or whose device under the FDCA would otherwise be automatically classified into Device Class III and require the submission and approval of a PMA prior to marketing is able to request down-classification of the device to Class I or Class II on the basis that the device presents a low or moderate risk. If the FDA grants the de novo classification request, the applicant will receive authorization to market the device. This device type may be used subsequently as a predicate device for future 510(k) submissions.

In the process of obtaining PMA approval, the FDA must determine that a proposed device is safe and effective for its intended use based, in part, on extensive data, including, but not limited to, technical, analytical validation, preclinical, clinical trial, manufacturing, and labeling data. The PMA process is typically required for devices that are deemed to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices.

Beyond any required clearance or approval, medical devices marketed in the U.S. are subject to numerous additional requirements under the FDCA, including establishment registration, product listing, labeling, Quality System Regulation (“QSR”), cGMPs, recalls, adverse event reporting, and recordkeeping.

Under the FDCA, domestic and foreign manufacturers and initial distributors (importers) of medical devices marketed in the U.S. must register their establishments with the FDA. A medical device establishment registration must include information regarding the owner/operator of the facility and the devices manufactured, processed, distributed, or imported by the establishment.

Generally, establishments that are required to register with the FDA are also required to list the devices that are made there and the activities that are performed on those devices. A medical device listing must include information regarding whether the product requires clearance or approval, the premarket submission number (for cleared and approved devices), the FDA product code (for devices exempt from clearance and approval), and the proprietary name of the product.

Medical device labeling may include claims consistent with the relevant product classification and FDA clearance or approval (if any). Medical device labeling must also include a statement of identity (e.g., electronic thermometer, pace maker), net quantity of contents, name and address of the manufacturer, packer, or distributor, country of origin (for products manufactured outside the U.S.), and any required or necessary warning statements.

Medical device manufacturers must comply with the FDA’s QSR, which is a complex regulatory scheme that covers the procedures and documentation of the design, testing, production, process controls, quality assurance, labeling, packaging, handling, storage, distribution, installation, servicing and shipping of medical devices. Furthermore, to obtain FDA clearance or approval, we are required to verify that our suppliers maintain facilities, procedures and operations that comply with our quality standards and applicable regulatory requirements. The FDA enforces the QSR through periodic announced or unannounced inspections of medical device manufacturing facilities, which may include the facilities of subcontractors.

Medical device manufacturers must comply with the cGMP requirements enumerated in the QSR. Because the QSR applies to numerous medical devices, it does not prescribe in detail how a manufacturer must produce a specific device. Instead, the QSR provides the framework that all manufacturers must follow by requiring those manufacturers to develop and follow procedures and fill in the details that are appropriate to a given device according to the current state-of-the-art manufacturing for that specific device. Within this context, it is the responsibility of each manufacturer to establish requirements for each type or family of devices that will result in devices that are safe and effective, and to establish methods and procedures to design, produce, distribute, etc. devices that meet the QSR requirements.

Our third-party manufacturers may not take the necessary steps to comply with applicable regulations, which could cause delays in the availability of our products or a delay in obtaining FDA authorization of any required marketing clearance or approval. In addition, the FDA issued a final rule to amend the QSR to align more closely with the International Organization for Standardization standards. Specifically, this final rule goes into effect on February 2, 2026, replaces the QSR with the Quality Management System Regulation (“QMSR”), and among other things, incorporates by reference the quality management system requirements of ISO 13485:2016.

Although the FDA has stated that the standards contained in ISO 13485:2016 are substantially similar to those set forth in the QSR, it is unclear the extent to which this final rule, once effective on February 2, 2026, could impose additional or different regulatory requirements on us that could increase the costs of compliance or otherwise create market pressure that may negatively affect our business.

Incidents in which a medical device may have caused or contributed to a death or serious injury must to be reported to the FDA under the Medical Device Reporting program. As used here, caused or contributed means that a death or serious injury was or may have been attributed to a medical device, or that a medical device was or may have been a factor in a death or serious injury, including events occurring as a result of failure, malfunction, improper or inadequate design, manufacture, labeling, or user error. In addition, certain malfunctions must also be reported.

A medical device manufacturer must report to the FDA when they become aware of an event that reasonably suggests that one of their marketed devices (1) may have caused or contributed to a death or serious injury, or (2) has malfunctioned and that the device or a similar device marketed by the manufacturer would be likely to cause or contribute to a death or serious injury if the malfunction were to recur. Such reports must be submitted to the FDA within 30 calendar days of becoming aware of the event. This deadline changes to 5 business days if remedial action could prevent unreasonable risk of substantial harm to public health.

A medical device importer must report both to the FDA and to the medical device manufacturer when they become aware of an event that reasonably suggests that one of their marketed devices may have caused or contributed to a death or serious injury. An importer is required to report only to the manufacturer when they become aware that one of their marketed devices has malfunctioned and that the device or a similar device marketed by the importer would be likely to cause or contribute to a death or serious injury if the malfunction were to recur. Such reports must be submitted to the FDA and the manufacturer within 30 calendar days of becoming aware of the event.

Medical device manufacturers and importers must additionally report to the FDA any correction or removal of a device that was initiated (1) to reduce a risk to health posed by the device; or (2) to remedy a violation of the act caused by the device which may present a risk to health (unless such information was already submitted to the FDA as part of one of the aforementioned reports). Such reports must be submitted to the FDA within 10 business days of initiating such correction or removal.

All records required under the QSR must be retained for a period of time equivalent to the design and expected life of the relevant medical device, but in no case less than 2 years from the date of release for commercial distribution by the manufacturer. These records must be maintained at the relevant manufacturing establishment or another location that is reasonably accessible to responsible officials of the manufacturer and to employees of the FDA designated to perform inspections. This recordkeeping requirement does not apply to required reports pertaining to management review, quality audits, and supplier audit reports used to meet requirements related to the evaluation of suppliers, contractors, and consultants.

The FDA has numerous options to enforce the FDCA requirements related to medical devices, including detention at port of entry, Untitled Letters, Warning Letters, mandatory recall, seizure, injunction, suspension or withdrawal of clearance and approval, total or partial suspension of production or distribution, administrative or judicially imposed sanctions, the FDA’s refusal to grant pending or future clearance or approval for products, clinical holds, refusal to permit the import or export of products, civil and criminal monetary penalties, and criminal prosecution of companies, suppliers, or senior employees. Medical devices are also subject to enforcement actions by other regulatory authorities, such as the FTC, state agencies, and state attorneys general. Medical devices are additionally vulnerable to private causes of action, including consumer class actions and product liability cases. Finally, medical devices are vulnerable to competitor challenges, including cease-and-desist letters, NAD actions, and lawsuits.

The failure to comply with U.S. regulatory requirements related to medical devices could result in any of the above actions, any of which could significantly and negatively affect supply of our products. If any of these events occurs, our reputation could be harmed, we could be exposed to product liability claims and we could lose customers and experience reduced sales and increased costs.

U.S. Regulation of Cosmetics

Section 201(i) of the FDCA (21 U.S.C. 321(i)) defines a cosmetic as “(1) articles intended to be rubbed, poured, sprinkled, or sprayed on, introduced into, or otherwise applied to the human body or any part thereof for cleansing, beautifying, promoting attractiveness, or altering the appearance, and (2) articles intended for use as a component of any such articles; except that such term shall not include soap.”

Cosmetics are not required to obtain FDA approval prior to marketing. Historically, cosmetics were the most lightly regulated product within the jurisdiction of the FDA. However, on December 29, 2022, MoCRA was passed as part of the Consolidated Appropriations Act, 2023. MoCRA imposes numerous new regulatory requirements on cosmetics pertaining to, among other things, facility registration, product listing, labeling, safety substantiation, cGMPs, recalls, adverse event reporting, and recordkeeping.

Every person that owns or operates a facility that engages in manufacturing or processing cosmetic products for distribution in the U.S. must register each facility with the FDA. As used here, the term facility includes any establishment (including an establishment of an importer) that manufactures or processes cosmetic products distributed in the U.S. Such cosmetic facility registrations must be renewed biennially.

Every responsible person for a cosmetic product marketed in the U.S. must submit a listing for such product with the FDA. As used here, the term responsible person means the manufacturer, packer, or distributor of a cosmetic product whose name appears on the label of such cosmetic product. Cosmetic product listings must identify the facility where the product is manufactured or processed, the name and contact number of the responsible person, the applicable cosmetic category or categories for the product, a list of ingredients in the product, and the product listing number (if any previously assigned by the FDA). Such cosmetic product listings must be submitted annually.

The MoCRA labeling requirements are in addition to those that previously existed for cosmetic products marketed in the U.S. Among other things, cosmetic product labels must include a statement of identity (e.g., moisturizer, face cream), net quantity of contents, declaration of the ingredients, any required or necessary warning statements, instructions for safe use, name and place of business of the manufacturer, packer, or distributor, country of origin (for products manufactured outside the U.S.), and a domestic address, telephone number, or electronic contact information via which consumers can report adverse events. MoCRA additionally requires that cosmetic labels identify each fragrance allergen included in the product. However, this fragrance allergen labeling requirement will not go into effect until the FDA undergoes the formal rulemaking process, during which the agency will determine which substances are considered fragrance allergens. This rulemaking process has not yet begun, and will likely take multiple years to complete once the FDA has initiated the process by issuing a proposed rule regarding the new regulations.

MoCRA additionally requires that the responsible person for a cosmetic product must ensure, and must maintain records supporting, that there is adequate substantiation of safety of the product. As used here, adequate substantiation of safety means tests or studies, research, analyses, or other evidence or information that is considered, among experts qualified by scientific training and experience to evaluate the safety of cosmetic products and their ingredients, sufficient to support a reasonable certainty that a cosmetic product is safe. Additionally, safe means that the cosmetic product, including any ingredient thereof, is not injurious to users under the conditions of use prescribed in the labeling thereof, or under such conditions of use as are customary or usual. The FDA will not consider a cosmetic ingredient or cosmetic product injurious to users solely because it can cause minor and transient reactions or minor and transient skin irritations in some users. In determining for purposes of this section whether a cosmetic product is safe, the FDA may consider, as appropriate and available, the cumulative or other relevant exposure to the cosmetic product, including any ingredient thereof.

MoCRA requires FDA to establish good manufacturing for cosmetic facilities that are consistent, to the extent practicable, and appropriate, with national and international standards. In establishing these regulations, MoCRA requires that the FDA take into account the size and scope of the businesses engaged in the manufacture of cosmetics, and the risks to public health posed by such cosmetics, and provide sufficient flexibility to be practicable for all sizes and types of facilities to which such regulations will apply. MoCRA additionally states that these regulations will include simplified good manufacturing practice requirements for smaller businesses, as appropriate, and may include longer compliance times for smaller businesses. The rulemaking process for the cGMP requirement has not yet begun, and will likely take multiple years to complete once the FDA has initiated the process by issuing a proposed rule regarding the new regulations.

Under MoCRA, cosmetic products marketed in the U.S. are now subject to adverse event reporting and recordkeeping requirements. Specifically, the responsible person must submit to the FDA any report received of a serious adverse event associated with the use, in the U.S., of a cosmetic product manufactured, packed, or distributed by such person. As used here, a serious adverse event is defined as an adverse event that either (1) results in death, a life-threatening experience, inpatient hospitalization, a persistent or significant disability or incapacity, a congenital anomaly or birth defect, an infection, or significant disfigurement (including serious and persistent rashes, second- or third-degree burns, significant hair loss, or persistent or significant alteration of appearance), other than as intended, under conditions of use that are customary or usual, or (2) requires, based on reasonable medical judgment, a medical or surgical intervention to prevent one of the aforementioned outcomes. Serious adverse events must be reported to the FDA within 15 business days after receipt of the information by the responsible person. Records related to each adverse event report must be maintained for a period of (1) six years, or (2) three years, if the responsible person (i) is considered a small business; and (ii) does not engage in the manufacturing or processing of certain cosmetic products, as discussed below. The responsible person must permit an authorized person to have access to records required to be maintained under this section during an inspection by the FDA.

MoCRA additionally exempts small businesses from certain requirements. Specifically, responsible persons, and owners and operators of facilities, whose average gross annual sales in the U.S. of cosmetic products for the previous three-year period is less than $1,000,000, adjusted for inflation are be considered to be small businesses and are not subject to the MoCRA requirements regarding good manufacturing practices, facility registration, and product listing. Notably, this exemption does not apply to any responsible person or facility engaged in manufacturing or processing cosmetics that regularly come into contact with the mucus membrane of the eye, are injected, are intended for internal use, or are intended to alter appearance for more than 24 hours under conditions of use that are customary or usual and removal by the consumer is not part of such conditions of use that are customary or usual.

The FDA has numerous options to enforce the FDCA requirements related to cosmetics, including detention at port of entry, Untitled Letters, Warning Letters, mandatory recall, seizure, injunction, suspension or withdrawal of clearance and approval, total or partial suspension of production or distribution, administrative or judicially imposed sanctions, refusal to permit the import or export of our products, civil and criminal monetary penalties, and criminal prosecution of us, our suppliers, or our employees. Cosmetics are also subject to enforcement actions by other regulatory authorities, such as the FTC, state agencies, and state attorneys general. Cosmetics are additionally vulnerable to private causes of action, including consumer class actions and product liability cases. Finally, cosmetics are vulnerable to competitor challenges, including cease-and-desist letters, NAD actions, and lawsuits.

The failure to comply with U.S. regulatory requirements related to cosmetics could result in any of the above actions, any of which could significantly and negatively affect supply of our products. If any of these events occurs, our reputation could be harmed, we could be exposed to product liability claims and we could lose customers and experience reduced sales and increased costs.

Clinical Development

Clinical testing is expensive, time-consuming, and subject to uncertainty. Initiating and completing clinical studies necessary to validate and market our products, and to support regulatory authorizations or certifications and coverage and reimbursement, will be time-consuming and expensive and the outcomes are inherently uncertain. Clinical studies must be conducted in accordance with the laws and regulations of the FDA and other applicable regulatory authorities’ legal requirements and regulations, and are subject to oversight by governmental agencies and institutional review boards (“IRBs”) or ethics committees at the medical institutions where the clinical studies are conducted.

The results of our development efforts and clinical studies of our products conducted to date and ongoing or future studies of our current or future products may not be predictive of the results of later clinical studies, and interim results of a clinical study do not necessarily predict final results. Our interpretation of data and results from our clinical studies does not ensure that we will achieve similar or favorable results in future clinical studies. In addition, clinical data are often susceptible to various interpretations, analyses, and methodological limitations, and many companies that have believed their products performed satisfactorily in earlier clinical studies have nonetheless failed to replicate results in later clinical studies. Products in later future clinical studies may fail to show the desired safety and efficacy despite having success in previous clinical studies.

In addition, we cannot guarantee that any clinical studies will be conducted as planned or completed on schedule, if at all, or within the anticipated budget. The timely completion of clinical studies in accordance with their protocols and applicable requirements depends, among other things, on our ability to enroll a sufficient number of participants who remain in the study until its conclusion. Many of our clinical studies require enrolling asymptomatic participants who may not see value in enrollment. Additionally, we may encounter delays as a result of the administrative complexities in managing and recruiting for studies of this scope and size. If we are unable to recruit sufficient participants for our clinical studies, or if we are unable to maintain sufficient participation of enrolled participants to maintain statistical power for our endpoints, our product development, commercialization activities, and our ability to seek regulatory clearance or approval for our products could be delayed, require modification, or be prevented.

Furthermore, the FDA may require that we conduct additional studies or expand the enrollment of completed or ongoing studies to support an application for clearance or approval of one of our products, which could add significant time delay, which would negatively impact our business, financial condition, results of operations, and growth prospects.

The initiation and completion of clinical studies may be prevented, delayed, or halted for numerous reasons, including as a result of the following:

●	The inability to generate sufficient data to support the initiation or continuation of clinical studies;
●	The inability to rely on previously-collected data on earlier versions of our products, support of the launch or submission for marketing authorization of the later or enhanced versions of our products, or our other products and future products;
●	The requirement to submit an Investigational Device Exemption (“IDE”) or IND application to the FDA, which must become effective prior to commencing certain human clinical studies of medical devices and drugs and which the FDA may disapprove;
●	Delays caused by failures to enroll sufficient participants in the clinical studies meeting the criteria that the FDA has established;
●	Delays caused by participants withdrawing from clinical studies or failing to return for follow-up or by institutions failing to submit data, including follow-up data, to us;
●	Delays or failure in reaching a consensus or agreement, if required, with regulatory agencies on study design or feedback from regulatory agencies necessitating changes to ongoing or planned clinical study design;
●	Delays or failure in reaching agreement on acceptable terms with CROs, service providers, and clinical study sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs, and clinical study sites;
●	Delays or failure in obtaining any required IRB approval or ethics committee approval for our clinical study sites;
●	Delays in amending, or the inability to amend, our IRB- or ethics committee-approved protocols at clinical study sites when necessary or desired;
●	Difficulty or delays in collaborating with sites, institutions, and investigators;
●	Failure by us, investigators, sites, or participants to comply with the applicable study protocol or applicable regulatory requirements and standards for data collection, reporting, records maintenance, or data integrity;

●	Failure by us or any CROs or other third parties to adhere to clinical study requirements, including the applicable protocol;
●	Failure to perform in accordance with good clinical practice (“GCP”) and good laboratory practice (“GLP”) requirements, and/or other applicable regulations and requirements of the FDA or other applicable governmental authorities; failure to comply with applicable data privacy and security laws, including laws related to processing of special categories of personal data clinical studies;
●	Challenges caused by transferring personal information or biological samples from other countries to our systems or facilities in the United States for processing;
●	Failure of our products and future products to achieve acceptable performance metrics, such as sensitivity, specificity, positive predictive value, and/or safety endpoints;
●	Unacceptable safety findings, including findings related to the risk, such as higher likelihood, of false positive test results (which could lead to unnecessary confirmatory testing, such as biopsy, or anxiety) or false negative test results (which could lead to foregoing standard of care screening, a delay in diagnosis or disease progression);
●	Termination or suspension of a study or site by us or the data safety monitoring board (or independent data monitoring committee), suspension or termination of a study or site by an IRB, ethics committee, or institution, or clinical hold or termination of a study or site by a regulatory authority, including the FDA;
●	Our inability to collaborate with clinical investigators, including if they are disqualified, terminated, suspended, or change affiliated institutions;
●	Adverse inspections of our clinical study sites or results by any applicable regulatory authority, including the FDA;
●	Changes in statutory or regulatory requirements or guidance, or clinical guidelines, that require amending existing or designing new clinical protocols, obtaining new IRB or ethics committee approvals, modifying our clinical studies, modifying our consent process or obtaining additional consent from study participants, or altering the pathway to clearance, approval, or certification of our products and future products;
●	Changes in the standard of care on which a clinical development plan was based, which may require new or additional clinical studies;
●	The cost of clinical studies of our products and future products being greater than we anticipate;
●	Destruction or compromise of, or other inability to access or receive, clinical study samples processed, stored, managed, or otherwise in the control of a clinical site or other third party;
●	Determination that data from research conducted outside the United States, does not meet the FDA’s requirements for submission and support of a marketing authorization or future clinical study IDE application, for example because the foreign data are not applicable to the U.S. population and U.S. medical practice, the studies have been performed by clinical investigators of unsuitable competence, or the FDA cannot validate the data through an on-site inspection or other appropriate means;
●	Clinical studies of our products and future products producing negative or inconclusive results, which may result in our deciding, or regulators requiring us, to conduct additional clinical studies or abandon development programs; and
●	Lack of adequate funding.

Any such delays could adversely affect the costs, timing, or successful completion of our clinical studies. Moreover, we depend on our collaborators and on medical and clinical institutions and CROs to conduct our clinical studies in compliance with applicable GCP and other regulatory requirements, and while we have agreements governing their committed activities, we have limited influence over their actual performance. To the extent we, our collaborators or the CROs fail to enroll participants for our clinical studies, fail to conduct the study according to applicable GCP or other regulatory requirements, or are delayed for a significant time in the execution of studies, including achieving full enrollment, we may be affected by increased costs, program delays, enforcement actions, or a determination that the data are unusable for regulatory or product development purposes. In addition, clinical studies that are conducted in countries outside the U.S. may subject us to further delays and expenses.

Any inability to initiate or complete clinical studies successfully could result in additional costs to us, slow down or prevent our product development and receipt of positive reimbursement coverage decisions, or impair our ability to generate revenue. Delays in initiating or completing our planned clinical studies could also allow third parties to bring products to market sooner than expected, which could impair our ability to successfully commercialize our products and future products, if launched, and may harm our business, financial condition, results of operations, and growth prospects. In addition, many of the factors that may cause, or lead to, a delay in initiation or completion of clinical studies may also ultimately lead to the delay or the narrowing or denial of any regulatory clearance, approval, or certification we may seek with respect to our products and future products. Delays in the initiation or completion of any clinical study of our products or future products in development, or seeking broad coverage and reimbursement, will increase our costs, slow down or jeopardize our product development and regulatory clearance or approval process, and delay or potentially jeopardize broad adoption of our products and future products and their ability to generate revenue.

Product Recalls

As noted above, the FDA has the authority to require the recall of commercialized medical devices and cosmetics, and may request a voluntary recall of commercialized drug products, in the event of material deficiencies or defects in design or manufacture of a product or in the event that a product poses an unacceptable risk to health.

We may also choose to voluntarily recall a medical device, cosmetic, or drug product if any material deficiency is found. A government-mandated or voluntary recall by us could occur as a result of an unacceptable risk to health, component failures, malfunctions, manufacturing defects, labeling or design deficiencies, packaging defects or other deficiencies or failures to comply with applicable regulations. Product defects or other errors may occur in the future.

Depending on the corrective action we take to redress a product’s deficiencies or defects, the FDA may require, or we may decide, that we will need to obtain new clearance or approval for the drug or device before we may market or distribute the corrected drug or device. Seeking such clearance or approval may delay our ability to replace the recalled drugs or devices in a timely manner. Moreover, if we do not adequately address problems associated with our drugs or devices, we may face additional regulatory enforcement action.

Companies are required to maintain certain records of recalls and corrections, even if they are not reportable to the FDA. We may initiate voluntary withdrawals or corrections for our products in the future that we determine do not require notification of the FDA. If the FDA disagrees with our determinations, it could require us to report those actions as recalls and we may be subject to enforcement action. A future recall announcement could harm our reputation with customers, potentially lead to product liability claims against us and negatively affect our sales. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, will require the dedication of our time and capital, distract management from operating our business and may harm our reputation and financial results.

Labeling and Advertising

The labeling, advertising, marketing, and promotional practices our products is governed by numerous state and federal regulators, including the FDA and the FTC, as well as subject to third-party claims. Any statements related to our products that could be construed as misleading, untruthful, or unsubstantiated, could subject the company to regulatory enforcement action, third-party lawsuits, or plaintiffs’ complaints. Any of these actions could significantly and negatively affect our reputation, expose us to liability claims, and we could lose customers and experience reduced sales and increased costs.

We must comply with requirements concerning advertising and promotion for any products for which we obtain marketing clearance or approval from the FDA. When the FDA issues a regulatory approval or clearance for a product, the regulatory approval or clearance is limited to those specific uses and indications for which a product is approved or cleared. If we promote the product for other uses or indications, we may be subject to enforcement action by the FDA or other federal and state authorities. Among the numerous enforcement tools that the FDA has to enforce the requirements of the FDCA, as discussed throughout this section, the agency may additionally require a company to publish a corrective advertisement if the FDA determines that a drug advertisement has not complied with the relevant requirements. While the FDA is most likely to take this action when it believes that the violative advertisement creates a misimpression that poses a serious threat to public health, it is possible that the agency could request the publication of such a corrective advertisement in less serious circumstances. The publication of such a corrective advertisement could have a severe negative impact on public perception of our company and the relevant product, which in turn could impede or prevent our ability to do business as intended.

If the approved or cleared certified indication or other labeling claims the FDA allows us to make are more limited than we expect, our business, prospects, and growth may be adversely affected and we may be limited in our ability to sell, or unable to sell, our products. If we are not able to obtain FDA approval or clearance for the desired uses or indications for our products, we may not market or promote them for those indications and uses, and our business, financial condition, results of operations, stock price and prospects could be materially harmed. We also must sufficiently substantiate any claims that we make for any products, including claims comparing those products to other companies’ products, and must abide by the FDA’s strict requirements regarding the content of promotion and advertising.

Misleading, untruthful, or unsubstantiated labeling, advertising, marketing, or promotional practices could cause significant harm to our business, operations, and financial conditions. The FTC has instituted enforcement actions against certain healthcare testing companies for making false or misleading advertising claims and for failing to adequately substantiate claims made in advertising. These enforcement actions may result in warning letters, consent decrees, and the payment of civil penalties and/or restitution by the companies involved. Should the FTC determine that our claims are false or misleading or unsubstantiated, we could be subject to FTC enforcement action and may face significant penalties which may result in a material adverse effect on our reputation, business, financial condition, results of operations, and growth prospects.

Misuse or Off-Label Use

The misuse or off-label use of our products could harm our reputation in the marketplace, result in injuries that lead to product liability suits or result in costly investigations, fines or sanctions by regulatory bodies if we are deemed to have engaged in the promotion of these uses, any of which could be costly to our business.

Any marketing clearance or approval we may receive or obtain for our products by the FDA will include specified indications for use and approved (or cleared) labeling. We cannot, however, prevent a health care provider from using our products off-label, when in the health care provider’s independent professional medical judgment they deem it appropriate. There may be increased risk of injury to patients if health care providers attempt to use our products off-label, which could harm our reputation in the marketplace among health care providers and patients.

If, after FDA clearance or approval, the FDA determines that our promotional materials or training constitute promotion of an off-label use, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions. It is also possible that other federal or state authorities might take action under other regulatory authority, such as false claims laws, if they consider our business activities to constitute promotion of an off-label use, which could result in significant penalties, including, but not limited to, criminal, civil and administrative penalties, damages, fines, disgorgement, exclusion from participation in government healthcare programs and the curtailment of our operations.

In addition, health care providers may misuse our products or use improper techniques if they are not adequately trained, potentially leading to injury and an increased risk of product liability. If our products are misused or used with improper technique, we may become subject to costly litigation by our customers or their patients. As described above, product liability claims could divert management’s attention from our core business, be expensive to defend and result in sizeable damage awards against us that may not be covered by insurance.

FDA Enforcement Tools

As noted above, the FDA has numerous enforcement tools at its disposal. The FDA enforces its requirements by market surveillance and periodic inspections, both announced and unannounced, to review records, equipment, facilities, laboratories, and processes to confirm regulatory compliance. These inspections may include the manufacturing facilities of subcontractors. Following an inspection, the FDA may issue a report, known as an FDA Form 483 Notice of Observations, listing instances where the company has failed to comply with applicable regulations and/or procedures. The FDA may also issue a public untitled letter or public warning letter for an

FDCA violation, regardless of whether the violation was identified during an inspection or through market surveillance. If the relevant company does not adequately respond to a Form 483 or warning letter, the FDA may take enforcement action or impose other sanctions or consequences, which may include:

●	Cease and desist orders;
●	Injunctions or consent decrees;
●	Recall, detention, or seizure of products;
●	Issue an import alert preventing the importation of a product from a manufacturing facility located outside the U.S.;
●	Operating restrictions, including partial or total shutdown of production facilities;
●	Refusal of or delay in granting requests for clearance or approval;
●	Withdrawing previously granted clearance or approval;
●	Refusal to grant export approval or export certificates;
●	Civil monetary penalties;
●	Criminal monetary penalties; and
●	Criminal prosecution.

Product Liability

Actual or perceived errors resulting from laboratory or reporting errors, false positive or false negative test results, or the manufacture, design, marketing, or labeling of our products, could subject us to product liability or professional liability claims. A product liability or professional liability claim against us could result in substantial damages and be costly and time-consuming to defend. These risks may be more pronounced for certain applications in our precision oncology portfolio, such as companion diagnostic development, as our products would be directly involved with the choice to use certain treatments in a particular case. Although we maintain liability insurance, including for errors and omissions, our insurance may not fully protect us from the financial impact of defending against these types of claims or any judgments, fines, or settlement costs arising out of any such claims. Any liability claim brought against us, with or without merit, could increase our insurance rates or prevent us from securing insurance coverage in the future. Additionally, any liability lawsuit could damage our reputation or force us to suspend sales of our products. The occurrence of any of these events could have a material adverse effect on our business, financial condition, results of operations, and growth prospects.

Taiwan Regulation of Plant Extract Product

While SL Science is currently marketing plant extract-containing products in Taiwan as cosmetics, the company remains committed to complying with all applicable local regulatory requirements. If product formulations or claims evolve in the future, SL Science will reassess the legal classification and revise any labeling, promotional materials, and product documentation to remain in full compliance with the regulatory framework in Taiwan.

Taiwan Regulation of Cosmetics

In Taiwan, the manufacturing, importation, sale, labeling, and advertising of cosmetic products, including those containing plant extracts, are regulated by the Taiwan Food and Drug Administration (TFDA) under the Ministry of Health and Welfare (MOHW). The primary legal basis is the Cosmetic Hygiene and Safety Act, which is supplemented by various implementing regulations and guidance documents.

●	Definition of Cosmetics: Under the Cosmetic Hygiene and Safety Act, “cosmetics” are defined as products intended for application to the external human body, oral mucosa, or teeth for purposes such as cleansing, beautifying, changing appearance, improving body odor, or moisturizing. This definition excludes products that fall under the classification of drugs by law.
●	Determination of Cosmetic Classification: To determine if a product qualifies as a cosmetic, reference can be made to the MOHW’s “Table of Scope and Categories of Cosmetics.” For complex products such as those containing exosomes or plant extracts, companies may submit detailed product information (including ingredients, concentrations, usage methods, dosage, and labeling) to the TFDA to obtain an official classification.
●	Product Registration Requirements: Before a cosmetic product can be marketed or offered for consumer use in Taiwan, manufacturers or importers are required to complete product registration and maintain a Product Information File (PIF). This includes product formula details, labeling information, and safety assessments.
●	Labeling and Promotional Claims: According to the Cosmetic Hygiene and Safety Act, cosmetic product containers and packaging must be clearly labeled with the product name, usage instructions, storage directions, and full ingredient disclosure. While prior approval of cosmetic advertisements is not required, any false, exaggerated, or medicinal claims are strictly prohibited. Guidance on these matters is provided in the “Regulations Governing Criteria for the Label, Promotion, Advertisement with Deception, Exaggeration, or Medical Efficacy of Cosmetic Products.”
●	Manufacturing Standards: Cosmetic manufacturing facilities must comply with the Establishment Standards for Cosmetics Manufactory and adhere to the Cosmetics Good Manufacturing Practice (GMP) Regulations. Companies may apply to the TFDA for inspection and certification of GMP compliance.

Safety and Adverse Event Reporting: Cosmetic businesses are required to maintain traceability data on the sources and distribution of products, as per the Regulations Governing the Source and the Flow Data of Cosmetic Products. If serious adverse reactions occur, these must be reported to the TFDA via its online system within 15 days, pursuant to the Regulations for Reporting Cosmetics Serious Adverse Effects and Hazards to Hygiene and Safety.

MANAGEMENT

Management and Board of Directors

The following table sets forth the directors and executive officers of SL Science.

Name	Age	Position
William Wang Ching-Dong	55	Chief Executive Officer, Director, and Chairman of Board
Ray Leung	45	Chief Financial Officer
Johnson Lau	52	Vice President of Finance
Ethan Shen, Ph.D.	49	Chief Technology Officer and Director
Kwo-Liang Chen	65	Independent Director
Mingche Liu, M.D., Ph.D.	53	Independent Director
John C. General	63	Independent Director
Joseph Levinson	50	Independent Director
Qian (Hebe) Xu	44	Independent Director

William Wang Ching-Dong, Chief Executive Officer and Chairman of the Board, has served as Chief Executive Officer and the sole director of SL BIO Ltd. since March 2024. Mr. Wang is an accomplished executive with over a decade of leadership experience in the management and biotechnology sectors. Mr. Wang has served as Chief Executive Officer and Chairman of, SL Link Co., Ltd., since January 2011, SL Bio Co., Ltd, the subsidiary of SL Bio, since July 2022. Mr. Wang has also served as Chief Executive Officer and Chairman of Wenqing Investment Co., Ltd., an investment company, since 2012, and UTRUST Co., Ltd., a trading company, since 2013. In these roles he has been responsible for strategic direction, corporate governance, and operational oversight. Mr. Wang’s expertise spans corporate management, investment, and business development, with a focus on driving growth and innovation in the life sciences and technology industries. Mr. Wang graduated from Chung Yuan Christian University with a degree in electrical engineering. We believe Mr. Wang is qualified to serve on our board of directors due to his extensive experience in corporate leadership and his proven track record in managing and growing companies in the biotechnology and investment sectors.

Ray Leung, Chief Financial Officer, has served as Chief Financial Officer (“CFO”) of SL BIO Ltd. since December 2025. Mr. Leung is a dedicated professional with experience across areas of auditing, taxation and accounting related industry. From April 2007 to June 2017, Mr. Leung is the audit manager at East Asia Sentinel Limited CPA (BKR International), where he was responsible for the audit engagement management of a client portfolio including MNCs, private equity fund (in accordance with US GAAP and IFRS), assets management (regulated activities registered under Securities and Futures Ordinance) and listed corporations on the Main Board of Hong Kong Stock Exchange; and planned, directed, and completed audit projects including general controls, compliance and other specialized audits. From June 2017 till December 2025, he was the senior manager at ST Lo & Co., CPA and SSC Corporate Services Limited, where he managed the engagement team to provide Pre-IPO services to clients, established and maintained investor relations matters, and other corporate finance advisory services. During the same period, he served as the company secretary to FAR International Holdings (HK:2516). Mr. Leung is a member of Hong Kong Institute of Certified Public Accountants, a Fellow Chartered Certified Accountant (FCCA), and a Certified Environmental Social and Governance Analyst (CESGA). Mr. Leung received the Bachelor of Arts (with Honours) in Accountancy degree from the Hong Kong Polytechnic University in 2003.

Johnson Lau, Vice President of Finance, served as CFO of SL BIO Ltd. from February 2025 until December 2025 when he was redesigned to Vice President of Finance. Mr. Lau brings significant experience in financial management, operations, and corporate governance, particularly in the consumer products and retail sectors. Mr. Lau has over 25 years of experience in the accounting profession. Mr. Lau started his career in Deloitte in Hong Kong and Beijing for 8 years and worked in various public and private companies in the US, England and Hong Kong as Director of Finance and CFO for over 17 years. Prior to joining SL BIO Ltd., Mr. Lau was CFO of Beauty Express Group Holdings Limited, a retail and wholesale beauty products company, from April 2021 to February 2025, where he oversaw financial operations and strategic planning. He also served as CFO of Precious Fresh Limited, a retail and online consumer food products company, from November 2019 to February 2021. Mr. Lau was the CFO of Steering Holdings Limited (formerly known as Dafy Holdings Limited, HKEX: 1826.HK), a financial information company, from August 2018 to October 2019. Mr. Lau was the CFO of China Golden Classic Group Limited (HKEX: 8281.HK), an oral care manufacturer, from July 2015 to July 2018. During July 2013 to June 2015, Mr. Lau was the CFO of TROOPS, Inc. (formerly known as SGOCO Group, Ltd. (Nasdaq: TROO), a company engaged in sales and distribution of LED display and All-In-One computers. In April 2009, Mr. Lau was employed by Fincera Inc. (formerly known as Auto China International Limited, a company listed on the Nasdaq Capital

Market and subsequently quoted on the OTC Markets (OTC: YUANF), a leasing company in China, as Director of Finance until June 2013. In addition to his executive roles, Mr. Lau served as an independent director, chairman of audit committee and compensation committee member of Future FinTech Group, Inc. (Nasdaq: FTFT), a publicly traded company, from December 2014 to September 2024. Mr. Lau graduated from Monash University, Australia with a degree in commerce. Mr. Lau is a Certified Public Accountant of the Hong Kong Institute of Certified Public Accountants and CPA Australia.

Ethan Shen, Ph.D., Chief Technology Officer, has served as Chief Technology Officer of SL Bio since January 2025. Dr. Shen has deep expertise in translational medicine, new drug development, medical-grade health product development, and financial management. From 2001 to 2008, Dr. Shen served as the Key Account Manager at Novartis, where he managed projects and oversaw new drug submissions. His expertise spans R&D, innovation and entrepreneurship, financial management, as well as genetics and cellular technologies. Dr. Shen is currently director of EG BioMed and Shen Capital Co., Ltd. Dr. Shen graduated from Taipei Medical University with a degree in Pharmacy and holds a pharmacist license. Dr. Shen also holds a master’s degree in finance from Baruch College, CUNY, and executive MBA degrees from National Taiwan University and Fudan University. Dr. Shen obtained a Ph.D. in Translational Medicine from Academia Sinica and Taipei Medical University.

Kwo-Liang Chen, has served as a Director of us following the consummation of the Business Combination. Mr. Chen has served as Deputy Director-General at Hsinchu Science Park Bureau, National Science and Technology Council of Taiwan (NSTC) from July 2024 till now. From July 2022 to July 2024, he served as Director-General at the Department of Foresight and Innovation Policies, NSTC. From September 2020 to July 2022, he served as Director-General at the Department of Foresight and Innovation Policies, Ministry of Science and Technology (MOST) of Taiwan. From January 2018 to September 2020, Mr. Chen served as Chief Secretary at the Small and Medium Enterprise Administration, Ministry of Economic Affairs of Taiwan (MOEA). Mr. Chen received his Doctor of Philosophy degree from the Department of Business Administration, National Chiao Tung University (now part of National Yang Ming Chiao Tung University) in 2004.

Mingche Liu, M.D., Ph.D., has served as a Director of us following the consummation of the Business Combination. Dr. Liu has served as the vice superintendent at Taipei Cancer Center, Taipei Medical University from August 2025. He has also served as the professor at School of Dental Technology, Taipei Medical University from February 2024 and the director of the Division of Urology, Taipei Medical University Hospital from August 2021. From February 2022 to July 2024, Dr. Liu served as the vice dean of the Office of Human Research, Taipei Medical University. Dr. Liu received his M.D. degree from the School of Medicine, Taipei Medical University in 1999 and the Ph.D. degree from the School of Dentistry, Taipei Medical University in 2014.

John C. General, has served as a Director of us following the consummation of the Business Combination. Mr. General serves as the Vice President of Revenue Accounting for Moody’s Corporation where he is responsible for the technical analysis of transactions and the assurance of the proper recognition and recording of transactions relating to revenue recognition. He served as an advisor to Workday and Google regarding revenue recognition for complex contract arrangements. He served as Senior Manager of Global Revenue Assurance for Avaya, responsible for the appropriate recognition of revenue under current accounting standards, and review of transactions for audit purposes from April 2013 to June 2020. He served as a manager of financial operations for Bed Bath & Beyond, Value Services Inc., responsible for the controllership and compliance reporting for the company’s gift card business for all retail concepts from July 2010 to April 2013. He served as a director in the department of SOX Implementation for Virgin Mobile, responsible for ensuring SOX compliance from July 2004 to March 2009. From September 1986 to December 2003, he served in various positions at AT&T Corp., where he last served as a Financial Director responsible for revenue assurance and billing operations. He holds a license as a Certified Public Accountant, a certificate in Senior Executive Education from Columbia University, an MBA in Finance from Rutgers University, and bachelor’s degrees in both economics and accounting from Fairleigh Dickinson University.

Joseph Levinson. Mr. Levinson has over 25 years of experience managing cross-border issues for U.S.-listed foreign companies, as well as experience in accounting. From January 2025 to July 2025, Mr. Levinson served as an independent director of Robo.ai Inc., formerly known as NWTN Inc. (Nasdaq: AIIO), a company in the electric vehicle industry. From May 2020 to September 2021, he served as an independent director of China Liberal Education Holdings Ltd. (Nasdaq: CLEU), an educational service provider. Mr. Levinson worked for firms such as KPMG and Deloitte & Touche early in his career. Mr. Levinson received a bachelor’s degree from the University at Buffalo with a double major in finance and accounting, graduating summa cum laude, and he holds a United States Certified Public Accountant license for more than 25 years. He is qualified to serve as a director due to his accounting and public company experience.

Qian (Hebe) Xu. Ms. Xu has served as HSPT’s independent director since November 2024. She has more than 15 years’ experience in the financial markets as an investment banker, specializing in US-China cross border transactions. Ms. Xu also serves as an Independent Director of Hongli Group Inc. (Nasdaq: HLP), a position held since 2023. Since October 2018, Ms. Xu has served as the founder of HB International Consulting LLC, a firm providing business consulting and financial advisory services. From November 2008 to October 2018, Ms. Xu worked at TriPoint Global Equities LLC, an investment banking firm, as an Analyst (November 2008 to April 2013), as Vice President of investment banking (from April 2013 to May 2017) and the Senior Vice President (from May 2017 to October 2018), leading effort of the US-China cross border investment, mergers & acquisitions, and initial public offerings. Ms. Xu received her Bachelor’s degree in Telecommunication Engineering from Sun Yat-Sen (Zhongshan) University in 2004 and a Master’s degree in Economics from New York University in 2009.

Emerging Growth Company

Following the consummation of the Business Combination, SL Science is an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, we have been subject to Exchange Act reporting requirements for at least 12 calendar months and filed at least one annual report, and (ii) the date on which we issued more than $1.0 billion in non-convertible debt during the prior three-year period. We intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

Furthermore, even after we no longer qualify as an “emerging growth company,” as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies as further described below.

Controlled Company

SL Science is a “controlled company” under the Listing Rules of Nasdaq and may be exempt from certain corporate governance requirements other than those exemptions available to foreign private issuers discussed herein. See “Risk Factors — As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt ourselves from certain corporate governance requirements that could have an adverse effect on our public shareholders.”

Foreign Private Issuer Status

As a foreign private issuer, SL Science will be exempt from the rules under the Exchange Act requiring the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers, and will not be required to disclose in our periodic reports all of the information that U.S. domestic issuers are required to disclose. We will also be permitted to follow corporate governance practices in accordance with Cayman Islands law in lieu of most of the corporate governance rules set forth by Nasdaq. As a result, our corporate governance practices differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange.

Corporate Governance Practices and Foreign Private Issuer Status

SL Science is a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, we are permitted to follow the corporate governance practices of our home country, the Cayman Islands, in lieu of the corporate governance standards of Nasdaq applicable to U.S. domestic companies. For example, we are not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act, although we may elect to file certain periodic reports and financial statements with the SEC on a voluntary basis on the forms used by U.S. domestic issuers. We are not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our ordinary shares.

In addition, as a “foreign private issuer,” we are permitted to follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements. A foreign private issuer must disclose in its annual reports filed with the SEC each Nasdaq requirement with which it does not comply followed by a description of its applicable home country practice. We currently intend to follow some, but not all, of the corporate governance requirements of Nasdaq. With respect to the corporate governance requirements that we do follow, we cannot give assurances that we will continue to follow such corporate governance requirements in the future, and may therefore, in the future, rely on available Nasdaq exemptions that would allow us to follow our home country practice. Unlike the requirements of Nasdaq, we are not required, under the laws of the Cayman Islands, to have our board consist of a majority of independent directors, nor are we required to have a compensation committee, a nominating or a corporate governance committee consisting entirely of independent directors, or to have regularly scheduled executive sessions with only independent directors each year. Such Cayman Islands home country practices may afford less protection to holders of our ordinary shares.

Term of office of directors

Pursuant to our second amended and restated memorandum and articles of association, an appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between SL Science and the director, if any; but no such term shall be implied in the absence of express provision.

Independence of our Board of Directors

Our board of directors consists of seven directors, five of whom are independent directors. Kwo-Liang Chen, Mingche Liu, John C. General, Joseph Levinson and Qian (Hebe) Xu are “independent directors,” as defined in Nasdaq listing standards and applicable SEC rules. Our board has an independent audit committee, nominating and corporate governance committee, and compensation committee.

Board Committees

Audit Committee

Our audit committee is responsible for, among other things

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
●	discussing with our independent registered public accounting firm their independence from management;
●	reviewing, with our independent registered public accounting firm, the scope and results of their audit;
●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the annual financial statements that we file with the SEC;
●	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
●	reviewing our policies on risk assessment and risk management;
●	reviewing related person transactions; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our audit committee consists of Kwo-Liang Chen, Mingche Liu, and John C. General, each of whom qualifies as an independent director according to the rules and regulations of the SEC and Nasdaq with respect to audit committee membership. In addition, all of the audit committee members meet the requirements for financial literacy under applicable SEC and Nasdaq rules and John C. General qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. John C. General serves as the chair of the audit committee.

Compensation Committee

Our compensation committee is responsible for, among other things:

●	reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving, (either alone or, if directed by the board of directors, in conjunction with a majority of the independent members of the board of directors) the compensation of our Chief Executive Officer;
●	overseeing an evaluation of the performance of and reviewing and setting or making recommendations to our board of directors regarding the compensation of our other executive officers;
●	reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans, policies and programs;
●	making recommendations to our board of directors regarding the compensation of our directors; and
●	retaining and overseeing any compensation consultants.

Our compensation committee consists of Kwo-Liang Chen, Mingche Liu, and John C. General, each of whom qualifies as an independent director according to the rules and regulations of the SEC and Nasdaq with respect to compensation committee membership, including the heightened independence standards for members of a compensation committee. Kwo-Liang Chen serves as the chair of the compensation committee.

Nominating and Corporate Governance Committee

Our nominating committee is responsible for, among other things:

●	identifying, screening and reviewing individuals qualified to serve as directors and recommending to the board of directors candidates for nomination for election at the annual meeting of shareholders or to fill vacancies or add additional member on the board of directors;
●	overseeing succession planning for our Chief Executive Officer and other executive officers;
●	reviewing our board of directors’ leadership structure and recommending any proposed changes to our board of directors;
●	overseeing an evaluation of the effectiveness of our board of directors and its committees; and
●	developing, recommending to the board of directors and overseeing implementation of our corporate governance guidelines.

Our nominating and corporate governance committee consists of Kwo-Liang Chen, Mingche Liu, and John C. General, each of whom qualifies as an independent director according to the rules and regulations of the SEC and Nasdaq with respect to nominating and corporate governance committee membership. Mingche Liu serves as the chair of the nominating and corporate governance committee.

Risk Oversight

Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our audit committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our board of directors believes its administration of its risk oversight function has not negatively affected our board of directors’ leadership structure.

Code of Ethics

SL Science has adopted a code of business conduct and ethics (the “Code of Business Conduct and Ethics”) that applies to all directors, executive officers and employees and is available on our website at www.slbtgroup.com. Our Code of Business Conduct and Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Copies of the code of business conduct and charters for each of our board committees will be provided without charge upon request from us and will be posted on our website. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Business Conduct and Ethics on our Internet website. The reference to our website address in this proxy statement/prospectus does not include or incorporate by reference the information on our website into this proxy statement/prospectus.

Executive Compensation

During our last financial year ended December 31, 2025, SL Bio and its subsidiary SL Bio Taiwan paid an aggregate of approximately US$1,097,250 in cash to our executive officers and directors. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors. We have not ever granted any stock options or restricted stock units to our named executive officers or directors as of the date of this prospectus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Ordinary Shares as of the date of this prospectus by:

●	each person known by us to be the beneficial owner of more than 5% of Ordinary Shares;
●	each of our directors and executive officers; and
●	all our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if that person possesses sole or shared voting or investment power over that security. A person is also deemed to be a beneficial owner of securities that the person has a right to acquire within 60 days including, without limitation, through the exercise of any option, warrant or other right or the conversion of any other security. Such securities, however, are deemed to be outstanding only for the purpose of computing the percentage beneficial ownership of that person but are not deemed to be outstanding for the purpose of computing the percentage beneficial ownership of any other person. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

The calculations of the percentage of beneficial ownership are based on 560,759,757 Ordinary Shares issued and outstanding, as of June 18, 2026, which does not include 260,000 Ordinary Shares convertible on December 12, 2026 from 780,000 Preferred Shares issued and outstanding as of June 18, 2026.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them.

Name of Beneficial Owner

% of Total
Ordinary
	Ordinary	Shares /
	Shares	Voting Power
Principal Shareholders(1)
SL Link Holding Ltd.(2)	333,832,129	59.53%
Directors and Executive Officers
William Wang(2)	333,832,129	59.53%
Ray Leung	—
Johnson Lau	—
Ethan Shen, Ph.D.	—
Kwo-Liang Chen	—
Mingche Liu, M.D., Ph.D.	—
John C. General	—
Joseph Levinson	—
Qian (Hebe) Xu	20,000	*
All directors and executive officers as a group (9 individuals)	333,852,129	59.54%

*	Less than 1% of the total number of outstanding Ordinary Shares
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o SL Science Holding Limited, 11th Floor, No. 479 Chongyang Road, Nangang District, Taipei, Taiwan R.O.C. 115010.
(2)	Represents 333,832,129 Ordinary Shares beneficially owned by William Wang, including (i) 329,286,823 Ordinary Shares held by SL Link Holding Ltd., and (ii) 4,545,306 Ordinary Shares held by SL Link Co., Ltd. SL Link Holding Ltd. is a company incorporated in the Cayman Islands which is owned equally by Mr. Wang and his spouse, and Mr. Wang is the sole director of SL Link Holding Ltd. SL Link Co., Ltd. is a company incorporated in Taiwan. Mr. Wang owns a 50.63% equity interest of SL Link Co., Ltd., and is the Chairman of the Board and Chief Executive Officer of SL Link Co., Ltd. As a result, Mr. Wang is deemed to have voting and dispositive power over the securities of the Company held by SL Link Holding Ltd. and SL Link Co., Ltd.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

As of December 31, 2025, 2024, and 2023 SL Bio and its’ subsidiaries have no amount due from (to) affiliates.

In January 2023, SL Bio entered into an operating lease arrangement with SL Link to lease part of its office premises in Taiwan. The lease has the initial term of 53 months from January 1, 2023 to May 31, 2027, but the lease was cancelled in December 2024. As of December 31, 2024 and 2023, the lease has the outstanding lease term of nil and 41 months, respectively. In January 2023, SL Bio also entered into a corporate and administrative service agreement with SL Link for the general corporate and accounting services in Taiwan, and it was terminated in December 2024.

During the year ended December 31, 2025, the Company had the following transactions with affiliates:

Name	Amount	Relationship	Note
JY BioMed	$455,714	Company owned by our Chief Technical Officer of the Company, Dr. Shen	Research and development costs paid for GDT Cells Licenses to the Group

During the year ended December 31, 2024, SL Bio had the following transactions with affiliates:

Name	Amount	Relationship	Note
SL Link	$167,795	Company owned by a director and a shareholder of SL Bio, Mr. Wang	Operating leasing income for the rental of office premise to the Group
SL Link	$80,496	Company owned by a director and a shareholder of SL Bio, Mr. Wang	Expenses for general corporate and accounting services provided to the Group
SL Link	$949,771	Company owned by a director and a shareholder of SL Bio, Mr. Wang	Research and development costs paid for the transfer of the CD-19 Patent to the Group
JY BioMed	$964,823	Company owned by our Chief Technology Officer of the Company, Dr. Shen	Research and development costs paid for GDT Cells Licenses to the Group

During the year ended December 31, 2023, SL Bio had the following transaction with affiliates:

Name	Amount	Relationship	Note
SL Link	$173,173	Company owned by a director and a shareholder of SL Bio, Mr. Wang	Operating leasing income for the rental of office premise to the Group
SL Link	$83,076	Company owned by a director and a shareholder of SL Bio, Mr. Wang	Expenses for general corporate and accounting services provided to the Group

SELLING SHAREHOLDERS

This prospectus covers an aggregate of up to 1,040,000 Ordinary Shares by the Selling Shareholders, consisting of 780,000 Ordinary Shares and 260,000 Ordinary Shares issuable to the Selling Shareholders upon conversion of Preferred Shares.

The following table sets forth certain information with respect to the Selling Shareholders, including (i) the number of Ordinary Shares beneficially owned by each Selling Shareholder prior to this offering, (ii) the number of shares being offered by each Selling Shareholder pursuant to this prospectus and (iii) each Selling Shareholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but none of the other shares, if any, held by the Selling Shareholder) are sold.

The table is based on information supplied to us by each Selling Shareholder, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the Ordinary Shares. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by each Selling Shareholder and the percentage ownership of each Selling Shareholder, Ordinary Shares issuable upon conversion of preferred shares reflected in the table are included. The percentage of beneficial ownership after this offering is based on 560,759,757 Ordinary Shares issued and outstanding, as of the date of prospectus.

The registration of these Ordinary Shares does not mean that each Selling Shareholder will sell or otherwise dispose of all or any of those securities. The Selling Shareholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by the Selling Shareholders under this prospectus.

To our knowledge and except as noted below, the Selling Shareholders have not, nor within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

					Number of Ordinary
					Shares beneficially
	Number of Ordinary				owned after sale of all
	Shares beneficially				Ordinary Shares
	owned prior to this			Number	offered pursuant to
	offering			of	this prospectus
	Number			Ordinary	Number
	of		Percent of	Shares	of	Percent of
Selling Shareholder	Shares		Class	offered	Shares	Class
Lo, Cheng-Wei (1)	400,000	(1)	*	400,000	0	*
Wang, Ching-Jui (2)	66,666	(2)	*	66,666	0	*
Legacy Steward Investment Co., Ltd (3)	200,000	(3)	*	200,000	0	*
T & Y Fortune Investment Co., Ltd. (4)	66,666	(4)	*	66,666	0	*
Fang, Shih-Chin (5)	443,167	(5)	*	13,333	429,834	*
Chuang, Jackson (6)	66,666	(6)	*	66,666	0	*
Sung, Chien-Huai (7)	66,666	(7)	*	66,666	0	*
Sung, Feng-Teng (8)	26,666	(8)	*	26,666	0	*
Chou, Tzu-Ching (9)	40,000	(9)	*	40,000	0	*
Wang, Tyng-Guey (10)	13,333	(10)	*	13,333	0	*
Tsuang, Fon-Yih (11)	13,333	(11)	*	13,333	0	*
Chow, Yung-Ming (12)	1,356,168	(12)	*	66,666	1,289,502	*
Total	2,759,331			1,039,995	1,719,336

*	Represents beneficial ownership of less than 1% of the outstanding Ordinary Shares.

Notes:

(1)	The address of the Selling Shareholder is No. 8, Baoshan 5th St., Baoshan Township, Hsinchu County 308004, Taiwan (R.O.C.). The number of Ordinary Shares beneficially owned prior to this offering includes 100,000 Ordinary Shares issuable upon conversion of Preferred Shares.

(2)	The address of the Selling Shareholder is 22 F.-3, No. 1, Malongtan Rd., Xitun Dist., Taichung City 407028, Taiwan (R.O.C.). The number of Ordinary Shares beneficially owned prior to this offering includes 16,666 Ordinary Shares issuable upon conversion of Preferred Shares.
(3)	The address of the Selling Shareholder is 22 F., No. 35, Lequn 3rd Rd., Zhongshan Dist., Taipei City 104050, Taiwan (R.O.C.). The number of Ordinary Shares beneficially owned prior to this offering includes 50,000 Ordinary Shares issuable upon conversion of Preferred Shares. Legacy Steward Investment Co., Ltd. is controlled by Ms. Chia-Ling Chang, who is also its director.
(4)	The address of the Selling Shareholder is Portcullis TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands. The number of Ordinary Shares beneficially owned prior to this offering includes 16,666 Ordinary Shares issuable upon conversion of Preferred Shares. T & Y Fortune Investment Co., Ltd. is controlled by Yen-Hao Chen, who is also its director.
(5)	The address of the Selling Shareholder is 2F., No. 10, Ln. 10, Sec. 3, Xinsheng S. Rd., Da’an Dist., Taipei City 106, Taiwan (R.O.C.). The number of Ordinary Shares beneficially owned prior to this offering includes (i) 3,333 Ordinary Shares issuable upon conversion of Preferred Shares; and (ii) 429,834 Ordinary Shares issued in exchange for the SL Bio Shares held by the Selling Shareholder in connection with the Business Combination. The 429,834 Ordinary Shares described in clause (ii) are not being registered for resale under this registration statement.
(6)	The address of the Selling Shareholder is 23922 W Woodway Ln Woodway, WA 98020-5229, USA. The number of Ordinary Shares beneficially owned prior to this offering includes 16,666 Ordinary Shares issuable upon conversion of Preferred Shares.
(7)	The address of the Selling Shareholder is 14 F.-1, No. 243, Sec. 2, Huanhe W. Rd., Yonghe Dist., New Taipei City 234649, Taiwan (R.O.C.). The number of Ordinary Shares beneficially owned prior to this offering includes 16,666 Ordinary Shares issuable upon conversion of Preferred Shares.
(8)	The address of the Selling Shareholder is 14 F.-1, No. 243, Sec. 2, Huanhe W. Rd., Yonghe Dist., New Taipei City 234649, Taiwan (R.O.C.). The number of Ordinary Shares beneficially owned prior to this offering includes 6,666 Ordinary Shares issuable upon conversion of Preferred Shares.
(9)	The address of the Selling Shareholder is 13 F., No. 9, Sec. 1, Neihu Rd., Neihu Dist., Taipei City 114006, Taiwan (R.O.C.). The number of Ordinary Shares beneficially owned prior to this offering includes 10,000 Ordinary Shares issuable upon conversion of Preferred Shares.
(10)	The address of the Selling Shareholder is 17 F., No. 34, Ln. 21, Sec. 6, Xinhai Rd., Wenshan Dist., Taipei City 116003, Taiwan (R.O.C.). The number of Ordinary Shares beneficially owned prior to this offering includes 3,333 Ordinary Shares issuable upon conversion of Preferred Shares.
(11)	The address of the Selling Shareholder is 4 F., No. 6, Aly. 3, Ln. 303, Sec. 3, Nanjing E. Rd., Songshan Dist., Taipei City 105020, Taiwan (R.O.C.). The number of Ordinary Shares beneficially owned prior to this offering includes 3,333 Ordinary Shares issuable upon conversion of Preferred Shares.
(12)	The address of the Selling Shareholder is 2 F., No. 10, Aly. 5, Ln. 107, Sec. 1, Fuxing S. Rd., Da’an Dist., Taipei City 106070, Taiwan (R.O.C.). The number of Ordinary Shares beneficially owned prior to this offering includes (i) 16,666 Ordinary Shares issuable upon conversion of Preferred Shares; and (ii) 1,289,502 Ordinary Shares issued in exchange for the SL Bio Shares held by the Selling Shareholder in connection with the Business Combination. The 1,289,502 Ordinary Shares described in clause (ii) are not being registered for resale under this registration statement.

PLAN OF DISTRIBUTION

This prospectus relates to the offer and resale of up to 1,040,000 Ordinary Shares by the Selling Shareholders named in this prospectus.

We will not receive any proceeds from any sale by the Selling Shareholders of the Ordinary Shares being registered for sale hereunder.

We will bear all costs, expenses and fees in connection with the registration of the Ordinary Shares offered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and fees and expenses of our independent registered public accountants. The Selling Shareholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

The Selling Shareholders may offer and sell, from time to time after the expiration of the lock-up period, some or all of the Ordinary Shares to which this prospectus relates. We have registered the Ordinary Shares to which this prospectus relates for offer and sale so that those Ordinary Shares may be freely sold to the public by the Selling Shareholders. Registration of the Ordinary Shares to which this prospectus relates does not mean, however, that those Ordinary Shares necessarily will be offered or resold by the Selling Shareholder.

Sales of the Ordinary Shares offered hereby may be effected by the Selling Shareholders from time to time in one or more types of transactions (which may include block transactions), including but not limited to, in negotiated transactions, through put or call options transactions relating to the securities offered hereby, through short sales of the securities offered hereby, or a combination of such methods of sale. Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act. The Selling Shareholders has not advised us that they have entered into any agreements, understandings or arrangements with any broker-dealers regarding the sale of the Ordinary Shares to which this prospectus relates.

In addition, the Selling Shareholders may elect to make a pro rata in-kind distribution of Ordinary Shares to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable Ordinary Shares pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the Ordinary Shares acquired in the distribution.

There can be no assurance that the Selling Shareholders will sell all or any of the Ordinary Shares offered by this prospectus. In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 of the Securities Act, if available, or in other transactions exempt from registration, rather than pursuant to this prospectus.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of Ordinary Shares offered hereby in the course of hedging positions they assume with the Selling Shareholders. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

The Selling Shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Selling Shareholders or borrowed from the Selling Shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Shareholders in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the Selling Shareholders may otherwise loan or pledge the securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

DESCRIPTION OF SECURITIES

SL Science is a Cayman Islands exempted company and its affairs are governed by SL Science’s memorandum and articles of association, as amended, and subject to, the Companies Act, and the common law of the Cayman Islands.

The authorized share capital of SL Science is US$50,000 divided into 4,950,000,000, ordinary shares of par value US$0.00001 each and 50,000,000 preferred shares of par value US$0.00001 each. As of the date of this prospectus, there are 560,759,757 Ordinary Shares and 780,000 Preferred Shares that were issued and outstanding. Each Preferred Share will be converted into one-third (1/3) of one Ordinary Share on the six-month anniversary of the closing of the Business Combination.

The following includes a summary of the material provisions of the Amended PubCo Charter and the Cayman Companies Act in so far as they relate to the material terms of Ordinary Shares. The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Amended PubCo Charter attached as Exhibit 3.1 to this Form F-1.

Ordinary Shares

Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares or warrants to bearer.

Subject to the provisions of the Cayman Companies Act and our Amended PubCo Charter regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Amended PubCo Charter:

●	the directors may pay interim dividends or declare final dividends in accordance with the respective rights of our shareholders if it appears to them that they are justified by the financial position of us and that such dividends may lawfully be paid; and
●	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie. Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

A resolution put to the vote of our general meeting shall be decided on a poll. Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a special resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

●	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;
●	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;
●	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;
●	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and
●	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

●	either alone or jointly with any other person, whether or not that other person is a shareholder; and
●	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the Amended PubCo Charter. We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the Amended PubCo Charter) and, within 14 clear days of the date on which the notice is deemed to be given under the Amended PubCo Charter, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by us.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any capital call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited. If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit. A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount. A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

●	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;
●	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and
●	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Subject to any applicable requirements set forth in the Amended PubCo Charter and provided that a transfer of ordinary shares complies with applicable rules of the Nasdaq Capital Market, a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

●	where the ordinary shares are fully paid, by or on behalf of that shareholder; and
●	where the ordinary shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an Ordinary Share until the name of the transferee is entered into our register of members.

Where the ordinary shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;
●	the instrument of transfer is in respect of only one class of ordinary shares;
●	the instrument of transfer is properly stamped, if required;
●	the Ordinary Share transferred is fully paid and free of any lien in favor of us;
●	any fee related to the transfer has been paid to us; and
●	the transfer is not more than four joint holders.

If our directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 clear days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may, in their absolute discretion, from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 clear days in any year.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records (except for the memorandum and articles of association of our company, any special resolutions passed by our company and the register of mortgages and charges of our company).

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten

(10) percent of the rights to vote at such general meeting in accordance with the notice provisions in the Amended PubCo Charter, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting within 21 clear days from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least five (5) clear days’ notice of a general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Cayman Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting. If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors. The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the Amended PubCo Charter.

At any general meeting a resolution put to the vote of the meeting shall be decided on a poll. A poll shall be taken in such manner as the chairman directs. In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

Directors

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine. The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

A director may be removed by ordinary resolution. A director may at any time resign from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the Amended PubCo Charter, the office of a director may be terminated forthwith if:

●	he is prohibited by the law of the Cayman Islands from acting as a director;
●	he is made bankrupt or makes an arrangement or composition with his creditors generally;
●	he resigns his office by notice to us;
●	he only held office as a director for a fixed term and such term expires;
●	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;
●	he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

●	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or
●	without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and the Amended PubCo Charter, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum or articles. To the extent allowed by the Cayman Companies Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.

For so long as Shares are listed on a designated stock exchange, the board of directors shall, but only if required by the designated stock exchange, establish an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in the Amended PubCo Charter. Each of the audit committee, compensation committee and nominating and corporate governance committee (if so established) shall be made up of such number of independent directors as required from time to time by the rules and regulations of designated stock exchange or otherwise required by applicable law, subject to any exemptions permitted under the rules and regulations of designated stock exchange and other applicable laws.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the Amended PubCo Charter. The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A general notice by any director to the effect that he is a member, shareholder, director, partner, officer or employee of any specified company or firm and is to be regarded as interested in any contract or transaction with that company or firm, shall be deemed a sufficient declaration of interest for the purposes of voting on a resolution in respect to a contract or transaction in which he has an interest. After such notice, subject to the applicable listing rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein. If he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement is considered.

Capitalization of Profits

The directors may resolve to capitalize:

●	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or
●	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the Amended PubCo Charter and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and
●	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, and, a statement of the shares held by each shareholder, which:
●	distinguishes each share by its number (so long as the share has a number);
●	confirms the amount paid, or agreed to be considered as paid, on the shares of each shareholder;
●	confirms the number and category of shares held by each shareholder; and
●	confirms whether each relevant category of shares held by a shareholder carries voting rights under the Amended PubCo Charter, and if so, whether such voting rights are conditional;
●	the date on which the name of any person was entered on the register as a shareholder; and
●	the date on which any person ceased to be a shareholder.

Under the Cayman Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Registration Rights

On June 12, 2026, SL Science and the holders party thereto, including the Sponsor and certain shareholders of SL Bio, entered into the Registration Agreement in connection with the closing of the Business Combination, pursuant to which SL Science granted such holders certain registration rights with respect to certain SL Science Ordinary Shares issued or issuable in connection with the Business Combination, including SL Science Ordinary Shares issued or issuable in respect of HSPT Founder Shares, HSPT Private Units, HSPT Working Capital Units and the SL Bio Shares.

Transfer Agent

The transfer agent for our securities is VStock Transfer, LLC.

LEGAL MATTERS

We have been represented by Robinson & Cole, LLP with respect to certain legal matters as to United States federal securities and New York State law. Ogier has advised us on certain legal matters as to Cayman Islands law including the issuance of the ordinary shares offered by this prospectus.

EXPERTS

The consolidated financial statements of SL BIO Ltd. as of December 31, 2025 and 2024 and each of the years in the two-year period ended December 31, 2025 appearing in this prospectus have been audited by ARK Pro CPA & Co, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as experts in auditing and accounting. The registered address of ARK Pro CPA & Co is Unit 1602 03, 16/F, Stelux House, 698 Prince Edward Road East, San Po Kong, Kowloon, Hong Kong.

The consolidated financial statements of SL Science Holding Limited as of December 31, 2025 and for the period from March 18, 2025 (inception) through December 31, 2025 appearing in this prospectus have been audited by ARK Pro CPA & Co, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of SL Science Holding Limited to continue as a going concern as described in Note 2 to the financial statements) appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing. The registered address of ARK Pro CPA & Co is Unit 1602-03, 16/F, Stelux House, 698 Prince Edward Road East, San Po Kong, Kowloon, Hong Kong.

The financial statements for HSPT as of December 31, 2025 and 2024 and for the year ended December 31, 2025 and 2024 appearing in this prospectus have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing. The registered address of Marcum Asia CPAs LLP is 7 Penn Plaza, Suite 830, New York, New York 10001.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the informational requirements of the Exchange Act, applicable to foreign private issuers and, in accordance therewith, file reports and other information with the SEC. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website at www.sec.gov, from which you can electronically access the registration statement and its materials, as well as any filings that we make electronically with the SEC.

As a foreign private issuer, we are not subject to the same disclosure requirements as a domestic U.S. registrant under the Exchange Act. For example, we are not required to prepare and issue quarterly reports. However, we are required to file annual reports on Form 20-F within the time period required by the SEC, which is currently four months from December 31, the end of our fiscal year. We also intend to furnish with the SEC reports on Form 6-K containing unaudited quarterly financial information. As a foreign private issuer, we are exempt from Exchange Act rules regarding proxy statements and short-swing profits.

Our SEC filings are available to the public on the internet at a website maintained by the SEC located at www.sec.gov. You may also request a copy of our SEC filings, at no cost, by contacting us at the number or address specified below.

11th Floor,

No. 479 Chongyang Road,

Nangang District, Taipei, Taiwan R.O.C. 115010

+886-2-26516826

INDEX TO FINANCIAL STATEMENTS

SL BIO LTD.

SL SCIENCE HOLDING LIMITED

HORIZON SPACE ACQUISITION II CORP

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Director of SL BIO Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of SL BIO Ltd. and subsidiaries (the “Company”) as of December 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ ARK Pro CPA & Co

ARK Pro CPA & Co

We have served as the Company’s auditor since 2024.

Hong Kong, China

June 18, 2026

PCAOB ID: 3299

SL BIO LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2025	2024
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,258,616	$3,680,026
Restricted cash	—	457,500
Inventories	—	1,359,771
Prepaid expenses and other current assets	167,612	357,881
Tax recoverable	597	—
TOTAL CURRENT ASSETS	1,426,825	5,855,178

Operating lease right-of-use assets, net	212,324	—
Plant and equipment, net	248,894	18,978
Prepayment for plant and equipment	—	7,796
Deferred offering costs	929,137	50,000
TOTAL ASSETS	$2,817,180	$5,931,952

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Operating lease liabilities, current	$148,663	—
Accrued expenses and other liabilities	319,872	69,198
TOTAL CURRENT LIABILITIES	468,535	69,198

Deferred tax liabilities	—	135,701
Operating lease liabilities, non-current	64,742	—
TOTAL LIABILITIES	533,277	204,899

Commitments and contingencies (Note 14)

Common shares, $0.10 par value; 5,000,000 shares authorized, 3,675,000 and 1,500,000 shares issued and outstanding as of December 31, 2025 and 2024, respectively*	$367,500	$367,500
Additional paid-in capital	6,931,344	6,795,647
Accumulated deficit	(5,484,378)	(1,664,560)
Accumulated other comprehensive income	469,437	228,466
Total shareholders’ equity	2,283,903	5,727,053
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,817,180	$5,931,952

*	The shares amounts are presented on a retroactive basis, due to group reorganization (see Note 1 and 12).

The accompanying notes are an integral part of these consolidated financial statements.

SL BIO LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Year Ended	Year Ended
	December 31,	December 31,
	2025	2024
Revenue	$2,197,249	$3,363,603
Cost of revenue	(1,422,187)	(1,430,842)
Gross profit	775,062	1,932,761

Operating expenses
General and administrative expenses	2,543,528	1,107,331
Research and development expenses	2,069,022	2,020,346
Selling and marketing expenses	—	1,195
Total operating expenses	4,612,550	3,128,872

Loss from operations	(3,837,488)	(1,196,111)

Other income (expenses)
Other (expenses) income, net	(22,636)	17,109
Interest income	40,302	45,304
Total other income (expenses), net	17,666	62,413

Loss before income tax	(3,819,822)	(1,133,698)
Income tax credit (expense)	4	(57,635)
Net loss	$(3,819,818)	$(1,191,333)

Other comprehensive loss, net of tax:
Change in cumulative foreign currency translation	240,971	228,466
Comprehensive loss	$(3,578,847)	$(962,867)

The accompanying notes are an integral part of these consolidated financial statements.

SL BIO LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

						Accumulative
			Additional	Parent’s	Accumulated	Other
	Common Shares		paid-in	Net	Earnings	comprehensive
	Shares	Amount	capital	Investment	(Deficits)	income	Total
Balance at January 1, 2024	1,500,000	$150,000	$—	$3,423,844	$—	$—	$3,573,844
Issuance of common shares	5,500,000	550,000	6,871,851	—	—	—	7,421,851
Shares repurchased and cancelled	(3,325,000)	(332,500)	—	—	—	—	(332,500)
Net distribution from Parent	—	—	(2,238,821)	(1,734,454)	—	—	(3,973,275)
Consummation of separation transaction upon completion of reorganization	—	—	2,162,617	(2,162,617)	—	—	—
Net (loss) for the year	—	—	—	473,227	(1,664,560)	—	(1,191,333)
Foreign currency translation adjustments	—	—	—	—	—	228,466	228,466
Balance at December 31, 2024	3,675,000	$367,500	$6,795,647	$—	$(1,664,560)	$228,466	$5,727,053
Net loss for the year	—	—	—	—	(3,819,818)	—	(3,819,818)
Reversal of prior year carve-out tax difference	—	—	135,697	—	—	—	135,697
Foreign currency translation adjustments	—	—	—	—	—	240,971	240,971
Balance at December 31, 2025	3,675,000	$367,500	$6,931,344	—	(5,484,378)	469,437	2,283,903

*	The shares amounts are presented on a retroactive basis, due to group reorganization (see Note 1 and 12).

The accompanying notes are an integral part of these consolidated financial statements.

SL BIO LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	December 31,	December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,819,818)	$(1,191,333)
Adjustments to reconcile net (loss) income to net cash used in operating activities
Amortization expenses	—	3,940
Depreciation expenses	93,685	43,307
Lease expenses	155,694	167,795
Gain on disposal of plant and equipment	—	(6,086)
Gain on disposal of intangible assets	—	(164)
Gain on early termination of right-of-use assets	—	(2,374)
Changes in operating assets and liabilities
Accounts receivable	—	25,827
Inventories	1,350,946	187,380
Advance to supplier	—	1,399,886
Prepaid expenses and other current assets	207,273	(277,519)
Accrued expenses and other liabilities	246,726	38,620
Deferred tax liabilities	(6,252)	57,488
Operating lease liabilities	(137,455)	(166,609)
Tax paid	(595)	—
Net cash (used in) provided by operating activities	(1,909,796)	280,158

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of plant and equipment	(319,685)	(7,970)
Proceeds on disposal of plant and equipment	—	127,805
Proceeds on disposal of intangible assets	—	3,448
Net cash (used in) provided by investing activities	(319,685)	123,283

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common shares	—	7,239,351
Net changes in parent’s investment	—	(4,123,275)
Deferred offering costs	(879,137)	(50,000)
Net cash (used in) provided by financing activities	(879,137)	3,066,076

Effect of change in exchange rate	229,708	228,655

NET INCREASE IN CASH AND CASH EQUIVALENTS	(2,878,910)	3,698,172
Cash and cash equivalents and restricted cash, beginning of year	4,137,526	439,354
Cash and cash equivalents and restricted cash, end of year	$1,258,616	$4,137,526

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid	$595	$—
Interest paid	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTMENT AND FINANCIAL ACTIVITIES INFORMATION:
Lease liabilities arising from obtaining right-of-use assets	$350,191	$—
Deduction of right-of-use assets from cancellation of operating leases	$—	$(361,946)
Change in common shares due to share repurchase and cancellation	$—	$(332,500)
Change in net change in parent’s investments to due to affiliate	$—	$(4,123,275)

The accompanying notes are an integral part of these consolidated financial statements.

SL BIO LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2025 AND 2024

1. ORGANIZATION AND BASIS OF PRESENTATION

SL Bio Ltd. (“SL Bio” or the “Company”) is a holding company incorporated in the Cayman Islands on March 18, 2024 by Mr. Wang Ching-Dong (“Mr. Wang”), with the initial authorized and issued share capital of $500,000 divided into 5,000,000 common shares at the par value of $0.10 each. It was established as the holding company with the intention to perform reorganization of X-Source Future Technology Co., Ltd., a company incorporated in the Republic of China (“ROC” or “Taiwan”) on July 21, 2022 (the “Reorganization”). On November 4, 2024, X-Source Future Technology Co., Ltd. changed its name to SL Bio Co., Ltd. (“SL Bio Taiwan”). On March 18, 2025, SL Science Holding Limited (“PubCo”) was incorporated in the Cayman Islands as an exempted company limited by shares and wholly-owned by SL Bio. PubCo has not commenced any operations since its formation. PubCo and its wholly owned subsidiaries, CW Mega Limited, a Cayman Islands exempted company limited by shares (“Merger Sub I”) and WW Century Limited, a Cayman Islands exempted company limited by shares (“Merger Sub II) were incorporated solely for the purpose of completing the transactions contemplated by the Business Combination Agreement and Plan of Reorganization.

SL Bio and its wholly-owned subsidiaries, SL Bio Taiwan, the Merger Sub I and the Merger Sub II (collectively referred to as the “Group”) is primarily engaged in research, development and sales of exosome products to the customers in Taiwan. Commencing June 2024, the Group has also engaged in research and development of CD-19 Armed-T products. In December 2024, SL Bio also began the research and development of Gamma Delta T Cells Products (“GDT cell therapy products”). The address of the Group’s principal office is 11/F, No. 479, Chongyang Road, Nangang District, Taipei City, Taiwan.

The accompanying consolidated financial statements reflect the activities of the Group and each of the entities, as contemplated after the Reorganization.

Reorganization

The Reorganization, are completed on June 14, 2024, included the following:.

1.	SL Link Co., Ltd. (“SL Link” or “OldCo”), a company incorporated in the ROC, had been engaged in three segments: (1) semiconductor equipment design and service; (2) research and development of biomedical products and (3) research, development and sales of exosome products (the “Exosome Business”).
2.	On May 6, 2022, SL Link commenced the research and development of the Exosome Business.
3.	On June 20, 2022 the Board of directors of SL Link approved the spin-off the Exosome Business.
4.	On July 21, 2022, established SL Bio Taiwan to operate the Exosome Business.
5.	On June 14, 2024, following the completion of the Reorganization SL Bio Taiwan was spun-out from SL Link, with SL Bio Taiwan owned 100% by SL Bio, which in turn was owned by the same beneficiary group of SL Link’s shareholders immediately prior to the completion of the Reorganization.

The accompanying consolidated financial statements are presented on a retroactive basis to reflect the Reorganization.

SL BIO LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2025 AND 2024

1.	ORGANIZATION AND BASIS OF PRESENTATION (cont.)

Financial statements representing the historical operations of the Exosome Business have been derived from the OldCo’s historical accounting records and are presented on a carve-out basis. All revenues and costs as well as assets and liabilities directly associated with the business activities of Exosome Business are reflected in the accompanying consolidated financial statements. The consolidated financial statements also include allocations of certain general, administrative, research and development expenses from the OldCo. However, amounts recognized by SL Bio Taiwan are not necessarily representative of the amounts that would have been reflected in the consolidated financial statements had SL Bio Taiwan operated independently from the OldCo.

Immediately before and after the Reorganization, SL Bio Taiwan is legally formed and ultimately controlled by SL Link’s shareholders, including Mr. Wang’s Family and the entity they controlled. As such, the accompanying consolidated financial statements include the assets, liabilities, revenue, expenses and cash flows that are directly attributable to the Exosome Business before the Reorganization. The consolidated financial statements are presented as if the SL Bio Taiwan had been in existence and the Reorganization had been in effect during the years ended December 31, 2025 and 2024.

The assets and liabilities have been stated at historical carrying amounts. Only those assets and liabilities that are specifically identifiable to the Exosome Business are included in the Group’s consolidated balance sheets.

All revenues and cost of revenues attributable to the research, development and selling of Exosome products were directly identifiable to SL Bio Taiwan. Operating expenses were specifically identifiable to SL Bio Taiwan based on product types and activities that are involved in the Exosome Business.

Since the Exosome Business did not commence the sales before the establishment of SL Bio Taiwan in July 2022, no indirect expenses were needed to allocate to the Exosome Businesses. The management has allocated the salary costs in according to the time spent on the Exosome Business and the OldCo.

Prior to the Reorganization, when SL Bio Taiwan was part of the OldCo, SL Bio Taiwan was dependent upon OldCo for all of its working capital and financing requirements as the OldCo used a centralized approach to cash management and financing of its operations. Accordingly, none of the OldCo’s cash, cash equivalents or debt at the corporate level has been included in the balance sheets of the SL Bio Taiwan. Income tax liability is calculated based on a separate return basis as if SL Bio Taiwan had filed separate tax returns before and after the establishment of SL Bio Taiwan.

Management believes the basis and amounts of these allocations are reasonable. While the expenses allocated to SL Bio Taiwan for these items are not necessarily indicative of the expenses that would have been incurred if SL Bio Taiwan had been a separate, stand-alone entity, the Group does not believe that there is any significant difference between the nature and amounts of these allocated expenses and the expenses that would have been incurred if SL Bio Taiwan had been a separate, stand-alone entity.

On May 9, 2025, the Group has entered into a Business Combination Agreement and Plan of Reorganization (the “Business Combination Agreement”) by and among (i) Horizon Space Acquisition II Corp., a Cayman Islands exempted company (“HSPT”), (ii) PubCo, (iii) Merger Sub I and (iv) Merger Sub II, pursuant to which, among other things, (i) Merger Sub I will merge with and into HSPT, with HSPT as the surviving entity and a wholly-owned subsidiary of PubCo (the “First Merger”), and (ii) following the First Merger, Merger Sub II will merge with and into SL Bio, with SL Bio as the surviving entity and a wholly-owned subsidiary of PubCo (the “Second Merger,” and together with the First Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

SL BIO LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2025 AND 2024

1. ORGANIZATION AND BASIS OF PRESENTATION (cont.)

Upon the consummation of the Business Combination, each of HSPT and SL Bio will become a subsidiary of PubCo, and HSPT’s shareholders and SL Bio’s shareholders will receive common shares of par value of $0.0001 each of PubCo (“PubCo Common Shares”). The closing date of each of the First Merger and the Second Merger is hereinafter referred to as the “First Closing Date” and the “Second Closing Date” respectively. The Company expects PubCo Common Shares be listed and traded on the Nasdaq Stock Market LLC (“Nasdaq”) following the consummation of the Business Combination. However, the consummation of the transactions contemplated by the Business Combination Agreement is subject to numerous conditions, and there can be no assurances that such conditions will be satisfied.

Liquidity

As of December 31, 2025, the Group had approximately $1.3 million of cash and cash equivalents and working capital of approximately $1.0 million. The Group has recurring net losses and negative cash flows from operations for the year ended December 31, 2025, which may raise concerns regarding its ability to meet short-term obligations. The Group will continue incur net losses and negative cash flows from operating activities for the foreseeable future as the Group will need additional funds for the research and development of CD-19 Armed-T products and GDT cell therapy products. The Group’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Group will be able to generate net income for the foreseeable future.

The Group has developed plans to alleviate these unfavorable conditions, included improving its profitability, and obtaining debt financing and loans from existing shareholders for additional funding to meet its operating needs. The management believe that the above financing could provide sufficient fundings for the Group to meet the obligations as they become due for at least twelve months from the date of this Report.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation and presentation

The Reorganization was accounted for as a common control transaction immediately following completion of the transaction, the shareholders of SL Bio Taiwan immediately prior to the Reorganization had effective control of the Company through (1) their majority shareholder interest in the SL Bio, and (2) significant representation on the Board of Directors (the chairman and major shareholder of SL Link, Mr. Wang, became the sole director of the Company after the Reorganization). For accounting purposes, SL Bio Taiwan was deemed to be the accounting acquirer in the transaction and, consequently, the transaction was treated as a recapitalization of SL Bio Taiwan (i.e., a capital transaction involving the issuance of shares by the Company to the beneficial shareholders of SL Bio Taiwan and the Company acquired the shares of SL Bio Taiwan on the same date). Accordingly, the consolidated assets, liabilities and results of operations of SL Bio Taiwan became the historical financial statements of the Company at the closing of the transaction, and the Company’s assets (primarily cash and cash equivalents), liabilities and results of operations were consolidated with SL Bio Taiwan beginning on the acquisition date. No step-up in basis or intangible assets or goodwill was recorded in this transaction. All direct costs of the transaction were charged to operations in the period that such costs were incurred. The consolidated financial statements issued following the Group Restructuring are those of the accounting acquirer for all periods required presented, and are retroactively adjusted to reflect the capital structure of the legal parent, the accounting acquiree. Comparative information presented in those consolidated financial statements is also retroactively adjusted to reflect the capital structure of the legal parent, the accounting acquiree.

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

The functional currency of the SL Bio Taiwan is the New Taiwan Dollars (“NTD”); however, the accompanying consolidated financial statements have been translated and presented in U.S. Dollars (“US$”).

SL BIO LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2025 AND 2024

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, SL Bio Taiwan, PubCo, Merger Sub I and Merger Sub II. All intercompany balances and transactions have been eliminated in consolidation.

Uses of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management of the Group to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Group’s management based on their estimates on historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant accounting estimates reflected in the Group’s consolidated financial statements included revenue recognition, provision for expected credit losses of accounts receivable, inventories impairment assessment, plant and equipment impairment assessment, the valuation allowance for deferred tax assets, operating lease right-of-use (“ROU”) assets and operating lease liabilities. Actual results could differ from those estimates.

Risk and uncertainties

Generally, the industry in which the Group operates subjects the Group to a number of risks and uncertainties that can affect its operating results and financial condition. Such factors include, but are not limited to:

●	the timing, costs and results of clinical trials and other development activities versus expectations;
●	the ability to manufacture products successfully; competition from products sold or being developed by other companies;
●	the price of, and demand for products once approved; and
●	the ability to negotiate favorable licensing or other manufacturing and marketing agreements for its products.

The global economy has also been materially negatively affected by the outbreak of a widespread health epidemic, such as COVID-19, avia flu or Africa swine flu and there is continued severe uncertainty about the duration and intensity of its impacts. The global growth forecast is uncertain, which may seriously affect our business. While the potential economic impact brought by, and the duration of the outbreak and its new variants may be difficult to assess or predict, a widespread pandemic could result in significant disruption of general economy that could materially negatively affect our business.

Fair Value of Financial Instruments

The Group has adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. ASC 820 establishes a three-level valuation hierarchy of valuation techniques based on observable and unobservable input, which may be used to measure fair value and include the following:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Input other than Level 1 that is observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other input that is observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

SL BIO LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2025 AND 2024

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Level 3 – Unobservable input that is supported by little or no market activity and that is significant to the fair value of the assets or liabilities.

Our cash and cash equivalents are classified within level 1 of the fair value hierarchy because they are valued using quoted market price.

The carrying amounts of the other financial assets and liabilities, which consist of accounts receivable, restricted cash, other current assets and other liabilities approximate their fair values due to the short-term nature of these instruments.

Cash and cash equivalents

Cash and cash equivalents included cash on hand placed with banks, which are unrestricted as to withdrawal and use and with an original maturity of three months or less.

Deposits in banks in Taiwan are only insured by Central Deposit Insurance Corporation, a government agency, up to NTD 3 million ($91,500), and are consequently exposed to risk of loss. The Group believes the probability of a bank failure, causing loss to the Group, is remote.

Restricted Cash

Cash balances that have restrictions as to withdrawal or usage as collateral for credit card service provided by a financial institution are considered restricted cash. Restricted cash that will be released to cash within the next 12 months is classified as current asset, while the balance restricted for use longer than one year is classified as non-current asset on the consolidated balance sheets.

Receivable and Allowances

The Group adopted ASC 326, Financial Instruments—Credit Losses, which requires to create an impairment model that is based on expected losses.

The Group’s accounts receivable, advance to supplier, prepaid expenses and other current assets are within the scope of ASC 326. Accounts receivable are recognized and carried at the original invoice amounts less the expected credit loss. The Group has a policy of reserving for uncollectible accounts based on our best estimate of the amount of probable expected credit losses in the existing accounts receivable. The Group performs ongoing credit evaluations of the customers and maintains an allowance for potential bad debts if required. Other current assets are recognized and carried at the initial amount when occurred less an allowance for any uncollectible amount.

To estimate expected credit losses, the Group has identified the relevant risk characteristics of its counterparty and the related receivables and other current assets which include size, type of the services or the products the Group provides, or a combination of these characteristics. Receivables with similar risk characteristics have been grouped into pools. For each pool, the Group considers the past collection experience, current economic conditions, future economic conditions (external data and macroeconomic factors) and changes in the Group’s customer collection trends. Other key factors that influence the expected credit loss analysis include customer demographics, payment terms offered in the normal course of business to customers, and industry-specific factors that could impact the Group’s receivables. Additionally, external data and macroeconomic factors are also considered. This is assessed annually based on the Group’s specific facts and circumstances. No significant impact of changes in the assumptions since adoption. The Group has assessed its receivable including credit term and corresponding all its receivables in December 2025. Upon such credit terms, no bad debt expense (recovery) was incurred during the years ended December 31, 2025 and 2024, respectively. The Group recognized nil expected credit loss provision for accounts receivable, prepaid expenses and other current assets as of December 31, 2025 and 2024.

SL BIO LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2025 AND 2024

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Inventories

Inventories are stated at the lower of cost and net realizable value, with cost determined by the weighted average method. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Write-down of potential obsolete or slow-moving inventories is recorded as cost of revenue based on management’s assumptions about future demands and market conditions. No wrote down is recorded for inventories during the years ended December 31, 2025 and 2024.

Plant and Equipment

Plant and equipment are stated at historical cost less accumulated depreciation and impairment losses, if any. Depreciation is computed on a straight-line basis with no salvage value over the estimated useful lives of the assets as follows:

Leasehold improvement	Over the shorter of lease term of the estimated useful lives of the assets
Machinery and equipment	5 years
Office equipment	5 years

The cost and accumulated depreciation of plant and equipment disposed of or sold are removed from the balance sheets and resulting gains and losses are recognized in the statements of operations, if any.

Impairment of Long-Lived Assets

In accordance with the ASC 360-10, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as plant and equipment, operating lease right-of-use assets and purchased intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, or it is reasonably possible that these assets could become impaired as a result of technological or other industrial changes. The determination of recoverability of assets to be held and used is made by comparing the carrying amount of an asset to future undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell. There is no impairment of long-lived assets recorded for the years ended December 31, 2025 and 2024.

Lease

The Group accounts for leases in accordance with ASC 842, Leases, which requires lessees to recognize leases on the balance sheet and disclose key information about leasing arrangements. For the leases with the term within 12 months, the Group applies the recognition requirements of ASC 842 to short-term leases.

The Group determines if a contract contains a lease based on whether it has the right to obtain substantially all of the economic benefits from the use of an identified asset which the Group does not own and whether it has the right to direct the use of an identified asset in exchange for consideration. ROU assets represent the Group’s right to use an underlying asset for the lease term and lease liabilities represent the Group’s obligation to make lease payments arising from the lease. ROU assets are recognized as the amount of the lease liability, adjusted for lease incentives received. Lease liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value of the future lease payments is the Group’s incremental borrowing rate (“IBR”), because the interest rate implicit in most of the Group’s leases is not readily determinable.

SL BIO LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2025 AND 2024

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The IBR is a hypothetical rate based on the Group’s understanding of what its credit rating would be to borrow and resulting interest the Group would pay to borrow an amount equal to the lease payments in a similar economic environment over the lease term on a collateralized basis. Lease payments may be fixed or variable, however, only fixed payments or in-substance fixed payments are included in the Group’s lease liability calculation.

Variable lease payments are recognized in operating expenses in the period in which the obligation for those payments are incurred. The Group recognized no impairment of operating lease right-of-use assets as of December 31, 2025 and 2024.

Lease classification for leases under which the Group is a lessor is evaluated at lease commencement and leases not classified as sales-type leases or direct financing leases are classified as operating leases. Leases qualify as sales-type leases if the contract includes either transfer of ownership clauses, certain purchase options, a lease term representing a major part of the economic life of the asset, or the present value of the lease payments and residual guarantees provided by the lessee exceeds substantially all of the fair value of the asset. Additionally, leasing an asset so specialized that it is not deemed to have any value to the Group at the end of the lease term may also result in classification as a sales-type lease. Leases qualify as direct financing leases when the present value of the lease payments and residual value guarantees provided by the lessee and unrelated third parties exceeds substantially all of the fair value of the asset and collection of the payments is probable.

Statutory reserve

Pursuant to the laws applicable to Taiwan, Taiwanese entities must make appropriations from after-tax profit to the non-distributable “statutory reserve”. Subject to certain cumulative limits, the “statutory reserve” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 100% of the authorized capital (as determined under accounting principles generally accepted in Taiwan (“Taiwan GAAP”) at each year-end). Since the SL Bio Taiwan has accumulated deficit under Taiwan GAAP during the reporting periods, it does not require to make appropriations to the statutory reserve.

Revenue Recognition

The Group recognizes revenue when its customer obtains control of promised goods or receives services provided in an amount that reflects the consideration which the Group expects to receive in exchange for those goods and services. To determine revenue recognition for the arrangements that the Group determines are within the scope of ASC 606, Revenue from Contracts with Customers, the Group performs the following five steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

The Group’s revenue from contracts with customers is derived from product revenue principally from the sales of products directly to its customers and presents revenue net of VAT.

Revenue for the year ended December 31, 2025 consists of the following:

	Corporate	Retail
	Customers	Customers	Total
Exosome concentrate	$2,086,707	70,890	2,157,597
Skin care products	4,091	9,190	13,281
Hair care products	3,403	22,968	26,371
Total	$2,094,201	103,048	2,197,249

SL BIO LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2025 AND 2024

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue for the year ended December 31, 2024 consists of the following:

	Corporate	Retail
	Customers	Customers	Total
Exosome concentrate	$1,665,645	$1,631,121	$3,296,766
Skin care products	—	20,917	20,917
Hair care products	—	45,920	45,920
Total	$1,665,645	$1,697,958	$3,363,603

Product revenue recognition – point of time

The performance obligations are considered to be met and revenue is recognized when the customer obtains control of the goods. Revenue is recognized at that point of time. The customers pick up the goods directly from the Group’s premise, and the Group has satisfied the contracts’ performance obligations when the goods have been picked up and the acceptance document has been signed by the customers. The Group does not offer sales rebate to its customers. Any discount will be net of the revenue at the point of time. The Group does not provide its customers with the right of return (except for product quality issue). The customer is required to perform product’s quality check immediately upon delivery of the products and reports to the Group within a few days if there is quality issue.

Other revenue

The Group has entered into an operating leasing arrangement to a clinic in Taiwan to lease the system and software owned by the Group in May 2023. The lease term is initially expired in April 2028 but terminated in December 2024. The Group receives income from operating leases based on the fixed required rents (base rent) in according to the lease agreement. Rent revenue from base rents is recorded on the straight-line method, when collectability of the lease payments is deemed probable, over the terms of the related lease agreement. Operating lease revenue, as recorded on the straight-line method, in the statements of operation is recorded as other revenue. The Group recognized nil and $42,251 of income from the leasing arrangement to the clinic for the years ended December 31, 2025 and 2024, respectively.

Cost of revenue

Cost of revenue consists primarily of purchased costs of products for sales and other costs directly related to the sales of products.

Shipping and handling expenses

The Group expenses shipping and handling expenses as incurred. The Group recorded nil of shipping and handling expenses for the years ended December 31, 2025 and 2024.

Research and development

Research and development costs are expensed as incurred in accordance with ASC 730, Research and Development. The Group incurs research and development costs in the pursuit of new products and improving the formulation of existing products. Examples of research costs include staff costs, costs for laboratory research, studies, surveys, and other activities aimed at acquiring new knowledge.

SL BIO LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2025 AND 2024

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Development costs may be capitalized if the following criteria are met: (1) technological feasibility has been established, (2) the Group intends to complete the product or process. (3) the Group has the ability to use or sell the product or process, (4) the product or process will generate future economic benefits, and (5) the costs can be reliably measured.

On June 20, 2024, the Group entered into a licensed patent and know-how transfer agreement with SL Link (the “Patent Transfer Agreement”) to transfer the licensed patent and know-how of CD-19 Armed-T products (the “CD-19 Project”). The licensed patent is related to the research and development of Bi-Specific antibodies for use in producing armed immune cells technology for application in cancer and the relevant know-how (the “CD-19 Patent”). The CD-19 Patent is initially licensed by CytoArm, a privately-owned company incorporated in Taiwan which engaged in biomedical research business, to SL Link in March 2023. Mr. Wang indirectly owns approximately 12.5% of CytoArm through SL Link on date of transaction and December 31, 2025. According to the Patent Transfer Agreement, SL Link transferred the cooperation rights with CytoArm and the results generated from the CD-19 Project to the Group, for $949,771, which is equivalent to the amount that SL Link paid for the research and development of the CD-19 Project. The Group also agreed to bear the future research and development of the CD-19 Project. CytoArm agreed SL Link to transfer the CD-19 Patent to the Group and will not charge additional costs to the Group. On November 20, 2024, CytoArm, the Group and SL Link entered into a supplementary agreement to confirm the transfer of the CD-19 Project from SL Link to the Group and clarified the transfer of the rights, obligations and financial arrangements between the parties. Under the original license agreement with CytoArm and the supplementary agreement, the Group continues to hold a perpetual, irrevocable, royalty-bearing, exclusive license to manufacture, use, import, offer to sell, and sell the CD-19 Armed-T products. The Group is obligated to pay up to $4.1 million when certain conditions and milestones are satisfied and completed by CytoArm and the Group is obligated to pay a royalty of 15% of the sales of the CD-19 Armed-T products generated from the CD-19 Patent.

On December 27, 2024, the Group entered into two global non-exclusive license agreements for Gamma Delta T Immune Cells (“GDT Cells”) with Ji Yan BioMedical Co., Ltd. (“JY BioMed”), a company registered in Taiwan, for “Human-Derived Immune Cell γδT Cell Pharmaceutical - Clinical-Grade Manufacturing Technology” and the related proprietary expertise and technical data, with the capability for clinical application development in pancreatic and brain cancers treatments (collectively referred as the “GDT Cells License Agreements”). On April 28, 2025, the Group amended and restated its agreement with JY BioMed to, among other things, combine the two prior agreements into a single agreement, grant the Group exclusive licenses for pancreatic and brain cancer treatment, and adjust the total consideration (the “A&R GDT Cells Licenses Agreement”). Dr. Shen Hsieh-Tsung, Ethan (“Mr. Shen”), the Group Chief Technical Officer (“CTO”), has served as JY BioMed’s Chief Executive Officer until August 1, 2025 and has served as the Chairman of JY BioMed since December 1, 2025, and holds approximately 68.3% and 76.0% equity stake on the date of transaction and December 31, 2025, respectively.

According to the A&R GDT Cells Licenses Agreement, the Group is granted global exclusive right to use, implement, reproduce, and modify JY BioMed’s proprietary technology and technical data for the development, manufacturing, offering for sale, selling, and use of the products derived and developed from JY BioMed’s GDT cells technology for pancreatic and brain cancer treatments (“GDT Cells Licenses”). The term of licensed period of the GDT Cells Licenses are 20 years after the GDT cell therapy products are launched, unless terminated by either party with thirty days’ written notice if there is a mutual recognition of significant delays or impossibility of completion, a material breach not corrected within thirty days, certain financial or organizational changes causing damage, delayed payments constituting a material breach, false reporting by SL Bio, or an unrectifiable material breach.

SL BIO LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2025 AND 2024

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Upon the entering of the GDT Cells License Agreements in December 2024, the Group paid $1 million including VAT to JY BioMed for the initial research and development costs and material costs of the GDT cell therapy products for pancreatic and brain cancer treatment. The Group will also bear the future research and development costs of GDT cell therapy products thereafter. The total consideration of the A&R GDT Cells Licenses Agreement is $38 million including VAT and the Group is obligated to pay a royalty of 7% and 10% of the sales of the GDT cell therapy products for pancreatic and brain cancer treatment generated from GDT Cells Licenses, respectively. As of December 31, 2025, $1 million including VAT was paid to JY BioMed in according to the A&R GDT Cells Licenses Agreement. The Group will pay the remaining consideration of $37 million to JY BioMed for as milestone payments for further research and development of this technology and for the application to a pancreatic and brain cancer drugs and products when certain conditions and milestones are satisfied and completed by JY BioMed.

During the years ended December 31, 2025 and 2024, the Group incurred $2,069,022 and $2,020,346, respectively, for the research and development expenses of the new product pipeline. As of December 31, 2025 and 2024, the Group has not capitalized any development cost.

Income Taxes

Income taxes are accounted for under the asset and liability method in accordance with ASC 740, Income Taxes. Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns.

Deferred tax assets and liabilities are determined based on the temporary difference between the financial reporting and tax bases of assets and liabilities, and net operating loss and tax credit carryforwards using enacted tax rates that will be in effect for the period in which the differences are expected to reverse. The Group records a valuation allowance against the amount of deferred tax assets that it determines is not more likely than not of being realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

The Group recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Group records interest related to unrecognized tax benefits and penalties, if any, within income tax expenses.

Retirement and other post-retirement benefits

Contributions to retirement schemes which are defined contribution plans are charged to the statement of operations as and when the related employee service is provided.

Full time employees of the Group in Taiwan participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care benefits are provided to employees. Taiwanese labor regulations require that the Group to make contributions to the government for these benefits based on certain percentages of the employees’ salaries, up to a maximum amount specified by the government. The Group has no legal obligation for the benefits beyond the contributions made. Total amounts of such employee benefit expenses, which were expensed as incurred, were approximately $15,712 and $10,380 for the years ended December 31, 2025 and 2024, respectively.

SL BIO LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2025 AND 2024

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Translation of foreign currency financial statements

The functional currency is NTD, the local currency of the Group where operates. The reporting currency of the Group is US$. Accordingly, the consolidated financial statements of the Group are translated at the following exchange rates: assets and liabilities — current rate on balance sheet date; shareholders’ equity — historical rate; income and expenses — average rate during the year. The resulting translation adjustment is reflected in the accumulated other comprehensive income (loss).

Transactions denominated in other than the functional currencies are recorded at the rate of exchange in effect when the transaction occurs. Gains or losses, resulting from the application of different foreign exchange rates when cash in foreign currency is converted into the entities’ functional currency, or when foreign currency receivable and payable are settled, are credited or charged to income in the period of conversion or settlement. At year-end, the balances of foreign currency monetary assets and liabilities are recorded based on prevailing exchange rates and any resulting gains or losses are included in the statements of comprehensive income (loss). Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rates prevailing on the transaction dates. The transaction date is the date on which the Group initially recognizes such non-monetary assets and liabilities. Non-monetary assets and liabilities that are stated at fair value are translated using the exchange rates prevailing at the dates the fair value is measured. The resulting exchange differences are recognized in accumulated other comprehensive income (loss).

Translation of amounts from NTD into US$ has been made at the following exchange rates for the respective year:

	2025	2024
Years ended NTD: US$1 exchange rate	31.27	32.81
Annual average NTD: US$1 exchange rate	31.35	32.05

Comprehensive income (loss)

Comprehensive income (loss) represents net income (loss) plus the results of certain changes in shareholders’ equity (deficit) during a period from non-owner sources.

Comprehensive income (loss) is defined as the changes in equity of the Group during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220, Comprehensive Income, requires that all items that are required to be recognized under current accounting standards as components of comprehensive income (loss) be reported in a financial statement that is displayed with the same prominence as other financial statements. For each of the periods presented, the Group’s comprehensive income (loss) includes net income (loss) and foreign currency translation adjustments, which are presented in the statements of comprehensive income (loss).

Concentration of risks

Concentration of suppliers

The following supplier accounted for 10% or more of purchase for the years ended December 31, 2025 and 2024:

Supplier	2025	2024
Vendor A	—	100.0%

SL BIO LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2025 AND 2024

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of customers

The following customers accounted for 10% or more of sales for the years ended December 31, 2025 and 2024:

	December 31,	December 31,
Customer	2025	2024
Customer A	39.5%	38.9%
Customer B	55.8%	10.6%

There is no accounts receivable balance as of December 31, 2025 and 2024.

Concentration of credit risk

Financial instruments that potentially expose the Group to the concentration of credit risk consist primarily of cash and cash equivalents, restricted cash, accounts receivable, prepaid expenses and other current assets. The Group places its cash and cash equivalents and restricted cash with financial institutions with credit ratings and quality where the Group considers acceptable.

The risks with respect to accounts receivable are mitigated by credit evaluations performed on the debtors and ongoing monitoring of outstanding balances.

Foreign currency exchange risk

The reporting currency of the Group is US$, to date the majority of the revenues and costs are denominated in NTD and a significant portion of the assets and liabilities are denominated in NTD. As a result, the Group is exposed to foreign currency exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and NTD. If NTD depreciates against US$, the value of NTD revenues and assets as expressed in US$ financial statements will decline. The Group does not hold any derivative or other financial instruments that expose to substantial market risk.

NTD is not a freely convertible currency. The Central Bank of the Republic of China, under the authority of Taiwan government, controls the conversion of NTD to foreign currencies. There are restrictions and limits on the conversion of NTD to other currencies, especially for capital account transactions. Individuals and businesses face conversion quotas and approvals required from the authorities.

Recently Adopted Accounting Standards

In December 2023, the FASB issued ASU No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”). The intent of ASU 2023-09 is to improve the disclosures around a company’s rate reconciliation information and certain types of income taxes companies are required to pay. Specifically, these new disclosure requirements will provide more transparency regarding income taxes companies pay in the United States and other countries, along with more disclosure around a company’s rate reconciliation, among other new disclosure requirements, such that users of financial statements can get better information about how the operations, related tax risks, tax planning and operational opportunities of companies affect their effective tax rates and future cash flow prospects. ASU 2023-09 is effective for annual fiscal years beginning after December 15, 2024, with early adoption permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments under ASU 2023-09 should be applied on a prospective basis, although retrospective application is permitted. The Group adopted ASU 2023-09 beginning January 1, 2025. The adoption did not have material impact on the Group’s consolidated financial statement.

SL BIO LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2025 AND 2024

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In November 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses (“DISE”), which requires additional disclosure of the nature of expenses included in the income statement in response to longstanding requests from investors for more information about an entity’s expenses. The new standard requires disclosures about specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosures about selling expenses. The guidance will be effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027. The requirements will be applied prospectively with the option for retrospective application. Early adoption is permitted. The Group is currently evaluating the impact that the adoption of this guidance will have on the Group’s consolidated financial statement presentation and disclosures.

In May 2025, The FASB issued ASU No. 2025-05, “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets” (“ASU 2025-05”). The intent of ASU 2025-05 is to improve the practical expedient for estimating expected credit losses on short-term receivables and contract assets by allowing an entity to assume that current conditions at the balance sheet date will remain constant over the asset’s remaining contractual life. ASU2025-05 is effective for annual fiscal years beginning after December 15, 2025 with early adoption permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments under ASU 2025-05 should be applied on a prospective basis, although retrospective application is permitted. The Group is currently evaluating the impact that the adoption of this guidance will have on the Group’s consolidated financial statement presentation and disclosures.

Except as mentioned above, the Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Group’s consolidated balance sheets, consolidated statements of operations and consolidated comprehensive income (loss) and consolidated statements of cash flows.

3. INVENTORIES

Inventories, net consist of the following:

	December 31,	December 31,
	2025	2024
Finished goods	$—	$1,359,771

The Group has no wrote-down of inventories for the years ended December 31, 2025 and 2024.

4. PREPAID EXPENSES AND OTHER CURRENT ASSETS

The amount of prepaid expenses and other current assets consist of the followings:

	December 31,	December 31,
	2025	2024
Value added tax credit	$128,816	$130,558
Other receivable	286	134,724
Security deposits	26,375	28,490
Prepaid operating expenses	12,135	64,109
Total	$167,612	$357,881

The Group did not accrue any expected credit loss provision for the years ended December 31, 2025 and 2024.

SL BIO LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2025 AND 2024

5. PLANT AND EQUIPMENT, NET

Plant and equipment, net consist of the following:

	December 31,	December 31,
	2025	2024
Leasehold improvement	$299,175	$—
Machinery and equipment	29,867	28,467
Office equipment	21,513	—
Subtotal	350,555	28,467
Less: accumulated depreciation	(101,661)	(9,489)
Total	$248,894	$18,978

Depreciation expenses included in general and administration expenses for the years ended December 31, 2025 and 2024 was $93,685 and $43,307, respectively. There were no impairments recognized during the years ended December 31, 2025 and 2024. In December 2024, the Group disposed certain machinery and equipment and office equipment to the lessee of the system and software and recorded a gain on disposal of $6,086 during the year ended December 31, 2024.

6. LEASES

The Group’s operating leases consist of leases for office space in Taiwan and the Group is the lessee under the terms of the operating leases. For the years ended December 31, 2025 and 2024, the operating lease cost was $155,694 and $167,795, respectively. The short-term lease cost recognized for the years ended December 31, 2025 and 2024 was $8,809 and $1,026, respectively.

The Group’s operating leases with the OldCo is initially expired in May 2027 but cancelled in December 2024. The Group has entered into a new operating lease with the third party landlord effective on January 1, 2025. As of December 31, 2025, the weighted average remaining lease term and weighted average discount rate were 1.41 years and 6.41%, respectively.

As of December 31, 2025 and 2024, the Group stated the following amounts in the Group’s consolidated balance sheets:

	December 31,	December 31,
	2025	2024
Assets
Operating lease right-of-use assets	$212,324	$—
Total	212,324	—

Liabilities
Operating lease liabilities, current	148,663	—
Operating lease liabilities, non-current	64,742	—
Total lease liabilities	$213,405	$—

SL BIO LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2025 AND 2024

6. LEASES (cont.)

Maturities of lease liabilities were as follows:

Operating
As of December 31, 2025	Lease
From January 1, 2026 to December 31, 2026	$156,945
From January 1, 2027 to December 31, 2027	65,393
Total undiscounted cash flows	$222,338
Less: imputed interest	(8,933)
Present Value of future minimum lease payments	213,405
Less: Current obligations	(148,663)
Long term obligations	$64,742

Supplemental cash flow information related to leases where the Group was the lessee for the years ended December 31, 2025 and 2024 was as follows:

	December 31,	December 31,
	2025	2024
Operating cash outflows from operating assets	$154,617	$166,608

7. DEFERRED OFFERING COSTS

Deferred offering costs represent legal, accounting, underwriting, and other direct costs incurred in connection with a planned equity or debt offering. These costs are deferred until the closing of the offering, at which time the deferred costs are offset against the offering proceeds, In the event the offering is unsuccessful or aborted, the costs will be expenses.

8. ACCRUED EXPENSES AND OTHER LIABILITIES

The amount of accrued expenses and other liabilities were consisted of the followings:

	December 31,	December 31,
	2025	2024
Accrued expenses	$52,785	$32,204
Accrued audit fee	95,160	8,601
Accrued staff costs	165,092	25,018
Others	6,835	3,375
Total	$319,872	$69,198

9. SHARE CAPITAL

The Company was incorporated in the Cayman Islands on March 18, 2024 by Mr. Wang, with the initial authorized and issued share capital of $500,000 divided into 5,000,000 common shares at the par value of $0.10 each. It was established as the holding company with the intention to perform reorganization of SL Bio Taiwan.

SL Link has been engaged in three segments: (1) semiconductor equipment design and service; (2) research and development of biomedical products and (3) research, development and sales of the Exosome Business. On May 6, 2022, SL Link commenced the research and development of the Exosome Business. On June 20, 2022, the board of directors of SL Link approved to exercise the business reorganization and spin-off such business into a separate legal entity, SL Bio Taiwan, which was established on July 21, 2022. SL Link continued its operation in semiconductor and biomedical business and referred to as the “OldCo”.

SL BIO LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2025 AND 2024

9. SHARE CAPITAL (cont.)

Upon the completion of the Reorganization on June 14, 2024, the Company had 5,000,000 authorized shares with the par value of $0.10 per share, and SL Bio and OldCo both were substantially under common control by the same beneficiary group of SL Link’s shareholders before and after the Reorganization, and SL Bio Taiwan as a wholly-owned subsidiary of the Company. Initially, the Company has issued 5,000,000 common shares to Mr. Wang. On May 23, 2024, he transferred 1,500,000 and 175,000 common shares to SL Link’s shareholders and other investor, respectively. On June 10, 2024, the Company repurchased and cancelled the remaining 3,325,000 common shares of the Company from Mr. Wang at par value. Upon the completion of the Reorganization on June 14, 2024, the Company had 1,675,000 issued and outstanding common shares.

On June 28, 2024, the Company issued additional 2,000,000 common shares to various SL Link shareholders with the par value of $0.10 each at $3.00 per share. After that, the authorized shares is 5,000,000 and the issued and outstanding common shares of the Company is 3,675,000.

10. INCOME TAXES

The Company, PubCo, the Merger Sub I and the Merger Sub II are incorporated in the Cayman Islands, which is exempt from income tax. The Company’s operating subsidiary, SL Bio Taiwan, is incorporated in the ROC and is subject to the ROC Income Tax Law. The applicable tax rate is 20% in 2025 and 2024.

Significant components of the provision for income taxes are as follows:

	December 31,	December 31,
	2025	2024
Current tax	$—	$—
Deferred tax	(4)	57,635
Income tax (credit) expense	$(4)	$57,635

Reconciliation of the differences between the ROC Income Tax rate applicable to profits and the income tax expenses of the Group:

	December 31,	December 31,
	2025	2024
Loss before taxation	$(3,819,822)	$(1,133,698)

Notional tax on income (loss) before tax
Computed expected tax expense	(763,964)	(226,739)
Non-taxable or non-deductible expenses	390,630	68,012
Change in valuation allowances	373,338	216,362
Total	$4	$57,635

SL BIO LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2025 AND 2024

10. INCOME TAXES (cont.)

Deferred tax assets (liabilities) are as follows

	December 31,	December 31,
	2025	2024
Deferred tax assets
Tax losses carry forwards	$706,110	$211,507
Other timing difference	(109,701)
Valuation allowance	(596,409)	(211,507)
Total deferred tax assets	—	—

Deferred tax liabilities
Other timing difference	—	(135,701)
Total deferred tax liabilities	—	(135,701)
Net deferred tax liabilities	$—	$(135,701)

The movement of valuation allowance is as follows

	December 31,	December 31,
	2025	2024
Balance at beginning of the year	$(211,507)	$—
Current year addition	(384,902)	(211,507)
Balance at end of the year	$(596,409)	$(211,507)

As of December 31, 2025 and 2024, the Company had net operating losses of $2,087,848 and $1,057,535, respectively, arising from subsidiary incorporated in the ROC, which will be available to offset future taxable income. The net operating losses in the ROC can be carried forward for up to 10 years. During the year ended December 31, 2025, the Group records a valuation allowance against the amount of deferred tax assets that it determines is not more likely than not of being realized.

As of December 31, 2024, the net deferred tax liabilities of $135,701 relates to the timing difference on the Reorganization as disclosed in note 1 to the financial statements. During 2025, these temporary differences reversed as the Reorganization structure was fully implemented, resulting in no deferred tax liabilities as at December 31, 2025.

11. COMMITMENTS AND CONTINGENCIES

As of December 31, 2025 and 2024, the Group had the commitment of nil and $17,458 for capital expenditure contracted for but not provided in the consolidated financial statements in respect of the acquisition of plant and equipment.

12. RELATED PARTY TRANSACTION

As of December 31, 2025 and 2024, the Group had no amount due from (to) affiliate.

In January 2023, the Group entered into an operating lease arrangement with OldCo to lease part of its office premises in Taiwan. The lease has the initial term of 53 months from January 1, 2023 to May 31, 2027, but the lease was cancelled in December 2024. In January 2023, the Group also entered into a corporate and administrative service agreement with OldCo for the general corporate and accounting services in Taiwan, and it was terminated in December 2024.

SL BIO LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2025 AND 2024

12. RELATED PARTY TRANSACTION (cont.)

During the year ended December 31, 2025, the Company had the following transaction with affiliates:

Name	Amount	Relationship	Note

JY BioMed	$455,714	Company owned by our Chief Technical Officer of the Company, Dr. Shen	Research and development costs paid for GDT Cells Licenses to the Group

During the year ended December 31, 2024, the Company had the following transaction with the Parent entity:

Name	Amount	Relationship	Note

SL Link	$167,795	Company owned by a director and a shareholder of the Company, Mr. Wang	Operating leasing income for the rental of office premise to the Group
SL Link	$80,496	Company owned by a director and a shareholder of the Company, Mr. Wang	Expenses for general corporate and accounting services provided to the Group
SL Link	$949,771	Company owned by a director and a shareholder of the Company, Mr. Wang	Research and development costs paid for the transfer of the CD-19 Patent to the Group
JY BioMed	$964,823	Company owned by our Chief Technical Officer of the Company, Dr. Shen	Research and development costs paid for GDT Cells Licenses to the Group

13. SEGMENT REPORTING

The Group’s chief operating decision maker, who has been identified as the Group’s directors, evaluates segment performance and allocates resources based on several factors, of which the primary financial measure is operating income.

During the years ended December 31, 2025 and 2024, the Group operated in sales of Exosome products segment and research and development of CD-19 Armed-T products segment. In December 2024, the Group extended the operation into the research and development of GDT cell therapy products and thus operated in three segments during the year ended December 31, 2025 and thereafter. The revenue of the Group represented the sales of Exosome products only.

There was no revenue generated and assets allocated for the CD-19 Armed-T products and GDT cell therapy products segments for the year ended December 31, 2025. The Company’s chief operating decision maker evaluates performance based on each reporting segment’s revenue, cost of revenues, operating expenses, operating income (loss), other income (expense), and income (loss) before income taxes. The respective information by segment for the years ended December 31, 2024 and 2025 were as follows:

SL BIO LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2025 AND 2024

13. SEGMENT REPORTING (cont.)

For the year ended December 31, 2025:

		CD-19	GDT cell	Corporate
	Exosome	Armed-T	therapy	and
	Products	Products	Products	Unallocated	Total
Revenue	$2,197,249	$—	$—	$—	$2,197,249
Cost of revenue	(1,422,187)	—	—	—	(1,422,187)
Gross profit	775,062	—	—	—	775,062
Operating expenses	792,443	512,041	1,856,981	1,451,085	4,612,550
Operating loss	(17,381)	(512,041)	(1,856,981)	(1,451,085)	(3,837,488)
Other income (expenses), net	(1,445)	—	—	19,111	17,666
Loss before income tax	(18,826)	(512,041)	(1,856,981)	(1,431,974)	(3,819,822)

As of December 31, 2025
Identifiable long-lived assets	13,938	—	—	447,280	461,218
Total assets	749,864	—	—	2,067,316	2,817,180

For the year ended December 31, 2024:

		CD-19	GDT cell	Corporate
	Exosome	Armed-T	therapy	and
	Products	Products	Products	Unallocated	Total
Revenue	$3,363,603	$—	$—	$—	$3,363,603
Cost of revenue	(1,430,842)	—	—	—	(1,430,842)
Gross profit	1,932,761	—	—	—	1,932,761
Operating expenses	702,651	1,070,441	964,823	390,957	3,128,872
Operating income (loss)	1,230,110	(1,070,441)	(964,823)	(390,957)	(1,196,111)
Other income (expenses), net	26,437	—	—	35,976	62,413
Income (loss) before income tax	1,256,547	(1,070,441)	(964,823)	(354,981)	(1,133,698)

As of December 31, 2025 and 2024, the Group’s total assets and long-lived assets are under the segments of sales of Exosome Products and Corporate and unallocated. All of the payments incurred for research and development of CD-19 Armed-T products and GDT cell therapy products segments are expensed.

SL BIO LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2025 AND 2024

14. SUBSEQUENT EVENTS

The Company evaluated subsequent events through June 18, 2026 the date of the issuance of the consolidated financial statements. Based upon this review, other than disclosed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

On May 14, 2026 and May 21, 2026, SL Bio has entered into loan agreements with the Mr. Wang, under which a total aggregate loan amount of $1,600,000 was provided to SL Bio. The loans from Mr. Wang are unsecured, interest-free and repayable within one year from the date of the agreements.

In connection with the Business Combination, on March 24, 2026, PubCo entered into subscription agreements with certain investors for PIPE Financing of 780,000 units at $10.00 per unit for aggregate gross proceeds of $7,800,000. Each unit consists of one PubCo ordinary share and one preferred share, with each preferred share convertible into one-third of one PubCo ordinary share six months following the closing of Business Combination. Upon the closing of Business Combination on June 12, 2026, PubCo issued 780,000 PubCo ordinary shares of par value $0.00001 each and 780,000 PubCo Series A preferred shares to PIPE investors.

On June 12, 2026, Merger Sub I merged with and into HSPT, with HSPT continuing as the surviving company and becoming a wholly owned subsidiary of PubCo. Each issued and outstanding ordinary share of HSPT (other than redeeming and dissenting shares) was automatically cancelled and converted into the right to receive one PubCo ordinary share. In connection with the First Merger, 3,502,404 HSPT ordinary shares were redeemed and cancelled, while the remaining non-redeeming shares were converted into PubCo ordinary shares.

On the same day, Merger Sub II merged with and into SL Bio, with SL Bio continuing as the surviving company and becoming a wholly owned subsidiary of PubCo. Each issued and outstanding ordinary share of SL Bio was automatically cancelled and converted into the right to receive newly issued PubCo ordinary shares based on the exchange ratio set forth in the Business Combination Agreement. In aggregate, 556,800,000 PubCo ordinary shares were issued to SL Bio shareholders. Upon completion of the Second Merger, the authorized share capital of SL Bio was reclassified to $500,000 divided into 500,000,000 shares of par value of $0.001 each.

Following the effective time of the First Merger and Second Merger, Pubco has authorized shares of 4,950,000,000, ordinary shares of par value $0.00001 each and 50,000,000 preferred shares of par value $0.00001 each. The issued and outstanding shares of the PubCo comprised 560,759,757 ordinary shares of par value $0.00001 each and 780,000 preferred shares of par value $0.00001 each. SL Bio’s issued share capital and additional paid in capital became $1 and $0 respectively. As a result of Business Combination, SL Bio and HSPT each became wholly owned subsidiaries of Pubco following the merger (which closed on June 12, 2026, with trading commencing on Nasdaq under “SLBT” on June 15, 2026).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of SL Science Holding Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of SL Science Holding Limited and subsidiaries (the “Company”) as of December 31, 2025, and the related consolidated statements of operations, changes in shareholder’s deficit and cash flows for the period from March 18, 2025 (date of inception) through December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from March 18, 2025 (date of inception) through December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has not commenced any operations since its formation and was set for the purpose of completing reorganization and will need to raise additional funds to meet its future obligations. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 2 to the consolidated financial statements. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ ARK Pro CPA & Co

ARK Pro CPA & Co

We have served as the Company’s auditor since 2025.

Hong Kong, China

June 18, 2026

PCAOB ID: 3299

SL SCIENCE HOLDING LIMITED

CONSOLIDATED BALANCE SHEET

December 31,
2025
ASSETS
Prepaid expenses	11,784
Total current assets	$11,784
Total assets	$11,784

LIABILITIES AND SHAREHOLDER’S DEFICIT
Due to holding company	$27,454
Total liabilities	27,454

Common Shares, $1.00 par value, 50,000 shares authorized, 1 share issued and outstanding	1
Additional paid-in capital	—
Accumulated deficit	(15,671)
Total shareholder’s deficit	(15,670)
Total liabilities and shareholder’s deficit	$11,784

The accompanying notes are an integral part of these consolidated financial statements.

SL SCIENCE HOLDING LIMITED

CONSOLIDATED STATEMENT OF OPERATIONS

For the
period from
March 18,
2025
(inception)
through
December 31,
2025
Operating expenses
General and administrative expenses	$15,671
Total operating expenses	(15,671)
Income tax expense	—
Net loss	$(15,671)

The accompanying notes are an integral part of these consolidated financial statements.

SL SCIENCE HOLDING LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER’S DEFICIT

			Additional		Total
	Common share		paid-in	Accumulated	shareholder’s
	Shares	Amount	capital	deficit	deficit
Balance at March 18, 2025 (inception)	—	$—	$—	$—	$—
Issuance of common share	1	1	—	—	1
Net loss	—	—	—	(15,671)	(15,671)
Balance at December 31, 2025	1	$1	$—	$(15,671)	$(15,670)

The accompanying notes are an integral part of these consolidated financial statements.

SL SCIENCE HOLDING LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS

For the
period from
March 18,
2025
(inception)
through
December 31,
2025
Cash Flows from Operating Activities:
Net loss	$(15,671)
Adjustments to reconcile net loss to net cash used in operating activities:
Prepaid expenses	(11,784)
Due to holding company	27,454
Net cash used in operating activities	(1)
Cash Flows from Financing Activities:
Sale of common share	1
Net cash provided by financing activities	1
Net change in cash	—
Cash, beginning of the period	—
Cash, end of the period	$—

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid	$—
Interest paid	$—

The accompanying notes are an integral part of these consolidated financial statements.

SL SCIENCE HOLDING LIMITED

NOTES CONSOLIDATED TO FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

SL Science Holding Limited (the “Company” or “PubCo”) was incorporated in the Cayman Islands as an exempted company limited by shares on March 18, 2025, and wholly-owned by SL BIO Ltd., a Cayman Islands exempted company limited by shares (“SL Bio”), with the initial authorized and issued share capital of $50,000 divided into 50,000 common shares at the par value of $1.00 each. The Company has not commenced any operations since its formation. The Company was incorporated solely for the purpose of completing the transactions contemplated by the Business Combination Agreement and Plan of Reorganization, dated May 9, 2025 (as may be further amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”).

The parties to the Business Combination Agreement include (i) PubCo, (ii) Horizon Space Acquisition II Corp., a Cayman Islands exempted company limited by shares (“HSPT”), (iii) CW Mega Limited, a Cayman Islands exempted company limited by shares and a wholly-owned subsidiary of PubCo (“Merger Sub I”), (iv) WW Century Limited, a Cayman Islands exempted company limited by shares and a wholly-owned subsidiary of PubCo (“Merger Sub II”), and (v) SL Bio, pursuant to which, among other things, (i) Merger Sub I will merge with and into HSPT, with HSPT as the surviving entity and a wholly-owned subsidiary of PubCo (the “First Merger”), and (ii) following the First Merger, Merger Sub II will merge with and into SL Bio, with SL Bio as the surviving entity and a wholly-owned subsidiary of PubCo (the “Second Merger,” and together with the First Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

Upon the consummation of the Business Combination, each of HSPT and SL Bio will become a subsidiary of PubCo, and HSPT’s shareholders and SL Bio’s shareholders will receive common shares of par value of $0.00001 each of PubCo (“PubCo Common Shares”). The closing date of each of the First Merger and the Second Merger is hereinafter referred to as the “First Closing Date” and the “Second Closing Date” respectively. The Company expects PubCo Common Shares be listed and traded on the Nasdaq Stock Market LLC (“Nasdaq”) following the consummation of the Business Combination. However, the consummation of the transactions contemplated by the Business Combination Agreement is subject to numerous conditions, and there can be no assurances that such conditions will be satisfied.

NOTE 2 — GOING CONCERN

In connection with the Company’s assessment of going concern considerations in accordance with the authoritative guidance in Financial Accounting Standard Board (“FASB”) Accounting Standards Update (“ASU”) Topic 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company currently lacks the liquidity it needs to sustain operations for a reasonable period of time, which is considered to be at least one year from the date that the consolidated financial statements are issued.

The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations. The Company has not commenced any operations since its formation.

SL SCIENCE HOLDING LIMITED

NOTES CONSOLIDATED TO FINANCIAL STATEMENTS

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statement of the Company is presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for period from March 18, 2025 (inception) through December 31, 2025 financial information. In the opinion of management, the consolidated financial statements reflect all adjustments, which consist of normal recurring adjustments, considered necessary for a fair presentation of the period presented. The results of operations for the period from March 18, 2025 (inception) through December 31, 2025 are not necessarily indicative of the results to be expected for any future period.

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiaries, CW Mega Limited and WW Century Limited (collectively as “Merger Subs”). All intercompany balances and transactions have been eliminated in consolidation.

Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company’s management based on their estimates on historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Segment Reporting

The Company complies with ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (ASU 2023-07), which improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses among other disclosure requirements. The Company adopted ASU 2023-07 on March 18, 2025 (inception).

Recently Issued But Not Yet Adopted Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”). The intent of ASU 2023-09 is to improve the disclosures around a company’s rate reconciliation information and certain types of income taxes companies are required to pay. Specifically, these new disclosure requirements will provide more transparency regarding income taxes companies pay in the United States and other countries, along with more disclosure around a company’s rate reconciliation, among other new disclosure requirements, such that users of financial statements can get better information about how the operations, related tax risks, tax planning and operational opportunities of companies affect their effective tax rates and future cash flow prospects. ASU 2023-09 is effective for annual fiscal years beginning after December 15, 2024, with early adoption permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments under ASU 2023-09 should be applied on a prospective basis, although retrospective application is permitted. The Company adopted ASU 2023-09 beginning January 1, 2025. The adoption did not have material impact on the Company’s consolidated financial statement.

SL SCIENCE HOLDING LIMITED

NOTES CONSOLIDATED TO FINANCIAL STATEMENTS

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In November 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses (“DISE”), which requires additional disclosure of the nature of expenses included in the income statement in response to longstanding requests from investors for more information about an entity’s expenses. The new standard requires disclosures about specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosures about selling expenses. The guidance will be effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027. The requirements will be applied prospectively with the option for retrospective application. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of this guidance will have on the Company’s consolidated financial statement presentation and disclosures.

In May 2025, The FASB issued ASU No. 2025-05, “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets” (“ASU 2025-05”). The intent of ASU 2025-05 is to improve the practical expedient for estimating expected credit losses on short-term receivables and contract assets by allowing an entity to assume that current conditions at the balance sheet date will remain constant over the asset’s remaining contractual life. ASU2025-05 is effective for annual fiscal years beginning after December 15, 2025 with early adoption permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments under ASU 2025-05 should be applied on a prospective basis, although retrospective application is permitted. The Company is currently evaluating the impact that the adoption of this guidance will have on the Company’s consolidated financial statement presentation and disclosures.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, consolidated statements of operations and consolidated comprehensive income (loss) and consolidated statements of cash flows.

NOTE 4 — RELATED PARTY TRANSACTIONS

The Company was originally incorporated in the Cayman Islands through the issuance of one common share to Ogier Global Subscriber (Cayman) Limited (“Ogier”) for the par value of $1.00 on March 18, 2025. On March 20, 2025, Ogier transferred the one common share held to SL Bio.

On March 18, 2025, Merger Sub I and Merger Sub II were incorporated through the issuance of one common share each to Ogier for the par value of $1.00 each. On March 20, 2025, Merger Sub I and Merger Sub II became wholly-owned subsidiaries of the Company when the one common share each held by Ogier was transferred to the Company for a total investment of $1.00 each.

As of December 31, 2025, the amount due to holding company was consisted of the following:

Name	Amount	Relationship	Note

SL Bio	$27,454	Holding company	Other payables, interest free and payment on demand.

SL SCIENCE HOLDING LIMITED

NOTES CONSOLIDATED TO FINANCIAL STATEMENTS

NOTE 5 — SEGMENT REPORTING

The Company is formed for the purpose of effecting a Business Combination. As of December 31, 2025, the Company had not commenced any operations. The Company will not generate any operating revenue until after the completion of its initial Business Combination, at the earliest.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews the consolidated operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment. The CODM does not review assets in evaluating the results of the Company, and therefore, such information is not presented.

When evaluating the Company’s primary measure of performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, which include the following:

For the
period
from
March 18,
2025
(inception)
through
December 31,
2025
General and administrative expenses	$15,671
Total operating expenses	(15,671)
Income tax expense	—
Net loss	$(15,671)

Operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period. The CODM also reviews operating costs to manage, maintain and enforce all contractual agreements, if any, to ensure costs are aligned with all agreements and budget.

NOTE 6 — SHARE CAPITAL

The Company is authorized to issue $50,000 common shares with a par value of $1.00 per share. Prior to the closing of the Business Combination, PubCo intends to amend and restate its memorandum and articles of association (the “PubCo A&R MAA”) which will constitute the PubCo A&R MAA. Under the PubCo A&R MAA, PubCo will change to its authorized share capital to US$50,000 divided into 5,000,000,000 shares of US$0.00001 par value each of a single class. Holders of common shares are entitled to one vote per share owned on each matter properly submitted to the shareholders on which the holders of the common shares are entitled to vote. The holders of common shares shall be entitled to receive dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by our board of directors from time to time out of any assets for funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions. As of December 31, 2025, there were one common share issued and outstanding.

SL SCIENCE HOLDING LIMITED

NOTES CONSOLIDATED TO FINANCIAL STATEMENTS

NOTE 7 — SUBSEQUENT EVENTS

The Company evaluated subsequent events through June 18, 2026, the date of the issuance of the consolidated financial statements. Based upon this review, other than disclosed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

In connection with the Business Combination, on March 24, 2026, PubCo entered into subscription agreements with certain investors for PIPE Financing of 780,000 units at $10.00 per unit for aggregate gross proceeds of $7,800,000. Each unit consists of one PubCo ordinary share and one preferred share, with each preferred share convertible into one-third of one PubCo ordinary share six months following the closing of Business Combination. Upon the closing of Business Combination on June 12, 2026, PubCo issued 780,000 PubCo ordinary shares of par value $0.00001 each and 780,000 PubCo Series A preferred shares to PIPE investors.

On June 12, 2026, Merger Sub I merged with and into HSPT, with HSPT continuing as the surviving company and becoming a wholly owned subsidiary of PubCo. Each issued and outstanding ordinary share of HSPT (other than redeeming and dissenting shares) was automatically cancelled and converted into the right to receive one PubCo ordinary share. In connection with the First Merger, 3,502,404 HSPT ordinary shares were redeemed and cancelled, while the remaining non-redeeming shares were converted into PubCo ordinary shares.

On the same day, Merger Sub II merged with and into SL Bio, with SL Bio continuing as the surviving company and becoming a wholly owned subsidiary of PubCo. Each issued and outstanding ordinary share of SL Bio was automatically cancelled and converted into the right to receive newly issued PubCo ordinary shares based on the exchange ratio set forth in the Business Combination Agreement. In aggregate, 556,800,000 PubCo ordinary shares were issued to SL Bio shareholders. Upon completion of the Second Merger, the authorized share capital of SL Bio was reclassified to $500,000 divided into 500,000,000 shares of par value of $0.001 each.

Following the effective time of the First Merger and Second Merger, Pubco has authorized shares of 4,950,000,000, ordinary shares of par value $0.00001 each and 50,000,000 preferred shares of par value $0.00001 each. The issued and outstanding shares of the PubCo comprised 560,759,757 ordinary shares of par value $0.00001 each and 780,000 preferred shares of par value $0.00001 each. SL Bio’s issued share capital and additional paid in capital became $1 and $0 respectively. As a result of Business Combination, SL Bio and HSPT each became wholly owned subsidiaries of Pubco following the merger (which closed on June 12, 2026, with trading commencing on Nasdaq under “SLBT” on June 15, 2026).

HORIZON SPACE ACQUISITION II CORP.

CONDENSED BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	March 31,	December 31,
	2026	2025
	(Unaudited)	(Audited)
Assets
Current Assets
Cash	$9,586	$7,917
Prepaid expense	72,395	21,614
Total Current Assets	81,981	29,531

Investment held in Trust Account	39,390,860	72,924,060

Total Assets	$39,472,841	$72,953,591

Liabilities, Ordinary Shares Subject to Possible Redemptions and Shareholders’ Deficit
Current Liabilities
Promissory note, related party	$990,000	$990,000
Amount due to related party	571,134	354,484
Promissory note, third party	100,000	—
Ordinary shares subject to redemption	37,482,848	—
Other payable and accrued expenses	205,401	4,696
Total Current Liabilities	39,349,383	1,349,180

Total Liabilities	39,349,383	1,349,180

Commitments and Contingencies (Note 7)

Ordinary shares, $0.0001 par value, 490,000,000 shares authorized, 178,285 and 6,900,000 shares subject to possible redemption at $10.70 and $10.57 per share as of March 31,2026 and December 31,2025, respectively.	1,908,012	72,924,060

Shareholder’s Deficit:
Preferred share, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding	—	—
Ordinary shares, $0.0001 par value, 490,000,000 shares authorized, 2,180,000 shares issued and outstanding as of March 31, 2026 and December 31, 2025 (excluding 3,502,404 shares subject to redemption and 178,285 shares subject to possible redemption as of March 31, 2026, and 6,900,000 shares subject to possible redemption as of December 31, 2025), respectively	218	218
Additional paid-in capital	—	—
Accumulated deficit	(1,784,772)	(1,319,867)
Total Shareholder’s Deficit	(1,784,554)	(1,319,649)
Total Liabilities Ordinary Shares Subject to Possible Redemptions and Shareholder’s Deficit	$39,472,841	$72,953,591

The accompanying notes are an integral part of these unaudited condensed financial statements.

HORIZON SPACE ACQUISITION II CORP.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the Three	For the Three
	Months	Months
	Ended	Ended
	March 31,	March 31,
	2026	2025
Formation and operating costs	$364,905	$253,479
Loss from operations	(364,905)	(253,479)

Other income
Interest and dividend income on investments held in Trust	588,076	726,071
Interest expense	(252,293)	—
Net (loss) income	(29,122)	472,592

Weighted average shares outstanding of redeemable ordinary shares	1,752,170	6,900,000
Basic and diluted net income per share, ordinary shares	$0.07	$0.08
Weighted average shares outstanding of non-redeemable ordinary shares	2,180,000	2,180,000
Basic and diluted net loss per share, non-redeemable ordinary shares	$(0.06)	$(0.03)

The accompanying notes are an integral part of these unaudited condensed financial statements.

HORIZON SPACE ACQUISITION II CORP.

UNAUDITED CONDENSED STATEMENTS OF SHAREHOLDERS’ (DEFICIT) EQUITY

(Currency expressed in United States Dollars (“US$”), except for number of shares)

					Additional		Total
	Preferred Shares		Ordinary Shares		Paid-in	Accumulated	Shareholder’s
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31,2025 (Audited)	—	$—	2,180,000	$218	$—	$(1,319,867)	$(1,319,649)
Accretion of carrying value to redemption value	—	—	—	—	—	(435,783)	(435,783)
Net income	—	—	—	—	—	(29,122)	(29,122)
Balance as of March 31, 2026 (Unaudited)	—	$—	2,180,000	$218	$—	$(1,784,772)	$(1,784,554)

					Additional		Total
	Preferred Shares		Ordinary Shares		Paid-in	Retained	Shareholder’s
	Shares	Amount	Shares	Amount	Capital	Earning	Equity
Balance as of December 31, 2024 (Audited)	—	$—	2,180,000	$218	$312,035	$138,622	$450,875
Accretion of carrying value to redemption value	—	—	—	—	(312,035)	(414,036)	(726,071)
Net income	—	—	—	—	—	472,592	472,592
Balance as of March 31, 2025 (Unaudited)	—	$—	2,180,000	$218	$—	$197,178	$197,396

The accompanying notes are an integral part of these unaudited condensed financial statements.

HORIZON SPACE ACQUISITION II CORP.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the Three	For the Three
	Months	Months
	Ended	Ended
	March 31,	March 31,
	2026	2025
Cash Flows from Operating Activities:
Net (loss) income	$(29,122)	$472,592
Adjustments to reconcile net income to net cash provided by operating activities:
Dividend and interest income on Trust Account	(588,076)	(726,071)
Interest expense	252,293	—
Changes in operating assets and liabilities:
Prepaid expense	(50,781)	(50,781)
Accrued expense	200,705	22,316
Net Cash Used in Operating Activities	(214,981)	(281,944)

Cash flows from investing activities:
Proceeds from sale of investments in the Trust Account	34,221,276	—
Extension fee deposited into Trust Account	(100,000)	—
Net Cash Provided by Investing Activities	34,121,276	—

Cash Flows from Financing Activities:
Ordinary shares redemption	(34,221,276)	—
Proceed from promissory note, third party	100,000	—
Proceeds from related party	216,650	—
Net Cash Used in Financing Activities	(33,904,626)	—

Net Change in Cash	1,669	(281,944)

Cash at beginning of the period	7,917	646,720
Cash, end of the period	$9,586	$364,776

Supplemental Disclosure of Cash Flow Information:
Subsequent accretion of carrying value for public shares to redemption value	$435,783	$726,071
Ordinary share subject to redemption	$37,230,555	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

Horizon Space Acquisition II Corp.

Notes To Unaudited Condensed Financial Statements

Note 1 — Organization, Business Operation and Going Concern Consideration

Horizon Space Acquisition II Corp. (the “Company”) is a blank check company incorporated in the Cayman Islands on March 21, 2023 (“Inception”). The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses (the “Business Combination”). The Company has selected December 31 as its fiscal year end.

As of March 31, 2026, the Company had not commenced any operations. For the period from March 21, 2023 (inception) through March 31, 2026, the Company’s efforts have been limited to organizational activities as well as activities related to the initial public offering, identifying a target company for a Business Combination and completing the SL Bio Business Combination (as defined below). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of dividend and/or interest income from the proceeds derived from the IPO (as defined below) and private placement (“Private Placement,” see Note 4).

The Company’s founder and sponsor is Horizon Space Acquisition II Sponsor Corp., a Cayman Islands company (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through IPO and the Private Placement.

On November 18, 2024, the Company consummated its initial public offering (the “IPO”) of 6,000,000 units (“Units”). Each unit consists of one ordinary share, and one right to receive one-tenth (1/10) of one ordinary share. Each ten rights entitle the holder thereof to receive one ordinary share upon the consummation of the Business Combination. The Units were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $60,000,000. On November 19, 2024, the underwriter notified the Company of its exercise of the over-allotment option in full to purchase additional 900,000 Units of the Company (the “Over-Allotment Option”). As a result, on November 21, 2024, 900,000 Units were sold to the underwriter at an offering price of $10.00 per Option Unit (the “Option Units” and together with the Units, collectively, the “Public Units”), generating gross proceeds of $9,000,000. (refer to Note 3).

Simultaneously with the consummation of the IPO and the sale of the Units, the Company consummated the private placement (“Private Placement”) of 200,000 units (the “Initial Private Units”) to the Sponsor, at a price of $10.00 per Initial Private Unit, generating total proceeds of $2,000,000, which is described in Note 4. Simultaneously with the issuance and sale of the Option Units, the Company completed a private placement sale of additional 13,500 units (the “Additional Private Units” and together with the Initial Private Units, collectively, the “Private Units”) to the Sponsor at a purchase price of $10.00 per Additional Private Unit, generating gross proceeds of $135,000.

Transaction costs amounted to aggregated total of $1,844,819, consisting of $1,035,000 of underwriting commissions which was paid in cash at the closing date of the IPO, and upon the exercise of the overallotment option, $341,602 of the Representative Shares (discussed in the below), and $468,217 of other offering costs. At the IPO date, cash of $939,635 was held outside of the Trust Account (as defined below) and is available for the payment of accrued offering costs and for working capital purposes.

In conjunction with the IPO, the Company issued to the underwriter 210,000 ordinary shares for no consideration (the “Representative Shares”). The fair value of the Representative Shares accounted for as compensation under Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation” (“ASC 718”) is included in the offering costs. The fair value of the Representative Shares was estimated by using Black Scholes model as of the IPO date totaled $297,045. In connection with the exercise of the underwriter’s over-allotment option, the Company issued additional 31,500 Representative Shares to the underwriter with fair value of $44,557.

The Company’s initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding interest income earned on the Trust Account that is released to the Company to pay taxes) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete such Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

Horizon Space Acquisition II Corp.

Notes To Unaudited Condensed Financial Statements

Upon the closing of the IPO, management has agreed that the net proceeds of the IPO and the sale of the Private Units, $10.00 per unit will be placed into a U.S.-based Trust Account (“Trust Account”) maintained by Wilmington Trust, N.A., acting as trustee, and will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to pay the Company’s tax obligations and liquidation expenses up to $50,000, the proceeds from the IPO and the sale of the Private Units that are deposited in the Trust Account will not be released from the Trust Account until the earliest to occur of: (a) the completion of the initial Business Combination, (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s memorandum and articles of association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Business Combination or to redeem 100% of the Company’s public shares if the Company does not complete the Business Combination by June 18, 2026 (or up to February 18, 2027 if the Company extends the period of time to consummate the Business Combination by the full amount of time) as amended on February 13, 2026 pursuant to the extraordinary general meeting (the “Extension EGM”) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity and (c) the redemption of the public shares if the Company is unable to complete the Business Combination by June 18, 2026 (or up to February 18, 2027 if the Company extends the period of time to consummate a Business Combination by the full amount of time) as amended on February 13, 2026 pursuant to the Extension EGM (the “Combination Period”), subject to applicable law. Although the Company will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities the Company engages execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Company’s public shareholders, the proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the public shareholders.

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer.

The ordinary shares subject to redemption accredited to the redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Financial Accounting Standard Board’s (FASB) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company has determined that the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares votes are voted in favor of the Business Combination. If the Company cannot complete a Business Combination by June 18, 2026 (or up to February 18, 2027 if the Company extends the period of time to consummate a Business Combination by the full amount of time) as amended on February 13, 2026 pursuant to the Extension EGM, unless the Company extends such period pursuant to its amended and restated memorandum and articles of association, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of income taxes payable, and less up to $50,000 of interest to pay liquidation expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to public rights or private rights. The rights will expire worthless if the Company fails to complete a Business Combination by June 18, 2026 (or up to February 18, 2027 if the Company extends the period of time to consummate a Business Combination by the full amount of time) as amended on February 13, 2026 pursuant to the Extension EGM.

Extension Deposit and Notes

Pursuant to the terms of the Company’s memorandum and articles of association, in order to extend the time available for the Company to consummate its initial Business Combination, the Sponsor or designees, must deposit into the Trust Account for each three months extension, $690,000 as the underwriter’s over-allotment option had been exercised in full ($0.10 per share in either case), up to an aggregate of $1,380,000, on or prior to the date of the applicable deadline. In November 2025, $690,000 was deposited into the Trust Account for the Company’s public shareholders, which extended the deadline to consummate a Business Combination to February 18, 2026.

Horizon Space Acquisition II Corp.

Notes To Unaudited Condensed Financial Statements

Pursuant to the amendment to the amended and restated memorandum and articles of association approved in the extraordinary general meeting held on February 13, 2026 (the “Charter Amendment”) of the Company, the Company has until February 18, 2026 to complete its initial business combination. However, the Company may extend the period of time to consummate a business combination up to twelve times, each by an additional one-month extension, up to February 18, 2027, subject to the Sponsor and/or its designee, depositing the lesser of (i) $50,000 for all remaining public shares and (ii) $0.033 for each remaining public share (the “Extension Fee”) into the Trust Account.

For the three months ended March 31, 2026, an aggregate total of $100,000 was deposited into the Trust Account by William Wang, the Chief Executive Officer of SL BIO, on behalf of the Company’s public shareholders, to extend the deadline for the Company to consummate its initial Business Combination to April 18, 2026. In connection with such extensions, the Company issued two unsecured promissory notes (see Note 5) to William Wang, each with a principal amount of $50,000, on February 18, 2026 and March 17, 2026, respectively.

On April 18, 2026 and May 14, 2026, an aggregate total of $100,000, consisting of two installments of $50,000 each, was deposited into the Trust Account on behalf of the Company’s public shareholders to further extend the deadline for the Company to consummate its initial Business Combination to June 18, 2026. Of the aggregate amount deposited, $50,000 was funded by the Sponsor and $50,000 was funded by William Wang. In connection with such extensions, the Company issued unsecured promissory notes with a principal amount of $50,000 each on April 18, 2026 and May 18, 2026 to the Sponsor and William Wang, respectively.

Business Combination

On May 9, 2025, the Company entered into a business combination agreement (the “Business Combination Agreement”) with SL Science Holding Limited, a Cayman Islands exempted company (“PubCo”), CW Mega Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub I”), WW Century Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub II”), and SL Bio Ltd., a Cayman Islands exempted company limited by shares (“SL Bio”), pursuant to which, among other things, (i) Merger Sub I will merge with and into the Company, with the Company as the surviving entity and a wholly-owned subsidiary of PubCo (the “First Merger”), and (ii) following the First Merger, Merger Sub II will merge with and into SL Bio, with SL Bio as the surviving entity and a wholly-owned subsidiary of PubCo (the “Second Merger,” and together with the First Merger and the other transactions contemplated by the Business Combination Agreement, the “SL Bio Business Combination”). In connection with the SL Bio Business Combination, PubCo filed with the SEC a registration statement on Form F-4 (File No. 333-292214), which was declared effective on January 13, 2026 (as amended and supplemented, the “Form F-4”), and the Company filed a definitive proxy statement (as amended and supplemented, the “Proxy Statement”) for the solicitation of proxies in connection with an extraordinary general meeting of the Company’s shareholders on January 13, 2026.

On May 9, 2025, the Company entered into a Business Combination Agreement with SL Science Holding Limited (“PubCo”), its wholly owned subsidiaries, and SL BIO Ltd., pursuant to which a series of mergers will be effected resulting in the Company and SL BIO becoming wholly owned subsidiaries of PubCo, and the Company’s shareholders receiving PubCo ordinary shares. In connection with the Business Combination, on March 24, 2026, PubCo entered into subscription agreements with certain investors for a private placement (the “PIPE Financing”) of 780,000 units at $10.00 per unit for aggregate gross proceeds of $7,800,000. Each unit consists of one PubCo ordinary share and one preferred share, with each preferred share convertible into one-third of one PubCo ordinary share six months following the closing of the Business Combination.

Going Concern Consideration

As of March 31, 2026, the Company had cash of $9,586 and working capital deficit of $1,784,554, excluding $37,482,848 payables due to redeeming shareholders to be paid out from the Trust Account. The Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination.

The Company expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination. The Company may need to obtain additional financing either to complete its Business Combination or because it becomes obligated to redeem a significant number of public shares upon

Horizon Space Acquisition II Corp.

Notes To Unaudited Condensed Financial Statements

consummation of its Business Combination, in which case, subject to compliance with applicable securities laws, the Company may issue additional securities or incur debt prior to or in connection with such Business Combination.

In connection with the Company’s assessment of going concern considerations in accordance with ASC Subtopic 205-40, Presentation of Financial Statements - Going Concern, management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in addressing this uncertainty is through the Working Capital Loans, as defined below (see Note 6). Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. The Company currently has no commitments in place to receive such financing and there is no assurance that the Company’s plans to raise capital will be successful. In addition, if the Company is unable to complete a Business Combination by June 18, 2026 (or up to February 18, 2027 if fully extended), unless further extended, the Company’s board of directors would proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the Combination Period. As a result, management has determined that such additional condition also raise substantial doubt about the Company’s ability to continue as a going concern for a period within one year after the date that the accompanying unaudited condensed financial statements are issued. The unaudited condensed financial statements of the Company do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

As a result of the ongoing Russia/Ukraine, Hamas/Israel conflicts and/or other future global conflicts, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and potential future sanctions on the world economy and the specific impact on the Company’s financial position, results of operations or ability to consummate a Business Combination are not yet determinable. The unaudited condensed financial statements of the Company do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Significant accounting policies

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Interim results are not necessarily indicative of results to be expected for any other interim period or for the full year. The information included in this Form 10-Q should be read in conjunction with information included in the Company’s annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 8, 2026. The accompanying balance sheet as of December 31, 2025 has been derived from the Company’s audited financial statements included in Form 10-K.

Segment Reporting

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Executive Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly,

Horizon Space Acquisition II Corp.

Notes To Unaudited Condensed Financial Statements

management has determined that the Company only has one operating segment. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, formation and operational costs and interest earned on cash and investments held in Trust Account which are included in the accompanying consolidated statements of operations.

The key measures of segment profit or loss reviewed by our CODM are interest earned on investment in Trust Account and formation and operating expenses. The CODM reviews interest earned on investment in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Within formation and operating costs, the CODM specifically reviews professional service fees in connection with the business combination, which are a significant segment expense, and include legal fees, and advisory fees, as these represent significant costs affecting the Company’s consummation of the Business Combination. Other formation and operating costs, including accounting expenses, printing expenses, and regulatory filing fees, are reviewed in aggregate to ensure alignment with budget and contractual obligations. These expenses are monitored to manage and forecast cash available to complete a business combination within the required period.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart The Company’s Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the unaudited condensed financial statements of the Company in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $9,586 and $7,917 in cash as of March 31, 2026 and December 31, 2025, respectively, and did not have any cash equivalents as of March 31, 2026 and December 31, 2025.

Horizon Space Acquisition II Corp.

Notes To Unaudited Condensed Financial Statements

Investment Held in Trust Account

The Company’s portfolio of investments held in the Trust Account is comprised of an investment in money market fund that invest in U.S government treasury obligations and generally have a readily determinable fair value. Gains and losses resulting from the change in fair value of these securities are included in income on Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

In connection with the extraordinary general meeting (the “Business Combination EGM”) in connection with the SL Bio Business Combination on February 13, 2026, an aggregate of 3,219,311 ordinary shares of the Company were redeemed for $34,221,276 on March 17, 2026.

As of March 31, 2026 and December 31, 2025, the Trust Account had balance of $39,390,860 and $72,924,060, respectively. During the three months ended March 31, 2026, 3,219,311 ordinary shares of the Company were redeemed by public shareholders. In connection with the redemptions, an aggregate of $34,221,276 was withdrawn from the Trust Account and paid to the public shareholders. Earnings on these trading securities are included in interest earned on investments held in the Trust Account in the accompanying statements of operations. Income earned on these investments were fully reinvested into the Trust and therefore considered as an adjustment to reconcile net income (loss) to net cash used in operating activities in the condensed statements of cash flows. For the three months ended March 31, 2026 and 2025, there were $588,076 and 726,071 of interest and dividend income recognized, respectively.

Net Income (Loss) Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable shares and non-redeemable shares and the undistributed income (loss) is calculated using the total net loss less interest income and unrealized gain or loss on investments in trust account less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable shares. Any remeasurement of the accretion to redemption value of the ordinary shares subject to possible redemption was considered to be dividends paid to the public shareholders.

For the three months ended March 31, 2026 and December 31, 2025, the Company had 3,502,404 and nil mandatorily redeemable ordinary shares outstanding, respectively, which will be redeemed upon and following the consummation of the Business Combination. The mandatorily redeemable ordinary shares contain a right to dividends and hence are considered as participating securities. The two-class method was applied to compute basic net income (loss) attributable to the redeemable shares.

As of March 31, 2026 and December 31, 2025, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then shared in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic loss per share for the period presented.

Horizon Space Acquisition II Corp.

Notes To Unaudited Condensed Financial Statements

The net income (loss) per share presented in the statement of operations is based on the following:

	For the	For the
	three months	three months
	ended	ended
	March 31,	March 31,
	2026	2025
Net (loss) income	$(29,122)	$472,592
Accretion of carrying value to redemption value	(435,783)	(726,071)
Net loss including accretion of carrying value of redemption value	$(464,905)	$(253,479)

	For the Three Months
	Ended
	March 31, 2026
		Non-
	Redeemable	Redeemable
	Common	Common
	Stock	Stock
Basic and diluted net income (loss) per share:
Numerators:
Allocation of net loss including carrying value to redemption value	$(328,583)	$(136,222)
Net loss attributable to ordinary shares subject to redemption	12,675
Accretion of carrying value to redemption value	435,783	—
Allocation of net income (loss)	$119,875	$(136,222)

Denominators:
Weighted-average shares outstanding	1,752,170	2,180,000
Basic and diluted net income (loss) per share	$0.07	$(0.06)

	For the Three Months
	Ended
	March 31, 2025
		Non-
	Redeemable	Redeemable
	Common	Common
	Stock	Stock
Basic and diluted net income (loss) per share:
Numerators:
Allocation of net loss including carrying value to redemption value	$(192,622)	$(60,857)

Accretion of carrying value to redemption value	726,071	—
Allocation of net income (loss)	$533,449	$(60,857)

Denominators:
Weighted-average shares outstanding	6,900,000	2,180,000
Basic and diluted net income (loss) per share	$0.08	$(0.03)

Ordinary shares Subject to Redemption

The Company accounts for ordinary shares subject to redemption in accordance with ASC Topic 480 “Distinguishing Liabilities from Equity.” Upon the occurrence of the redemption event, or when the redemption became unconditional and no longer contingent, the ordinary shares subject to redemption were reclassified from temporary equity to liabilities in accordance with ASC 480-10-25-7. Upon reclassification, the liability was initially measured at fair value in accordance with ASC 480-10-30-2, with no gain or loss recognized upon reclassification.

Horizon Space Acquisition II Corp.

Notes To Unaudited Condensed Financial Statements

Subsequent to reclassification, the liability is measured in accordance with ASC 480-10-35. If the instrument requires the repurchase of a fixed number of the Company’s ordinary shares and both the settlement amount and settlement date are fixed, the liability is subsequently measured at the present value of the amount to be paid at settlement using the effective interest method. If either the settlement amount or settlement date varies based on specified conditions, the liability is subsequently measured at the amount of cash that would be payable if settlement occurred as of the reporting date, with changes in measurement recognized as interest cost.

In connection with the Business Combination EGM held on February 12, 2026, 3,502,404 ordinary shares of the Company were submitted for redemption, which will be redeemed upon and following the consummation of the Business Combination. Because the redeeming shareholders had submitted valid redemption notices and the approval of the Business Combination occurred on February 12, 2026, the redemption became unconditional on February 12, 2026. Accordingly, the Company reclassified 3,502,404 ordinary shares previously classified as ordinary shares subject to possible redemption from temporary equity to liabilities, which were initially measured at fair value upon reclassification, amounting to $37,230,555 ($10.63 per share). Since the settlement dates are varies depending on the consummation of the Business Combination, the liability is subsequently measured at the amount of cash that would be paid if settlement occurred at the reporting date, with changes in the measurement recognized as interest cost. Accordingly, the Company recognized interest expense of $252,293, and the ordinary shares subject to redemption liability were remeasured to $37,482,848 as of March 31, 2026.

Ordinary shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s public shares feature certain redemption rights that are outside of the Company’s control and subject to occurrence of uncertain future events.

In connection with the Business Combination EGM on February 12, 2026, 3,502,404 ordinary shares of the Company were submitted for redemption, which will be redeemed upon and following the consummation of the Business Combination. Upon the approval of the Business Combination EGM on February 12, 2026, the redemption became unconditional, and the related ordinary shares were reclassified from temporary equity to liabilities in accordance with ASC 480.

In connection with the Business Combination EGM on February 13, 2026, an aggregate of 3,219,311 ordinary shares of the Company were redeemed to $34,221,276 on March 17, 2026.

Accordingly, as of March 31, 2026 and December 31, 2025, 178,285 and 6,900,000 ordinary shares subject to possible redemption are presented at the redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.

Share Rights

The Company accounts for the Public Rights and private placement rights issued in connection with the IPO and the Private Placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and classified the rights under equity treatment at their assigned values.

Share-Based Compensation

The Company accounts for the share-based compensation issued to the underwriter under Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation” (“ASC 718”) is included in the offering costs.

Horizon Space Acquisition II Corp.

Notes To Unaudited Condensed Financial Statements

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of March 31, 2026 and December 31, 2025, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments Measurements

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels based on the inputs as follows:

●	Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.
●	Level 2 - Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.
●	Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

As of March 31, 2026 and December 31, 2025, the assets held in the Trust Account were held in treasury funds. All of the Company’s investments held in the Trust Account are classified as trading securities.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of March 31, 2026 and December 31, 2025 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

	March 31, 2026
	(Unaudited)		December 31, 2025
	Level	Fair value	Level	Fair value
Assets:
Investments held in Trust Account	1	39,390,860	1	72,924,060

Income Taxes

The Company accounts for income taxes under ASC740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

Horizon Space Acquisition II Corp.

Notes To Unaudited Condensed Financial Statements

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company has identified Cayman Islands as its only “major” tax jurisdiction, as defined. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s unaudited condensed financial statements. Since the Company was incorporated on March 21, 2023, the evaluation was performed for 2023, 2024, and 2025 tax year which will be the only periods subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

The Company’s tax provision was deemed to be de minimis for the period presented. The Company is considered to be an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Recently issued accounting standards which have not yet been adopted

In November 2024, the FASB issued ASU 2024-03, “Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures” (“ASU 2024-03”), which requires disaggregated disclosure of certain costs and expenses, including purchases of inventory, employee compensation, depreciation, amortization and depletion, in each relevant expense caption. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption and retrospective application is permitted. The Company is currently assessing the impact of this guidance; however, the Company does not expect a material impact on its unaudited condensed financial statements.

In December 2025, the FASB issued ASU 2025-11, “Interim Reporting (Topic 270),” which clarifies the applicability of interim reporting guidance and provides a comprehensive list of interim disclosures required under GAAP. The amendments also introduce a disclosure principle requiring entities to disclose events occurring since the end of the last annual reporting period that have a material impact on the entity. The guidance is effective for interim reporting periods within annual reporting periods beginning after December 15, 2027 for public business entities, and after December 15, 2028 for entities other than public business entities. Early adoption is permitted, and the amendments may be applied prospectively or retrospectively. The Company is currently evaluating the impact of adopting this guidance on its unaudited condensed consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the on the Company’s unaudited condensed financial statements.

Note 3 — Initial Public Offering

On November 18, 2024, the Company sold 6,000,000 Units, at a price of $10.00 per Unit. Each Unit consists of one ordinary share, and one right to receive one-tenth (1/10) of one ordinary share. Each ten rights entitle the holder thereof to receive one ordinary share upon the consummation of the Business Combination. The Company has also granted the underwriters a 45-day option to purchase up to an additional 900,000 Option Units to cover over-allotments, if any. On November 19, 2024, the underwriter notified the Company of its exercise of the over-allotment option in full to purchase additional 900,000 Option Units of the Company. On November 21,

Horizon Space Acquisition II Corp.

Notes To Unaudited Condensed Financial Statements

2024, 900,000 Option Units were sold to the underwriter at an offering price of $10.00 per Option Unit, generating gross proceeds of $9,000,000. As of the date of March 31, 2026 and December 31, 2025, 142,091 and 343,933 public placement units have not been separated into their relevant components, respectively.

All of the 6,900,000 public shares sold as part of the Public Units in the IPO contain a redemption feature which allows for the redemption of such public shares if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated memorandum and articles of association, or in connection with the Company’s liquidation. In accordance with the Securities and Exchange Commission (the “SEC”) and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity.

The Company’s redeemable ordinary share is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

As of March 31, 2026 and December 31, 2025, the amounts of ordinary shares reflected on the balance sheet are reconciled in the following table.

	Share	Amount
Gross proceeds from the IPO	6,900,000	$69,000,000
Less:
Gross Proceeds from the IPO allocated to public rights	—	(903,900)
Offering costs of public shares	—	(1,806,783)
Plus:
Initial accretion of carrying value to redemption value	—	2,710,683
Accretion of carrying value to redemption value	—	3,924,060
Ordinary shares subject to possible redemption, December 31, 2025	6,900,000	$72,924,060
Less:
Redemption of Ordinary Shares	(3,219,311)	(34,221,276)
Reclassification of ordinary share subject to redemption as liability	(3,502,404)	(37,230,555)
Plus: Accretion of carrying value to redemption value	—	435,783
Ordinary shares subject to possible redemption, March 31, 2026	178,285	$1,908,012

Note 4 — Private Placement

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 200,000 Initial Private Units at a price of $10.00 per Initial Private Units for an aggregate purchase price of $2,000,000. Each Initial Private Unit was identical to the Public Units sold in the IPO, except as described below. Simultaneously with the closing of the Option Units on November 21, 2024, the Company consummated the sale of additional 13,500 Additional Private Units to the Sponsor at a price of $10.00 per Additional Private Unit, generating total proceeds of $135,000. As of March 31, 2026 and December 31, 2025, 213,500 private placement units have not been separated into their relevant components.

The Sponsor has agreed to waive its redemption rights with respect to its Private Placement shares (i) in connection with the consummation of a Business Combination, (ii) in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem100% of the Company’s public shares if the Company does not complete the Company’s initial Business Combination within the Combination Period, and (iii) if the Company fails to consummate a Business Combination within the Combination Period or if the Company liquidates prior to the expiration of the Combination Period.

Horizon Space Acquisition II Corp.

Notes To Unaudited Condensed Financial Statements

However, the Sponsor will be entitled to redemption rights with respect to any public shares held by it if the Company fails to consummate a Business Combination or liquidate within the Combination Period.

The Sponsor has agreed not to transfer, sell or assign the Private Units and the underlying securities until the consummation of the Company’s initial Business Combination.

Note 5 — Promissory Notes — Third Party

On February 18, 2026 and March 17, 2026, the Company issued two unsecured promissory notes in the aggregate principal amount of $100,000 to William Wang, the Chief Executive Officer of SL BIO to fund the extension fees associated with extending the deadline for the Company to consummate a Business Combination. The terms of the promissory notes are substantially the same as the related party promissory note described below. As of March 31, 2026, the outstanding balance under the promissory notes - third party was $100,000.

Note 6 — Related Party Transactions

Founder Shares

On March 21, 2023, the Company issued 1 ordinary share of a par value of $0.0001 to the Sponsor without consideration. On July 26, 2024, the Sponsor acquired 1,725,000 ordinary shares (“Founder Shares”) for a purchase price of $25,000, or approximately $0.0145 per share and surrendered 1 ordinary share, all share amounts have been retroactively restated to reflect this issuance and surrender of 1 ordinary share. On August 2, 2024, Sponsor transferred (i) to each independent director nominee 20,000 Founder Shares, in the aggregate amount of 60,000 Founder shares, and (ii) to Chief Financial Officer, 10,000 Founder Shares, all at the original purchase price of $0.0145 per share when the Sponsor acquired such shares.

As of November 18, 2024, there were 1,725,000 Founder Shares issued and outstanding, amount with up to 225,000 Founder Shares are subject to forfeiture if the underwriters’ over-allotment is not exercised. On November 21, 2024, the underwriters exercised their over-allotment option in full, all 225,000 Founder Shares were no longer subject to forfeiture.

The Founder Shares are designated as ordinary shares and are identical to the Private Placement shares except for the following (a) the Founder Shares must be voted in favor of any proposed Business Combination and cannot vote for amendments that would prevent public shareholders from converting or selling their shares in connection with a Business Combination, (b) the Founder Shares cannot be converted into cash from the Trust Account in connection with a shareholder vote to approve the initial Business Combination or amend shareholders’ rights or pre-Business Combination activity. They do not participate in liquidating distributions if a Business Combination is not consummated; and (c) the Founder Shares cannot be transferred, assigned, or sold until the earlier of nine months after the initial Business Combination or upon certain triggering events (e.g., liquidation, merger). If the share price exceeds $12.00 for 20 out of 30 trading days post-Business Combination, the lock-up is released.

Promissory Notes — Related Parties

On July 25, 2024, the Company entered into a promissory note agreement (“Promissory Note Agreement”), pursuant which the Sponsor agreed to loan the Company up to $500,000 to be used for a portion of the expenses of the IPO. As of March 31, 2026 and December 31, 2025, the Company had not drawn any amounts under the Promissory Note Agreement.

On July 5, 2025, the Company issued unsecured promissory notes in the principal amount of $300,000 to its Sponsor to provide additional working capital. The promissory notes bear no interest and are payable upon the earlier of the consummation of a Business Combination or the Company’s termination date. At the Sponsor’s discretion, the promissory notes may be converted into private placement units upon completion of the Business Combination at a conversion price of $10.00 per unit, with each unit consisting of one ordinary share and one right. The proceeds from the $300,000 promissory notes were funded via wire transfer on July 7, 2025.

On November 17, 2025, an aggregate of $690,000 of the extension fee was deposited into the Trust Account for the Company’s public shareholders (the “Extension Payment”) by a designee of the Sponsor (the “Payee”), which enables the Company to extend the period of time it has to consummate its initial business combination by three months from November 18, 2025 to February 18, 2026. In

Horizon Space Acquisition II Corp.

Notes To Unaudited Condensed Financial Statements

connection with such extension fee, the Company issued an unsecured promissory note of $690,000 (the “Note”) to the Payee. At the Payee’s discretion, the promissory note may be converted into private placement units upon completion of the Business Combination at a conversion price of $10.00 per unit, each consisting of one ordinary share and one right.

As of March 31, 2026 and December 31, 2025, the outstanding balance under the promissory notes – related parties amounted to $990,000.

Amount Due to Related Party

Amount due to related party represents advancement made by the sponsor to the Company to pay formation expenses, a portion of the expenses of the IPO, and the Company’s ongoing operational expense. As of March 31, 2026 and December 31, 2025, the Company had amount due to related party amounted to $571,134 and $354,484, respectively.

Working Capital Notes

In addition, in order to meet with the Company’s working capital needs following the consummation of this offering or to extend the Company’s life, the Company’s founders, officers and directors or their affiliates/designees may, but are not obligated to, loan the Company funds, from time to time or at anytime, in whatever amount they deem reasonable in their sole discretion. The notes would either be paid upon consummation of our initial Business Combination, without interest, or, at the lender’s discretion, up to $2,500,000 of the notes may be converted upon consummation of our Business Combination into working capital units (“the Working Capital Units”) at a price of $10.00 per unit in addition to the convertible notes in connection with the potential extensions.

On May 18, 2026, the Company issued a promissory note (the “Working Capital Note”) to the Sponsor, under which the Sponsor agreed to loan the Company up to $850,000 to be used for a portion of the working capital. This loan is non-interest bearing, unsecured and is due at the earlier of (i) the consummation of the Company’s initial business combination or (ii) the date of expiry of the term of the Company. The Sponsor, as the payee, has the right, but not the obligation, to convert the note, in whole or in part, into Working Capital Units of the Company, that are identical to the Private Units issued by the Company in the Private Placement consummated simultaneously with the Company’s IPO, subject to certain exceptions, by providing the Company with written notice of the intention to convert at least two business days prior to the closing of a business combination. The number of Working Capital Units to be received by the Sponsor in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to the Sponsor by (y) $10.00.

Administrative Support Services

Commencing on the date that the Company’s securities are first listed on NASDAQ through the earlier of consummation of the Company’s initial Business Combination and liquidation, the Company will pay an affiliate of Sponsor a total of $10,000 per month for office space, administrative and support services.

On February 5, 2025, upon the approval of the Board and Audit Committee of the Company, the Company and the Sponsor agreed to waive full payment of the Administrative Service Fee.

Note 7 — Commitments & Contingencies

Registration Rights

The holders of the Founder Shares and private units, units issuable upon the conversion of certain working capital notes and any underlying securities will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring the Company to register such securities for resale. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Horizon Space Acquisition II Corp.

Notes To Unaudited Condensed Financial Statements

Underwriters Agreement

The Company had granted the underwriter a 45-day option from the date of the IPO to purchase up to an additional 900,000 Option Units to cover over-allotments, if any. On November 21, 2024, the underwriters exercised the over-allotment option in full. The Company has agreed to pay an underwriting discount of 1.5% of the gross proceeds of the IPO, or $900,000 (or up to $1,035,000 if the underwriters’ over-allotment is exercised in full) to the underwriters at the closing of the IPO in addition to the issuance of the Representative Shares. $900,000 was paid at the closing of the IPO on November 18, 2024. In connection with the issuance and sales of the Option Units, additional $135,000 was paid on November 21, 2024.

Representative Shares

The Company has agreed to issue to the underwriter 210,000 Representative Shares (or up to 241,500 Representative Shares if the underwriters’ over-allotment option is exercised in part or in full), upon the consummation of the IPO. These shares were registered in the registration statement on Form S-1 in connection with the IPO. In connection with the IPO, the Company issued 210,000 Representative Shares to the underwriter with a fair value of $297,045. In connection with the issuance and sales of the Option Units, the Company issued additional 31,500 Representative Shares to the underwriter with a fair value of $44,557.

The underwriter has agreed not to transfer, assign or sell any Representative Shares until the completion of the Company’s initial Business Combination. In addition, the underwriter has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of the Company’s initial Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete its initial Business Combination within the periods of time.

The Representative Shares are subject to a lock-up for a period of 180 days immediately following the commencement of sales of this offering pursuant to FINRA Rule 5110(e)(1). Pursuant to this FINRA lock-up, these securities cannot be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days from the commencement of sales of this offering except as permitted under FINRA Rule 5110(e)(2), including to any underwriter and selected dealer participating in the offering and their officers or partners, registered persons or affiliates. These securities have resale registration rights including three demand (one at the Company’s expense and two at the underwriter’s expense) and unlimited “piggy-back” rights at any time, and from time to time.

Note 8 — Shareholders’ Equity

Preference Share

The Company is authorized to issue 10,000,000 shares of preferred share, with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 2026 and December 31, 2025, there were no preference shares issued or outstanding.

Ordinary Share

The Company is authorized to issue 490,000,000 ordinary shares, with a par value of $0.0001 per share.

On March 21, 2023, the Company issued one ordinary share of a par value of $0.0001 to the Sponsor without consideration.

On July 26, 2024, the Sponsor acquired 1,725,000 Founder Shares (up to 225,000 of which are subject to forfeiture) at a price of approximately 0.0145 per share for an aggregate of $25,000 and surrendered one ordinary share. All share amounts have been retroactively restated to reflect this issuance. On August 2, 2024, Sponsor transferred (i) to each independent director nominee 20,000 Founder Shares, in the aggregate amount of 60,000 Founder Shares, and (ii) to Chief Financial Officer, 10,000 Founder Shares, all at the original purchase price when the Sponsor acquired such shares. Those shares issuance and cancelation were considered as a recapitalization, which were recorded and presented retroactively. As a result of the underwriters’ election to fully exercise their over-allotment option on November 19, 2024, no Founder Shares are currently subject to forfeiture

Horizon Space Acquisition II Corp.

Notes To Unaudited Condensed Financial Statements

As of March 31, 2026 and December 31, 2025, there were 2,180,000 ordinary shares issued and outstanding, excluding 3,502,404 shares subject to redemption and 178,285 shares subject to possible redemption as of March 31, 2026, and 6,900,000 shares subject to possible redemption as of December 31, 2025.

Shareholders of ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in the Company’s amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable share exchange rules, the affirmative vote of a majority of the Company’s issued and outstanding ordinary shares that are voted at a shareholder meeting (in person or by proxy) is required to approve any such matter voted on by the Company’s shareholders. Approval of certain actions will require a special resolution under Cayman Islands law and pursuant to the Company’s amended and restated memorandum and articles of association; such actions include amending the Company’s amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company.

The Company’s board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The Company’s shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Rights

As of March 31, 2026 and December 31, 2025, there were 7,113,500 rights outstanding, 6,900,000 of which are publicly traded. Among these, 213,500 rights were issued as part of 213,500 Private Units, which have not yet been separated.

Each holder of a right will automatically receive one-tenth (1/10) of one ordinary share upon consummation of the Company initial Business Combination, even if the holder of such right redeemed all ordinary shares held by it in connection with the initial Business Combination or an amendment to the Company’s amended and restated memorandum and articles of association with respect to our pre-business combination activities. In the event the Company will not be the surviving company upon completion of its initial Business Combination, each right will automatically be converted to receive the kind and amount of securities or properties of the surviving entity that each one-tenth of an ordinary share underlying each right is entitled to upon consummation of the Business Combination, subject to any dissenter rights under the applicable law. No additional consideration will be required to be paid by a holder of rights in order to receive its additional ordinary shares upon consummation of an initial Business Combination. The shares issuable upon the conversion of the rights will be freely tradable (except to the extent held by the Company’s affiliates). If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary shares basis.

The Company will not issue fractional shares in connection with a conversion of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Companies Act and any other applicable law. As a result, the holders hold rights in multiples of ten in order to receive shares for all of your rights upon closing of a business combination. If the Company is unable to complete an initial business combination within the required time period and liquidate the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Additionally, in no event will be required to net cash settle the rights. Accordingly, the rights may expire worthless.

The Company shall reserve such amount of its profits or share premium in order to pay up the par value of each share issuable in respect of the rights.

Note 9 — Segment information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance. The Company has adopted the guidance in ASU 2023-07,

Horizon Space Acquisition II Corp.

Notes To Unaudited Condensed Financial Statements

Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, in the accompanying unaudited condensed financial statements using the retrospective method of adoption.

The Company’s chief operating decision maker has been identified as the Chief Executive Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating and reportable segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	For the	For the
	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2026	2025
	(Unaudited)	(Unaudited)
Professional services fee in connection with Business Combination	$(109,150)	$(142,800)
Other formation and operating costs	(255,755)	(110,679)
Total formation and operating costs	(364,905)	(253,479)
Interest earned on investment held in Trust Account	588,076	726,071
Interest expense	(252,293)	—
Net income	$(29,122)	$472,592

The key measures of segment profit or loss reviewed by our CODM are interest earned on investment in Trust Account and formation and operating expenses. The CODM reviews interest earned on investment in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Within formation and operating costs, the CODM specifically reviews professional service fees in connection with the business combination, which are a significant segment expense, and include legal fees, and advisory fees, as these represent significant costs affecting the Company’s consummation of the Business Combination. Other formation and operating costs, including accounting expenses, printing expenses, and regulatory filing fees, are reviewed in aggregate to ensure alignment with budget and contractual obligations. These expenses are monitored to manage and forecast cash available to complete a business combination within the required period.

Note 10 — Subsequent Events

The Company’s management reviewed all material events that have occurred after the balance sheet date through the date when the financial statements were issued. Based on the review, except for the subsequently issued extension deposit and notes mentioned in Note 1 and Working Capital Note mentioned in Note 5, the Company did not identify any other subsequent events that would require adjustment or disclosure in the financial statements.

On June 12, 2026, the Company consummated the Business Combination with SLBio ursuant to the Business Combination Agreement. Upon Completion of the Business Combination, the Company became a wholly owned subsidiary of PubCo.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Horizon Space Acquisition II Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Horizon Space Acquisition II Corp. (the “Company”) as of December 31, 2025 and 2024, the related statements of operations, shareholders’ (deficit) equity and cash flows for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, to the financial statements, the Company is a Special Purpose Acquisition Corporation that was formed for the purpose of completing a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities on or before April 18, 2026 (or up to February 18, 2027 if fully extended). There is no assurance that the Company will obtain the necessary approvals or raise the additional capital it needs to fund its business operations and complete any business combination prior to April 18, 2026 (or up to February 18, 2027 if fully extended), if at all. The Company also has no approved plan in place to extend the business combination deadline beyond April 18, 2026 (or up to February 18, 2027 if fully extended) and lacks the capital resources needed to fund operations and complete any business combination, even if the deadline to complete a business combination is extended to a later date. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

We have served as the Company’s auditor since 2024.

New York NY

April 8, 2026

HORIZON SPACE ACQUISITION II CORP.

BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	December 31,	December 31,
	2025	2024
Assets
Current Assets
Cash	$7,917	$646,720
Prepaid expense	21,614	73,490
Total Current Assets	29,531	720,210

Investment held in Trust Account	72,924,060	69,344,530

Total Assets	$72,953,591	$70,064,740

Liabilities, Ordinary Shares Subject to Possible Redemptions and Shareholders’ (Deficit) Equity
Current Liabilities
Promissory notes, related parties	$990,000	$—
Amount due to related party	354,484	254,484
Other payable and accrued expenses	4,696	14,851
Total Current Liabilities	1,349,180	269,335

Total Liabilities	1,349,180	269,335

Commitments and Contingencies (Note 6)

Ordinary shares, $0.0001 par value, 490,000,000 shares authorized, 6,900,000 shares subject to possible redemption at $10.57 and $10.05 per share as of December 31, 2025 and 2024, respectively.*	72,924,060	69,344,530

Shareholder’s (Deficit) Equity :
Preferred share, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding	—	—
Ordinary shares, $0.0001 par value, 490,000,000 shares authorized, 2,180,000 shares issued and outstanding as of December 31, 2025 and 2024 (excluding 6,900,000 shares subject to possible redemption)*	218	218
Additional paid-in capital	—	312,035
(Accumulated deficit) retained earnings	(1,319,867)	138,622
Total Shareholder’s (Deficit) Equity	(1,319,649)	450,875
Total Liabilities Ordinary Shares Subject to Possible Redemptions and Shareholder’s (Deficit) Equity	$72,953,591	$70,064,740

*

As of the date of the issuance of these financial statements, 213,500 private placement units (Note 4) and 343,933 public placement units (Note 3) have not been separated into their relevant components

The accompanying notes are an integral part of these financial statements.

HORIZON SPACE ACQUISITION II CORP.

STATEMENTS OF OPERATIONS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the	For the
	Year Ended	Year Ended
	December 31,	December 31,
	2025	2024
Formation and operating costs	$1,080,524	$201,653
Loss from operations	(1,080,524)	(201,653)

Other income
Interest and dividend income on investments held in Trust	2,889,530	344,530
Net income	1,809,006	142,877

Weighted average shares outstanding of redeemable ordinary shares	6,900,000	805,479
Basic and diluted net income per share, ordinary shares	$0.32	$2.67
Weighted average shares outstanding of non-redeemable ordinary shares	2,180,000	1,776,618
Basic and diluted net loss per share, non-redeemable ordinary shares	$(0.20)	$(1.13)

The accompanying notes are an integral part of these financial statements.

HORIZON SPACE ACQUISITION II CORP.

STATEMENTS OF SHAREHOLDER’S DEFICIT

(Currency expressed in United States Dollars (“US$”), except for number of shares)

							(Accumulated)	Total
					Additional		Deficit	Shareholder’s
	Preferred Shares		Ordinary Shares		Paid-in	Subscription	Retained	(Deficit)
	Shares	Amount	Shares	Amount	Capital	Receivable	Earning	Equity
Balance as of December 31, 2023	—	$—	1,725,000	$173	24,827	$(25,000)	$(4,255)	$(4,255)
Received proceed from subscription receivable	—	—	—	—	—	25,000	—	25,000
Sale of public units through public offering, including over-allotment	—	—	6,900,000	690	68,999,310	—	—	69,000,000
Sale of private placement units*	—	—	200,000	20	1,999,980	—	—	2,000,000
Sale of private placement units, over-allotment*	—	—	13,500	1	134,999	—	—	135,000
Issuance of representative shares			241,500	24	341,578	—	—	341,602
Underwriters’ discount	—	—	—	—	(1,035,000)	—	—	(1,035,000)
Other offering expenses	—	—	—	—	(809,819)	—	—	(809,819)
Reclassification of ordinary shares subject to redemption	—	—	(6,900,000)	(690)	(68,095,410)	—	—	(68,096,100)
Allocation of offering costs to ordinary shares subject to redemption	—	—	—	—	1,806,783	—	—	1,806,783
Initial accretion of carrying value to redemption value	—	—	—	—	(2,710,683)	—	—	(2,710,683)
Subsequent accretion of carrying value to redemption value	—	—	—	—	(344,530)	—	—	(344,530)
Net income	—	—	—	—	—	—	142,877	142,877
Balance as of December 31, 2024	—	—	2,180,000	218	312,035	—	138,622	450,875
Accretion of carrying value to redemption value	—	—	—	—	(312,035)	—	(3,267,495)	(3,579,530)
Net income	—	—	—	—	—	—	1,809,006	1,809,006
Balance as of December 31, 2025	—	$—	2,180,000	$218	$—	$—	$(1,319,867)	$(1,319,649)

*	As of the date of the issuance of these financial statements, 213,500 private placement units (Note 4) have not been separated into their relevant components

The accompanying notes are an integral part of these financial statements.

HORIZON SPACE ACQUISITION II CORP.

STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the	For the
	Year Ended	Year Ended
	December 31,	December 31,
	2025	2024
Cash Flows from Operating Activities:
Net income	$1,809,006	$142,877
Adjustments to reconcile net income to net cash provided by operating activities:
Dividend and interest income on Trust Account	(2,889,530)	(344,530)
Changes in operating assets and liabilities:
Prepaid expense	51,876	(73,490)
Accrued expense	(10,155)	164,678
Net Cash Used in Operating Activities	(1,038,803)	(110,465)

Cash flows from investing activities:
Investment held in Trust Account	—	(69,000,000)
Extension fee deposited into Trust Account	(690,000)	—
Net Cash Used in Financing Activities	(690,000)	(69,000,000)

Cash Flows from Financing Activities:
Proceeds from sale of public units, including over-allotment, net of underwriters’ discount	—	67,965,000
Proceeds from sale of private placement units, including over-allotment	—	2,135,000
Proceed from promissory notes, related parties	990,000	—
Advances from related party	100,000	—
Payment of offering costs	—	(342,815)
Net Cash Provided by Financing Activities	1,090,000	69,757,185

Net Change in Cash	(638,803)	646,720

Cash at beginning of the year	646,720	—
Cash, end of the year	$7,917	$646,720

Supplemental Disclosure of Cash Flow Information:
Accrued expense paid by Sponsor	$—	$129,082
Deferred offering costs paid by Sponsor for settlement of subscription receivable	$—	$25,000
Deferred offering costs paid by Sponsor	$—	$125,402
Issuance of representative shares	$—	$341,602
Reclassification of ordinary shares subject to redemption	$—	$68,096,100
Initial accretion of carrying value for public shares to redemption value	$—	$2,710,683
Subsequent accretion of carrying value for public shares to redemption value	$3,579,530	$344,530
Allocation of offering costs to ordinary shares subject to redemption	$—	$1,806,783

The accompanying notes are an integral part of these financial statements.

Horizon Space Acquisition II Corp.

Notes To Financial Statements

Note 1 — Organization, Business Operation and Going Concern Consideration

Horizon Space Acquisition II Corp. (the “Company”) is a blank check company incorporated in the Cayman Islands on March 21, 2023 (“Inception”). The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses (the “Business Combination”). The Company has selected December 31 as its fiscal year end.

As of December 31, 2025, the Company had not commenced any operations. For the period from March 21, 2023 (inception) through December 31, 2025, the Company’s efforts have been limited to organizational activities as well as activities related to the initial public offering, identifying a target company for a Business Combination and completing the SL Bio Business Combination (as defined below). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of dividend and/or interest income from the proceeds derived from the IPO (as defined below) and private placement (“Private Placement,” see Note 4).

The Company’s founder and sponsor is Horizon Space Acquisition II Sponsor Corp., a Cayman Islands company (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through IPO and the Private Placement.

On November 18, 2024, the Company consummated its initial public offering (the “IPO”) of 6,000,000 units (“Units”). Each unit consists of one ordinary share, and one right to receive one-tenth (1/10) of one ordinary share. Each ten rights entitle the holder thereof to receive one ordinary share upon the consummation of the Business Combination. The Units were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $60,000,000. On November 19, 2024, the underwriter notified the Company of its exercise of the over-allotment option in full to purchase additional 900,000 Units of the Company (the “Over-Allotment Option”). As a result, on November 21, 2024, 900,000 Units were sold to the underwriter at an offering price of $10.00 per Option Unit (the “Option Units” and together with the Units, collectively, the “Public Units”), generating gross proceeds of $9,000,000. (refer to Note 3)

Simultaneously with the consummation of the IPO and the sale of the Units, the Company consummated the private placement (“Private Placement”) of 200,000 units (the “Initial Private Units”) to the Sponsor, at a price of $10.00 per Initial Private Unit, generating total proceeds of $2,000,000, which is described in Note 4. Simultaneously with the issuance and sale of the Option Units, the Company completed a private placement sale of additional 13,500 units (the “Additional Private Units” and together with the Initial Private Units, collectively, the “Private Units”) to the Sponsor at a purchase price of $10.00 per Additional Private Unit, generating gross proceeds of $135,000.

Transaction costs amounted to aggregated total of $1,844,819, consisting of $1,035,000 of underwriting commissions which was paid in cash at the closing date of the IPO, and upon the exercise of the overallotment option, $341,602 of the Representative Shares (discussed in the below), and $468,217 of other offering costs. At the IPO date, cash of $939,635 was held outside of the Trust Account (as defined below) and is available for the payment of accrued offering costs and for working capital purposes.

In conjunction with the IPO, the Company issued to the underwriter 210,000 ordinary shares for no consideration (the “Representative Shares”). The fair value of the Representative Shares accounted for as compensation under Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation” (“ASC 718”) is included in the offering costs. The fair value of the Representative Shares was estimated by using Black Scholes model as of the IPO date totaled $297,045. In connection with the exercised of the underwriter’s over-allotment option, the Company issued additional 31,500 Representative Shares to the underwriter with fair value of $44,557.

The Company’s initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding interest income earned on the Trust Account that is released to the Company to pay taxes) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete such Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

Horizon Space Acquisition II Corp.

Notes To Financial Statements

Upon the closing of the IPO, management has agreed that the net proceeds of the IPO and the sale of the Private Units, $10.00 per unit will be placed into a U.S.-based Trust Account (“Trust Account”) maintained by Wilmington Trust, N.A., acting as trustee, and will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to pay the Company’s tax obligations and liquidation expenses up to $50,000, the proceeds from the IPO and the sale of the Private Units that are deposited in the Trust Account will not be released from the Trust Account until the earliest to occur of: (a) the completion of the initial Business Combination, (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s memorandum and articles of association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Business Combination or to redeem 100% of the Company’s public shares if the Company does not complete the Business Combination by April 18, 2026 (or up to February 18, 2027 if the Company extends the period of time to consummate the Business Combination by the full amount of time) as amended on February 13, 2026 pursuant to the extraordinary general meeting (the “Extension EGM”) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity and (c) the redemption of the public shares if the Company is unable to complete the Business Combination by April 18, 2026 (or up to February 18, 2027 if the Company extends the period of time to consummate a Business Combination by the full amount of time) as amended on February 13, 2026 pursuant to the Extension EGM (the “Combination Period”), subject to applicable law. Although the Company will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities the Company engages execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Company’s public shareholders, the proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the public shareholders.

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer.

The ordinary shares subject to redemption accredited to the redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Financial Accounting Standard Board’s (FASB) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company has determined that the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding sharesvotes are voted in favor of the Business Combination. If the Company cannot complete a Business Combination by April 18, 2026 (or up to February 18, 2027 if the Company extends the period of time to consummate a Business Combination by the full amount of time) as amended on February 13, 2026 pursuant to the Extension EGM, unless the Company extends such period pursuant to its amended and restated memorandum and articles of association, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of income taxes payable, and less up to $50,000 of interest to pay liquidation expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to public rights or private rights. The rights will expire worthless if the Company fails to complete a Business Combination by April 18, 2026 (or up to February 18, 2027 if the Company extends the period of time to consummate a Business Combination by the full amount of time) as amended on February 13, 2026 pursuant to the Extension EGM.

Extension Deposit and Notes

Pursuant to the terms of the Company’s memorandum and articles of association, in order to extend the time available for the Company to consummate its initial Business Combination, the Sponsor or designees, must deposit into the Trust Account for each three months extension, $690,000 as the underwriter’s over-allotment option had been exercised in full ($0.10 per share in either case), up to an aggregate of $1,380,000, on or prior to the date of the applicable deadline. As of December 31, 2025, an aggregate of $690,000 was deposited into the Trust Account for the Company’s public shareholders, which extended the deadline to consummate a Business Combination to February 18, 2026.

Horizon Space Acquisition II Corp.

Notes To Financial Statements

Pursuant to the amendment to the amended and restated memorandum and articles of association approved in the extraordinary general meeting held on February 13, 2026 (the “Charter Amendment”) of the Company, the Company has until February 18, 2026 to complete its initial business combination. However, the Company may extend the period of time to consummate a business combination up to twelve times, each by an additional one-month extension, up to February 18, 2027, subject to the Sponsor and/or its designee, depositing the lesser of (i) $50,000 for all remaining public shares and (ii) $0.033 for each remaining public share (the “Extension Fee”) into the Trust Account.

On February 18, 2026, and March 13, 2026, an aggregate of $100,000 (in two installments of $50,000 each) was deposited into the Trust Account for the Company’s public shareholders by William Wang, the Chief Executive Officer of SL BIO, to extend the period for the Company to consummate its initial Business Combination to April 18, 2026. In connection with these deposits, the Company issued unsecured promissory notes with an aggregate principal amount of $100,000 to William Wang on February 18, 2026 and March 17, 2026, respectively.

Business Combination

On May 9, 2025, the Company entered into a business combination agreement (the “Business Combination Agreement”) with SL Science Holding Limited, a Cayman Islands exempted company (“PubCo”), CW Mega Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub I”), WW Century Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub II”), and SL Bio Ltd., a Cayman Islands exempted company limited by shares (“SL Bio”), pursuant to which, among other things, (i) Merger Sub I will merge with and into the Company, with the Company as the surviving entity and a wholly-owned subsidiary of PubCo (the “First Merger”), and (ii) following the First Merger, Merger Sub II will merge with and into SL Bio, with SL Bio as the surviving entity and a wholly-owned subsidiary of PubCo (the “Second Merger,” and together with the First Merger and the other transactions contemplated by the Business Combination Agreement, the “SL Bio Business Combination”). In connection with the SL Bio Business Combination, PubCo filed with the SEC a registration statement on Form F-4 (File No. 333-292214), which was declared effective on January 13, 2026 (as amended and supplemented, the “Form F-4”), and the Company filed a definitive proxy statement (as amended and supplemented, the “Proxy Statement”) for the solicitation of proxies in connection with an extraordinary general meeting of the Company’s shareholders on January 13, 2026.

Going Concern Consideration

As of December 31, 2025, the Company had cash of $7,917 and working capital deficit of $1,319,649. The Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination.

The Company expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination. The Company may need to obtain additional financing either to complete its Business Combination or because it becomes obligated to redeem a significant number of public shares upon consummation of its Business Combination, in which case, subject to compliance with applicable securities laws, the Company may issue additional securities or incur debt prior to or in connection with such Business Combination.

In connection with the Company’s assessment of going concern considerations in accordance with ASC Subtopic 205-40, Presentation of Financial Statements - Going Concern, management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in addressing this uncertainty is through the Working Capital Loans, as defined below (see Note 5). Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

Horizon Space Acquisition II Corp.

Notes To Financial Statements

The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. The Company currently has no commitments in place to receive such financing and there is no assurance that the Company’s plans to raise capital will be successful. In addition, if the Company is unable to complete a Business Combination by April 18, 2026 (or up to February 18, 2027 if fully extended), unless further extended, the Company’s board of directors would proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the Combination Period. As a result, management has determined that such additional condition also raise substantial doubt about the Company’s ability to continue as a going concern for a period within one year after the date that the accompanying financial statements are issued. The financial statements of the Company do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

As a result of the ongoing Russia/Ukraine, Hamas/Israel conflicts and/or other future global conflicts, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and potential future sanctions on the world economy and the specific impact on the Company’s financial position, results of operations or ability to consummate a Business Combination are not yet determinable. The financial statements of the Company do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Significant accounting policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart The Company’s Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Horizon Space Acquisition II Corp.

Notes To Financial Statements

Use of Estimates

The preparation of the financial statements of the Company in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $7,917 and $646,720 in cash as of December 31, 2025 and 2024, respectively, and did not have any cash equivalents as of December 31, 2025 and 2024.

Investment Held in Trust Account

The Company’s portfolio of investments held in the Trust Account is comprised of an investment in money market fund that invest in U.S government treasury obligations and generally have a readily determinable fair value. Gains and losses resulting from the change in fair value of these securities are included in income on Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

As of December 31, 2025 and 2024, the Trust Account had balance of $72,924,060 and $69,344,530, respectively. Earnings on these trading securities are included in interest earned on investments held in the Trust Account in the accompanying statements of operations. Income earned on these investments were fully reinvested into the Trust and therefore considered as an adjustment to reconcile net income (loss) to net cash used in operating activities in the condensed statements of cash flows. For the years ended December 31, 2025 and 2024, there were $2,889,530 and 344,530 of interest and dividend income recognized, respectively.

Net Income (Loss) Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable shares and non-redeemable shares and the undistributed income (loss) is calculated using the total net loss less interest income and unrealized gain or loss on investments in trust account less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable shares. Any remeasurement of the accretion to redemption value of the ordinary shares subject to possible redemption was considered to be dividends paid to the public shareholders. As of December 31, 2025 and 2024, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then shared in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

The net income (loss) per share presented in the statement of operations is based on the following:

	For the	For the
	Years ended	Years ended
	December 31,	December 31,
	2025	2024
Net income	$1,809,006	$142,877
Initial accretion of carrying value to redemption value	—	(2,710,683)
Accretion of carrying value to redemption value	(3,579,530)	(344,530)
Net loss including accretion of carrying value of redemption value	$(1,770,524)	$(2,912,336)

Horizon Space Acquisition II Corp.

Notes To Financial Statements

	For the Year Ended
	December 31, 2025
		Non-
	Redeemable	Redeemable
	Common	Common
	Stock	Stock
Basic and diluted net income (loss) per share:
Numerators:
Allocation of net loss including carrying value to redemption value	$(1,345,442)	$(425,082)
Accretion of carrying value to redemption value	3,579,530	—
Allocation of net income/(loss)	$2,234,088	$(425,082)

Denominators:
Weighted-average shares outstanding	6,900,000	2,180,000
Basic and diluted net income/ (loss) per share	$0.32	$(0.20)

	For the Year Ended
	December 31, 2024
		Non-
	Redeemable	Redeemable
	Common	Common
	Stock	Stock
Basic and diluted net income (loss) per share:
Numerators:
Allocation of net loss including carrying value to redemption value	$(908,497)	$(2,003,839)
Initial accretion of carrying value to redemption value	2,710,683	—
Accretion of carrying value to redemption value	344,530	—
Allocation of net income/(loss)	$2,146,716	$(2,003,839)

Denominators:
Weighted-average shares outstanding	805,479	1,776,618
Basic and diluted net income/ (loss) per share	$2.67	$(1.13)

Ordinary shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s public shares feature certain redemption rights that are outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of December 31, 2025, 6,900,000 ordinary shares subject to possible redemption are presented at the redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.

Share Rights

The Company accounts for the Public Rights and private placement rights issued in connection with the IPO and the Private Placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and classified the rights under equity treatment at their assigned values.

Horizon Space Acquisition II Corp.

Notes To Financial Statements

Share-Based Compensation

The Company accounts for the share-based compensation issued to the underwriter under Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation” (“ASC 718”) is included in the offering costs.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of December 31, 2025 and 2024, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments Measurements

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels based on the inputs as follows:

●	Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.
●	Level 2 - Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.
●	Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

At December 31, 2025 and 2024, the assets held in the Trust Account were held in treasury funds. All of the Company’s investments held in the Trust Account are classified as trading securities.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2025 and 2024 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

	December 31, 2025		December 31, 2024
	Level	Fair value	Level	Fair value
Assets:
Investments held in Trust Account	1	72,924,060	1	69,344,530

Horizon Space Acquisition II Corp.

Notes To Financial Statements

Income Taxes

The Company accounts for income taxes under ASC740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company has identified Cayman Islands as its only “major” tax jurisdiction, as defined. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on March 21, 2023, the evaluation was performed for 2023, 2024, and 2025 tax year which will be the only periods subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

The Company’s tax provision was deemed to be de minimis for the period presented. The Company is considered to be an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Recently adopted Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income taxes (Topic 740): Improvements to Income Tax Disclosure (“ASU 2023-09”), which enhances the transparency and usefulness of income tax disclosures. ASU 2023-09 will be effective for fiscal years beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company early adopted the ASU 2023-09 on January 1, 2025 on a prospective basis, and the adoption does not have a material impact on its financial statements.

Recently issued accounting standards which have not yet been adopted

In November 2024, the FASB issued ASU 2024-03, “Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures” (“ASU 2024-03”), which requires disaggregated disclosure of certain costs and expenses, including purchases of inventory, employee compensation, depreciation, amortization and depletion, in each relevant expense caption. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption and retrospective application is permitted. The Company is currently assessing the impact of this guidance; however, the Company does not expect a material impact on its financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the on the Company’s financial statements.

Horizon Space Acquisition II Corp.

Notes To Financial Statements

Note 3 — Initial Public Offering

On November 18, 2024, the Company sold 6,000,000 Units, at a price of $10.00 per Unit. Each Unit consists of one ordinary share, and one right to receive one-tenth (1/10) of one ordinary share. Each ten rights entitle the holder thereof to receive one ordinary share upon the consummation of the Business Combination. The Company has also granted the underwriters a 45-day option to purchase up to an additional 900,000 Option Units to cover over-allotments, if any. On November 19, 2024, the underwriter notified the Company of its exercise of the over-allotment option in full to purchase additional 900,000 Option Units of the Company. On November 21, 2024, 900,000 Option Units were sold to the underwriter at an offering price of $10.00 per Option Unit, generating gross proceeds of $9,000,000. As of December 31, 2025, 343,933 Public Units have not been separated into their relevant components.

All of the 6,900,000 public shares sold as part of the Public Units in the IPO contain a redemption feature which allows for the redemption of such public shares if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated memorandum and articles of association, or in connection with the Company’s liquidation. In accordance with the Securities and Exchange Commission (the “SEC”) and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity.

The Company’s redeemable ordinary share is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

As of December 31, 2025 and 2024, the amounts of ordinary shares reflected on the balance sheet are reconciled in the following table.

	Share	Amount
Gross proceeds from the IPO	6,900,000	$69,000,000
Less:
Gross Proceeds from the IPO allocated to public rights	—	(903,900)
Offering costs of public shares	—	(1,806,783)
Plus:
Initial accretion of carrying value to redemption value	—	2,710,683
Subsequent accretion of carrying value to redemption value	—	344,530
Ordinary shares subject to possible redemption, December 31, 2024	6,900,000	69,344,530
Accretion of carrying value to redemption value	—	3,579,530
Ordinary shares subject to possible redemption, December 31, 2025	6,900,000	$72,924,060

Note 4 — Private Placement

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 200,000 Initial Private Units at a price of $10.00 per Initial Private Units for an aggregate purchase price of $2,000,000. Each Initial Private Unit was identical to the Public Units sold in the IPO, except as described below. Simultaneously with the closing of the Option Units on November 21, 2024, the Company consummated the sale of additional 13,500 Additional Private Units to the Sponsor at a price of $10.00 per Additional Private Unit, generating total proceeds of $135,000. As of the date of the issuance of these financial statements, 213,500 Private Units have not been separated into their relevant components.

The Sponsor has agreed to waive its redemption rights with respect to its Private Placement shares (i) in connection with the consummation of a Business Combination, (ii) in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem100% of the Company’s public shares if the Company does not complete the Company’s initial Business Combination within the Combination Period, and (iii) if the Company fails to consummate

Horizon Space Acquisition II Corp.

Notes To Financial Statements

a Business Combination within the Combination Period or if the Company liquidates prior to the expiration of the Combination Period. However, the Sponsor will be entitled to redemption rights with respect to any public shares held by it if the Company fails to consummate a Business Combination or liquidate within the Combination Period.

The Sponsor has agreed not to transfer, sell or assign the Private Units and the underlying securities until the consummation of the Company’s initial Business Combination.

Note 5 — Related Party Transactions

Founder Shares

On March 21, 2023, the Company issued 1 ordinary shares of a par value of $0.0001 to the Sponsor without consideration. On July 26, 2024, the Sponsor acquired 1,725,000 ordinary shares (“Founder Shares”) for a purchase price of $25,000, or approximately $0.0145 per share and surrendered 1 ordinary share, all share amounts have been retroactively restated to reflect this issuance and surrender of 1 ordinary shares. On August 2, 2024, Sponsor transferred (i) to each independent director nominee 20,000 Founder Shares, in the aggregate amount of 60,000 Founder shares, and (ii) to Chief Financial Officer, 10,000 Founder Shares, all at the original purchase price of $0.0145 per share when the Sponsor acquired such shares.

As of November 18, 2024, there were 1,725,000 Founder Shares issued and outstanding, amount with up to 225,000 Founder Shares are subject to forfeiture if the underwriters’ over-allotment is not exercised. On November 21, 2024, the underwriters exercised their over-allotment option in full, all 225,000 Founder Shares were no longer subject to forfeiture.

The Founder Shares are designated as ordinary shares and are identical to the Private Placement shares except for the following (a) the Founder Shares must be voted in favor of any proposed Business Combination and cannot vote for amendments that would prevent public shareholders from converting or selling their shares in connection with a Business Combination, (b) the Founder Shares cannot be converted into cash from the Trust Account in connection with a shareholder vote to approve the initial Business Combination or amend shareholders’ rights or pre-Business Combination activity. They do not participate in liquidating distributions if a Business Combination is not consummated; and (c) the Founder Shares cannot be transferred, assigned, or sold until the earlier of nine months after the initial Business Combination or upon certain triggering events (e.g., liquidation, merger). If the share price exceeds $12.00 for 20 out of 30 trading days post-Business Combination, the lock-up is released.

Promissory Notes — Related Parties

On July 25, 2024, the Company entered into a promissory note agreement (“Promissory Note Agreement”), pursuant which the Sponsor agreed to loan the Company up to $500,000 to be used for a portion of the expenses of the IPO. As of December 31, 2025 and 2024, the Company had not drawn any amounts under the Promissory Note Agreement.

On July 5, 2025, the Company issued unsecured promissory notes in the principal of $300,000 to its Sponsor, to provide additional working capital. The promissory note bears no interest and is payable on the earlier of the consummation of a Business Combination or the Company’s termination date. At the Sponsor’s discretion, the promissory note may be converted into private placement units upon completion of the Business Combination at a conversion price of $10.00 per unit, each consisting of one ordinary share and one right. The proceeds were funded via wire transfer on July 7, 2025.

As of December 31, 2025 and 2024, the Company had drawn $300,000 and $0 on this promissory note.

On November 17, 2025, an aggregate of $690,000 of the extension fee was deposited into the Trust Account for the Company’s public shareholders (the “Extension Payment”) by a designee of the Sponsor (the “Payee”), which enables the Company to extend the period of time it has to consummate its initial business combination by three months from November 18, 2025 to February 18, 2026. In connection with such extension fee, the Company issued an unsecured promissory note of $690,000 (the “Note”) to the Payee. At the Payee’s discretion, the promissory note may be converted into private placement units upon completion of the Business Combination at a conversion price of $10.00 per unit, each consisting of one ordinary share and one right.

Horizon Space Acquisition II Corp.

Notes To Financial Statements

Amount Due to Related Party

Amount due to related party represents advancement made by the sponsor to the Company to pay formation expenses, a portion of the expenses of the IPO, and the Company’s ongoing operational expense. As of December 31, 2025 and 2024, the Company had amount due to related party amounted to $354,484 and $254,484, respectively.

Working Capital Loans

In addition, in order to meet with the Company’s working capital needs following the consummation of this offering or to extend the Company’s life, the Company’s founders, officers and directors or their affiliates/designees may, but are not obligated to, loan the Company funds, from time to time or at anytime, in whatever amount they deem reasonable in their sole discretion. Each loan (“Working Capital Loans”) would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial Business Combination, without interest, or, at the lender’s discretion, up to $2,500,000 of the notes may be converted upon consummation of our Business Combination into working capital units (“the Working Capital Units”) at a price of $10.00 per unit in addition to the convertible notes in connection with the potential extensions. The Company’s shareholders have approved the issuance of the units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of the initial Business Combination. If the Company does not complete a Business Combination, the loans will not be repaid.

The Working Capital Units would be identical to the Private Units sold in the Private Placement. The terms of such loans by the Sponsor or its affiliates, if any, have not been determined and no written agreements exist with respect to such loans.

As of December 31, 2025 and 2024, the Company had no borrowings under the Working Capital Loans.

Administrative Support Services

Commencing on the date that the Company’s securities are first listed on NASDAQ through the earlier of consummation of the Company’s initial Business Combination and liquidation, the Company will pay an affiliate of Sponsor a total of $10,000 per month for office space, administrative and support services.

On February 5, 2025, upon the approval of the Board and Audit Committee of the Company, the Company and the Sponsor agreed to waive full payment of the Administrative Service Fee.

Note 6 — Commitments & Contingencies

Registration Rights

The holders of the Founder Shares and private units, units issuable upon the conversion of certain working capital loans and any underlying securities will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring the Company to register such securities for resale. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company had granted the underwriter a 45-day option from the date of the IPO to purchase up to an additional 900,000 Option Units to cover over-allotments, if any. On November 21, 2024, the underwriters exercised the over-allotment option in full. The Company has agreed to pay an underwriting discount of 1.5% of the gross proceeds of the IPO, or $900,000 (or up to $1,035,000 if the underwriters’ over-allotment is exercised in full) to the underwriters at the closing of the IPO in addition to the issuance of the Representative Shares. $900,000 was paid at the closing of the IPO on November 18, 2024. In connection with the issuance and sales of the Option Units, additional $135,000 was paid on November 21, 2024.

Horizon Space Acquisition II Corp.

Notes To Financial Statements

Representative Shares

The Company has agreed to issue to the underwriter 210,000 Representative Shares (or up to 241,500 Representative Shares if the underwriters’ over-allotment option is exercised in part or in full), upon the consummation of the IPO. These shares were registered in the registration statement on Form S-1 in connection with the IPO. In connection with the IPO, the Company issued 210,000 Representative Shares to the underwriter with a fair value of $297,045. In connection with the issuance and sales of the Option Units, the Company issued additional 31,500 Representative Shares to the underwriter with a fair value of $44,557.

The underwriter has agreed not to transfer, assign or sell any Representative Shares until the completion of the Company’s initial Business Combination. In addition, the underwriter has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of the Company’s initial Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete its initial Business Combination within the periods of time.

The Representative Shares are subject to a lock-up for a period of 180 days immediately following the commencement of sales of this offering pursuant to FINRA Rule 5110(e)(1). Pursuant to this FINRA lock-up, these securities cannot be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days from the commencement of sales of this offering except as permitted under FINRA Rule 5110(e)(2), including to any underwriter and selected dealer participating in the offering and their officers or partners, registered persons or affiliates. These securities have resale registration rights including three demand (one at the Company’s expense and two at the underwriter’s expense) and unlimited “piggy-back” rights at any time, and from time to time.

Note 7 — Shareholders’ Equity

Preference Share

The Company is authorized to issue 10,000,000 shares of preferred share, with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2025 and 2024, there were no preference shares issued or outstanding.

Ordinary Share

The Company is authorized to issue 490,000,000 ordinary shares, with a par value of $0.0001 per share.

On March 21, 2023, the Company issued one ordinary share of a par value of $0.0001 to the Sponsor without consideration.

On July 26, 2024, the Sponsor acquired 1,725,000 Founder Shares (up to 225,000 of which are subject to forfeiture) at a price of approximately 0.0145 per share for an aggregate of $25,000 and surrendered one ordinary share. All share amounts have been retroactively restated to reflect this issuance. On August 2, 2024, Sponsor transferred (i) to each independent director nominee 20,000 Founder Shares, in the aggregate amount of 60,000 Founder Shares, and (ii) to Chief Financial Officer, 10,000 Founder Shares, all at the original purchase price when the Sponsor acquired such shares. Those shares issuance and cancelation were considered as a recapitalization, which were recorded and presented retroactively. As a result of the underwriters’ election to fully exercise their over-allotment option on November 19, 2024, no Founder Shares are currently subject to forfeiture

As of December 31, 2025 and 2024, there were 2,180,000 ordinary shares issued and outstanding, excluding 6,900,000 shares subject to possible redemption as of each respective date.

Shareholders of ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in the Company’s amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable share exchange rules, the affirmative vote of a majority of the Company’s issued and outstanding ordinary shares that are voted at a shareholder meeting (in person or by proxy) is required to approve any such matter voted on by the Company’s shareholders. Approval of certain actions will require a special resolution under Cayman Islands law and pursuant to the Company’s amended and restated memorandum and articles of association; such actions include amending the Company’s amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company.

Horizon Space Acquisition II Corp.

Notes To Financial Statements

The Company’s board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The Company’s shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Rights

As of December 31, 2025 and 2024, there were 7,113,500 rights outstanding, 6,900,000 of which are publicly traded. Among these, 213,500 rights were issued as part of 213,500 Private Units, which have not yet been separated.

Each holder of a right will automatically receive one-tenth (1/10) of one ordinary share upon consummation of the Company initial Business Combination, even if the holder of such right redeemed all ordinary shares held by it in connection with the initial Business Combination or an amendment to the Company’s amended and restated memorandum and articles of association with respect to our pre-business combination activities. In the event the Company will not be the surviving company upon completion of its initial Business Combination, each right will automatically be converted to receive the kind and amount of securities or properties of the surviving entity that each one-tenth of an ordinary share underlying each right is entitled to upon consummation of the Business Combination, subject to any dissenter rights under the applicable law. No additional consideration will be required to be paid by a holder of rights in order to receive its additional ordinary shares upon consummation of an initial Business Combination. The shares issuable upon the conversion of the rights will be freely tradable (except to the extent held by the Company’s affiliates). If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary shares basis.

The Company will not issue fractional shares in connection with a conversion of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Companies Act and any other applicable law. As a result, the holders hold rights in multiples of ten in order to receive shares for all of your rights upon closing of a business combination. If the Company is unable to complete an initial business combination within the required time period and liquidate the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Additionally, in no event will be required to net cash settle the rights. Accordingly, the rights may expire worthless.

The Company shall reserve such amount of its profits or share premium in order to pay up the par value of each share issuable in respect of the rights.

Note 8 — Segment information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance. The Company has adopted the guidance in ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, in the accompanying financial statements using the retrospective method of adoption.

The Company’s chief operating decision maker has been identified as the Chief Executive Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating and reportable segment.

Horizon Space Acquisition II Corp.

Notes To Financial Statements

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	For the	For the
	Year	Year
	ended	ended
	December	December
	31, 2025	31, 2024
Professional services fee in connection with Business Combination	$(737,134)	$—
Other formation and operating costs	(343,390)	(201,653)
Total formation and operating costs	(1,080,524)	(201,653)
Interest earned on investment held in Trust Account	2,889,530	344,530
Net income	$1,809,006	$142,877

The key measures of segment profit or loss reviewed by our CODM are interest earned on investment in Trust Account and formation and operating expenses. The CODM reviews interest earned on investment in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Within formation and operating costs, the CODM specifically reviews professional service fees in connection with the business combination, which are a significant segment expense, and include legal fees, and advisory fees, as these represent significant costs affecting the Company’s consummation of the Business Combination. Other formation and operating costs, including accounting expenses, printing expenses, and regulatory filing fees, are reviewed in aggregate to ensure alignment with budget and contractual obligations. These expenses are monitored to manage and forecast cash available to complete a business combination within the required period.

Note 9 — Subsequent Events

The Company’s management reviewed all material events that have occurred after the balance sheet date through the date when the financial statements were issued. Based on the review, except as extension deposit and Notes mentioned in note 1 and disclosed below, the Company did not identify any subsequent events that would require adjustment or disclosure in the financial statements.

On May 9, 2025, the Company entered into a Business Combination Agreement with SL Science Holding Limited (“PubCo”), its wholly owned subsidiaries, and SL BIO Ltd., pursuant to which a series of mergers will be effected resulting in the Company and SL BIO becoming wholly owned subsidiaries of PubCo, and the Company’s shareholders receiving PubCo ordinary shares. In connection with the Business Combination, on March 24, 2026, PubCo entered into subscription agreements with certain investors for a private placement (the “PIPE Financing”) of 780,000 units at $10.00 per unit for aggregate gross proceeds of $7,800,000. Each unit consists of one PubCo ordinary share and one preferred share, with each preferred share convertible into one-third of one PubCo ordinary share six months following the closing of the Business Combination.

In connection with the Business Combination EGM on February 13, 2026, an aggregate of 3,219,311 ordinary shares of HSPT were redeemed for $34,221,276 on March 17, 2026. In addition, in connection with the Business Combination EGM on February 12, 2026, 3,502,404 ordinary shares of HSPT were submitted for redemption, which will be redeemed upon and following the consummation of the Business Combination.

From January through March 2026, the Sponsor advanced an aggregate of $210,000 to the Company to fund working capital and operating expenses.

Note 10 — Event (Unaudited) Subsequent to the Date of the Independent Auditor’s Report

On June 12, 2026, the Company consummated the Business Combination with SLBio ursuant to the Business Combination Agreement. Upon Completion of the Business Combination, the Company became a wholly owned subsidiary of PubCo.

F-1